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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                as Depositor,

                      NATIONSBANC MORTGAGE CORPORATION,

                                 as Servicer,

                            BANK OF AMERICA, FSB,

                                 as Servicer,

                                     and

                            THE BANK OF NEW YORK,

                                  as Trustee

                       POOLING AND SERVICING AGREEMENT

                              Dated May 25, 1999

                           -----------------------

                      Mortgage Pass-Through Certificates

                                Series 1999-5








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


                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT.......................................................


                                  ARTICLE I

                                 DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.03  Interest Calculations.........................................


                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS
                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the NMC
               Servicer.....................................................
Section 2.04  Representations, Warranties and Covenants of the BA
               Servicer.....................................................
Section 2.05  Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................
Section 2.06  Designation of Interests in the REMIC.........................
Section 2.07  Designation of Start-up Day...................................
Section 2.08  REMIC Certificate Maturity Date...............................
Section 2.09  Execution and Delivery of Certificates........................


                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicers.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims......
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicers....................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Accounts and Certificate Account.............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial
               Accounts and Certificate Account.............................
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicers to be Held for the Trustee.........................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants'Servicing
               Statement; Financial Statements..............................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                  ARTICLE IV

                            SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                  ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                             REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distribution....................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                  ARTICLE VI

                               THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                 ARTICLE VII

                       THE DEPOSITOR AND THE SERVICERS

Section 7.01  Respective Liabilities of the Depositor and the Servicers.....
Section 7.02  Merger or Consolidation of the Depositor or a Servicer........
Section 7.03  Limitation on Liability of the Depositor, the Servicers
               and Others...................................................
Section 7.04  Depositor and Servicers Not to Resign.........................


                                 ARTICLE VIII

                                   DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 8.04  Action upon Certain Failures of a Servicer and upon Event of Default...................................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                  ARTICLE IX

                                 THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  [RESERVED]....................................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates.................................................
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....
Section 9.19  Year 2000 Compliance..........................................


                                  ARTICLE X

                                 TERMINATION

Section 10.01  Termination upon Purchase by the Depositor or
               Liquidation of All Mortgage Loans............................
Section 10.02  Additional Termination Requirements..........................


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01  Amendment....................................................
Section 11.02  Recordation of Agreement.....................................
Section 11.03  Limitation on Rights of Certificateholders...................
Section 11.04  Governing Law................................................
Section 11.05  Notices......................................................
Section 11.06  Severability of Provisions...................................
Section 11.07  Certificates Nonassessable and Fully Paid....................
Section 11.08  Access to List of Certificateholders.........................
Section 11.09  Recharacterization...........................................

EXHIBITS
--------

Exhibit A-1       -     Form of Face of Class A-1 Certificate
Exhibit A-2       -     Form of Face of Class A-2 Certificate
Exhibit A-3       -     Form of Face of Class A-3 Certificate
Exhibit A-4       -     Form of Face of Class A-4 Certificate
Exhibit A-5       -     Form of Face of Class A-5 Certificate
Exhibit A-6       -     Form of Face of Class A-6 Certificate
Exhibit A-7       -     Form of Face of Class A-7 Certificate
Exhibit A-8       -     Form of Face of Class A-8 Certificate
Exhibit A-9       -     Form of Face of Class A-9 Certificate
Exhibit A-10      -     Form of Face of Class A-10 Certificate
Exhibit A-11      -     Form of Face of Class A-11 Certificate
Exhibit A-12      -     Form of Face of Class A-12 Certificate
Exhibit A-13      -     Form of Face of Class A-13 Certificate
Exhibit A-14      -     Form of Face of Class A-14 Certificate
Exhibit A-15      -     Form of Face of Class A-15 Certificate
Exhibit A-16      -     Form of Face of Class A-16 Certificate
Exhibit A-17      -     Form of Face of Class A-17 Certificate
Exhibit A-18      -     Form of Face of Class A-18 Certificate
Exhibit A-19      -     Form of Face of Class A-19 Certificate
Exhibit A-20      -     Form of Face of Class A-20 Certificate
Exhibit A-21      -     Form of Face of Class A-21 Certificate
Exhibit A-22      -     Form of Face of Class A-22 Certificate
Exhibit A-PO      -     Form of Face of Class A-PO Certificate
Exhibit A-R       -     Form of Face of Class A-R Certificate
Exhibit B-1       -     Form of Face of Class B-1 Certificate
Exhibit B-2       -     Form of Face of Class B-2 Certificate
Exhibit B-3       -     Form of Face of Class B-3 Certificate
Exhibit B-4       -     Form of Face of Class B-4 Certificate
Exhibit B-5       -     Form of Face of Class B-5 Certificate
Exhibit B-6       -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates.........................
Exhibit D-1       BA Mortgage Loan Schedule...................................
Exhibit D-2       NMC Mortgage Loan Schedule..................................
Exhibit E         Request for Release of Documents............................
Exhibit F         Form of Certification of Establishment of Account...........
Exhibit G-1       Form of Transferor's Certificate............................
Exhibit G-2A      Form 1 of Transferee's Certificate..........................
Exhibit G-2B      Form 2 of Transferee's Certificate..........................
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates...........................
Exhibit I         Form of Affidavit Regarding Transfer of Residual Certificate
Exhibit J         Contents of Servicing File..................................
Exhibit K         Form of Special Servicing Agreement.........................

                       POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated May 25, 1999, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), NATIONSBANC MORTGAGE CORPORATION, as servicer (together with its permitted successors and assigns, the "NMC Servicer"), BANK OF AMERICA, FSB, as servicer (together with its permitted successors and assigns, the "BA Servicer" and, together with the NMC Servicer, the "Servicers"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the NMC Servicer, the BA Servicer and the Trustee agree as follows:

                            PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

============== =============== ============= ============== ===============
                                                            Integral
               Initial Class                                Multiples
               Certificate     Pass-Through  Minimum        in Excess
Classes        Balance         Rate          Denomination   of Minimum
-------------- --------------- ------------- -------------- ---------------
Class A-1      $162,243,000.00 6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-2      $153,000,000.00 6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-3      $124,054,000.00 6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-4      $60,000,000.00  6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-5      $3,282,000.00   6.750%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-6      $4,224,000.00   6.750%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-7      $1,431,000.00   6.750%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-8      $2,950,000.00   6.750%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-9      $3,113,000.00   6.750%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-10     $3,000,000.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-11     $2,000,000.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-12     $5,000,000.00   5.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-13     $3,325,000.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-14     $3,177,667.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-15     $5,000,000.00   6.250%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-16     $5,938,000.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-17     $3,160,000.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-18     $2,513,904.00   7.000%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-19     $1,393,429.00   (1)           $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-20     $15,819,000.00  6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-21     $10,898,000.00  6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-22     $100,000.00     6.500%        $1,000         $1
-------------- --------------- ------------- -------------- ---------------
Class A-PO     $742,601.00     (1)           $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class A-R      $100.00         6.500%        $100           N/A
-------------- --------------- ------------- -------------- ---------------
Class B-1      $12,909,000.00  6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class B-2      $4,503,000.00   6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class B-3      $2,102,000.00   6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class B-4      $2,102,000.00   6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class B-5      $1,201,000.00   6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------
Class B-6      $1,201,268.38   6.500%        $25,000        $1
-------------- --------------- ------------- -------------- ---------------

---------------

(1) The Class A-19 and Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.

                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class Certificate Balance of the Class A-20 Certificates has been reduced to zero or (ii) the Senior Credit Support Depletion Date.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Accounts at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            BA Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated May 25, 1999, between the BA Seller, as seller, and the Depositor, as purchaser.

            BA Mortgage Loans: The Mortgage Loans serviced by the BA Servicer and identified on Exhibit D-1 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            BA Seller: Bank of America, FSB, a federal savings bank, or its successor in interest, as seller of the BA Mortgage Loans under the BA Mortgage Loan Purchase Agreement.

            BA Servicer: Bank of America, FSB, a federal savings bank, or its successor in interest, in its capacity as servicer of the BA Mortgage Loans, or any successor servicer appointed as herein provided.

            BA Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the BA Servicer pursuant to Section 3.08(b).

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of either Servicer are located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-5 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-5." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-PO and Class A-R Certificates.

            Class A-21 Accrual Distribution Amount: For any Distribution Date and the Class A-21 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class A-21 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-21 Certificates would be reduced as a result of the allocation of any Realized Loss (other than an Excess Loss) to such Class pursuant to Section 5.03(a)(ii)(1) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(f).

            Class A-22 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-22 Certificates with respect to such Distribution Date prior to any reduction for the Class A-22 Loss Allocation Amount and (b) the Class A-21 Loss Amount with respect to such Distribution Date.

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class (plus, in the case of the Class A-21 Certificates, any Class A-21 Accrual Distribution Amounts previously added thereto) minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iv) in the case of the Class A-22 Certificates, any reduction allocated thereto pursuant to Section 5.03(f).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-21 Certificates prior to the Accretion Termination Date, the amount included in the Class A-21 Accrual Distribution Amount pursuant to clause (i) of the definition thereof, but not distributed as interest on the Class A-21 Certificates) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-21 Certificates prior to the Accretion Termination Date, the amount included in the Class A-21 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof, but not distributed as interest on the Class A-21 Certificates) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  May 25, 1999.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax: (212) 815-5309).

            Custodian: Any Custodian appointed by the Trustee in accordance with the terms of this Agreement.

            Customary Servicing Procedures: With respect to each Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: May 1, 1999.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $600,382,970.08.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.05.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Distribution Date: The 25th day of each month beginning in June 1999 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) NationsBank, N.A. or any successor thereto, (b) Bank of America, FSB, or (c) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: The Class A-22 and Class B Certificates.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch IBCA, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicers,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or either Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor or either Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $189,088.78.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $6,003,829.70.

            Initial Special Hazard Amount: $6,006,870.48.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-19 and Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: Each of the BA Mortgage Loan Purchase Agreement and the NMC Mortgage Loan Purchase Agreement.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the related Servicing Fee Rate and the Trustee Fee Rate.

            NMC Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated May 25, 1999, between the NMC Seller, as seller, and the Depositor, as purchaser.

            NMC Mortgage Loans: The Mortgage Loans serviced by the NMC Servicer and identified on Exhibit D-2 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            NMC Seller: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, as seller of the NMC Mortgage Loans under the NMC Mortgage Loan Purchase Agreement.

            NMC Servicer: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, in its capacity as servicer of the NMC Mortgage Loans, or any successor servicer appointed as herein provided.

            NMC Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the NMC Servicer pursuant to Section 3.08(b).

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.500%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the related Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or either Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or a Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.85%
                       Class B-2               1.10%
                       Class B-3               0.75%
                       Class B-4               0.40%
                       Class B-5               0.20%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $24,018,268.38.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.05.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by such Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments:  One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by either Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by either Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicers in respect of such Distribution Date deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Accounts deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Accounts pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-19 and Class A-PO Certificates are the only Classes of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the sum of the Class Certificate Balances of the Class A-4 and Class A-22 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Senior Principal Distribution Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the sum of the Class Certificate Balances of the Class A-4 and Class A-22 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.08.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the related Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.05, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by a Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate:  The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: With respect to the BA Loans, the BA Seller and, with respect to the NMC Loans, the NMC Seller.

            Senior Certificates:  The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

June 2004 through May 2005                           30%

June 2005 through May 2006                           35%

June 2006 through May 2007                           40%

June 2007 through May 2008                           45%

June 2008 and thereafter                             50%

            Servicer: With respect to the BA Mortgage Loans, the BA Servicer and, with respect to the NMC Mortgage Loans, the NMC Servicer.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The NMC Servicer Custodial Account or the BA Servicer Custodial Account, as applicable.

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by either Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to such Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the related Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. Each Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by such Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.500% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by such Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
June 1999 through May 2004.....................   0%
June 2004 through May 2005.....................   30%
June 2005 through May 2006.....................   40%
June 2006 through May 2007.....................   60%
June 2007 through May 2008.....................   80%
June 2008 and thereafter.......................   100%

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which a Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount:  As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust:  The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Accounts or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0035% per annum.

            Underwriting Guidelines: The underwriting guidelines of the Bank of America, FSB or NationsBanc Mortgage Corporation, as applicable.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S.
Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS
                      ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-5" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation; and

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the related Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the related Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or either Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the related Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicers shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which a Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the related Servicer to deposit in the related Servicer Custodial Account the portion of such payment that is required to be deposited in such Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the related Servicer and the Depositor, or shall cause the Custodian to promptly so notify the related Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The applicable Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan serviced by such Servicer that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to
Section 2.05. Upon any such substitution and the deposit to the related Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into such Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the NMC Servicer.

            The NMC Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i) The NMC Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the NMC Servicer. The NMC Servicer has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the NMC Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the NMC Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the NMC Servicer to make this Agreement valid and binding upon the NMC Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the NMC Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the NMC Servicer and will not result in the breach of any term or provision of the charter or by-laws of the NMC Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the NMC Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the NMC Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the NMC Servicer, threatened against the NMC Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the NMC Servicer, or in any material impairment of the right or ability of the NMC Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the NMC Servicer contemplated herein, or which would materially impair the ability of the NMC Servicer to perform under the terms of this Agreement.

               (v) The NMC Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the NMC Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The representations and warranties made or assigned pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations, Warranties and Covenants of the BA Servicer.

            The BA Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i) The BA Servicer is a federal savings bank duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the BA Servicer. The BA Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the BA Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the BA Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the BA Servicer to make this Agreement valid and binding upon the BA Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the BA Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the BA Servicer and will not result in the breach of any term or provision of the charter or by-laws of the BA Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the BA Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the BA Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the BA Servicer, threatened against the BA Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the BA Servicer, or in any material impairment of the right or ability of the BA Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the BA Servicer contemplated herein, or which would materially impair the ability of the BA Servicer to perform under the terms of this Agreement.

               (v) The BA Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the BA Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.04 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.05 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

               (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each  Mortgage Loan is a "qualified  mortgage"  within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, either Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.05 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.06 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.07 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.08 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is June 25, 2029.

            Section 2.09 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.


                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. For and on behalf of the Certificateholders, the NMC Servicer shall service and administer the NMC Mortgage Loans and the BA Servicer shall service and administer the BA Mortgage Loans, each in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. Each Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans it services to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the related Servicer, shall promptly execute such documents and deliver them to the related Servicer.

            In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicers, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of each Servicer (and of any successor to either Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicers.

            (a) Either Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the related Servicer with the same force and effect as if performed directly by such Servicer.

            (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

            (c) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by such Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of such Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of such Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the related Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance.

            Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure such Servicer against losses resulting from dishonest or fraudulent acts committed by such Servicer's personnel, any employees of outside firms that provide data processing services for such Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to such Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation.

            Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans serviced by such Servicer. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section 3.04 shall limit the obligation of such Servicer to observe any applicable law and the failure of such Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The related Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the related Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the related Servicer shall notify the Trustee in writing, it being understood that such Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If such Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, such Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. A Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of such Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the related Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan serviced by such Servicer. Pursuant to Section 3.09(a), any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicers.

            The Depositor may, but is not obligated to, enforce the obligations of each Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of such Servicer hereunder; provided that a Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of a Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether each Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer.

            If either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of such Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If either Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of such Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the related Servicer's interest therein and to have replaced such Servicer as a party to any Subservicing Agreement entered into by such Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that such Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            Each Servicer that is no longer a Servicer hereunder shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Accounts; Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, each Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, each Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, either Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that a Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer permitting such arrangement shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. A Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The NMC Servicer shall establish and maintain the NMC Servicer Custodial Account. The BA Servicer shall establish and maintain the BA Servicer Custodial Account. The NMC Servicer shall deposit or cause to be deposited into the NMC Servicer Custodial Account and the BA Servicer shall deposit or cause to be deposited into the BA Servicer Custodial Account, both on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by such Servicer in respect of Mortgage Loans it services subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

               (i) all payments on account of principal of such Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on such Mortgage Loans, net of the Servicing Fee;

               (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

               (iv) any amount required to be deposited by such Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Servicer Custodial Account;

               (v) any amounts required to be deposited by such Servicer pursuant to Section 3.14;

               (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by such Servicer;

               (vii) Periodic Advances made by such Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

               (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Accounts by the Servicers shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicers. If a Servicer shall deposit in the related Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining such Servicer Custodial Account to withdraw such amount from such Servicer Custodial Account, any provision herein to the contrary notwithstanding. Each Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the applicable Servicer or serviced by such Servicer on behalf of others. Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the applicable Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in a Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

               (i) the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.11(a)(viii);

               (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If a Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

            (d) Each institution at which either Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the NMC Servicer (with respect to the NMC Servicer Custodial Account), the BA Servicer (with respect to the BA Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of either Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the NMC Servicer Custodial Account shall be for the benefit of the NMC Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the BA Servicer Custodial Account shall be for the benefit of the BA Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the NMC Servicer Custodial Account, the BA Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the NMC Servicer in the NMC Servicer Custodial Account, the BA Servicer in the BA Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) A Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by such Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicers, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of any Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan serviced by such Servicer which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-5 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. Each Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans serviced by such Servicer, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require either Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the related Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse such Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by such Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the related Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan it services, each Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. Each Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by such Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the related Servicer shall determine that any such payments are made by the Mortgagor. The related Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The related Servicer shall advance any such payments that are not timely paid, but such Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            Each Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans serviced by said Servicer and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the applicable Servicer.

            Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans serviced by such Servicer sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Accounts and Certificate Account.

            (a) The NMC Servicer may from time to time make withdrawals from the NMC Servicer Custodial Account, and the BA Servicer may from time to time make withdrawals from the BA Servicer Custodial Account, for the following purposes:

               (i) to pay to the related Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
      Section 3.17, and to pay to the related Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the related Servicer Custodial Account;

               (ii) to reimburse the related Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the related Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the related Servicer for Insured Expenses from the related Insurance Proceeds;

               (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.05, all amounts received thereon after the date of such purchase;

               (vi) to reimburse the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

               (vii) to withdraw any amount deposited in the related Servicer Custodial Account and not required to be deposited therein;

               (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

               (ix) to clear and terminate the related Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Servicer Custodial Account pursuant to clauses (i),
(ii), (iv) and (v). Prior to making any withdrawal from the related Servicer Custodial Account pursuant to clause (iii), each Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

               (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

               (iii) to withdraw and return to the related Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

               (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance.

            Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. Each Servicer shall also maintain on REO Property serviced by such Servicer, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by a Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by a Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to such Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, either Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans serviced by such Servicer in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the related Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the related Servicer shall deposit in the related Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the related Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, a Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the related Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the related Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters such agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section
3.13 by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to a Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of a Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. Each Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement may be retained by such Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of either Servicer, the Trustee shall execute and deliver to such Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that either Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans serviced by such Servicer and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, a Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the related Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of either Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Each Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property serviced by such Servicer that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that a Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the related Servicer Custodial Account no later than the close of business on each Determination Date. Each Servicer shall perform, with respect to the Mortgage Loans serviced by such Servicer, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. Each Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by such Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at such Servicer's expense) or such Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. Each Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan serviced by such Servicer held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by such Servicer have been made. After delivery of such identification, the related Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the related Servicer for any unreimbursed Periodic Advances and to reimburse the related Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the related Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.17.

            (b) Each Servicer shall promptly notify the Depositor of any Mortgage Loan serviced by such Servicer which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the applicable Servicer shall provide to the Trustee the notification required by
Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to such Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the related Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the related Servicer. The Trustee shall at the related Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the related Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case the related Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to either Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of such Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the related Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the applicable Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the related Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicers to be Held for the Trustee.

            Each Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. The documents constituting the Servicing File shall be held by the related Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, either Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Servicer Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.17 Servicing Compensation.

            Each Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) serviced by such Servicer and included in the Trust Estate to retain or withdraw from the related Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the related Servicer to the extent not required to be deposited in the related Servicer Custodial Account pursuant to Section 3.08(b). Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for each Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans serviced by such Servicer and
(b) one-twelfth of 0.25% of the aggregate Scheduled Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance.

            Each Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            Each Servicer shall, at its own expense, on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, cause a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances.

            Each Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If either Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the related Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the related Servicer Custodial Account that any portion of the Amount Held for Future Distribution in such Servicer Custodial Account has been used by such Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by such Servicer by deposit in the related Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. Each Servicer shall be entitled to be reimbursed from the related Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. Each Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by such Servicer on each Servicer Advance Date no later than the related Remittance Date.

            Each Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by such Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the related Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, each Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan serviced by such Servicer without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) A Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

               (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) such Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, either Servicer may permit a forbearance for a Mortgage Loan serviced by such Servicer which in such Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) Either Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within such Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by such Servicer, which amount shall be retained by such Servicer as additional servicing compensation.

            (e) Each Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan serviced by such Servicer and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the related Servicer (i) shall deliver to the Trustee a copy thereof and (ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, each of the Servicers and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                  ARTICLE IV

                            SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, each Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to such Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans serviced by the Servicer providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                  ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                             REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicers or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distribution.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicers no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

               (i) to each Class of Senior Certificates (other than the Class A-19 and Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class A-21 Certificates will instead be distributed in reduction of the Class Certificate Balance of the Classes of Certificates specified in
      Section 5.02(b);

               (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

               (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

               (iv) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

               (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) (1)On each Distribution Date occurring prior to the Accretion Termination Date, based solely on the information contained in the Servicer's Certificate, the Class A-21 Accrual Distribution Amount will be allocated sequentially as follows:

                  (A) first, to the Class A-20 Certificates, until their Class
            Certificate Balance has been reduced to zero; and

                  (B) second, to the Class A-21 Certificates, until their Class
            Certificate Balance has been reduced to zero.

               (iii) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                        (i) first, to the Class A-R Certificate, until the Class
                  Certificate Balance thereof has been reduced to zero; and

                        (ii) second, to the Class A-4 and Class A-22
                  Certificates, pro rata, up to the Priority Amount for such Distribution Date, until their Class Certificate Balances have been reduced to zero;

                        (iii) third, concurrently:

                              (a) 39.3291803480% to the Class A-1 Certificates;

                              (b) 31.3008254826% to the Class A-2 Certificates;
                        and

                              (c) 29.3699941695% to the Class A-3 Certificates;

                  until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                        (iv) fourth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 29.3699941695% to the Class A-3 Certificates;

                              (c) 19.6645901740% to the Class A-5 Certificates;

                              (d) 6.5548633913% to the Class A-10 Certificates;

                              (e) 6.5548633913% to the Class A-12 Certificates;
                        and

                              (f) 6.5548633913% to the Class A-15 Certificates;

                  until the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero;

                        (v) fifth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-5 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-13 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-16 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-5 Certificates has been reduced to zero;

                        (vi) sixth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-6 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-13 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-16 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-6 Certificates has been reduced to zero;

                        (vii) seventh, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-7 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-13 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-16 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-13 Certificates has been reduced to zero;

                        (viii) eighth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-7 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-16 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-16 Certificates has been reduced to zero;

                        (ix) ninth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-7 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-17 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-7 Certificates has been reduced to zero;

                        (x) tenth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-8 Certificates;

                              (c) 6.5548633913% to the Class A-10 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-17 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-10 Certificates has been reduced to zero;

                        (xi) eleventh, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-8 Certificates;

                              (c) 6.5548633913% to the Class A-11 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-17 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-8 Certificates has been reduced to zero;

                        (xii) twelfth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-9 Certificates;

                              (c) 6.5548633913% to the Class A-11 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-17 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balance of the Class A-17 Certificates has been reduced to zero;

                        (xiii) thirteenth, concurrently:

                              (a) 31.3008254826% to the Class A-2 Certificates;

                              (b) 19.6645901740% to the Class A-9 Certificates;

                              (c) 6.5548633913% to the Class A-11 Certificates;

                              (d) 6.5548633913% to the Class A-12 Certificates;

                              (e) 9.7899985583% to the Class A-14 Certificates;

                              (f) 6.5548633913% to the Class A-15 Certificates;

                              (g) 17.4821382395% to the Class A-18 Certificates;
                        and

                              (h) 2.0978573716% to the Class A-19 Certificates;

                  until the Class Certificate Balances of the Class A-2, Class A-9, Class A-11, Class A-12, Class A-14, Class A-15, Class A-18 and Class A-19 Certificates have been reduced to zero;

                        (xiv) fourteenth, to the Class A-20 Certificates, until
                  their Class Certificate Balance has been reduced to zero;

                        (xv) fifteenth, to the Class A-21 Certificates, until
                  their Class Certificate Balance has been reduced to zero; and

                        (xvi) sixteenth, to the Class A-4 and Class A-22
                  Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03 Allocation of Losses.

            (a) On or prior to each Determination Date, each Servicer shall inform the Trustee in writing with respect to each Mortgage Loan serviced by such Servicer: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class A-21 Certificates, the Initial Class Certificate Balance, if lower, until the Class Certificate Balances thereof have been reduced to zero; and

                  (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class A-21 Certificates, the Initial Class Certificate Balance, if lower.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date or, in the case of the Class A-21 Certificates, the Initial Class Certificate Balance, if lower.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-22 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-22 Certificates will be reduced by the Class A-22 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii)(1) and Section 5.03(b), the Class Certificate Balance of the Class A-21 Certificates will not be reduced by such amount.

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

               (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount allocable to interest, the Class A-21 Accrual Distribution Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v) the Pool Stated Principal Balance for the following Distribution Date;

               (vi) the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date;

               (vii) the amount of the Servicing Fees paid to or retained by the Servicers with respect to such Distribution Date;

               (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

               (x) the number and aggregate principal amounts of Mortgage Loans
      (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

               (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month, any Class A-22 Loss Allocation Amount or any Class A-PO Deferred Amounts for such Distribution Date; and

               (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and each Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain their books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 1999, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and each Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicers shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicers shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.05 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            None of the Servicers or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of each Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that each Servicer (or the two Servicers, acting together) shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicers shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                  ARTICLE VI

                               THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13,
A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-21, A-22, A-PO, A-R, B-1, B-2, B-3,
B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class A-PO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, either Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or either Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and each Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or either Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or either Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and each Servicer of an Opinion of Counsel satisfactory to the Trustee and each Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by either Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar or any agent of the Servicers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                 ARTICLE VII

                       THE DEPOSITOR AND THE SERVICERS

            Section 7.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicers herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of either Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or either Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or either Servicer shall be a party, or any Person succeeding to the business of the Depositor or either Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to a Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicers and Others. None of the Depositor, the Servicers or any of the directors, officers, employees or agents of the Depositor or of either Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or either of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or either Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and such Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the related Servicer Custodial Account as provided by
Section 3.11.

            Section 7.04 Depositor and Servicers Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor or the Servicers shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or either Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by a Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                 ARTICLE VIII

                                   DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by either Servicer to deposit amounts in the related Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of either Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to the Servicers, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against either Servicer, or for the winding up or liquidation of either Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by either Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to substantially all of its property; or either Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of either Servicer to remit any Periodic Advance required to be remitted by such Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the related Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the related Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of such Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which such Servicer failed to make. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to
Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by such Servicer in the related Servicer Custodial Account or thereafter received by such Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of a Servicer pursuant hereto, such Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of either Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of a Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of either Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to such Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) On and after the time a Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to a Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of a Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of a Servicer as successor to NationsBanc Mortgage Corporation or Bank of America, FSB shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, under this Section 8.05(b).

            (c) Any successor, including the Trustee, to a Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as each Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to a Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                  ARTICLE IX

                                 THE TRUSTEE

            Section 9.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicers and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Servicer, the Depositor or any Certificateholder; and

               (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicers, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicers in respect of the Mortgage Loans or deposited into the Servicer Custodial Accounts, or any other account hereunder (other than the Certificate Account) by a Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicers (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of a Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicers, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or either Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicers and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicers shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicers and the Trustee; the Servicers shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicers shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicers.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the related Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as such Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the related Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 [Reserved]

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicers, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicers, a successor Paying Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 9.19 Year 2000 Compliance. The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to provide the services are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses in providing the services ("Third Party Software"), the Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to provide the services or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing services are 2000 Compliant. Notwithstanding the foregoing, the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the third parties. As used herein, the term "2000 Compliant" means that the Systems, Third Party Software and Third Party Services will function without material error caused by the introduction of dates falling on or after January 1, 2000.


                                  ARTICLE X

                                 TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to
(a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104,
Attention: Russell Thompson, (b) in the case of the NMC Servicer, NationsBanc Mortgage Corporation, 101 East Main Street, Suite 400, Louisville, Kentucky 40202, Attention: Servicing Manager, with a copy to: NationsBanc Mortgage Corporation, 201 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255, Attention: General Counsel and Treasurer, (c) in the case of the BA Servicer, Bank of America, FSB, 10200 Valley View Street, Cypress, California 90630, Attention: Brian Shea, (d) in the case of the Trustee, 101 Barclay Street
- 12E, New York, New York 10286, Attention: Corporate Trust - MBS Group (Fax:
(212) 815-5309), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 26 Broadway, New York, New York 10004, Attn:
Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                    By:________________________________________
                                       Name:  Sharon Joseph
                                       Title: Vice President


                                    NATIONSBANC MORTGAGE CORPORATION,
                                       as Servicer


                                    By:________________________________________
                                       Name:  Robert J. Debenedet
                                       Title: Vice President


                                    BANK OF AMERICA, FSB,
                                       as Servicer


                                    By:________________________________________
                                       Name:  Russell Thompson
                                       Title: Vice President


                                    THE BANK OF NEW YORK,
                                   as Trustee


                                    By:________________________________________
                                       Name:  Kelly Sheahan
                                       Title: Assistant Vice President

STATE OF NEW YORK       )
                        )     ss.:
COUNTY OF NEW YORK      )
                        )

            On the 25th day of May, 1999, before me, a notary public in and for the State of New York, personally appeared Kelly Sheahan, known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 25th day of May, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. Debenedet, known to me who, being by me duly sworn, did depose and say that he is a Vice President of NationsBanc Mortgage Corporation, a Texas corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NEW YORK       )
                        )     ss.:
COUNTY OF NEW YORK      )
                        )

            On the 25th day of May, 1999, before me, a notary public in and for the State of New York, personally appeared Russell Thompson, known to me who, being by me duly sworn, did depose and say that he is an Vice President of Bank of America, FSB, a federal savings bank, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NEW YORK       )
                        )     ss.:
COUNTY OF NEW YORK      )
                        )

            On the 25th day of May, 1999, before me, a notary public in and for the State of New York, personally appeared Sharon Joseph, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1

                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $162,243,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 DQ 2

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2

                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $153,000,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 DR 0

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-3

                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $124,054,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 DS 8

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-4

                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $60,000,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 DT 6

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-5

                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,282,000.00

Pass-Through Rate:            6.750%

CUSIP No.:                    060506 DU 3

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-6

                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,224,000.00

Pass-Through Rate:            6.750%

CUSIP No.:                    060506 DV 1

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-7

                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-7

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,431,000.00

Pass-Through Rate:            6.750%

CUSIP No.:                    060506 DW 9

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-8

                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-8

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,950,000.00

Pass-Through Rate:            6.750%

CUSIP No.:                    060506 DX 7

      This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-9

                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-9

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,113,000.00

Pass-Through Rate:            6.750%

CUSIP No.:                    060506 DY 5

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-10

                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-10

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-10

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,000,000.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 DZ 2

      This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-11

                   [FORM OF FACE OF CLASS A-11 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-11

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-11

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,000,000.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 EA 6

      This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-12

                   [FORM OF FACE OF CLASS A-12 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-12

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-12

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,000,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    060506 EB 4

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 89.61667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.38333333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.95%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-13

                   [FORM OF FACE OF CLASS A-13 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-13

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-13

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,325,000.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 EC 2

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-14

                   [FORM OF FACE OF CLASS A-14 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-14

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-14

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,177,667.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 ED 0

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-15

                   [FORM OF FACE OF CLASS A-15 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-15

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-15

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,000,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 EE 8

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 92.66667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.33333333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.29%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-16

                   [FORM OF FACE OF CLASS A-16 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-16

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-16

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,938,000.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 EF 5

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-17

                   [FORM OF FACE OF CLASS A-17 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-17

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-17

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,160,000.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 EG 3

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-18

                   [FORM OF FACE OF CLASS A-18 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-18

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-18

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,513,904.00

Pass-Through Rate:            7.000%

CUSIP No.:                    060506 EH 1

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-19

                   [FORM OF FACE OF CLASS A-19 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-19

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-19

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,393,429.00

CUSIP No.:                    060506 EJ 7

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-19 Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, at an issue price of 53.25000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 46.75000000%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.12%.
There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-20

                   [FORM OF FACE OF CLASS A-20 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-20

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-20

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $15,819,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EV 0

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-21

                   [FORM OF FACE OF CLASS A-21 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-21

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-21

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,898,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EK 4

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, at an issue price of 89.05833%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 224.43205518%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.17%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-22

                   [FORM OF FACE OF CLASS A-22 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-22

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-21 CERTIFICATES WILL BE BORNE BY THE CLASS A-22 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-22

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EL 2

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-PO

                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $742,601.00

CUSIP No.:                    060506 EM 0

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, at an issue price of 63.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 36.50000000%; and
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.62%.
There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-R

                   [FORM OF FACE OF CLASS A-R CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $100.00

Initial Class Certificate
Balances of this Class:       $100.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EN 8

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicers, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1

                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $12,909,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EP 3

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 95.99583%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.00416667%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.06%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2

                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balances of this Class:       $4,503,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EQ 1

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 94.68333%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.31666667%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.25%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balances of this Class:       $2,102,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 ER 9

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 88.66771%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 11.33229167%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.17%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-4

                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balances of this Class:       $2,102,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 ES 7

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 73.24583%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 26.75416667%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.00%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-5

                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balances of this Class:       $1,201,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 ET 5

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 56.99583%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.00416667%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.12%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-6

                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-5
                                  Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 May 1, 1999

First Distribution Date:      June 25, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balances of this Class:       $1,201,268.38

Pass-Through Rate:            6.500%

CUSIP No.:                    060506 EU 2

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 25, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on May 25, 1999, and based on its issue price of 23.43333%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated May 19, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 76.56666667%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 35.68%. There is no short first accrual period.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

                                  EXHIBIT C

                    [FORM OF REVERSE OF ALL CERTIFICATES]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicers, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicers, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By _______________________________________
                                          Authorized Signatory






                        CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By _______________________________________
                                          Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                    ____________________________________________
                                    Signature by or on behalf of assignor






                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by ______________, the assignee named above, or , as its agent.

                                 EXHIBIT D-1

                          BA MORTGAGE LOAN SCHEDULE


                                                           LOAN SCHEDULE
LOAN#          ADDRESS                              CITY                 ST     ZIP           OCC           PROP       TERM      LTV
5000009919     35 LAZY VALLEY RD                    GLASTONBURY          CT     6033        Primary         SFR        360      78.4
5000011592     208 REVERKNOLLS                      AVON                 CT     6001        Primary         SFR        360      73.0
5000013523     80 SAW MILL RD                       BRANFORD             CT     6405        Primary         SFR        360      83.3
5000023340     2 SOUTHFIELD DR                      DOVER                MA     2030        Primary         SFR        360      55.8
5000024066     1 CARTER RD                          SHREWSBURY           MA     1545        Primary         SFR        360      78.3
5000035237     41 DYKERS FARM RD                    NORTH HALED          NJ     7508        Primary         SFR        360      61.2
5000037431     781 N SHADY HOLLOW CIRCLE            BLOOMFIELD           MI     48304       Primary         SFR        360      78.6
5000039585     7 WHITE BIRCH DRIVE                  MILLSTONE            NJ     7726        Primary         SFR        360      75.0
5000039833     1767 SCARLETT DR                     PITTSBURGH           PA     15241       Primary         SFR        300      79.1
5000039999     1201 LONGVIEW LANE                   SALINE               MI     48176       Primary        Condo       360      75.9
5000047604     11809 S EQUESTRIAN TRAIL             PHOENIX              AZ     85044       Primary         PUD        360      80.0
5000049063     5512 W NORTHWOOD DR                  GLENDALE             AZ     85310       Primary         SFR        360      93.8
5000052562     9809 ROYAL LAMB DR                   LAS VEGAS            NV     89128       Primary         SFR        360      80.0
5000075555     32 BRIGHAM RD                        BERLIN               MA     1503        Primary         SFR        360      80.0
5000085547     145 FLYING MIST ISLE                 FOSTER CITY          CA     94404       Primary         SFR        360      53.7
5000087717     11105 NW VALLEY VISTA ROA            HILLSBORO            OR     97124       Primary         SFR        360      62.6
5000090497     2527 234TH PL SE                     ISSAQUAH             WA     98029       Primary         SFR        360      80.0
5000092493     10355 SANDPOINT WAY NE               SEATTLE              WA     98125       Primary         SFR        360      80.0
5000093889     2405 BALD HILL RD                    AUBURN               CA     95603       Primary         SFR        360      75.0
5000094259     1621 QUESADA WAY                     BURLINGAME           CA     94010       Primary         SFR        360      50.0
5000128925     1631 HANCHETT AVE                    SAN JOSE             CA     95128       Primary         SFR        360      79.3
5000129253     220 VISTA BELLA DR                   SANTA CRUZ           CA     95060       Primary         SFR        360      69.6
5000139344     80 HUDSON ROAD                       SUDBURY              MA     1776        Primary         SFR        360      80.0
5000139658     3 CROWN WAY                          MARBLEHEAD           MA     1945        Primary         SFR        360      63.0
5000140474     89 EDWARD AYER                       FLAGSTAFF            AZ     86001      Secondary        PUD        360      74.7
5000140961     65 HAGEN OAKS CT                     ALAMO                CA     94507       Primary         SFR        360      69.6
5000141035     19032 ANTIOCH DR                     IRVINE               CA     92612       Primary         PUD        360      59.6
5000141761     759 JUDITH CT                        INCLINE VIL          NV     89451       Primary         SFR        360      65.0
5000142181     1720 LAURENTIAN WAY                  SUNNYVALE            CA     94087       Primary         SFR        360      80.0
5000143791     1965 CHANDOS LANE                    LA HABRA HE          CA     90631       Primary         SFR        360      66.4
5000143817     9174 S FOX FIRE DR                   LITTLETON            CO     80126       Primary         PUD        360      85.0
5000144054     478 FRANKLIN ST                      DENVER               CO     80218       Primary         SFR        360      80.0
5000163591     15980 RAWHIDE LANE                   RIVERSIDE            CA     92504       Primary         SFR        360      79.7
5000175538     122 CALLE LARGA                      LOS GATOS            CA     95032       Primary         PUD        360      80.0
5000176049     651 EMORY AVE                        CAMPBELL             CA     95008       Primary         SFR        360      64.5
5000176064     6449 MOJAVE DR                       SAN JOSE             CA     95120       Primary         SFR        360      80.0
5000176320     413- 413A 30TH STREET                SAN FRANCIS          CA     94131       Primary       2-Family     360      70.0
5000176726     6045 FOOTHILL GLEN DR                SAN JOSE             CA     95123       Primary         SFR        360      79.8
5000176809     83 S EL MONTE AVE                    LOS ALTOS            CA     94022       Primary         SFR        360      80.0
5000176882     846 DIABLO RD                        DANVILLE             CA     94526       Primary         SFR        360      90.0
5000178060     225 HARVARD ROAD                     SAN MATEO            CA     94402       Primary         SFR        360      38.3
5000178839     206 CAROB LANE                       ALAMEDA              CA     94502       Primary         PUD        360      80.0
5000178862     1253 LARCH AVE                       MORAGA               CA     94556       Primary         SFR        360      80.0
5000179076     12307 3RD HELENA DR                  LOS ANGELES          CA     90049       Primary         SFR        360      27.8
5000179092     SANTA RITA ST. 3SW OF 4TH            CARMEL               CA     93921       Primary         SFR        360      28.8
5000179258     2901 ISABELLE AVE                    SAN MATEO            CA     94403       Primary         SFR        360      39.7
5000179498     2021 LIBERTY WAY                     SAN LEANDRO          CA     94579       Primary         SFR        360      79.9
5000179779     6074 PIETZ CT                        SAN JOSE             CA     95123       Primary         SFR        360      84.8
5000180397     15 ELK CT                            PACIFICA             CA     94044       Primary         SFR        360      69.0
5000180462     1059 SIERRA ST                       BERKELEY             CA     94707       Primary         SFR        360      80.0
5000180470     2283 37TH AVE                        SAN FRANCIS          CA     94116       Primary         SFR        360      80.0
5000181866     2211 BRODERICK ST #5                 SAN FRANCIS          CA     94115       Primary        Condo       360      73.1
5000182443     3131 BARNEY AVE                      MENLO PARK           CA     94025       Primary         SFR        360      55.5
5000182492     5125 MITTY WAY                       SAN JOSE             CA     95129       Primary         SFR        360      80.0
5000182559     1317 MILLBRAE AVE                    MILLBRAE             CA     94030       Primary         SFR        360      60.0
5000182997     229 CORTE MADERA ROAD                PORTOLA VAL          CA     94028       Primary         SFR        360      68.4
5000183227     1408 JOHNSON AVE                     SAN JOSE             CA     95129       Primary         SFR        360      68.0
5000183235     724 W CAPISTRANO WAY                 SAN MATEO            CA     94402       Primary         SFR        360      67.6
5000183391     11444 BLOOMINGTON WAY                DUBLIN               CA     94568       Primary         SFR        360      80.0
5000183557     547- 549 HILL STREET                 SAN FRANCIS          CA     94114       Primary       2-Family     360      74.9
5000184217     4648 AMERICAN RIVER DR               SACRAMENTO           CA     95864       Primary         SFR        360      80.0
5000184290     2579 ALEMANY BLVD                    SAN FRANCIS          CA     94112       Primary         SFR        360      80.0
5000184464     9032 VILLAGE VIEW DR                 SAN JOSE             CA     95135       Primary        Condo       360      58.5
5000184639     2004 NEW BRUNSWICK DR                SAN MATEO            CA     94402       Primary         SFR        360      80.0
5000184688     210 GLASGOW CIRCLE                   DANVILLE             CA     94526       Primary         PUD        360      80.0
5000184944     47056 YUCATAN DR                     FREMONT              CA     94539       Primary         SFR        360      80.0
5000197037     1345 JOHN'S CREEK RD                 WILMINGTON           NC     28409       Primary         PUD        360      58.6
5000200203     7755 VIRGINIA OAKS DR                GAINESVILLE          VA     20155       Primary         PUD        360      84.7
5000213412     5303 AMBERWOOD CT                    LAKE OSWEGO          OR     97035       Primary         PUD        360      80.0
5000215243     1504 W NORWOOD                       CHICAGO              IL     60660       Primary         SFR        360      80.0
5000223585     457 SCENIC AVE                       PIEDMONT             CA     94611       Primary         SFR        360      80.0
5000226679     2641 WESTCOATT ST                    ACTON AREA           CA     93510       Primary         SFR        360      95.0
5000227321     16021 AIGLON ST                      LOS ANGELES          CA     90272       Primary         SFR        360      50.0
5000227784     494 CANYON CREST DR                  SIMI VALLEY          CA     93065       Primary         PUD        360      80.0
5000228139     18601 E VIA BRAVO                    VILLA PARK           CA     92861       Primary         SFR        360      55.6
5000229129     18 KENDALL ST                        LAGUNA NIGU          CA     92677       Primary         PUD        360      60.7
5000229996     3101 GRANGEMONT RD                   GLENDALE             CA     91206       Primary         SFR        360      70.0
5000230176     38671 CORAL CT                       GUALALA              CA     95445       Primary         SFR        360      89.9
5000230416     335 SEVILLE WAY                      SAN MATEO            CA     94402       Primary         SFR        360      34.1
5000230606     277 HILLVIEW AVE                     REDWOOD CIT          CA     94061       Primary         SFR        360      80.0
5000230713     119 MURRAY CT                        REDWOOD CIT          CA     94062       Primary         SFR        360      90.0
5000233097     736 BAYSWATER CT                     WALNUT CREE          CA     94598       Primary         SFR        360      70.0
5000235738     108 CAMINO DEL CERRO                 LOS GATOS            CA     95032       Primary         SFR        360      73.0
5000241611     424 WISTERIA DR                      EAST PALO A          CA     94303       Primary         SFR        360      95.0
5000242957     612 NE 219TH AVE                     REDMOND              WA     98053       Primary         SFR        360      80.0
5000252535     17514 LIVE OAK CIRCLE                FOUNTAIN VA          CA     92708       Primary         SFR        360      84.8
5000257336     4056 VALENTE CT                      LAFAYETTE            CA     94549       Primary         SFR        360      46.1
5000266956     3241 ACORN WAY                       SAN JOSE             CA     95117       Primary         SFR        360      72.7
5000266998     171 SPRING VIEW ROAD                 LA SELVA BE          CA     95076       Primary         SFR        360      72.7
5000271139     209 MT. TOM ROAD                     BISHOP               CA     93514       Primary         SFR        360      80.0
5000277102     9809 N OLD STAGE ROAD                WEED                 CA     96094       Primary         SFR        360      45.8
5000277995     205 SUMMERFORD CIRCLE                SAN RAMON            CA     94583       Primary         SFR        360      71.4
5000278258     1510 RAY DR                          BURLINGAME           CA     94010       Primary         SFR        360      64.7
5000280452     838 WAWONA AVE                       OAKLAND              CA     94610       Primary         SFR        360      67.6
5000286715     16290  DEWITT AVE C                  MORGAN HILL          CA     95037       Primary         SFR        360      71.0
5000291210     18834 LAKEVIEW CT                    LOS GATOS            CA     95030       Primary         SFR        360      69.9
5000292069     603 FOX FIELDS ROAD                  BRYN MAWR            PA     19010       Primary         SFR        360      63.9
5000293430     845 MISSION DR                       CAMARILLO            CA     93010       Primary         SFR        360      80.0
5000295625     39336 SPANISH BAY PL                 DAVIS                CA     95616       Primary         SFR        360      73.8
5000295807     22940 SE 25TH PLACE                  ISSAQUAH             WA     98029       Primary         SFR        360      75.6
5000296508     645 W 11TH ST                        CLAREMONT            CA     91711       Primary         SFR        360      69.7
5000297118     4252 CHULA SENDA LANE                LA CANADA-F          CA     91011       Primary         SFR        360      51.4
5000297753     10304 NE 62ND ST                     KIRKLAND             WA     98033       Primary         SFR        360      68.3
5000298652     880 KIRKWOOD LANE                    LA HABRA             CA     90631       Primary         SFR        360      78.8
5000298686     22251 CAIRNLOCH ST                   CALABASAS            CA     91302       Primary         PUD        360      78.8
5000308824     6611 LAKERIDGE RD                    LOS ANGELES          CA     90068       Primary         SFR        360      85.0
5000311737     18231 WELLINGTON LANE                ROWLAND HEI          CA     91748       Primary         SFR        360      67.5
5000312594     3653 MEADOWLANDS LANE                SAN JOSE             CA     95135       Primary         SFR        360      72.0
5000315019     2035 PALMER DR                       LAKE HAVASU          AZ     86406       Primary         SFR        360      79.1
5000315175     4138 FAIRLANDS DR                    PLEASANTON           CA     94588       Primary         PUD        360      73.8
5000316017     9190 VISTA CT                        LOOMIS               CA     95650       Primary         SFR        360      72.6
5000316397     12520 CASCADE CANYON DR              LA(GRANADA           CA     91344       Primary         PUD        360      66.4
5000317114     15393 WILLOW DR                      LOS GATOS            CA     95032       Primary         SFR        360      63.7
5000317999     5570 CAMINO FAMOSA                   YORBA LINDA          CA     92887       Primary         SFR        360      74.3
5000318856     12418 WILLOW HILL DR                 MOORPARK             CA     93021       Primary         SFR        360      86.5
5000318963     1455 SAY ROAD                        SANTA PAULA          CA     93060      Secondary        SFR        360      51.5
5000320118     11733 BLOSSOMWOOD CT                 MOORPARK             CA     93021       Primary         PUD        360      67.1
5000320258     61 CAMBRIA DR                        NEWPORT BEA          CA     92625       Primary         PUD        360      27.0
5000321082     615 E HIGHLAND VIEW DR               BOISE                ID     83702       Primary         SFR        360      69.9
5000322817     106 ARAPAHO CT                       SUN VALLEY           ID     83353      Secondary        PUD        360      33.4
5000324748     6502 WOOSTER AVE                     LOS ANGELES          CA     90056       Primary         SFR        360      57.2
5000327030     4606 TAM O'SHANTER DR                THOUSAND OA          CA     91362       Primary         PUD        360      50.0
5000328236     15620 PALOS VERDES DR                MONTE SEREN          CA     95030       Primary         SFR        360      20.1
5000328442     15 CORONADO CT                       WALNUT CREE          CA     94596       Primary         SFR        360      58.9
5000331024     4243 VIA MAR DE DELFINAS             SAN DIEGO            CA     92130       Primary         PUD        360      80.0
5000343961     1524 KANAPUU DR                      KAILUA               HI     96734       Primary         SFR        360      75.0
5000347855     6423 E VIA ESTRADA                   ANAHEIM              CA     92807       Primary         PUD        360      90.0
5000348267     2440 GLENCOE AVE                     LOS ANGELES          CA     90291       Primary         SFR        360      80.0
5000348820     5 CHARLOTTE                          IRVINE               CA     92612       Primary         PUD        360      48.0
5000359041     824 BROADWAY                         HANOVER              MA     2339        Primary         SFR        360      59.5
5000365634     53 BLUE ROCK DR                      STAMFORD             CT     6903        Primary         SFR        360      57.0
5000391903     2216 DONNIE ROAD                     NEWPORT BEA          CA     92660       Primary         SFR        360      63.1
5000392539     31251 VIA LIMON                      SAN JUAN CA          CA     92675       Primary         PUD        360      57.9
5000395888     20111 CRATER CIRCLE                  HUNTINGTON           CA     92646       Primary         SFR        360      80.0
5000399864     10617 PURDEY ROAD                    EDEN PRAIRI          MN     55347       Primary         SFR        360      74.5
5000400860     242 CLARK DR                         SAN MATEO            CA     94402       Primary         SFR        360      39.2
5000401207     2281 ROSEWOOD DR                     SAN BRUNO            CA     94066       Primary         SFR        360      77.7
5000401686     4316 BAYNE PL                        SAN JOSE             CA     95130       Primary         SFR        360      80.0
5000402148     2135 ABBEY LANE                      CAMPBELL             CA     95008       Primary         SFR        360      80.0
5000403575     53 S SEVENTEENTH ST                  SAN JOSE             CA     95112       Primary         PUD        360      80.0
5000406669     4106 OAKMORE ROAD                    OAKLAND              CA     94602       Primary         SFR        360      67.9
5000407733     4457 CALYPSO TERRACE                 FREMONT              CA     94555       Primary         PUD        360      80.0
5000408350     25409 MODOC CT                       HAYWARD              CA     94542       Primary         SFR        360      80.0
5000408806     9 VIA POCA                           CARMEL VALL          CA     93924       Primary         SFR        360      66.6
5000409671     5839 ROSS ST                         OAKLAND              CA     94618       Primary         SFR        360      74.7
5000410133     657 31ST ST                          MANHATTAN B          CA     90266       Primary         SFR        360      56.6
5000410166     1086 CORTE BARROSO                   CAMARILLO A          CA     93010       Primary         PUD        360      66.7
5000412014     25115 VIA BAJO CERRO                 LAGUNA NIGU          CA     92677       Primary         SFR        360      76.5
5000412097     713 BETHANY RD                       BURBANK              CA     91504       Primary         SFR        360      77.1
5000414895     6342 DORAL DR                        HUNTINGTON           CA     92648       Primary         PUD        360      80.0
5000415561     663 VIA LIDO NORD                    NEWPORT BEA          CA     92663       Primary         PUD        360      28.3
5000415892     715 S CATALINA AVE                   REDONDO BEA          CA     90277       Primary         SFR        360      56.5
5000416619     12 TRESTLES                          LAGUNA NIGU          CA     92677       Primary         PUD        360      80.0
5000420256     2686 CAMINITO PRADO                  SAN DIEGO (          CA     92037       Primary         PUD        360      36.0
5000420777     432 15TH ST                          DEL MAR              CA     92014       Primary         SFR        360      38.1
5000420819     1221 VISTA GRANDE RD                 EL CAJON             CA     92019       Primary         SFR        360      74.8
5000421411     424- 426 CORBETT AVE                 SAN FRANCIS          CA     94114       Primary       2-Family     360      44.9
5000421718     2679 VICTORIA DR                     LAGUNA BEAC          CA     92651       Primary         SFR        360      19.4
5000422740     3731 OVERPARK RD                     SAN DIEGO            CA     92130       Primary         PUD        360      70.0
5000426121     3330 ZUMBROTA RD                     ALPINE               CA     91901       Primary         SFR        360      80.0
5000426592     936 ORMA DR                          SAN DIEGO            CA     92106       Primary         SFR        360      67.9
5000426766     4421 SANTA CRUZ AVE                  SAN DIEGO            CA     92107       Primary         SFR        360      74.8
5000426808     12135 EASTGLEN ST                    SAN DIEGO            CA     92131       Primary         SFR        360      90.0
5000426816     4444 ALGECIRAS ST                    SAN DIEGO            CA     92107       Primary         SFR        360      75.0
5000427178     2019 JENNA PL                        ESCONDIDO            CA     92029       Primary         SFR        360      80.0
5000429745     9670 RED PONY LANE                   EL CAJON             CA     92021       Primary         SFR        360      87.9
5000429968     25881 NIMES CT                       MISSION VIE          CA     92692       Primary         PUD        360      80.0
5000435031     2986 FERDIG                          TUSTIN               CA     92782       Primary         PUD        360      80.0
5000435247     27481 NEWPORTER WAY                  LAGUNA NIGU          CA     92677       Primary        Condo       360      95.0
5000435296     609 LAS BARRANCAS DR                 DANVILLE             CA     94526       Primary         SFR        360      69.6
5000435304     6718 GENTRY OAKS PL                  SAN JOSE             CA     95138       Primary         PUD        360      55.4
5000435346     15867 HIDDEN VALLEY DR               POWAY                CA     92064       Primary         SFR        360      79.2
5000435411     1528 S HOLLENCREST DR                WEST COVINA          CA     91791       Primary         PUD        360      80.0
5000435635     4922 COLUSA DR                       OCEANSIDE            CA     92056       Primary         PUD        360      74.7
5000435676     6391 MALACHITE AVE                   RANCHO CUCA          CA     91737       Primary         SFR        360      95.0
5000435783     8015 ECLIPSE RD                      SAN DIEGO            CA     92129       Primary         SFR        360      80.0
5000436666     5252 ARNO CT                         SAN JOSE             CA     95138       Primary         PUD        360      79.6
5000436740     1 HEARTWOOD WAY                      ALISO VIEJO          CA     92656       Primary         PUD        360      80.0
5000436773     404 NICHOLAS DR                      MOUNTAIN VI          CA     94043       Primary         PUD        360      80.0
5000436898     9387 TWINFORD CT                     SAN DIEGO            CA     92126       Primary         SFR        360      89.9
5000436955     3927 CORTE MAR DE BRISA              SAN DIEGO            CA     92130       Primary         PUD        360      80.0
5000436989     500 EL INVIERNO DR                   GILROY               CA     95020       Primary         SFR        360      80.0
5000437227     160 CHERRY AVE                       CARLSBAD             CA     92008       Primary         SFR        360      87.0
5000437250     18832 PEPPERDINE DR                  CARSON               CA     90746       Primary         SFR        360      95.0
5000438118     4664 GRANGER ST                      SAN DIEGO            CA     92107       Primary         SFR        360      80.0
5000438167     160 I AVE                            CORONADO             CA     92118       Primary         SFR        360      55.4
5000438316     920 NOTTINGHAM ROAD                  NEWPORT BEA          CA     92657       Primary         SFR        360      80.0
5000438407     2221 CORTE ANANAS                    CARLSBAD             CA     92009       Primary         PUD        360      80.0
5000438944     8430 LA JOLLA SHORES DR              LA JOLLA             CA     92037       Primary         SFR        360      85.0
5000439181     9934 ANTHONY PL                      BEVERLY HIL          CA     90210       Primary         SFR        360      59.2
5000439330     4967 CHATEAU DR                      SAN DIEGO            CA     92117       Primary         SFR        360      95.0
5000439421     80 VIA SONRISA                       SAN CLEMENT          CA     92673       Primary         PUD        360      80.0
5000439462     27 LYNNFIELD                         IRVINE               CA     92620       Primary         PUD        360      74.9
5000439546     5946 EXETER CT                       SAN JOSE             CA     95138       Primary         PUD        360      45.1
5000439660     18670 MORONGO ST                     FOUNTAIN VA          CA     92708       Primary         SFR        360      80.0
5000439678     2240 CORTE ANANAS                    CARLSBAD             CA     92009       Primary         PUD        360      75.5
5000439710     22641 PINERIDGE                      MISSION VIE          CA     92692       Primary         PUD        360      56.9
5000446053     1082 GOLD DUST DR                    EDWARDS              CO     81632       Primary         SFR        360      40.2
5000446343     131 SADDLEWOOD DR                    NOVATO               CA     94945       Primary         SFR        360      80.0
5000446459     10142 E COCHISE DR                   SCOTTSDALE           AZ     85258      Secondary        PUD        360      70.6
5000447564     4339 E PALO VERDE DR                 PHOENIX              AZ     85018       Primary         SFR        240      62.8
5000447812     6270 SKYWALKER DR                    SAN JOSE             CA     95135       Primary         SFR        360      66.0
5000447838     15757 ROYAL RIDGE RD                 SHERMAN OAK          CA     91403       Primary         SFR        360      54.4
5000448588     26 PASA ROBLES                       LOS ALTOS            CA     94022       Primary         SFR        360      78.7
5000450303     2801 TAMARA CT                       MINDEN               NV     89423       Primary         SFR        360      75.0
5000450733     413 CANYON RD                        BLAINE COUN          ID     83333       Primary         SFR        360      71.3
5000451822     18 SAN BENITO WAY                    NOVATO               CA     94945       Primary         SFR        360      90.0
5000451855     10098 E CORRINE DR                   SCOTTSDALE           AZ     85260       Primary         PUD        360      69.0
5000452390     2780 MORGAN CT                       WEST LINN            OR     97068       Primary         PUD        360      63.3
5000452580     21814 E GEDDES PL                    AURORA               CO     80016       Primary         SFR        360      63.2
5000453034     11374 CONESTOGA RD                   FRANKTOWN            CO     80116       Primary         SFR        360      76.7
5000453133     6132 E INDIAN BEND RD                PARADISE VA          AZ     85253       Primary         SFR        360      59.5
5000453182     8117 E DEL TIBURON DR                SCOTTSDALE           AZ     85258      Secondary        PUD        360      90.0
5000453489     5950 GRASS VALLEY RD                 RENO                 NV     89510       Primary         SFR        360      80.0
5000455831     3277 84TH AVE SE                     MERCER ISLA          WA     98040       Primary         SFR        360      80.0
5000457258     1955 SUNSET AVE SW                   SEATTLE              WA     98116       Primary         SFR        360      80.0
5000458082     13408 NE 12TH PL                     BELLEVUE             WA     98005       Primary         PUD        360      76.2
5000458215     546 WOOD AVE SW J3                   BAINBRIDGE           WA     98110       Primary        Condo       360      76.2
5000459866     7229 LEDROIT CT SW                   SEATTLE              WA     98136       Primary         SFR        360      80.0
5000459973     6406 NE AGATE BEACH LANE             BAINBRIDGE           WA     98110       Primary         PUD        360      80.0
5000460336     1305 N ARROWHEAD RD                  CAMANO ISLA          WA     98292      Secondary        SFR        360      80.0
5000461193     6651 NE  BAKER HILL RD               BAINBRIDGE           WA     98110       Primary         SFR        360      80.0
5000461417     4119 BAKER AVE NW                    SEATTLE              WA     98107       Primary         SFR        360      79.1
5000461482     1855 W MERCER WAY                    MERCER ISLA          WA     98040       Primary         SFR        360      37.1
5000467166     415 POMPADOUR DR                     ASHLAND              OR     97520       Primary         SFR        360      75.0
5000468883     1445 E EMERSON AVE                   SALT LAKE C          UT     84105       Primary         SFR        360      76.7
5000469915     1485 SW CARDINELL DR                 PORTLAND             OR     97201       Primary         SFR        360      63.0
5000470335     745 SW 67TH PL                       PORTLAND             OR     97225       Primary         PUD        360      70.0
5000470368     11235 SW RIVERWOOD RD                PORTLAND             OR     97219       Primary         SFR        360      75.8
5000470509     31755 SW LAURELVIEW RD               HILLSBORO            OR     97123       Primary         SFR        360      80.0
5000471291     21393 NW WEST UNION ROAD             HILLSBORO            OR     97124       Primary         SFR        360      57.0
5000475391     5900 MOUNTAIN VILLA DR               AUSTIN               TX     78731       Primary         SFR        360      95.0
5000475433     4808 SEA PINES DRIVE                 DALLAS               TX     75287       Primary         SFR        360      73.4
5000476209     3308 ELAM COURT                      PLANO                TX     75093       Primary         SFR        360      80.0
5000476837     10302 HOLLY SPRINGS DRIVE            HOUSTON              TX     77042       Primary         PUD        360      95.0
5000477348     1021 HARDWICK TRAIL                  KELLER               TX     76248       Primary         SFR        360      80.0
5000477876     4327 NORTH ROSENEATH DR              HOUSTON              TX     77021       Primary         SFR        360      73.9
5000481886     4033 HANOVER AVE                     UNIVERSITY           TX     75225       Primary         SFR        360      50.0
5000483718     1820 LAKESHORE CT                    MCKINNEY             TX     75070       Primary         SFR        360      90.0
5000484724     7413 GLEN EAGLES WAY                 FORT WORTH           TX     76179       Primary         SFR        360      72.5
5000486554     5428 KUAOLA ST                       HONOLULU             HI     96821       Primary         SFR        360      51.3
5000486828     3514 SIERRA DR                       HONOLULU             HI     96816       Primary         SFR        360      76.7
5000499052     21333 WILLIAMSBURG CT                KILDEER              IL     60047       Primary         SFR        360      67.5
5000531185     10116 INSHORE DR                     AUSTIN               TX     78730       Primary         PUD        360      71.9
5000532852     121 BLUE HERON LANE                  HEATH                TX     75032       Primary         SFR        360      78.8
5000534502     12 GLENHEATHER COURT                 DALLAS               TX     75225       Primary         SFR        360      80.0
5000540194     47 CASCADE CT                        STAMFORD             CT     6903        Primary         SFR        360      80.0
5000543719     281 CHEESE SPRING ROAD               WILTON               CT     6897        Primary         SFR        360      69.4
5000552520     33 ROCKY WOODS RD                    HOPKINTON            MA     1748        Primary         SFR        360      69.8
5000553387     124 PADDOCK CIRCLE                   MASHPEE              MA     2649       Secondary        SFR        360      70.9
5000560077     389 DELL LANE                        HIGHLAND PA          IL     60035       Primary         SFR        360      63.6
5000560697     21603 GREENWOOD DR                   KILDEER              IL     60047       Primary         SFR        360      75.0
5000562701     124 13TH ST                          SEAL BEACH           CA     90740       Primary         SFR        360      80.0
5000565464     53 -55 HILL ST                       SAN FRANCIS          CA     94110       Primary       2-Family     360      63.8
5000565472     1010 SUNSET DR                       SAN CARLOS           CA     94070       Primary         SFR        360      60.8
5000565860     66 MANOR DR                          SAN FRANCIS          CA     94127       Primary         SFR        360      80.0
5000566652     1476 GEORGETTA DR                    SAN JOSE             CA     95125       Primary         SFR        360      80.0
5000567627     3608 SPYGLASS DRIVE NE               TACOMA               WA     98422       Primary         PUD        360      80.0
5000570936     5826 BLUE HERON DR                   LONG GROVE           IL     60047       Primary         PUD        360      54.5
5000574359     618 ROUNDSTONE DR                    ST. CHARLES          MO     63304       Primary         SFR        360      80.0
5000577717     412 VALLEY ST                        SAN FRANCIS          CA     94131       Primary         SFR        360      75.0
5000577899     379 BALSAM AVE                       SUNNYVALE            CA     94086       Primary         SFR        360      74.9
5000578236     858 - 860 VALLEJO ST                 SAN FRANCIS          CA     94133       Primary       2-Family     360      74.6
5000578426     51 - 53 FORD ST                      SAN FRANCIS          CA     94114       Primary       2-Family     360      61.6
5000578566     1700 DAYTON AVE                      ALAMEDA              CA     94501       Primary         SFR        360      74.6
5000578707     15 AVENIDA OLEMA                     STINSON BEA          CA     94970      Secondary        SFR        360      42.9
5000578798     3927 QUAIL RIDGE RD                  LAFAYETTE            CA     94549       Primary         SFR        360      49.2
5000579200     786 CALMAR AVE                       OAKLAND              CA     94610       Primary         SFR        360      80.0
5000579275     741 CRESTVIEW DR                     MILLBRAE             CA     94030       Primary         SFR        360      60.6
5000579390     414 JONATHAN RIDGE                   DANVILLE             CA     94506       Primary         SFR        360      68.2
5000579622     1485- 1487 CLAYTON STREET            SAN FRANCIS          CA     94114       Primary       2-Family     360      73.0
5000580133     203 SEQUOIA AVE                      REDWOOD CIT          CA     94061       Primary         SFR        360      80.0
5000580174     7492 TUSTIN RD                       SALINAS              CA     93907       Primary         SFR        360      80.0
5000580182     807 RAM LANE                         FOSTER CITY          CA     94404       Primary        Condo       360      80.0
5000580190     429 NEVADA AVE                       SAN MATEO            CA     94402       Primary         SFR        360      45.1
5000580265     11790 BLOOMINGTON WAY                DUBLIN               CA     94568       Primary         SFR        360      65.1
5000580356     577 ECHO VALLEY RD                   SALINAS              CA     93907       Primary         SFR        360      95.0
5000580596     1221 WINDIMER DR                     LOS ALTOS            CA     94024       Primary         SFR        360      57.3
5000580851     406 DELLBROOK AVE                    SOUTH SAN F          CA     94080       Primary         SFR        360      80.0
5000580992     2116 GOSSAMER AVE                    REDWOOD CIT          CA     94065       Primary         PUD        360      80.0
5000581297     109 LIVE OAK DR                      PETALUMA             CA     94952       Primary         SFR        360      80.0
5000581768     2034 ROSSWOOD DR                     SAN JOSE             CA     95124       Primary         SFR        360      80.0
5000581891     19619 LADERA CT                      SARATOGA             CA     95070       Primary         SFR        360      67.3
5000581958     1520 BREWSTER AVE                    REDWOOD CIT          CA     94062       Primary         SFR        360      72.8
5000582089     1390 OLYMPUS DR                      SAN JOSE             CA     95129       Primary         SFR        360      70.5
5000582105     2327 OLYMPIC AVE                     MENLO PARK           CA     94025       Primary         SFR        360      56.8
5000584663     927 GUINDA ST                        PALO ALTO            CA     94301       Primary         SFR        360      80.0
5000591445     310 W CAMINO REAL AVE                ARCADIA              CA     91007       Primary         SFR        360      54.8
5000591452     100- 102 S. MANSFIELD AVE            LOS ANGELES          CA     90036       Primary       2-Family     360      62.4
5000591908     15430 GREENLEAF ST                   LOS ANGELES          CA     91403       Primary         SFR        360      68.1
5000591981     4315 MORRO DR                        LOS ANGELES          CA     91364       Primary         SFR        360      80.0
5000592013     5 PICTOR CT                          COTO DE CAZ          CA     92679       Primary         PUD        360      80.0
5000592641     3018 STEINER                         SAN FRANCIS          CA     94123       Primary        Condo       360      70.9
5000593599     30637 HUNT CLUB DR                   SAN JUAN CA          CA     92675       Primary         PUD        360      74.3
5000593755     2509 GREENVALLEY RD                  LOS ANGELES          CA     90046       Primary         SFR        360      80.0
5000594233     20445 LONGBAY DR                     YORBA LINDA          CA     92887       Primary         PUD        360      72.5
5000594597     648 BARNUM WAY                       MONTEREY PA          CA     91754       Primary         SFR        360      80.0
5000595552     29668 KIMBERLY DR                    AGOURA HILL          CA     91301       Primary         PUD        360      69.1
5000596147     4173 W 60TH ST                       LOS ANGELES          CA     90043       Primary         SFR        360      80.0
5000596220     10385 TUPELO LANE                    LOS ANGELES          CA     90077       Primary         SFR        360      60.0
5000596238     4826 QUEDO PL                        L.A.(WOODLA          CA     91364       Primary         SFR        360      80.0
5000596311     4667 MARLOMA DR                      ROLLING HIL          CA     90274       Primary         SFR        360      63.0
5000596352     27837 PONTEVEDRA DR                  RANCHO PALO          CA     90275       Primary         SFR        360      75.0
5000596618     2127 ENTRADA PARAISO                 SAN CLEMENT          CA     92672       Primary         SFR        360      66.5
5000596642     4619 MARLOMA DR                      ROLLING HIL          CA     90274       Primary         SFR        360      80.0
5000596824     1920 SPRINGFIELD AVE                 HERMOSA BEA          CA     90254       Primary         SFR        360      77.1
5000597228     346 N SIERRA AVE                     SOLANA BEAC          CA     92075       Primary         SFR        360      54.3
5000597491     5851 SERRANIA AVE                    L.A.(WOODLA          CA     91367       Primary         SFR        360      80.0
5000598606     2069 COLD CANYON RD                  CALABASAS A          CA     91302       Primary         SFR        360      51.3
5000598622     29359 WHITLEY COLLINS DR             RANCHO PALO          CA     90275       Primary         SFR        360      66.0
5000599000     3 ST. PIERRE                         NEWPORT COA          CA     92657       Primary        Condo       360      75.0
5000599398     186 N CRESCENT DR NO. 2              BEVERLY HIL          CA     90210       Primary        Condo       360      65.7
5000599646     27252 LOST COLT DR                   LAGUNA HILL          CA     92653       Primary         PUD        360      69.1
5000599810     1743 S HOLT AVE                      LOS ANGELES          CA     90035       Primary         SFR        360      80.0
5000687540     1960 HAYES ST #4                     SAN FRANCIS          CA     94117       Primary        Condo       360      69.7
5000687722     3248 VIOLET RIDGE                    ENCINITAS            CA     92024       Primary         PUD        360      37.5
5000687854     12103 AVENIDA SIVRITA                SAN DIEGO            CA     92128       Primary         PUD        360      80.0
5000687912     211 WEST WALNUT ST                   SAN DIEGO            CA     92103       Primary         SFR        360      80.0
5000687987     38 FEATHER RIDGE                     MISSION VIE          CA     92692       Primary         PUD        360      69.9
5000688217     720 N BARBARA AVE                    SOLANA BEAC          CA     92075       Primary         SFR        360      80.0
5000688225     3515 LOMAS SERENAS DR                ESCONDIDO            CA     92029       Primary         PUD        360      75.0
5000688266     11844 HARTSOOK STREET                L.A.(NORTH           CA     91607       Primary         SFR        360      72.2
5000688670     17653 LOS MORROS                     RANCHO SANT          CA     92067       Primary         SFR        360      54.2
5000688738     3121 CAMINO DEL RANCHO               ENCINITAS            CA     92024       Primary         SFR        360      66.5
5000689074     213 MANGO VIEW DR                    ENCINITAS            CA     92024       Primary         SFR        360      69.6
5000689124     5354 LA JOLLA BLVD                   SAN DIEGO (          CA     92037       Primary         SFR        360      68.9
5000689264     2539 PASATIEMPO GLEN                 ESCONDIDO            CA     92025       Primary         PUD        360      79.2
5000719731     408 WESTLAKE AVE                     DALY CITY            CA     94014       Primary         SFR        360      95.0
5000730027     327 SERRA SAN BRUNO                  MOUNTAIN VI          CA     94043       Primary         PUD        360      80.0
5000731082     30 KAMMERER CT                       HILLSBOROUG          CA     94010       Primary         SFR        360      34.9
5000731108     165 IVY DR                           ORINDA               CA     94563       Primary         SFR        360      80.0
5000731132     4390 CALLE DE FARRAR                 SAN JOSE             CA     95118       Primary         SFR        360      79.6
5000731140     3241 FALLS CREEK DR                  SAN JOSE             CA     95135       Primary         SFR        360      80.0
5000731173     753 MEDITERRANEAN LANE               REDWOOD CIT          CA     94065       Primary        Condo       360      57.5
5000731215     1120 HOMER COMMON                    SAN JOSE             CA     95131       Primary        Condo       360      86.4
5000731231     24 CENTURY OAKS CT                   SAN RAMON            CA     94583       Primary         PUD        360      62.1
5000731280     130 NEVADA ST                        SAN FRANCIS          CA     94110       Primary         SFR        360      75.0
5000731298     3714 IRVING ST                       SAN FRANCIS          CA     94122       Primary         SFR        360      79.9
5000731314     6425 GIRVIN DR                       OAKLAND              CA     94611       Primary         SFR        360      80.0
5000731348     2474 27TH AVE                        SAN FRANCIS          CA     94116       Primary         SFR        360      67.8
5000731454     655 JENNIE CT                        LAFAYETTE            CA     94549       Primary         SFR        360      64.3
5000731470     25 PANORAMIC WAY                     BERKELEY             CA     94704       Primary         SFR        360      74.0
5000731488     124 MOORE CREEK ROAD                 SANTA CRUZ           CA     95060       Primary         SFR        360      73.4
5000731553     61 ELDERWOOD DR                      PLEASANT HI          CA     94523       Primary         SFR        360      68.5
5000731561     14940 GERNEIL CT                     SARATOGA             CA     95070       Primary         SFR        360      45.0
5000731629     48906 CROWN RIDGE COMMON             FREMONT              CA     94539       Primary         PUD        360      70.0
5000731637     2324 VERA AVE                        REDWOOD CIT          CA     94061       Primary         SFR        360      80.0
5000731660     535 CENTRAL AVE                      MENLO PARK           CA     94025       Primary         SFR        360      55.9
5000731702     1126 CASTLE WAY                      MENLO PARK           CA     94025       Primary         SFR        360      73.3
5000731728     1782 LAINE AVE                       SANTA CLARA          CA     95051       Primary         SFR        360      80.0
5000731769     1241 NORWOOD PL                      LIVERMORE            CA     94550       Primary         SFR        360      75.0
5000731868     2809 FOREST AVE                      BERKELEY             CA     94705       Primary         SFR        360      75.0
5000731884     21631 REGNART RD                     CUPERTINO            CA     95014       Primary         SFR        360      54.2
5000732049     3031 PLEASURE POINT DR               SANTA CRUZ           CA     95062      Secondary        SFR        360      58.9
5000732106     1818 MC DANIEL AVE                   SAN JOSE             CA     95126       Primary         SFR        360      79.6
5000732155     3501 MILLEFORD CT                    PLEASANTON           CA     94588       Primary         PUD        360      80.0
5000732254     127 LOUISE LANE                      SAN MATEO            CA     94403       Primary         SFR        360      80.0
5000732353     11354 HUNTINGTON VILLAGE             GOLD RIVER           CA     95670       Primary         PUD        360      80.0
5000732387     1560 CASTILLEJA AVE                  PALO ALTO            CA     94306       Primary         SFR        360      41.6
5000732411     274 PRIMROSE DR                      SAN JOSE             CA     95123       Primary         SFR        360      76.0
5000732429     386 HUCKLEBERRY DR                   SAN JOSE             CA     95123       Primary         SFR        360      69.6
5000732437     6661 PEBBLEWOOD CT                   SAN JOSE             CA     95120       Primary         SFR        360      78.2
5000757681     788 EUCLID AVE                       BERKELEY             CA     94708       Primary         SFR        360      58.8
5000757764     1452 TILIA ST                        SAN MATEO            CA     94402       Primary         SFR        360      80.0
5000757798     96 MARINERS CIRCLE                   SAN RAFAEL           CA     94903       Primary        Condo       360      74.1
5000757814     20847 GARDEN GATE DR                 CUPERTINO            CA     95014       Primary         SFR        360      74.3
5000757848     425 S CLOVERCREST LANE               SAN RAMON            CA     94583       Primary         PUD        360      80.0
5000757954     1324 MONTERO AVE                     BURLINGAME           CA     94010       Primary         SFR        360      68.6
5000757988     883 46TH AVE                         SAN FRANCIS          CA     94121       Primary         SFR        360      80.0
5000758051     2471 ROSS RD                         PALO ALTO            CA     94303       Primary         SFR        360      67.4
5000758283     4812 NORRIS RD                       FREMONT              CA     94536       Primary         PUD        360      75.0
5000758465     1443 MIRAMONTE AVE                   MOUNTAIN VI          CA     94040       Primary         SFR        360      80.0
5000758481     6421 HEATHER RIDGE WAY               OAKLAND              CA     94611       Primary         SFR        360      66.7
5000758622     34-36 CULEBRA TERRACE                SAN FRANCIS          CA     94109       Primary       2-Family     360      45.5
5000758754     30460 MERIDIEN CIRCLE                UNION CITY           CA     94587       Primary         PUD        360      80.0
5000758796     7079 KINDRA HILL DR                  SAN JOSE             CA     95120       Primary         SFR        360      48.6
5000759224     135 27TH ST                          SAN FRANCIS          CA     94110       Primary         SFR        360      58.6
5000759232     3423 HICKERSON DR                    SAN JOSE             CA     95127       Primary         SFR        360      70.0
5000759257     234 WILSHIRE AVE                     DALY CITY            CA     94015       Primary         SFR        360      80.0
5000759281     2904 KIPLING ST                      PALO ALTO            CA     94306       Primary         SFR        360      62.0
5000759307     9446 RANCHO HILLS DR                 GILROY               CA     95020       Primary         SFR        360      77.4
5000759315     14 SOUTHERN HEIGHTS AVE              SAN FRANCIS          CA     94107       Primary        Condo       360      58.4
5000759372     2318 TAPESTRY DR                     LIVERMORE            CA     94550       Primary         SFR        360      77.0
5000759448     1100 SUFFOLK CT                      LOS ALTOS            CA     94024       Primary         SFR        360      57.3
5000759455     885 MOANA CT                         PALO ALTO            CA     94306       Primary         SFR        360      30.0
5000759489     943 FRESNO AVE                       BERKELEY             CA     94707       Primary         SFR        360      75.0
5000759513     1307 CERRO VERDE                     SAN JOSE             CA     95120       Primary         SFR        360      77.1
5000759729     2200 SPRING MOUNTAIN ROAD            SAINT HELEN          CA     94574      Secondary        SFR        360      60.2
5000759893     10040 MOSSY OAK CT                   CUPERTINO            CA     95014       Primary         PUD        360      80.0
5000759901     2269 RADIO AVE                       SAN JOSE             CA     95125       Primary         SFR        360      70.8
5000837665     6 S VISTA DE LA LUNA                 LAGUNA BEAC          CA     92651       Primary         PUD        360      65.9
5000837723     809 GARFIELD AVE                     SOUTH PASAD          CA     91030       Primary         SFR        360      80.0
5000837913     5616 VENTURA CANYON AVE              L.A.(VAN NU          CA     91401       Primary         SFR        360      90.0
5000839976     8419 ELM AVE                         SAN GABRIEL          CA     91775       Primary         SFR        360      90.0
5000842749     6325 CASTEJON DR                     SAN DIEGO (          CA     92037       Primary         SFR        360      55.3
5000843184     13491 GLENCLIFF WAY                  SAN DIEGO            CA     92130       Primary         PUD        360      55.2
5000843531     29092 N VIEW LANE                    ESCONDIDO            CA     92026       Primary         SFR        360      66.1
5000843721     3522 YOSEMITE ST                     SAN DIEGO            CA     92109       Primary         SFR        360      90.0
5000845270     38 MOUNTAIN VIEW                     IRVINE               CA     92612       Primary         PUD        360      80.0
5000945138     5289 LARCHWOOD DR                    SAN JOSE             CA     95118       Primary         SFR        360      80.0
5000945153     157 DARRYL DR                        CAMPBELL             CA     95008       Primary         SFR        360      80.0
5000945328     16711 WILLOW CREEK DR                MORGAN HILL          CA     95037       Primary         SFR        360      66.3
5000945336     52 SANDERS RANCH RD                  MORAGA               CA     94556       Primary         PUD        360      78.8
5000945484     6147 OCEAN VIEW DR                   OAKLAND              CA     94618       Primary         SFR        360      80.0
5000947092     40 COMMONS LANE                      FOSTER CITY          CA     94404       Primary         PUD        360      80.0
62674731       1025 OLD CHESTER ROAD                CHESTER              NJ     7930        Primary         SFR        360      69.4
64213099       12965 RESERVATION ROAD               SALINAS              CA     93908       Primary         SFR        360      95.0
64599043       60 PROVIDENCE DR                     NORTHAMPTON          PA     18954       Primary         SFR        360      80.0
65030834       1251 N BRONCO LANE                   GILBERT              AZ     85233       Primary         PUD        360      89.8
65174402       133 CAMPO VISTA DR                   SANTA BARBA          CA     93111       Primary         PUD        360      64.9
65180828       144 PURDUE AVE                       KENSINGTON           CA     94708       Primary         SFR        360      51.2
65298357       29162 MURRE LANE                     LAGUNA NIGU          CA     92677       Primary         PUD        360      78.2
65457196       3704 ROSECROFT LANE                  SAN DIEGO            CA     92106       Primary         SFR        360      49.5
65471962       45 COASTAL OAK                       ALISO VIEJO          CA     92656       Primary         PUD        360      80.0
65482824       17427 N. HORSESHOE DR.               SURPRISE             AZ     85374       Primary         PUD        360      68.6
65547101       1102 SCOTCH HEATHER                  MT AIRY              MD     21771       Primary         PUD        360      92.9
65548132       25 HUNTINGTON DR                     BURLINGTON           NJ     8016        Primary         SFR        360      65.0
65554515       4044 22ND ST                         SAN FRANCIS          CA     94114       Primary         SFR        360      75.1
65554981       6620 REMSEN COURT                    CARLSBAD             CA     92009       Primary         PUD        360      57.1
65577507       609 MAC ARTHUR AVE                   REDWOOD CIT          CA     94063       Primary         SFR        360      90.0
65595939       313 DURHAM DR                        RADNOR TOWN          PA     19085       Primary         PUD        360      62.3
65640047       137 STARCREST                        IRVINE               CA     92612       Primary         PUD        360      52.0
65712374       9030 MARILYN TERRACE                 COMMERCE             MI     48382       Primary         SFR        360      75.0
65747666       LOT 19 BARRINGTON DRIVE              BEDFORD              NH     3110        Primary         SFR        360      85.8
65756983       625 CUENCA WAY                       FREMONT              CA     94536       Investor        SFR        360      57.8
65756991       40801 STOCKTON WAY                   FREMONT              CA     94538       Investor        SFR        360      64.0
65805461       12 PEPPERTREE                        ALISO VIEJO          CA     92656       Primary         PUD        360      79.9
65812956       233 ROBIN HOOD PL                    COSTA MESA           CA     92627       Primary         SFR        360      80.0
65864506       18 REGALO DR                         MISSION VIE          CA     92692       Primary         PUD        360      57.5
65879554       3620 FIGUEROA ST                     GLENDALE             CA     91206       Primary         SFR        360      46.2
65914295       365 CRESCENT AVE                     SAN FRANCIS          CA     94110       Investor        SFR        360      61.7
65915381       1112 HAMILTON AVE                    PALO ALTO            CA     94301       Primary         SFR        360      45.9
65919891       708 MAPLEWOOD AVE                    PALO ALTO            CA     94303       Primary         SFR        360      74.4
65954921       28456 VIA JOYCE DR                   SAUGUS               CA     91350       Primary         SFR        360      80.0
66014476       28985 MOUNTAIN MEADOW RD             ESCONDIDO            CA     92026       Primary         SFR        360      56.5
66050928       1855 E CASTLEBROOK DR                FRESNO               CA     93720       Primary         SFR        360      90.0
66058961       25819 SE 25TH WAY                    ISSAQUAH             WA     98029       Primary         SFR        360      68.7
66091764       54 MARLBORO ST                       NEWTON               MA     2458        Primary         SFR        360      80.0
66117321       19 CLOUDSTONE                        SANTA FE             NM     87505       Primary         PUD        360      79.5
66147409       5345 BELLAIRE AVE                    LOS ANGELES          CA     91607       Primary         SFR        360      73.3
66155037       4 BLAZURE DR                         BERNARDSVIL          NJ     7924        Primary         SFR        360      80.0
66172641       8 TERSOLO RD                         HAVERHILL            MA     1832        Primary         SFR        360      95.0
66172667       24 WILSON POND LANE                  ROWLEY               MA     1969        Primary         SFR        360      80.0
66247187       5 LAKEWOOD RD                        NATICK               MA     1760        Primary         SFR        360      88.2
66313180       11545 ALLEN                          TUSTIN               CA     92782       Primary         PUD        360      90.0
66313325       11530 ALLEN                          TUSTIN               CA     92780       Primary         PUD        360      90.0
66379709       17349 CREEKSIDE CT                   MONTE SEREN          CA     95030       Primary         SFR        360      80.0
66389186       1536 VERSAILLES AVE                  ALAMEDA              CA     94501       Primary         SFR        360      80.0
66436001       3607 CONSUELO AVE                    THOUSAND OA          CA     91360       Primary         SFR        360      89.9
66564832       815 SPRING DR                        WALNUT CREE          CA     94596       Primary         SFR        360      80.0
66598419       1052 SPINNAKER RUN                   COSTA MESA           CA     92627       Primary         PUD        360      90.0
66600715       20523 ECHO CT                        GROVELAND            CA     95321       Primary         PUD        360      75.0
66608694       10501 ANDORA AVE                     LA (CHATSWO          CA     91311       Primary         SFR        360      78.4
66613230       1812 DORA DR                         CARDIFF              CA     92007       Primary         SFR        360      80.0
66629179       2976 FERDIG                          TUSTIN               CA     92782       Primary         PUD        360      80.0
66642329       1020 STONERIDGE DR                   PASADNA              CA     91105       Primary         SFR        360      67.2
66643058       5020 MOHR VALLEY                     BLOOMFIELD           MI     48304       Primary         SFR        360      87.6
66684340       19240 HIDDEN SPRINGS LN              LOS GATOS            CA     95033       Primary         SFR        360      54.6
66739926       1737 CEDAR ST                        SAN CARLOS           CA     94070       Primary         SFR        360      73.5
66806127       2540 PRESTONWOOD DRIVE               PLANO                TX     75093       Primary         SFR        360      80.0
66831024       558 28TH AVE #101                    SAN FRANCIS          CA     94121       Primary        Condo       360      90.0
66850983       1990 22ND AVE                        SAN FRANCIS          CA     94116       Primary         SFR        360      80.0
5000094283     5914 BRUNS CT                        OAKLAND              CA     94611       Primary         SFR        360      80.0
5000095934     785 WALLEA DR                        MENLO PARK           CA     94025       Primary         SFR        360      77.8
5000095959     548 FATHOM DR                        SAN MATEO            CA     94404       Primary         PUD        360      61.7
5000096874     611 AUGUSTA DR                       MORAGA               CA     94556       Primary         PUD        360      74.4
5000096940     43508 LAUREL GLEN COMMON             FREMONT              CA     94539       Primary         SFR        360      80.0
5000097286     4943 SMITH CANYON CT                 SAN DIEGO            CA     92130       Primary         SFR        360      80.0
5000097542     305 PEPPER AVE                       HILLSBOROUG          CA     94010       Primary         SFR        360      45.8
5000097567     1062 LORNE WAY                       SUNNYVALE            CA     94087       Primary         SFR        360      71.3
5000097807     23 DARLENE CT                        ALAMO                CA     94507       Primary         SFR        360      64.0
5000097963     11 ALTAMOUNT DR                      ORINDA               CA     94563       Primary         SFR        360      80.0
5000098037     440 GELLERT DR                       SAN FRANCIS          CA     94132       Primary         SFR        360      80.0
5000098524     5432 CRIMSON CIRCLE                  FREMONT              CA     94538       Primary         SFR        360      80.0
5000098862     2 CHICAGO WAY                        SAN FRANCIS          CA     94112       Primary         SFR        360      75.0
5000099100     167 RUBY AVE                         SAN CARLOS           CA     94070       Primary         SFR        360      77.4
5000099142     1076 CATHCART WAY                    STANFORD             CA     94305       Primary         SFR        360      77.0
5000099456     2720 MIRA BELLA CIRC                 MORGAN HILL          CA     95037       Primary         SFR        360      75.5
5000101229     852 NEPTUNE CT                       SAN MATEO            CA     94404       Primary         PUD        360      90.0
5000101880     240 S BALSAMINA WAY                  PORTOLA VAL          CA     94028       Primary         SFR        360      49.0
5000117035     11045 E TURNBERRY ROAD               SCOTTSDALE           AZ     85255      Secondary        PUD        360      80.0
5000117555     2785 JACKSON ST #6                   SAN FRANCIS          CA     94115       Primary        Condo       360      33.8
5000117589     1014 FASSLER AVE                     PACIFICA             CA     94044       Primary         SFR        360      79.3
5000117696     298 JUANITA WAY                      SAN FRANCIS          CA     94127       Primary         SFR        360      66.8
5000119239     21 STILLMAN ST #3                    SAN FRANCIS          CA     94107       Primary        Condo       360      78.4
5000124437     5027 COMMONWEALTH AVE                LA CANADA F          CA     91011       Primary         SFR        360      64.5
5000124783     209 30TH ST                          NEWPORT BEA          CA     92663       Primary       2-Family     360      71.2
5000128008     6560 ROLLING OAKS DR                 SAN JOSE             CA     95120       Primary         SFR        360      69.6
5000128677     4586 THORNHAVEN WAY                  SAN JOSE             CA     95111       Primary         SFR        360      80.0

(continued)

LOAN#         RATE       FIRSTPAYDT      MAT DT          PANDI           SCHPTD       ORIG BAL      ACT BALANCE     SCH BALANCE
5000009919    7.125       5/1/1999      4/1/2029       $2,694.88        5/1/1999      $400,000      $399,680.12     $399,680.12
5000011592        7       5/1/1999      4/1/2029       $2,574.73        5/1/1999      $387,000      $387,000.00     $386,682.77
5000013523     7.25       6/1/1999      5/1/2029       $2,613.42        5/1/1999      $383,100      $383,100.00     $383,100.00
5000023340    7.375       5/1/1999      4/1/2029       $3,315.25        5/1/1999      $480,000      $480,000.00     $479,634.75
5000024066    6.875       5/1/1999      4/1/2029       $1,929.40        5/1/1999      $293,700      $293,700.00     $293,453.26
5000035237        7       5/1/1999      4/1/2029       $1,995.91        5/1/1999      $300,000      $300,000.00     $299,754.09
5000037431     7.25       5/1/1999      4/1/2029       $1,770.25        5/1/1999      $259,500      $259,297.56     $259,297.56
5000039585        7       5/1/1999      4/1/2029       $2,245.40        5/1/1999      $337,500      $337,500.00     $337,223.35
5000039833    7.125       5/1/1999      4/1/2024       $2,058.55        5/1/1999      $288,000      $288,000.00     $287,651.45
5000039999     7.25       6/1/1999      5/1/2029       $2,148.86        5/1/1999      $315,000      $315,000.00     $315,000.00
5000047604    7.625       5/1/1999      4/1/2029       $3,108.64        5/1/1999      $439,200      $438,882.11     $438,882.11
5000049063    7.375       5/1/1999      4/1/2029       $2,072.03        5/1/1999      $300,000      $300,000.00     $299,771.72
5000052562    7.375       5/1/1999      4/1/2029       $1,795.76        5/1/1999      $260,000      $260,000.00     $259,802.16
5000075555        7       5/1/1999      4/1/2029       $2,224.11        5/1/1999      $334,300      $334,025.97     $334,025.97
5000085547    7.375       5/1/1999      4/1/2029       $2,002.96        5/1/1999      $290,000      $290,000.00     $289,779.33
5000087717    6.625       5/1/1999      4/1/2029       $2,177.06        5/1/1999      $340,000      $340,000.00     $339,700.02
5000090497    7.875       5/1/1999      4/1/2029       $2,505.85        5/1/1999      $345,600      $345,600.00     $345,362.15
5000092493    7.125       5/1/1999      4/1/2029       $2,452.34        5/1/1999      $364,000      $364,000.00     $363,708.91
5000093889      7.5       5/1/1999      4/1/2029       $2,753.16        5/1/1999      $393,750      $393,457.78     $393,457.78
5000094259    7.375       5/1/1999      4/1/2029       $2,417.37        5/1/1999      $350,000      $350,000.00     $349,733.67
5000128925    6.875       5/1/1999      4/1/2029       $2,397.80        5/1/1999      $365,000      $365,000.00     $364,693.35
5000129253    6.875       5/1/1999      4/1/2029       $2,049.62        5/1/1999      $312,000      $312,000.00     $311,737.88
5000139344        7       5/1/1999      4/1/2029       $3,214.75        5/1/1999      $483,200      $483,200.00     $482,803.92
5000139658     7.25       5/1/1999      4/1/2029       $3,308.56        5/1/1999      $485,000      $484,621.65     $484,621.65
5000140474    7.125       5/1/1999      4/1/2029       $2,694.88        5/1/1999      $400,000      $400,000.00     $399,680.12
5000140961     7.25       6/1/1999      5/1/2029       $2,563.62        5/1/1999      $375,800      $375,800.00     $375,800.00
5000141035    6.875       6/1/1999      5/1/2029       $1,939.26        5/1/1999      $295,200      $295,200.00     $295,200.00
5000141761    7.375       5/1/1999      4/1/2029       $1,795.76        5/1/1999      $260,000      $260,000.00     $259,802.16
5000142181     6.75       5/1/1999      4/1/2029       $3,191.11        5/1/1999      $492,000      $492,000.00     $491,576.39
5000143791    7.125       6/1/1999      5/1/2029       $2,391.71        5/1/1999      $355,000      $355,000.00     $355,000.00
5000143817    7.125       5/1/1999      4/1/2029       $1,669.14        5/1/1999      $247,750      $247,551.88     $247,551.88
5000144054    7.125       5/1/1999      4/1/2029       $1,670.15        5/1/1999      $247,900      $247,701.76     $247,701.76
5000163591    6.875       5/1/1999      4/1/2029       $1,806.56        5/1/1999      $275,000      $275,000.00     $274,768.96
5000175538     7.25       5/1/1999      4/1/2029       $3,045.24        5/1/1999      $446,400      $446,051.76     $446,051.76
5000176049        7       5/1/1999      4/1/2029       $1,995.91        5/1/1999      $300,000      $300,000.00     $299,754.09
5000176064     7.25       6/1/1999      5/1/2029       $2,728.37        5/1/1999      $399,950      $399,950.00     $399,950.00
5000176320     7.25       5/1/1999      4/1/2029       $3,008.40        5/1/1999      $441,000      $441,000.00     $440,655.98
5000176726    7.125       5/1/1999      4/1/2029       $1,785.36        5/1/1999      $265,000      $264,788.08     $264,788.08
5000176809    6.875       5/1/1999      4/1/2029       $2,654.00        5/1/1999      $404,000      $404,000.00     $403,660.58
5000176882    7.375       6/1/1999      5/1/2029       $2,704.00        5/1/1999      $391,500      $391,500.00     $391,500.00
5000178060    7.125       5/1/1999      4/1/2029       $2,748.78        5/1/1999      $408,000      $408,000.00     $407,673.72
5000178839     7.25       5/1/1999      4/1/2029       $1,779.12        5/1/1999      $260,800      $260,800.00     $260,596.55
5000178862     7.25       5/1/1999      4/1/2029       $2,894.48        5/1/1999      $424,300      $423,969.00     $423,969.00
5000179076     7.25       5/1/1999      4/1/2029       $2,558.17        5/1/1999      $375,000      $375,000.00     $374,707.46
5000179092    7.125       5/1/1999      4/1/2029       $1,913.37        5/1/1999      $284,000      $284,000.00     $283,772.88
5000179258     7.25       5/1/1999      4/1/2029       $1,705.45        5/1/1999      $250,000      $250,000.00     $249,804.97
5000179498    6.875       6/1/1999      5/1/2029       $2,280.86        5/1/1999      $347,200      $347,200.00     $347,200.00
5000179779    7.125       5/1/1999      4/1/2029       $1,879.68        5/1/1999      $279,000      $279,000.00     $278,776.88
5000180397        7       5/1/1999      4/1/2029       $2,128.97        5/1/1999      $320,000      $320,000.00     $319,737.70
5000180462    6.875       6/1/1999      5/1/2029       $2,501.59        5/1/1999      $380,800      $380,800.00     $380,800.00
5000180470     6.75       4/1/1999      3/1/2029       $1,686.36        5/1/1999      $260,000      $259,776.14     $259,551.02
5000181866      7.5       5/1/1999      4/1/2029       $2,326.29        5/1/1999      $332,700      $332,700.00     $332,453.09
5000182443     7.25       5/1/1999      4/1/2029       $2,837.86        5/1/1999      $416,000      $416,000.00     $415,675.47
5000182492        7       5/1/1999      4/1/2029       $2,341.20        5/1/1999      $351,900      $351,900.00     $351,611.55
5000182559        7       5/1/1999      4/1/2029       $2,395.09        5/1/1999      $360,000      $360,000.00     $359,704.91
5000182997        7       5/1/1999      4/1/2029       $4,324.47        5/1/1999      $650,000      $650,000.00     $649,467.20
5000183227     7.25       5/1/1999      4/1/2029       $2,046.53        5/1/1999      $300,000      $299,765.97     $299,765.97
5000183235     7.25       5/1/1999      4/1/2029       $2,489.95        5/1/1999      $365,000      $364,715.26     $364,715.26
5000183391        7       6/1/1999      5/1/2029       $1,873.50        5/1/1999      $281,600      $281,600.00     $281,600.00
5000183557    7.375       5/1/1999      4/1/2029       $3,363.59        5/1/1999      $487,000      $487,000.00     $486,629.43
5000184217     7.25       6/1/1999      5/1/2029       $2,013.79        5/1/1999      $295,200      $295,200.00     $295,200.00
5000184290     7.25       5/1/1999      4/1/2029       $1,691.80        5/1/1999      $248,000      $248,000.00     $247,806.53
5000184464        7       5/1/1999      4/1/2029       $1,896.12        5/1/1999      $285,000      $285,000.00     $284,766.38
5000184639    6.875       5/1/1999      4/1/2029       $2,417.50        5/1/1999      $368,000      $368,000.00     $367,690.83
5000184688     6.75       5/1/1999      4/1/2029       $2,091.09        5/1/1999      $322,400      $322,122.41     $322,122.41
5000184944    7.875       5/1/1999      4/1/2029       $1,969.29        5/1/1999      $271,600      $271,600.00     $271,413.09
5000197037        7       5/1/1999      4/1/2029       $2,228.77        5/1/1999      $335,000      $335,000.00     $334,725.40
5000200203        7       5/1/1999      4/1/2029       $1,690.87        5/1/1999      $254,150      $254,150.00     $253,941.67
5000213412    7.375       6/1/1999      5/1/2029       $2,403.55        5/1/1999      $348,000      $348,000.00     $348,000.00
5000215243    6.875       6/1/1999      5/1/2029       $2,233.56        5/1/1999      $340,000      $340,000.00     $340,000.00
5000223585        7       6/1/1999      5/1/2029       $2,634.60        5/1/1999      $396,000      $396,000.00     $396,000.00
5000226679     7.25       5/1/1999      4/1/2029       $1,730.00        5/1/1999      $253,600      $253,402.17     $253,402.17
5000227321     6.75       5/1/1999      4/1/2029       $3,891.59        5/1/1999      $600,000      $599,483.41     $599,483.41
5000227784        7       5/1/1999      4/1/2029       $2,347.19        5/1/1999      $352,800      $352,800.00     $352,510.81
5000228139    7.375       5/1/1999      4/1/2029       $2,417.37        5/1/1999      $350,000      $350,000.00     $349,733.67
5000229129        7       6/1/1999      5/1/2029       $2,162.24        5/1/1999      $325,000      $325,000.00     $325,000.00
5000229996     7.25       6/1/1999      5/1/2029       $2,263.47        5/1/1999      $331,800      $331,800.00     $331,800.00
5000230176    7.375       6/1/1999      5/1/2029       $1,851.01        5/1/1999      $268,000      $268,000.00     $268,000.00
5000230416     7.25       6/1/1999      5/1/2029       $2,148.86        5/1/1999      $315,000      $315,000.00     $315,000.00
5000230606    7.375       5/1/1999      4/1/2029       $2,845.59        5/1/1999      $412,000      $412,000.00     $411,686.49
5000230713    7.375       6/1/1999      5/1/2029       $2,050.62        5/1/1999      $296,900      $296,900.00     $296,900.00
5000233097     7.25       5/1/1999      4/1/2029       $2,650.26        5/1/1999      $388,500      $388,196.93     $388,196.93
5000235738        7       5/1/1999      4/1/2029       $3,521.12        5/1/1999      $529,250      $529,250.00     $528,816.17
5000241611    7.125       6/1/1999      5/1/2029       $1,664.09        5/1/1999      $247,000      $247,000.00     $247,000.00
5000242957     7.25       5/1/1999      4/1/2029       $1,789.05        5/1/1999      $262,255      $262,050.41     $262,050.41
5000252535    6.875       6/1/1999      5/1/2029       $1,616.05        5/1/1999      $246,000      $246,000.00     $246,000.00
5000257336     7.25       5/1/1999      4/1/2029       $1,884.86        5/1/1999      $276,300      $276,300.00     $276,084.45
5000266956      7.5       5/1/1999      4/1/2029       $1,982.28        5/1/1999      $283,500      $283,500.00     $283,289.60
5000266998     6.75       5/1/1999      4/1/2029       $2,075.52        5/1/1999      $320,000      $320,000.00     $319,724.48
5000271139      6.5       4/1/1999      3/1/2029       $1,820.36        5/1/1999      $288,000      $287,739.64     $287,477.87
5000277102    7.125       5/1/1999      4/1/2029       $2,314.23        5/1/1999      $343,500      $343,500.00     $343,225.30
5000277995     7.25       5/1/1999      4/1/2029       $2,046.53        5/1/1999      $300,000      $298,765.97     $298,765.97
5000278258     7.25       5/1/1999      4/1/2029       $2,646.85        5/1/1999      $388,000      $387,697.32     $387,697.32
5000280452     7.25       5/1/1999      4/1/2029       $3,922.52        5/1/1999      $575,000      $574,551.44     $574,551.44
5000286715     6.75       5/1/1999      4/1/2029       $2,853.84        5/1/1999      $440,000      $440,000.00     $439,621.16
5000291210    7.375       5/1/1999      4/1/2029       $3,985.20        5/1/1999      $577,000      $577,000.00     $576,560.95
5000292069      6.5       5/1/1999      4/1/2029       $2,465.07        5/1/1999      $390,000      $389,647.43     $389,647.43
5000293430        7       5/1/1999      4/1/2029       $2,128.97        5/1/1999      $320,000      $320,000.00     $319,737.70
5000295625        7       5/1/1999      4/1/2029       $2,993.87        5/1/1999      $450,000      $450,000.00     $449,631.13
5000295807        7       5/1/1999      4/1/2029       $1,809.63        5/1/1999      $272,000      $272,000.00     $271,777.04
5000296508      6.5       5/1/1999      4/1/2029       $1,801.40        5/1/1999      $285,000      $285,000.00     $284,742.35
5000297118        7       5/1/1999      4/1/2029       $3,160.19        5/1/1999      $475,000      $475,000.00     $474,610.64
5000297753        7       5/1/1999      4/1/2029       $2,682.50        5/1/1999      $403,200      $403,200.00     $402,869.50
5000298652     6.75       5/1/1999      4/1/2029       $1,738.25        5/1/1999      $268,000      $267,769.25     $267,769.25
5000298686    6.875       5/1/1999      4/1/2029       $3,363.48        5/1/1999      $512,000      $512,000.00     $511,569.85
5000308824     7.25       5/1/1999      4/1/2029       $2,435.37        5/1/1999      $357,000      $356,721.51     $356,721.51
5000311737     7.25       5/1/1999      4/1/2029       $1,974.91        5/1/1999      $289,500      $289,274.15     $289,274.15
5000312594    6.875       5/1/1999      4/1/2029       $3,179.54        5/1/1999      $484,000      $484,000.00     $483,593.38
5000315019     7.25       5/1/1999      4/1/2029       $2,914.26        5/1/1999      $427,200      $426,866.74     $426,866.74
5000315175        7       5/1/1999      4/1/2029       $1,869.51        5/1/1999      $281,000      $280,769.66     $280,769.66
5000316017     6.75       6/1/1999      5/1/2029       $1,790.14        5/1/1999      $276,000      $276,000.00     $276,000.00
5000316397     7.25       5/1/1999      4/1/2029       $2,333.05        5/1/1999      $342,000      $342,000.00     $341,733.20
5000317114      7.5       5/1/1999      4/1/2029       $1,887.88        5/1/1999      $270,000      $270,000.00     $269,799.62
5000317999        7       5/1/1999      4/1/2029       $1,828.26        5/1/1999      $274,800      $274,800.00     $274,574.74
5000318856    6.875       5/1/1999      4/1/2029       $1,732.98        5/1/1999      $263,800      $263,575.66     $263,575.66
5000318963     6.75       6/1/1999      5/1/2029       $2,170.86        5/1/1999      $334,700      $334,700.00     $334,700.00
5000320118        7       5/1/1999      4/1/2029       $1,829.59        5/1/1999      $275,000      $275,000.00     $274,774.58
5000320258    7.375       6/1/1999      5/1/2029       $1,816.48        5/1/1999      $263,000      $263,000.00     $263,000.00
5000321082      7.5       5/1/1999      4/1/2029       $2,687.65        5/1/1999      $384,380      $382,861.73     $382,566.97
5000322817    7.125       5/1/1999      4/1/2029       $1,913.37        5/1/1999      $284,000      $284,000.00     $283,772.88
5000324748    7.375       5/1/1999      4/1/2029       $1,973.61        5/1/1999      $285,750      $285,506.17     $285,506.17
5000327030      7.5       6/1/1999      5/1/2029       $1,713.08        5/1/1999      $245,000      $244,096.47     $244,096.47
5000328236    6.875       5/1/1999      4/1/2029       $2,036.48        5/1/1999      $310,000      $310,000.00     $309,739.56
5000328442     7.25       6/1/1999      5/1/2029       $2,210.26        5/1/1999      $324,000      $324,000.00     $324,000.00
5000331024     7.25       5/1/1999      4/1/2029       $2,354.50        5/1/1999      $345,144      $345,144.00     $344,874.75
5000343961     6.75       5/1/1999      4/1/2029       $2,432.25        5/1/1999      $375,000      $375,000.00     $374,677.13
5000347855     6.75       4/1/1999      3/1/2029       $1,692.85        5/1/1999      $261,000      $260,549.29     $260,549.29
5000348267     6.75       4/1/1999      3/1/2029       $1,945.80        5/1/1999      $300,000      $299,481.95     $299,481.95
5000348820    7.125       5/1/1999      4/1/2029       $4,042.32        5/1/1999      $600,000      $600,000.00     $599,520.18
5000359041    6.875       5/1/1999      4/1/2029       $1,642.33        5/1/1999      $250,000      $249,789.96     $249,789.96
5000365634        7       5/1/1999      4/1/2029       $1,942.69        5/1/1999      $292,000      $292,000.00     $291,760.64
5000391903      7.5       5/1/1999      4/1/2029       $2,251.48        5/1/1999      $322,000      $322,000.00     $321,761.02
5000392539        7       5/1/1999      4/1/2029       $2,274.67        5/1/1999      $341,900      $341,900.00     $341,619.75
5000395888     6.75       5/1/1999      4/1/2029       $2,241.56        5/1/1999      $345,600      $345,600.00     $345,302.44
5000399864        7       5/1/1999      4/1/2029       $2,328.56        5/1/1999      $350,000      $350,000.00     $349,713.11
5000400860     6.75       4/1/1999      3/1/2029       $3,243.00        5/1/1999      $500,000      $499,569.50     $499,136.58
5000401207     6.75       4/1/1999      3/1/2029       $1,971.74        5/1/1999      $304,000      $303,738.26     $303,475.05
5000401686     6.75       5/1/1999      4/1/2029       $2,257.13        5/1/1999      $348,000      $347,700.37     $347,700.37
5000402148    7.125       5/1/1999      4/1/2029       $2,034.64        5/1/1999      $302,000      $301,758.49     $301,758.49
5000403575      7.5       6/1/1999      5/1/2029       $1,937.88        5/1/1999      $277,150      $277,150.00     $277,150.00
5000406669        7       5/1/1999      4/1/2029       $2,009.22        5/1/1999      $302,000      $302,000.00     $301,752.45
5000407733     6.75       4/1/1999      3/1/2029       $1,800.51        5/1/1999      $277,600      $277,120.64     $277,120.64
5000408350        7       5/1/1999      4/1/2029       $1,836.24        5/1/1999      $276,000      $275,773.76     $275,773.76
5000408806     6.75       4/1/1999      3/1/2029       $2,354.42        5/1/1999      $363,000      $362,641.88     $362,327.32
5000409671    6.625       4/1/1999      3/1/2029       $2,721.33        5/1/1999      $425,000      $424,625.02     $424,247.97
5000410133        7       5/1/1999      4/1/2029       $3,293.25        5/1/1999      $495,000      $495,000.00     $494,594.25
5000410166     6.75       5/1/1999      4/1/2029       $3,979.15        5/1/1999      $613,500      $613,474.64     $612,946.28
5000412014    7.875       5/1/1999      4/1/2029       $1,885.19        5/1/1999      $260,000      $260,000.00     $259,821.06
5000412097    6.875       5/1/1999      4/1/2029       $1,721.16        5/1/1999      $262,000      $260,048.86     $260,048.86
5000414895     6.75       4/1/1999      3/1/2029       $3,891.59        5/1/1999      $600,000      $599,283.41     $598,762.79
5000415561    6.875       5/1/1999      4/1/2029       $2,463.49        5/1/1999      $375,000      $375,000.00     $374,684.95
5000415892    7.375       5/1/1999      4/1/2029       $2,047.86        5/1/1999      $296,500      $296,500.00     $296,274.38
5000416619    6.875       5/1/1999      4/1/2029       $2,522.61        5/1/1999      $384,000      $384,000.00     $383,677.39
5000420256    7.375       5/1/1999      4/1/2029       $1,989.15        5/1/1999      $288,000      $287,780.85     $287,780.85
5000420777     6.75       4/1/1999      3/1/2029       $2,594.40        5/1/1999      $400,000      $399,655.60     $399,309.26
5000420819     6.75       5/1/1999      4/1/2029       $2,257.13        5/1/1999      $348,000      $347,700.37     $347,700.37
5000421411     6.75       5/1/1999      4/1/2029       $2,270.10        5/1/1999      $350,000      $350,000.00     $349,698.65
5000421718     6.75       5/1/1999      4/1/2029       $3,145.71        5/1/1999      $485,000      $485,000.00     $484,582.42
5000422740    7.375       5/1/1999      4/1/2029       $2,417.37        5/1/1999      $350,000      $350,000.00     $349,733.67
5000426121     7.25       5/1/1999      4/1/2029       $3,192.59        5/1/1999      $468,000      $467,507.13     $467,507.13
5000426592    7.375       5/1/1999      4/1/2029       $1,852.40        5/1/1999      $268,200      $268,200.00     $267,995.91
5000426766    7.125       5/1/1999      4/1/2029       $2,518.36        5/1/1999      $373,800      $373,800.00     $373,501.08
5000426808    7.125       5/1/1999      4/1/2029       $1,770.54        5/1/1999      $262,800      $262,589.84     $262,589.84
5000426816     7.75       5/1/1999      4/1/2029       $2,955.21        5/1/1999      $412,500      $412,500.00     $412,208.85
5000427178    7.125       5/1/1999      4/1/2029       $2,182.85        5/1/1999      $324,000      $324,000.00     $323,740.90
5000429745    6.875       5/1/1999      4/1/2029       $2,627.72        5/1/1999      $400,000      $400,000.00     $399,663.95
5000429968     7.25       6/1/1999      5/1/2029       $2,073.82        5/1/1999      $304,000      $304,000.00     $304,000.00
5000435031        7       5/1/1999      4/1/2029       $2,085.72        5/1/1999      $313,500      $313,243.03     $313,243.03
5000435247      7.5       5/1/1999      4/1/2029       $1,787.19        5/1/1999      $255,600      $255,600.00     $255,410.31
5000435296    7.125       5/1/1999      4/1/2029       $2,155.90        5/1/1999      $320,000      $319,700.00     $319,700.00
5000435304    7.125       5/1/1999      4/1/2029       $1,792.09        5/1/1999      $266,000      $266,000.00     $265,787.29
5000435346    7.375       5/1/1999      4/1/2029       $2,023.68        5/1/1999      $293,000      $293,000.00     $292,777.05
5000435411     7.25       5/1/1999      4/1/2029       $2,844.68        5/1/1999      $417,000      $417,000.00     $416,674.70
5000435635    7.375       5/1/1999      4/1/2029       $1,933.89        5/1/1999      $280,000      $280,000.00     $279,786.94
5000435676     7.25       5/1/1999      4/1/2029       $1,780.14        5/1/1999      $260,950      $260,950.00     $260,746.43
5000435783    7.625       5/1/1999      4/1/2029       $2,320.86        5/1/1999      $327,900      $327,662.67     $327,662.67
5000436666        7       6/1/1999      5/1/2029       $3,625.90        5/1/1999      $545,000      $545,000.00     $545,000.00
5000436740     6.75       5/1/1999      4/1/2029       $2,150.10        5/1/1999      $331,500      $331,500.00     $331,214.59
5000436773     6.75       6/1/1999      5/1/2029       $2,923.23        5/1/1999      $450,700      $450,700.00     $450,700.00
5000436898        7       5/1/1999      4/1/2029       $1,739.77        5/1/1999      $261,500      $261,138.74     $261,138.74
5000436955    6.875       6/1/1999      5/1/2029       $2,548.23        5/1/1999      $387,900      $387,900.00     $387,900.00
5000436989     7.25       9/1/1998      8/1/2028       $1,746.38        5/1/1999      $256,000      $254,368.12     $254,158.55
5000437227     7.25       5/1/1999      4/1/2029       $2,292.11        5/1/1999      $336,000      $336,000.00     $335,737.89
5000437250     7.25       5/1/1999      4/1/2029       $1,850.06        5/1/1999      $271,200      $271,200.00     $270,988.44
5000438118     6.75       4/1/1999      3/1/2029       $2,023.63        5/1/1999      $312,000      $311,461.23     $311,461.23
5000438167     6.75       4/1/1999      3/1/2029       $2,334.95        5/1/1999      $360,000      $359,399.54     $359,086.21
5000438316        7       5/1/1999      4/1/2029       $4,257.94        5/1/1999      $640,000      $640,000.00     $639,475.39
5000438407    6.625       5/1/1999      4/1/2029       $3,054.92        5/1/1999      $477,100      $477,100.00     $476,679.07
5000438944    7.125       5/1/1999      4/1/2029       $2,290.64        5/1/1999      $340,000      $340,000.00     $339,728.11
5000439181     7.25       5/1/1999      4/1/2029       $2,926.54        5/1/1999      $429,000      $428,665.34     $428,665.34
5000439330    7.125       5/1/1999      4/1/2029       $1,893.82        5/1/1999      $281,100      $280,875.21     $280,875.21
5000439421     6.75       4/1/1999      3/1/2029       $2,221.12        5/1/1999      $342,450      $342,155.16     $341,858.66
5000439462        7       4/1/1999      3/1/2029       $2,153.58        5/1/1999      $323,700      $323,434.67     $323,167.79
5000439546    7.125       5/1/1999      4/1/2029       $2,021.16        5/1/1999      $300,000      $300,000.00     $299,760.09
5000439660     7.25       5/1/1999      4/1/2029       $2,182.96        5/1/1999      $320,000      $319,568.46     $319,568.46
5000439678        7       5/1/1999      4/1/2029       $2,346.52        5/1/1999      $352,700      $352,700.00     $352,410.90
5000439710     7.25       5/1/1999      4/1/2029       $1,978.31        5/1/1999      $290,000      $290,000.00     $289,773.77
5000446053      7.5       6/1/1999      5/1/2029       $1,755.03        5/1/1999      $251,000      $250,813.72     $251,000.00
5000446343    7.125       5/1/1999      4/1/2029       $3,494.58        5/1/1999      $518,700      $518,700.00     $518,285.20
5000446459     7.25       6/1/1999      5/1/2029       $2,046.53        5/1/1999      $300,000      $300,000.00     $300,000.00
5000447564        7       5/1/1999      4/1/2019       $1,946.01        5/1/1999      $251,000      $251,000.00     $250,518.16
5000447812        7       5/1/1999      4/1/2029       $2,415.05        5/1/1999      $363,000      $363,000.00     $362,702.45
5000447838     6.75       5/1/1999      4/1/2029       $2,117.68        5/1/1999      $326,500      $326,500.00     $326,218.88
5000448588    6.875       5/1/1999      4/1/2029       $3,100.71        5/1/1999      $472,000      $472,000.00     $471,603.46
5000450303     7.25       5/1/1999      4/1/2029       $3,274.45        5/1/1999      $480,000      $480,000.00     $479,625.55
5000450733        7       5/1/1999      4/1/2029       $4,324.47        5/1/1999      $650,000      $650,000.00     $649,467.20
5000451822        7       6/1/1999      5/1/2029       $2,185.19        5/1/1999      $328,450      $328,450.00     $328,450.00
5000451855        7       5/1/1999      4/1/2029       $1,995.91        5/1/1999      $300,000      $300,000.00     $299,754.09
5000452390        7       5/1/1999      4/1/2029       $1,809.63        5/1/1999      $272,000      $272,000.00     $271,777.04
5000452580    7.375       5/1/1999      4/1/2029       $1,916.63        5/1/1999      $277,500      $277,500.00     $277,288.84
5000453034    7.125       5/1/1999      4/1/2029       $2,324.33        5/1/1999      $345,000      $345,000.00     $344,724.11
5000453133        7       5/1/1999      4/1/2029       $2,277.00        5/1/1999      $342,250      $341,969.46     $341,969.46
5000453182    7.125       6/1/1999      5/1/2029       $1,728.09        5/1/1999      $256,500      $256,500.00     $256,500.00
5000453489    7.375       6/1/1999      5/1/2029       $1,823.39        5/1/1999      $264,000      $264,000.00     $264,000.00
5000455831        7       5/1/1999      4/1/2029       $3,060.40        5/1/1999      $460,000      $460,000.00     $459,622.93
5000457258        7       5/1/1999      4/1/2029       $3,725.70        5/1/1999      $560,000      $560,000.00     $559,540.97
5000458082      7.5       5/1/1999      4/1/2029       $2,237.49        5/1/1999      $320,000      $320,000.00     $319,762.51
5000458215     7.25       6/1/1999      5/1/2029       $2,728.71        5/1/1999      $400,000      $400,000.00     $400,000.00
5000459866        7       6/1/1999      5/1/2029       $3,060.40        5/1/1999      $460,000      $460,000.00     $460,000.00
5000459973    7.125       5/1/1999      4/1/2029       $2,102.01        5/1/1999      $312,000      $311,750.49     $311,750.49
5000460336      7.5       5/1/1999      4/1/2029       $2,220.71        5/1/1999      $317,600      $317,364.29     $317,364.29
5000461193     7.25       6/1/1999      5/1/2029       $2,046.53        5/1/1999      $300,000      $300,000.00     $300,000.00
5000461417     7.25       6/1/1999      5/1/2029       $2,292.12        5/1/1999      $336,000      $336,000.00     $336,000.00
5000461482    7.125       6/1/1999      5/1/2029       $4,379.18        5/1/1999      $650,000      $650,000.00     $650,000.00
5000467166     7.25       5/1/1999      4/1/2029       $3,069.80        5/1/1999      $450,000      $450,000.00     $449,648.95
5000468883    7.125       5/1/1999      4/1/2029       $2,327.70        5/1/1999      $345,500      $345,500.00     $345,223.71
5000469915        7       6/1/1999      5/1/2029       $2,892.08        5/1/1999      $434,700      $434,700.00     $434,700.00
5000470335    7.375       5/1/1999      4/1/2029       $2,417.37        5/1/1999      $350,000      $350,000.00     $349,733.67
5000470368    7.125       5/1/1999      4/1/2029       $4,210.75        5/1/1999      $625,000      $625,000.00     $624,500.19
5000470509        7       6/1/1999      5/1/2029       $2,381.79        5/1/1999      $358,000      $358,000.00     $358,000.00
5000471291    7.125       6/1/1999      5/1/2029       $1,953.79        5/1/1999      $290,000      $290,000.00     $290,000.00
5000475391      7.5       5/1/1999      4/1/2029       $1,859.92        5/1/1999      $266,000      $265,802.58     $265,802.58
5000475433    7.375       5/1/1999      4/1/2029       $1,775.04        5/1/1999      $257,000      $257,000.00     $256,804.44
5000476209        7       6/1/1999      5/1/2029       $1,735.11        5/1/1999      $260,800      $260,800.00     $260,800.00
5000476837    7.375       5/1/1999      4/1/2029       $1,853.09        5/1/1999      $268,300      $268,300.00     $268,095.84
5000477348     7.25       5/1/1999      4/1/2029       $1,773.66        5/1/1999      $260,000      $259,797.17     $259,797.17
5000477876        7       6/1/1999      5/1/2029       $1,696.53        5/1/1999      $255,000      $255,000.00     $255,000.00
5000481886    7.125       5/1/1999      4/1/2029       $2,273.81        5/1/1999      $337,500      $337,500.00     $337,230.10
5000483718     7.25       5/1/1999      4/1/2029       $1,749.79        5/1/1999      $256,500      $256,500.00     $256,299.90
5000484724        7       5/1/1999      4/1/2029       $1,929.38        5/1/1999      $290,000      $290,000.00     $289,762.29
5000486554        7       5/1/1999      4/1/2029       $2,698.47        5/1/1999      $405,600      $405,600.00     $405,267.53
5000486828    6.875       6/1/1999      5/1/2029       $3,074.43        5/1/1999      $468,000      $468,000.00     $468,000.00
5000499052     7.25       5/1/1999      4/1/2029       $1,841.88        5/1/1999      $270,000      $270,000.00     $269,789.37
5000531185     7.25       6/1/1999      5/1/2029       $2,551.34        5/1/1999      $374,000      $374,000.00     $374,000.00
5000532852     7.25       5/1/1999      4/1/2029       $3,922.52        5/1/1999      $575,000      $575,000.00     $574,551.44
5000534502     7.25       5/1/1999      4/1/2029       $3,956.63        5/1/1999      $580,000      $580,000.00     $579,547.54
5000540194    7.125       6/1/1999      5/1/2029       $2,317.60        5/1/1999      $344,000      $344,000.00     $344,000.00
5000543719    7.375       5/1/1999      4/1/2029       $2,900.84        5/1/1999      $420,000      $420,000.00     $419,680.41
5000552520      7.5       5/1/1999      4/1/2029       $2,024.93        5/1/1999      $289,600      $289,600.00     $289,385.07
5000553387     7.25       5/1/1999      4/1/2029       $2,080.64        5/1/1999      $305,000      $305,000.00     $304,762.07
5000560077     7.25       5/1/1999      4/1/2029       $2,387.62        5/1/1999      $350,000      $350,000.00     $349,726.96
5000560697     7.25       6/1/1999      5/1/2029       $2,507.00        5/1/1999      $367,500      $367,500.00     $367,500.00
5000562701    7.125       6/1/1999      5/1/2029       $2,870.05        5/1/1999      $426,000      $426,000.00     $426,000.00
5000565464    7.375       5/1/1999      4/1/2029       $2,866.31        5/1/1999      $415,000      $414,684.21     $414,684.21
5000565472    7.125       5/1/1999      4/1/2029       $2,459.08        5/1/1999      $365,000      $365,000.00     $364,708.11
5000565860     7.25       5/1/1999      4/1/2029       $2,919.72        5/1/1999      $428,000      $427,666.11     $427,666.11
5000566652    7.125       5/1/1999      4/1/2029       $3,530.29        5/1/1999      $524,000      $523,580.25     $523,580.25
5000567627     7.25       5/1/1999      4/1/2029       $1,855.52        5/1/1999      $272,000      $272,000.00     $271,787.81
5000570936    7.125       5/1/1999      4/1/2029       $2,863.31        5/1/1999      $425,000      $425,000.00     $424,660.13
5000574359    7.375       5/1/1999      4/1/2029       $2,469.85        5/1/1999      $357,600      $357,600.00     $357,327.90
5000577717     7.25       5/1/1999      4/1/2029       $2,097.70        5/1/1999      $307,500      $307,500.00     $307,260.11
5000577899    7.875       5/1/1999      4/1/2029       $1,906.94        5/1/1999      $263,000      $262,819.00     $262,819.00
5000578236      7.5       5/1/1999      4/1/2029       $3,496.08        5/1/1999      $500,000      $500,000.00     $499,628.92
5000578426     7.25       6/1/1999      5/1/2029       $2,899.25        5/1/1999      $425,000      $425,000.00     $425,000.00
5000578566    7.125       5/1/1999      4/1/2029       $2,512.98        5/1/1999      $373,000      $373,000.00     $372,701.71
5000578707    7.125       5/1/1999      4/1/2029       $3,368.60        5/1/1999      $500,000      $500,000.00     $499,600.15
5000578798      7.5       5/1/1999      4/1/2029       $3,097.53        5/1/1999      $443,000      $443,000.00     $442,671.22
5000579200    7.125       6/1/1999      5/1/2029       $2,975.15        5/1/1999      $441,600      $441,600.00     $441,600.00
5000579275        7       6/1/1999      5/1/2029       $2,561.42        5/1/1999      $385,000      $385,000.00     $385,000.00
5000579390        7       6/1/1999      5/1/2029       $2,494.89        5/1/1999      $375,000      $375,000.00     $375,000.00
5000579622        7       5/1/1999      4/1/2029       $2,281.99        5/1/1999      $343,000      $343,000.00     $342,718.84
5000580133     6.75       6/1/1999      5/1/2029       $2,620.34        5/1/1999      $404,000      $404,000.00     $404,000.00
5000580174        7       5/1/1999      4/1/2029       $1,783.02        5/1/1999      $268,000      $267,780.31     $267,780.31
5000580182    7.125       6/1/1999      5/1/2029       $2,134.35        5/1/1999      $316,800      $316,800.00     $316,800.00
5000580190     7.25       6/1/1999      5/1/2029       $4,000.97        5/1/1999      $586,500      $586,500.00     $586,500.00
5000580265     7.25       6/1/1999      5/1/2029       $1,753.20        5/1/1999      $257,000      $257,000.00     $257,000.00
5000580356     7.25       5/1/1999      4/1/2029       $1,717.38        5/1/1999      $251,750      $251,750.00     $251,553.61
5000580596     7.25       6/1/1999      5/1/2029       $3,069.80        5/1/1999      $450,000      $450,000.00     $450,000.00
5000580851     7.25       6/1/1999      5/1/2029       $1,746.38        5/1/1999      $256,000      $256,000.00     $256,000.00
5000580992        7       6/1/1999      5/1/2029       $3,751.65        5/1/1999      $563,900      $563,900.00     $563,900.00
5000581297     7.25       6/1/1999      5/1/2029       $2,592.27        5/1/1999      $380,000      $380,000.00     $380,000.00
5000581768      7.5       6/1/1999      5/1/2029       $1,957.11        5/1/1999      $279,900      $279,900.00     $279,900.00
5000581891    7.125       6/1/1999      5/1/2029       $3,766.09        5/1/1999      $559,000      $559,000.00     $559,000.00
5000581958     7.25       6/1/1999      5/1/2029       $2,295.53        5/1/1999      $336,500      $336,500.00     $336,500.00
5000582089    7.125       5/1/1999      4/1/2029       $1,920.10        5/1/1999      $285,000      $285,000.00     $284,772.09
5000582105        7       6/1/1999      5/1/2029       $2,927.34        5/1/1999      $440,000      $440,000.00     $440,000.00
5000584663     7.25       6/1/1999      5/1/2029       $4,284.07        5/1/1999      $628,000      $628,000.00     $628,000.00
5000591445    7.125       5/1/1999      4/1/2029       $3,321.44        5/1/1999      $493,000      $493,000.00     $492,605.75
5000591452     7.25       5/1/1999      4/1/2029       $2,871.97        5/1/1999      $421,000      $421,000.00     $420,671.57
5000591908     7.25       6/1/1999      5/1/2029       $2,551.34        5/1/1999      $374,000      $374,000.00     $374,000.00
5000591981        7       6/1/1999      5/1/2029       $2,248.73        5/1/1999      $338,000      $338,000.00     $338,000.00
5000592013    7.375       6/1/1999      5/1/2029       $2,458.12        5/1/1999      $355,900      $355,900.00     $355,900.00
5000592641    6.875       6/1/1999      5/1/2029       $3,028.45        5/1/1999      $461,000      $461,000.00     $461,000.00
5000593599    7.125       5/1/1999      4/1/2029       $4,379.18        5/1/1999      $650,000      $650,000.00     $649,480.20
5000593755        7       5/1/1999      4/1/2029       $2,767.66        5/1/1999      $416,000      $415,659.01     $415,659.01
5000594233      7.5       5/1/1999      4/1/2029       $2,726.94        5/1/1999      $390,000      $389,710.56     $389,710.56
5000594597     7.25       5/1/1999      4/1/2029       $2,341.23        5/1/1999      $343,200      $342,932.27     $342,932.27
5000595552    7.375       5/1/1999      4/1/2029       $2,624.57        5/1/1999      $380,000      $379,710.85     $379,710.85
5000596147     7.25       6/1/1999      5/1/2029       $1,746.38        5/1/1999      $256,000      $256,000.00     $256,000.00
5000596220        7       6/1/1999      5/1/2029       $2,494.89        5/1/1999      $375,000      $375,000.00     $375,000.00
5000596238     7.25       6/1/1999      5/1/2029       $4,311.36        5/1/1999      $632,000      $632,000.00     $632,000.00
5000596311        7       6/1/1999      5/1/2029       $2,827.54        5/1/1999      $425,000      $425,000.00     $425,000.00
5000596352        7       6/1/1999      5/1/2029       $1,896.12        5/1/1999      $285,000      $285,000.00     $285,000.00
5000596618    7.375       6/1/1999      5/1/2029       $2,524.42        5/1/1999      $365,500      $365,500.00     $365,500.00
5000596642    7.125       6/1/1999      5/1/2029       $3,341.65        5/1/1999      $496,000      $496,000.00     $496,000.00
5000596824        7       6/1/1999      5/1/2029       $1,949.34        5/1/1999      $293,000      $293,000.00     $293,000.00
5000597228      7.5       5/1/1999      4/1/2029       $1,859.92        5/1/1999      $266,000      $266,000.00     $265,802.58
5000597491     7.25       6/1/1999      5/1/2029       $1,910.10        5/1/1999      $280,000      $280,000.00     $280,000.00
5000598606    7.375       6/1/1999      5/1/2029       $3,453.38        5/1/1999      $500,000      $500,000.00     $500,000.00
5000598622     7.25       6/1/1999      5/1/2029       $2,612.74        5/1/1999      $383,000      $380,678.29     $380,678.29
5000599000    7.375       5/1/1999      4/1/2029       $2,590.04        5/1/1999      $375,000      $375,000.00     $374,714.65
5000599398     7.25       5/1/1999      4/1/2029       $1,793.11        5/1/1999      $262,850      $262,850.00     $262,644.94
5000599646    7.125       5/1/1999      4/1/2029       $2,189.59        5/1/1999      $325,000      $325,000.00     $324,740.10
5000599810    6.875       6/1/1999      5/1/2029       $1,773.71        5/1/1999      $270,000      $270,000.00     $270,000.00
5000687540     7.25       6/1/1999      5/1/2029       $1,739.55        5/1/1999      $255,000      $255,000.00     $255,000.00
5000687722        7       5/1/1999      4/1/2029       $3,991.82        5/1/1999      $600,000      $599,508.18     $599,508.18
5000687854        7       6/1/1999      5/1/2029       $1,995.91        5/1/1999      $300,000      $300,000.00     $300,000.00
5000687912      7.5       5/1/1999      4/1/2029       $2,237.49        5/1/1999      $320,000      $320,000.00     $319,762.51
5000687987     7.25       6/1/1999      5/1/2029       $2,217.08        5/1/1999      $325,000      $325,000.00     $325,000.00
5000688217    6.875       6/1/1999      5/1/2029       $3,153.26        5/1/1999      $480,000      $480,000.00     $480,000.00
5000688225        7       6/1/1999      5/1/2029       $2,075.08        5/1/1999      $311,900      $311,900.00     $311,900.00
5000688266    7.375       6/1/1999      5/1/2029       $2,584.86        5/1/1999      $374,250      $374,250.00     $374,250.00
5000688670     7.25       6/1/1999      5/1/2029       $4,433.47        5/1/1999      $649,900      $649,900.00     $649,900.00
5000688738     7.25       5/1/1999      4/1/2029       $3,854.30        5/1/1999      $565,000      $565,000.00     $564,559.24
5000689074    7.125       6/1/1999      5/1/2029       $3,166.48        5/1/1999      $470,000      $470,000.00     $470,000.00
5000689124    7.375       6/1/1999      5/1/2029       $2,141.10        5/1/1999      $310,000      $310,000.00     $310,000.00
5000689264    7.375       6/1/1999      5/1/2029       $2,298.57        5/1/1999      $332,800      $332,800.00     $332,800.00
5000719731    7.375       6/1/1999      5/1/2029       $1,870.01        5/1/1999      $270,750      $270,750.00     $270,750.00
5000730027    7.125       6/1/1999      5/1/2029       $2,883.52        5/1/1999      $428,000      $428,000.00     $428,000.00
5000731082     7.25       6/1/1999      5/1/2029       $2,859.69        5/1/1999      $419,200      $419,200.00     $419,200.00
5000731108    6.875       6/1/1999      5/1/2029       $2,364.95        5/1/1999      $360,000      $360,000.00     $360,000.00
5000731132    7.375       6/1/1999      5/1/2029       $2,154.91        5/1/1999      $312,000      $312,000.00     $312,000.00
5000731140     7.25       5/1/1999      4/1/2029       $2,434.69        5/1/1999      $356,900      $356,421.58     $356,421.58
5000731173    7.375       6/1/1999      5/1/2029       $1,906.27        5/1/1999      $276,000      $276,000.00     $276,000.00
5000731215    7.125       6/1/1999      5/1/2029       $1,876.31        5/1/1999      $278,500      $278,500.00     $278,500.00
5000731231     7.25       6/1/1999      5/1/2029       $2,626.38        5/1/1999      $385,000      $385,000.00     $385,000.00
5000731280      7.5       6/1/1999      5/1/2029       $1,992.77        5/1/1999      $285,000      $285,000.00     $285,000.00
5000731298    7.375       6/1/1999      5/1/2029       $2,037.50        5/1/1999      $295,000      $295,000.00     $295,000.00
5000731314        7       6/1/1999      5/1/2029       $2,102.36        5/1/1999      $316,000      $316,000.00     $316,000.00
5000731348    7.375       6/1/1999      5/1/2029       $1,989.15        5/1/1999      $288,000      $288,000.00     $288,000.00
5000731454     7.25       6/1/1999      5/1/2029       $1,753.20        5/1/1999      $257,000      $257,000.00     $257,000.00
5000731470    7.125       6/1/1999      5/1/2029       $1,943.68        5/1/1999      $288,500      $288,500.00     $288,500.00
5000731488        7       6/1/1999      5/1/2029       $3,858.76        5/1/1999      $580,000      $580,000.00     $580,000.00
5000731553      7.5       6/1/1999      5/1/2029       $1,915.85        5/1/1999      $274,000      $274,000.00     $274,000.00
5000731561        7       6/1/1999      5/1/2029       $2,844.17        5/1/1999      $427,500      $427,500.00     $427,500.00
5000731629        7       6/1/1999      5/1/2029       $3,539.41        5/1/1999      $532,000      $532,000.00     $532,000.00
5000731637        7       6/1/1999      5/1/2029       $2,351.85        5/1/1999      $353,500      $353,500.00     $353,500.00
5000731660     7.25       6/1/1999      5/1/2029       $2,633.21        5/1/1999      $386,000      $386,000.00     $386,000.00
5000731702    6.875       6/1/1999      5/1/2029       $4,139.97        5/1/1999      $630,200      $630,200.00     $630,200.00
5000731728     7.25       6/1/1999      5/1/2029       $1,800.95        5/1/1999      $264,000      $264,000.00     $264,000.00
5000731769    7.375       6/1/1999      5/1/2029       $1,864.83        5/1/1999      $270,000      $270,000.00     $270,000.00
5000731868        7       6/1/1999      5/1/2029       $2,519.84        5/1/1999      $378,750      $378,750.00     $378,750.00
5000731884    7.125       6/1/1999      5/1/2029       $2,353.98        5/1/1999      $349,400      $349,400.00     $349,400.00
5000732049    7.375       6/1/1999      5/1/2029       $1,891.07        5/1/1999      $273,800      $273,800.00     $273,800.00
5000732106    7.375       6/1/1999      5/1/2029       $3,957.57        5/1/1999      $573,000      $573,000.00     $573,000.00
5000732155    7.125       5/1/1999      4/1/2029       $4,311.80        5/1/1999      $640,000      $640,000.00     $639,488.20
5000732254    7.125       5/1/1999      4/1/2029       $2,371.49        5/1/1999      $352,000      $352,000.00     $351,718.51
5000732353     7.25       6/1/1999      5/1/2029       $2,204.80        5/1/1999      $323,200      $323,200.00     $323,200.00
5000732387     7.25       6/1/1999      5/1/2029       $2,796.93        5/1/1999      $410,000      $410,000.00     $410,000.00
5000732411     7.25       6/1/1999      5/1/2029       $3,090.26        5/1/1999      $453,000      $453,000.00     $453,000.00
5000732429     7.25       6/1/1999      5/1/2029       $2,728.71        5/1/1999      $400,000      $400,000.00     $400,000.00
5000732437     7.25       6/1/1999      5/1/2029       $2,906.08        5/1/1999      $426,000      $426,000.00     $426,000.00
5000757681    6.875       5/1/1999      4/1/2029       $2,956.19        5/1/1999      $450,000      $450,000.00     $449,621.94
5000757764     7.25       5/1/1999      4/1/2029       $2,237.54        5/1/1999      $328,000      $328,000.00     $327,744.13
5000757798        7       6/1/1999      5/1/2029       $1,849.55        5/1/1999      $278,000      $278,000.00     $278,000.00
5000757814     7.75       6/1/1999      5/1/2029       $4,656.68        5/1/1999      $650,000      $650,000.00     $650,000.00
5000757848    6.875       6/1/1999      5/1/2029       $1,886.70        5/1/1999      $287,200      $287,200.00     $287,200.00
5000757954        7       5/1/1999      4/1/2029       $3,126.93        5/1/1999      $470,000      $470,000.00     $469,614.74
5000757988        7       5/1/1999      4/1/2029       $1,916.08        5/1/1999      $288,000      $287,526.47     $287,526.47
5000758051    6.875       5/1/1999      4/1/2029       $3,284.65        5/1/1999      $500,000      $499,579.93     $499,579.93
5000758283    7.375       5/1/1999      4/1/2029       $2,434.63        5/1/1999      $352,500      $352,500.00     $352,231.78
5000758465        7       6/1/1999      5/1/2029       $2,347.19        5/1/1999      $352,800      $352,800.00     $352,800.00
5000758481      7.5       6/1/1999      5/1/2029       $1,957.81        5/1/1999      $280,000      $280,000.00     $280,000.00
5000758622     7.25       5/1/1999      4/1/2029       $3,410.89        5/1/1999      $500,000      $499,609.94     $499,609.94
5000758754    7.625       6/1/1999      5/1/2029       $2,519.75        5/1/1999      $356,000      $356,000.00     $356,000.00
5000758796    7.125       5/1/1999      4/1/2029       $3,439.34        5/1/1999      $510,500      $510,500.00     $510,091.75
5000759224    7.375       6/1/1999      5/1/2029       $2,023.68        5/1/1999      $293,000      $293,000.00     $293,000.00
5000759232    7.375       5/1/1999      4/1/2029       $2,127.28        5/1/1999      $308,000      $308,000.00     $307,765.64
5000759257      7.5       6/1/1999      5/1/2029       $2,265.46        5/1/1999      $324,000      $324,000.00     $324,000.00
5000759281     7.25       6/1/1999      5/1/2029       $2,728.71        5/1/1999      $400,000      $400,000.00     $400,000.00
5000759307    6.625       6/1/1999      5/1/2029       $2,198.83        5/1/1999      $343,400      $343,400.00     $343,400.00
5000759315     7.25       5/1/1999      4/1/2029       $2,203.43        5/1/1999      $323,000      $322,748.03     $322,748.03
5000759372     7.25       6/1/1999      5/1/2029       $3,151.66        5/1/1999      $462,000      $462,000.00     $462,000.00
5000759448        7       5/1/1999      4/1/2029       $2,860.81        5/1/1999      $430,000      $430,000.00     $429,647.52
5000759455    6.875       6/1/1999      5/1/2029       $1,856.49        5/1/1999      $282,600      $282,600.00     $282,600.00
5000759489    6.875       5/1/1999      4/1/2029       $1,773.71        5/1/1999      $270,000      $270,000.00     $269,773.17
5000759513     7.25       6/1/1999      5/1/2029       $2,947.01        5/1/1999      $432,000      $432,000.00     $432,000.00
5000759729        7       6/1/1999      5/1/2029       $2,661.22        5/1/1999      $400,000      $400,000.00     $400,000.00
5000759893     6.75       5/1/1999      4/1/2029       $2,052.17        5/1/1999      $316,400      $316,400.00     $316,127.58
5000759901      7.5       6/1/1999      5/1/2029       $1,856.42        5/1/1999      $265,500      $265,500.00     $265,500.00
5000837665     7.25       5/1/1999      4/1/2029       $3,751.97        5/1/1999      $550,000      $550,000.00     $549,570.95
5000837723    7.375       6/1/1999      5/1/2029       $1,989.15        5/1/1999      $288,000      $288,000.00     $288,000.00
5000837913        7       6/1/1999      5/1/2029       $2,395.09        5/1/1999      $360,000      $360,000.00     $360,000.00
5000839976    7.375       6/1/1999      5/1/2029       $2,309.28        5/1/1999      $334,350      $334,350.00     $334,350.00
5000842749    7.125       5/1/1999      4/1/2029       $2,459.08        5/1/1999      $365,000      $365,000.00     $364,708.11
5000843184     6.75       6/1/1999      5/1/2029       $2,594.40        5/1/1999      $400,000      $400,000.00     $400,000.00
5000843531    6.875       6/1/1999      5/1/2029       $2,049.62        5/1/1999      $312,000      $312,000.00     $312,000.00
5000843721      7.5       6/1/1999      5/1/2029       $2,265.46        5/1/1999      $324,000      $324,000.00     $324,000.00
5000845270    6.875       6/1/1999      5/1/2029       $2,401.74        5/1/1999      $365,600      $365,600.00     $365,600.00
5000945138    6.875       6/1/1999      5/1/2029       $1,702.76        5/1/1999      $259,200      $259,200.00     $259,200.00
5000945153     7.25       6/1/1999      5/1/2029       $2,395.81        5/1/1999      $351,200      $351,200.00     $351,200.00
5000945328    7.125       6/1/1999      5/1/2029       $1,852.73        5/1/1999      $275,000      $275,000.00     $275,000.00
5000945336        7       6/1/1999      5/1/2029       $4,324.47        5/1/1999      $650,000      $650,000.00     $650,000.00
5000945484     6.75       6/1/1999      5/1/2029       $4,021.31        5/1/1999      $620,000      $620,000.00     $620,000.00
5000947092     7.25       5/1/1999      4/1/2029       $1,828.24        5/1/1999      $268,000      $267,790.93     $267,790.93
62674731          7       5/1/1999      4/1/2029       $2,262.03        5/1/1999      $340,000      $340,000.00     $339,721.30
64213099        7.5       5/1/1998      4/1/2028       $1,810.10        5/1/1999      $258,875      $256,488.50     $256,281.45
64599043          7       5/1/1999      4/1/2029       $1,721.48        5/1/1999      $258,750      $258,750.00     $258,537.90
65030834      7.125       6/1/1999      5/1/2029       $1,609.18        5/1/1999      $238,850      $238,850.00     $238,850.00
65174402       6.75       5/1/1999      4/1/2029       $1,556.64        5/1/1999      $240,000      $240,000.00     $239,793.36
65180828       6.75      12/1/1998     11/1/2028       $2,821.41        5/1/1999      $435,000      $433,106.15     $432,720.96
65298357      6.375       4/1/1999      3/1/2029       $1,427.42        5/1/1999      $228,800      $228,587.50     $228,374.45
65457196      6.875       5/1/1999      4/1/2029       $3,087.57        5/1/1999      $470,000      $470,000.00     $469,605.14
65471962        7.5       1/1/1999     12/1/2028       $2,787.70        5/1/1999      $398,690      $397,495.10     $397,191.74
65482824      6.875       5/1/1999      4/1/2029       $1,905.10        5/1/1999      $290,000      $289,756.36     $289,756.36
65547101      7.125       5/1/1999      4/1/2029       $1,756.02        5/1/1999      $260,645      $260,436.56     $260,436.56
65548132          6       6/1/1999      5/1/2029       $1,438.93        5/1/1999      $240,000      $240,000.00     $240,000.00
65554515        6.5       4/1/1999      3/1/2029       $3,084.50        5/1/1999      $488,000      $487,558.83     $487,115.27
65554981      6.125       4/1/1999      3/1/2029       $1,458.27        5/1/1999      $240,000      $239,766.73     $239,532.27
65577507      7.375       5/1/1999      4/1/2029       $1,591.32        5/1/1999      $230,400      $230,224.68     $230,224.68
65595939      7.375       5/1/1999      4/1/2029       $3,099.82        5/1/1999      $448,810      $448,468.49     $448,468.49
65640047      7.125       5/1/1999      4/1/2029       $3,503.34        5/1/1999      $520,000      $520,000.00     $519,584.16
65712374       7.25       5/1/1999      4/1/2029       $2,169.32        5/1/1999      $318,000      $317,751.93     $317,751.93
65747666       6.75       5/1/1999      4/1/2029       $2,334.96        5/1/1999      $360,000      $360,000.00     $359,690.04
65756983      7.875       4/1/1999      3/1/2029       $2,117.21        5/1/1999      $292,000      $291,799.04     $291,596.76
65756991      7.875       4/1/1999      3/1/2029       $1,993.95        5/1/1999      $275,000      $274,810.74     $274,620.24
65805461      7.625       6/1/1999      5/1/2029       $3,650.10        5/1/1999      $515,700      $515,700.00     $515,700.00
65812956       7.25       6/1/1999      5/1/2029       $1,806.41        5/1/1999      $264,800      $264,800.00     $264,800.00
65864506       7.25       5/1/1999      4/1/2029       $1,569.01        5/1/1999      $230,000      $230,000.00     $229,820.57
65879554          7       5/1/1999      4/1/2029       $3,842.13        5/1/1999      $577,500      $577,500.00     $577,026.62
65914295       6.75       4/1/1999      3/1/2029       $1,556.64        5/1/1999      $240,000      $239,783.36     $239,575.50
65915381      7.125       5/1/1999      4/1/2029       $4,379.18        5/1/1999      $650,000      $650,000.00     $649,480.20
65919891       7.25       5/1/1999      4/1/2029       $3,069.80        5/1/1999      $450,000      $450,000.00     $449,648.95
65954921      6.625       4/1/1999      3/1/2029       $1,470.04        5/1/1999      $229,582      $229,379.44     $229,175.77
66014476        7.5       5/1/1999      4/1/2029       $1,678.12        5/1/1999      $240,000      $240,000.00     $239,821.88
66050928      7.375       5/1/1999      4/1/2029       $2,505.08        5/1/1999      $362,700      $362,424.01     $362,424.01
66058961       6.75       1/1/1999     12/1/2028       $2,226.64        5/1/1999      $343,300      $341,995.72     $341,692.81
66091764      7.375       5/1/1999      4/1/2029       $2,265.42        5/1/1999      $328,000      $327,750.41     $327,750.41
66117321      7.375       1/1/1999     12/1/2028       $2,279.23        5/1/1999      $330,000      $328,728.94     $328,728.94
66147409        7.5       5/1/1999      4/1/2029       $2,691.98        5/1/1999      $385,000      $385,000.00     $384,714.27
66155037      7.625       5/1/1999      4/1/2029       $2,123.39        5/1/1999      $300,000      $299,782.86     $299,782.86
66172641        6.5       5/1/1999      4/1/2029       $1,514.38        5/1/1999      $239,590      $239,590.00     $239,373.40
66172667      6.875       5/1/1999      4/1/2029       $1,813.13        5/1/1999      $276,000      $276,000.00     $275,768.12
66247187      7.375       1/1/1999     12/1/2028       $2,175.63        5/1/1999      $315,000      $314,032.35     $313,786.71
66313180       6.75       4/1/1999      3/1/2029       $2,433.22        5/1/1999      $375,150      $374,827.00     $374,502.18
66313325      6.875       4/1/1999      3/1/2029       $2,382.68        5/1/1999      $362,700      $362,395.29     $362,088.83
66379709      6.875       5/1/1999      4/1/2029       $4,151.80        5/1/1999      $632,000      $632,000.00     $631,469.03
66389186      6.875       6/1/1999      5/1/2029       $2,259.84        5/1/1999      $344,000      $344,000.00     $344,000.00
66436001          7       5/1/1999      4/1/2029       $1,753.08        5/1/1999      $263,500      $263,500.00     $263,284.00
66564832       6.75       4/1/1999      3/1/2029       $2,438.09        5/1/1999      $375,900      $375,576.35     $375,250.88
66598419      7.625       5/1/1999      4/1/2029       $2,038.45        5/1/1999      $288,000      $287,791.55     $287,791.55
66600715        7.5       5/1/1999      4/1/2029       $1,783.00        5/1/1999      $255,000      $255,000.00     $254,810.75
66608694          7       6/1/1999      5/1/2029       $2,009.22        5/1/1999      $302,000      $302,000.00     $302,000.00
66613230       6.75       4/1/1999      3/1/2029       $2,070.33        5/1/1999      $319,200      $317,486.47     $317,486.47
66629179          7       5/1/1999      4/1/2029       $2,256.71        5/1/1999      $339,200      $339,200.00     $338,921.96
66642329       6.75       4/1/1999      3/1/2029       $2,529.54        5/1/1999      $390,000      $389,615.32     $389,277.37
66643058       7.25       5/1/1999      4/1/2029       $2,240.95        5/1/1999      $328,500      $328,243.74     $328,243.74
66684340        6.5       5/1/1999      4/1/2029       $3,103.46        5/1/1999      $491,000      $491,000.00     $490,556.12
66739926        7.5       6/1/1999      5/1/2029       $2,622.06        5/1/1999      $375,000      $375,000.00     $375,000.00
66806127          7       5/1/1999      4/1/2029       $1,723.47        5/1/1999      $259,050      $259,050.00     $258,837.66
66831024      7.375       5/1/1999      4/1/2029       $1,708.74        5/1/1999      $247,400      $247,400.00     $247,211.74
66850983      7.125       5/1/1999      4/1/2029       $1,832.52        5/1/1999      $272,000      $272,000.00     $271,782.48
5000094283     6.75       4/1/1999      3/1/2029       $3,471.30        5/1/1999      $535,200      $534,739.20     $534,275.81
5000095934    6.875       5/1/1999      4/1/2029       $4,270.04        5/1/1999      $650,000      $650,000.00     $649,453.92
5000095959     7.25       5/1/1999      4/1/2029       $1,978.32        5/1/1999      $290,000      $290,000.00     $289,773.76
5000096874    6.625       4/1/1999      3/1/2029       $1,856.91        5/1/1999      $290,000      $289,744.13     $289,486.85
5000096940     6.75       4/1/1999      3/1/2029       $4,092.66        5/1/1999      $631,000      $630,456.72     $629,910.38
5000097286    6.625       4/1/1999      3/1/2029       $3,713.81        5/1/1999      $580,000      $578,973.72     $578,973.72
5000097542     6.75       5/1/1999      4/1/2029       $4,013.21        5/1/1999      $618,750      $618,750.00     $618,217.26
5000097567        7       5/1/1999      4/1/2029       $2,062.44        5/1/1999      $310,000      $310,000.00     $309,745.89
5000097807    7.375       5/1/1999      4/1/2029       $2,652.20        5/1/1999      $384,000      $384,000.00     $383,707.80
5000097963     6.75       4/1/1999      3/1/2029       $2,672.23        5/1/1999      $412,000      $411,288.54     $411,288.54
5000098037        7       5/1/1999      4/1/2029       $3,991.82        5/1/1999      $600,000      $600,000.00     $599,508.18
5000098524    7.625       5/1/1999      4/1/2029       $1,923.79        5/1/1999      $271,800      $271,800.00     $271,603.27
5000098862    7.125       5/1/1999      4/1/2029       $2,091.90        5/1/1999      $310,500      $310,500.00     $310,251.69
5000099100     7.25       5/1/1999      4/1/2029       $2,796.93        5/1/1999      $410,000      $410,000.00     $409,680.15
5000099142    6.875       5/1/1999      4/1/2029       $3,972.45        5/1/1999      $604,700      $604,191.98     $604,191.98
5000099456     7.25       6/1/1999      5/1/2029       $2,496.77        5/1/1999      $366,000      $366,000.00     $366,000.00
5000101229     7.25       5/1/1999      4/1/2029       $2,357.61        5/1/1999      $345,600      $345,600.00     $345,330.39
5000101880    6.875       5/1/1999      4/1/2029       $2,627.72        5/1/1999      $400,000      $400,000.00     $399,663.95
5000117035    7.125       6/1/1999      5/1/2029       $2,667.93        5/1/1999      $396,000      $396,000.00     $396,000.00
5000117555     7.25       5/1/1999      4/1/2029       $2,762.82        5/1/1999      $405,000      $405,000.00     $404,684.06
5000117589     7.75       5/1/1999      4/1/2029       $1,862.68        5/1/1999      $260,000      $260,000.00     $259,816.49
5000117696    6.875       6/1/1999      5/1/2029       $2,381.37        5/1/1999      $362,500      $362,500.00     $362,500.00
5000119239        7       5/1/1999      4/1/2029       $2,661.22        5/1/1999      $400,000      $400,000.00     $399,672.11
5000124437        7       5/1/1999      4/1/2029       $3,326.52        5/1/1999      $500,000      $500,000.00     $499,590.15
5000124783     6.75       5/1/1999      4/1/2029       $2,840.86        5/1/1999      $438,000      $438,000.00     $437,622.89
5000128008        7       5/1/1999      4/1/2029       $2,661.22        5/1/1999      $400,000      $399,672.11     $399,672.11
5000128677    6.625       5/1/1999      4/1/2029       $2,812.25        5/1/1999      $439,200      $439,200.00     $438,812.50


(continued)
LOAN#           PURP          DOC          APPRAISAL       RTRM       CLTV
5000009919      PURCH        RAPD          $512,000        359        78.3
5000011592      R/T REFI     RAPD          $530,000        359        73.0
5000013523      R/T REFI     RAPD          $460,000        360        83.3
5000023340      C/O REFI     FULL          $860,000        359        55.8
5000024066      R/T REFI     FULL          $375,000        359        78.3
5000035237      PURCH        RAPD          $490,000        359        61.2
5000037431      R/T REFI     RAPD          $330,000        359        78.6
5000039585      R/T REFI     FULL          $450,000        359        75.0
5000039833      C/O REFI     FULL          $364,000        299        79.1
5000039999      R/T REFI     FULL          $415,000        360        75.9
5000047604      PURCH        FULL          $549,000        359        79.9
5000049063      PURCH        RAPD          $320,000        359        93.8
5000052562      R/T REFI     FULL          $325,000        359        80.0
5000075555      PURCH        RAPD          $420,000        359        79.9
5000085547      R/T REFI     FULL          $540,000        359        53.7
5000087717      PURCH        RAPD          $550,000        359        62.6
5000090497      PURCH        RAPD          $435,000        359        80.0
5000092493      PURCH        RAPD          $455,000        359        80.0
5000093889      C/O REFI     FULL          $525,000        359        74.9
5000094259      R/T REFI     RAPD          $700,000        359        50.0
5000128925      R/T REFI     RAPD          $460,000        359        79.3
5000129253      R/T REFI     RAPD          $448,000        359        69.6
5000139344      PURCH        RAPD          $604,000        359        80.0
5000139658      R/T REFI     RAPD          $770,000        359        63.0
5000140474      PURCH        RAPD          $552,000        359        74.7
5000140961      R/T REFI     RAPD          $540,000        360        69.6
5000141035      R/T REFI     RAPD          $495,000        360        59.6
5000141761      C/O REFI     FULL          $400,000        359        65.0
5000142181      PURCH        FULL          $615,000        359        80.0
5000143791      R/T REFI     RAPD          $535,000        360        66.4
5000143817      PURCH        RAPD          $292,000        359        84.9
5000144054      PURCH        RAPD          $310,000        359        79.9
5000163591      R/T REFI     FULL          $345,000        359        79.7
5000175538      PURCH        FULL          $558,000        359        79.9
5000176049      PURCH        RAPD          $465,000        359        64.5
5000176064      PURCH        RAPD          $502,000        360        80.0
5000176320      C/O REFI     FULL          $630,000        359        70.0
5000176726      PURCH        RAPD          $333,000        359        79.7
5000176809      PURCH        RAPD          $505,000        359        80.0
5000176882      PURCH        RAPD          $450,000        360        90.0
5000178060      R/T REFI     FULL        $1,065,000        359        38.3
5000178839      PURCH        RAPD          $326,000        359        80.0
5000178862      PURCH        RAPD          $535,000        359        79.9
5000179076      PURCH        RAPD        $1,349,500        359        27.8
5000179092      C/O REFI     RAPD          $985,000        359        28.8
5000179258      PURCH        FULL          $629,000        359        39.7
5000179498      PURCH        FULL          $434,500        360        79.9
5000179779      PURCH        RAPD          $329,000        359        84.8
5000180397      PURCH        RAPD          $464,000        359        69.0
5000180462      PURCH        RAPD          $476,000        360        80.0
5000180470      PURCH        RAPD          $325,000        358        79.9
5000181866      R/T REFI     FULL          $455,000        359        73.1
5000182443      R/T REFI     FULL          $750,000        359        55.5
5000182492      PURCH        FULL          $439,900        359        80.0
5000182559      C/O REFI     FULL          $600,000        359        60.0
5000182997      C/O REFI     FULL          $950,000        359        68.4
5000183227      PURCH        RAPD          $445,000        359        67.9
5000183235      PURCH        FULL          $540,000        359        67.5
5000183391      PURCH        RAPD          $352,000        360        80.0
5000183557      C/O REFI     FULL          $650,000        359        74.9
5000184217      PURCH        RAPD          $369,000        360        80.0
5000184290      R/T REFI     FULL          $310,000        359        80.0
5000184464      PURCH        RAPD          $488,000        359        58.5
5000184639      PURCH        FULL          $460,000        359        80.0
5000184688      PURCH        RAPD          $403,000        359        79.9
5000184944      PURCH        RAPD          $340,000        359        80.0
5000197037      C/O REFI     FULL          $572,000        359        58.6
5000200203      R/T REFI     FULL          $300,000        359        84.7
5000213412      R/T REFI     FULL          $435,000        360        80.0
5000215243      PURCH        FULL          $425,000        360        80.0
5000223585      PURCH        RAPD          $495,000        360        80.0
5000226679      PURCH        FULL          $269,000        359        94.9
5000227321      R/T REFI     FULL        $1,200,000        359        50.0
5000227784      R/T REFI     RAPD          $441,000        359        80.0
5000228139      C/O REFI     FULL          $630,000        359        55.6
5000229129      PURCH        RAPD          $535,000        360        60.7
5000229996      R/T REFI     FULL          $474,000        360        70.0
5000230176      PURCH        FULL          $298,000        360        89.9
5000230416      C/O REFI     RAPD          $925,000        360        34.1
5000230606      PURCH        FULL          $515,000        359        80.0
5000230713      PURCH        FULL          $330,000        360        90.0
5000233097      PURCH        FULL          $555,000        359        69.9
5000235738      PURCH        RAPD          $725,000        359        73.0
5000241611      PURCH        FULL          $260,000        360        95.0
5000242957      R/T REFI     FULL          $328,000        359        79.9
5000252535      R/T REFI     RAPD          $290,000        360        84.8
5000257336      R/T REFI     FULL          $600,000        359        46.1
5000266956      C/O REFI     FULL          $390,000        359        72.7
5000266998      R/T REFI     FULL          $440,000        359        72.7
5000271139      R/T REFI     FULL          $360,000        358        79.9
5000277102      R/T REFI     FULL          $750,000        359        45.8
5000277995      PURCH        RAPD          $420,000        359        71.1
5000278258      C/O REFI     FULL          $600,000        359        64.6
5000280452      C/O REFI     RAPD          $850,000        359        67.6
5000286715      R/T REFI     RAPD          $620,000        359        71.0
5000291210      C/O REFI     FULL          $825,000        359        69.9
5000292069      PURCH        RAPD          $610,000        359        63.9
5000293430      R/T REFI     FULL          $400,000        359        80.0
5000295625      R/T REFI     FULL          $610,000        359        73.8
5000295807      R/T REFI     FULL          $360,000        359        75.6
5000296508      R/T REFI     RAPD          $409,000        359        69.7
5000297118      PURCH        RAPD        $1,025,000        359        51.4
5000297753      C/O REFI     RAPD          $590,000        359        68.3
5000298652      R/T REFI     RAPD          $340,000        359        78.8
5000298686      R/T REFI     FULL          $650,000        359        78.8
5000308824      PURCH        FULL          $420,000        359        84.9
5000311737      R/T REFI     RAPD          $429,000        359        67.4
5000312594      R/T REFI     FULL          $672,000        359        72.0
5000315019      R/T REFI     RAPD          $540,000        359        79.0
5000315175      PURCH        FULL          $381,000        359        73.7
5000316017      R/T REFI     RAPD          $380,000        360        72.6
5000316397      R/T REFI     FULL          $515,000        359        66.4
5000317114      C/O REFI     FULL          $424,000        359        63.7
5000317999      R/T REFI     FULL          $370,000        359        74.3
5000318856      R/T REFI     RAPD          $305,000        359        86.4
5000318963      R/T REFI     FULL          $650,000        360        51.5
5000320118      R/T REFI     FULL          $410,000        359        67.1
5000320258      R/T REFI     FULL          $975,000        360        27.0
5000321082      R/T REFI     FULL          $550,000        359        69.6
5000322817      R/T REFI     RAPD          $850,000        359        33.4
5000324748      R/T REFI     FULL          $500,000        359        57.2
5000327030      R/T REFI     FULL          $490,000        360        49.8
5000328236      R/T REFI     FULL        $1,540,000        359        20.1
5000328442      C/O REFI     FULL          $550,000        360        58.9
5000331024      PURCH        RAPD          $431,500        359        80.0
5000343961      R/T REFI     RAPD          $500,000        359        75.0
5000347855      PURCH        RAPD          $290,000        358        89.8
5000348267      PURCH        RAPD          $375,000        358        79.9
5000348820      R/T REFI     RAPD        $1,250,000        359        48.0
5000359041      PURCH        FULL          $420,000        359        59.5
5000365634      R/T REFI     RAPD          $512,000        359        57.0
5000391903      R/T REFI     FULL          $510,000        359        63.1
5000392539      R/T REFI     FULL          $590,000        359        57.9
5000395888      PURCH        FULL          $432,000        359        80.0
5000399864      C/O REFI     RAPD          $470,000        359        74.5
5000400860      PURCH        RAPD        $1,400,000        358        39.2
5000401207      PURCH        RAPD          $395,000        358        77.6
5000401686      PURCH        RAPD          $437,000        359        79.9
5000402148      PURCH        RAPD          $382,000        359        79.9
5000403575      PURCH        RAPD          $346,480        360        80.0
5000406669      R/T REFI     FULL          $445,000        359        67.9
5000407733      PURCH        RAPD          $347,000        358        79.9
5000408350      PURCH        FULL          $345,000        359        79.9
5000408806      R/T REFI     RAPD          $545,000        358        66.5
5000409671      PURCH        FULL          $570,000        358        74.6
5000410133      R/T REFI     RAPD          $875,000        359        56.6
5000410166      C/O REFI     RAPD          $920,000        359        66.7
5000412014      R/T REFI     FULL          $340,000        359        76.5
5000412097      R/T REFI     RAPD          $340,000        359        76.5
5000414895      PURCH        FULL          $760,000        358        79.9
5000415561      R/T REFI     RAPD        $1,325,000        359        28.3
5000415892      C/O REFI     RAPD          $525,000        359        56.5
5000416619      PURCH        RAPD          $480,000        359        80.0
5000420256      C/O REFI     RAPD          $800,000        359        36.0
5000420777      R/T REFI     RAPD        $1,050,000        358        38.1
5000420819      R/T REFI     RAPD          $465,000        359        74.8
5000421411      R/T REFI     FULL          $780,000        359        44.9
5000421718      R/T REFI     FULL        $2,500,000        359        19.4
5000422740      C/O REFI     RAPD          $500,000        359        70.0
5000426121      PURCH        RAPD          $585,000        359        79.9
5000426592      R/T REFI     RAPD          $395,000        359        67.9
5000426766      R/T REFI     RAPD          $500,000        359        74.8
5000426808      PURCH        RAPD          $292,000        359        89.9
5000426816      C/O REFI     FULL          $550,000        359        75.0
5000427178      R/T REFI     RAPD          $405,000        359        80.0
5000429745      PURCH        RAPD          $455,000        359        87.9
5000429968      PURCH        RAPD          $390,000        360        80.0
5000435031      PURCH        RAPD          $392,000        359        79.9
5000435247      PURCH        FULL          $270,000        359        95.0
5000435296      C/O REFI     RAPD          $460,000        359        69.5
5000435304      R/T REFI     RAPD          $480,000        359        55.4
5000435346      R/T REFI     FULL          $370,000        359        79.2
5000435411      PURCH        FULL          $522,000        359        80.0
5000435635      C/O REFI     RAPD          $375,000        359        74.7
5000435676      PURCH        RAPD          $275,000        359        95.0
5000435783      R/T REFI     FULL          $410,000        359        79.9
5000436666      PURCH        RAPD          $692,000        360        79.6
5000436740      PURCH        FULL          $415,000        359        80.0
5000436773      PURCH        RAPD          $569,000        360        80.0
5000436898      PURCH        RAPD          $291,000        359        89.8
5000436955      PURCH        RAPD          $500,000        360        80.0
5000436989      PURCH        FULL          $342,000        351        79.5
5000437227      PURCH        RAPD          $386,000        359        87.0
5000437250      PURCH        RAPD          $286,000        359        95.0
5000438118      PURCH        RAPD          $390,000        358        79.9
5000438167      R/T REFI     RAPD          $650,000        358        55.3
5000438316      PURCH        RAPD          $800,000        359        80.0
5000438407      PURCH        RAPD          $596,500        359        80.0
5000438944      PURCH        RAPD          $400,000        359        85.0
5000439181      R/T REFI     RAPD          $725,000        359        59.2
5000439330      PURCH        RAPD          $296,000        359        94.9
5000439421      PURCH        FULL          $428,500        358        79.9
5000439462      PURCH        RAPD          $432,500        358        74.8
5000439546      PURCH        RAPD          $680,000        359        45.1
5000439660      R/T REFI     RAPD          $400,000        359        79.9
5000439678      PURCH        RAPD          $470,000        359        75.5
5000439710      R/T REFI     RAPD          $510,000        359        56.9
5000446053      PURCH        RAPD          $630,000        360        40.2
5000446343      PURCH        RAPD          $650,000        359        80.0
5000446459      PURCH        RAPD          $427,000        360        70.6
5000447564      R/T REFI     RAPD          $400,000        239        62.8
5000447812      C/O REFI     FULL          $550,000        359        66.0
5000447838      R/T REFI     RAPD          $600,000        359        54.4
5000448588      PURCH        RAPD          $660,000        359        78.7
5000450303      C/O REFI     FULL          $640,000        359        75.0
5000450733      PURCH        FULL          $915,000        359        71.3
5000451822      PURCH        FULL          $365,000        360        90.0
5000451855      PURCH        RAPD          $435,000        359        69.0
5000452390      R/T REFI     FULL          $430,000        359        63.3
5000452580      C/O REFI     RAPD          $439,000        359        63.2
5000453034      R/T REFI     RAPD          $450,000        359        76.7
5000453133      C/O REFI     FULL          $575,000        359        59.5
5000453182      PURCH        RAPD          $285,000        360        90.0
5000453489      R/T REFI     RAPD          $361,000        360        80.0
5000455831      PURCH        FULL          $575,000        359        80.0
5000457258      PURCH        RAPD          $700,000        359        80.0
5000458082      PURCH        RAPD          $420,000        359        76.2
5000458215      PURCH        RAPD          $525,000        360        76.2
5000459866      PURCH        RAPD          $575,000        360        80.0
5000459973      PURCH        RAPD          $390,000        359        79.9
5000460336      PURCH        RAPD          $400,000        359        79.9
5000461193      PURCH        FULL          $405,000        360        80.0
5000461417      PURCH        FULL          $425,000        360        79.1
5000461482      PURCH        RAPD        $1,750,000        360        37.1
5000467166      R/T REFI     RAPD          $600,000        359        75.0
5000468883      PURCH        RAPD          $525,000        359        76.7
5000469915      R/T REFI     RAPD          $690,000        360        63.0
5000470335      C/O REFI     FULL          $500,000        359        70.0
5000470368      PURCH        FULL          $860,000        359        75.8
5000470509      PURCH        RAPD          $452,000        360        80.0
5000471291      PURCH        RAPD          $525,000        360        57.0
5000475391      PURCH        RAPD          $280,000        359        94.9
5000475433      R/T REFI     RAPD          $350,000        359        73.4
5000476209      PURCH        RAPD          $326,000        360        80.0
5000476837      PURCH        FULL          $285,000        359        95.0
5000477348      R/T REFI     RAPD          $325,000        359        79.9
5000477876      PURCH        RAPD          $345,000        360        73.9
5000481886      PURCH        RAPD          $675,000        359        50.0
5000483718      PURCH        FULL          $287,000        359        90.0
5000484724      R/T REFI     RAPD          $400,000        359        72.5
5000486554      R/T REFI     RAPD          $790,000        359        51.3
5000486828      R/T REFI     FULL          $610,000        360        76.7
5000499052      R/T REFI     FULL          $400,000        359        67.5
5000531185      R/T REFI     RAPD          $520,000        360        71.9
5000532852      R/T REFI     FULL          $730,000        359        78.8
5000534502      PURCH        RAPD          $730,000        359        80.0
5000540194      PURCH        RAPD          $433,000        360        80.0
5000543719      PURCH        RAPD          $610,000        359        69.4
5000552520      R/T REFI     FULL          $415,000        359        69.8
5000553387      R/T REFI     RAPD          $430,000        359        70.9
5000560077      R/T REFI     RAPD          $550,000        359        63.6
5000560697      C/O REFI     FULL          $490,000        360        75.0
5000562701      PURCH        FULL          $535,000        360        80.0
5000565464      C/O REFI     FULL          $650,000        359        63.8
5000565472      C/O REFI     RAPD          $600,000        359        60.8
5000565860      PURCH        RAPD          $535,000        359        79.9
5000566652      PURCH        RAPD          $660,000        359        79.9
5000567627      PURCH        RAPD          $340,000        359        80.0
5000570936      R/T REFI     FULL          $780,000        359        54.5
5000574359      PURCH        RAPD          $447,000        359        80.0
5000577717      PURCH        RAPD          $410,000        359        75.0
5000577899      C/O REFI     RAPD          $351,000        359        74.9
5000578236      PURCH        FULL          $670,000        359        74.6
5000578426      C/O REFI     FULL          $690,000        360        61.6
5000578566      C/O REFI     RAPD          $500,000        359        74.6
5000578707      PURCH        RAPD        $1,165,000        359        42.9
5000578798      R/T REFI     RAPD          $900,000        359        49.2
5000579200      PURCH        RAPD          $552,000        360        80.0
5000579275      PURCH        RAPD          $635,000        360        60.6
5000579390      C/O REFI     RAPD          $550,000        360        68.2
5000579622      R/T REFI     FULL          $470,000        359        73.0
5000580133      PURCH        RAPD          $505,000        360        80.0
5000580174      PURCH        RAPD          $335,000        359        79.9
5000580182      PURCH        RAPD          $396,000        360        80.0
5000580190      R/T REFI     RAPD        $1,300,000        360        45.1
5000580265      PURCH        RAPD          $395,000        360        65.1
5000580356      PURCH        FULL          $265,000        359        95.0
5000580596      R/T REFI     FULL          $785,000        360        57.3
5000580851      PURCH        RAPD          $320,000        360        80.0
5000580992      PURCH        RAPD          $705,000        360        80.0
5000581297      PURCH        RAPD          $475,000        360        80.0
5000581768      R/T REFI     FULL          $350,000        360        80.0
5000581891      R/T REFI     RAPD          $830,000        360        67.3
5000581958      C/O REFI     RAPD          $462,000        360        72.8
5000582089      C/O REFI     FULL          $404,000        359        70.5
5000582105      C/O REFI     RAPD          $775,000        360        56.8
5000584663      PURCH        RAPD          $785,000        360        80.0
5000591445      R/T REFI     RAPD          $900,000        359        54.8
5000591452      R/T REFI     FULL          $675,000        359        62.4
5000591908      R/T REFI     FULL          $549,000        360        68.1
5000591981      PURCH        RAPD          $425,000        360        80.0
5000592013      PURCH        RAPD          $450,000        360        80.0
5000592641      R/T REFI     FULL          $650,000        360        70.9
5000593599      PURCH        RAPD          $970,000        359        74.3
5000593755      PURCH        RAPD          $520,000        359        79.9
5000594233      R/T REFI     FULL          $538,000        359        72.4
5000594597      R/T REFI     RAPD          $429,000        359        79.9
5000595552      C/O REFI     RAPD          $550,000        359        69.0
5000596147      PURCH        FULL          $325,000        360        80.0
5000596220      C/O REFI     RAPD          $625,000        360        60.0
5000596238      R/T REFI     RAPD          $790,000        360        80.0
5000596311      C/O REFI     RAPD          $675,000        360        63.0
5000596352      PURCH        RAPD          $380,000        360        75.0
5000596618      R/T REFI     RAPD          $550,000        360        66.5
5000596642      PURCH        RAPD          $620,000        360        80.0
5000596824      PURCH        RAPD          $380,000        360        77.1
5000597228      C/O REFI     RAPD          $490,000        359        54.3
5000597491      R/T REFI     RAPD          $350,000        360        80.0
5000598606      C/O REFI     FULL          $974,000        360        51.3
5000598622      R/T REFI     RAPD          $580,000        360        65.6
5000599000      C/O REFI     RAPD          $500,000        359        75.0
5000599398      R/T REFI     RAPD          $400,000        359        65.7
5000599646      PURCH        RAPD          $485,000        359        69.1
5000599810      PURCH        RAPD          $337,500        360        80.0
5000687540      PURCH        RAPD          $366,000        360        69.7
5000687722      PURCH        RAPD        $1,603,000        359        37.5
5000687854      PURCH        RAPD          $375,000        360        80.0
5000687912      PURCH        FULL          $400,000        359        80.0
5000687987      C/O REFI     RAPD          $465,000        360        69.9
5000688217      PURCH        RAPD          $600,000        360        80.0
5000688225      PURCH        RAPD          $415,900        360        75.0
5000688266      R/T REFI     FULL          $518,000        360        72.2
5000688670      C/O REFI     FULL        $1,200,000        360        54.2
5000688738      C/O REFI     FULL          $850,000        359        66.5
5000689074      R/T REFI     RAPD          $675,000        360        69.6
5000689124      C/O REFI     RAPD          $450,000        360        68.9
5000689264      R/T REFI     FULL          $420,000        360        79.2
5000719731      PURCH        FULL          $285,000        360        95.0
5000730027      PURCH        RAPD          $535,000        360        80.0
5000731082      R/T REFI     RAPD        $1,200,000        360        34.9
5000731108      PURCH        RAPD          $450,000        360        80.0
5000731132      R/T REFI     RAPD          $392,000        360        79.6
5000731140      PURCH        RAPD          $455,000        359        79.9
5000731173      R/T REFI     RAPD          $480,000        360        57.5
5000731215      PURCH        FULL          $323,000        360        86.4
5000731231      R/T REFI     RAPD          $620,000        360        62.1
5000731280      C/O REFI     RAPD          $380,000        360        75.0
5000731298      R/T REFI     FULL          $369,000        360        79.9
5000731314      PURCH        FULL          $400,000        360        80.0
5000731348      R/T REFI     RAPD          $425,000        360        67.8
5000731454      R/T REFI     RAPD          $400,000        360        64.3
5000731470      C/O REFI     FULL          $390,000        360        74.0
5000731488      PURCH        RAPD          $805,000        360        73.4
5000731553      C/O REFI     FULL          $400,000        360        68.5
5000731561      R/T REFI     RAPD          $950,000        360        45.0
5000731629      PURCH        RAPD          $760,000        360        70.0
5000731637      PURCH        RAPD          $442,000        360        80.0
5000731660      R/T REFI     RAPD          $690,000        360        55.9
5000731702      R/T REFI     FULL          $860,000        360        73.3
5000731728      PURCH        RAPD          $330,000        360        80.0
5000731769      C/O REFI     FULL          $380,000        360        75.0
5000731868      C/O REFI     RAPD          $505,000        360        75.0
5000731884      R/T REFI     RAPD          $645,000        360        54.2
5000732049      R/T REFI     FULL          $465,000        360        58.9
5000732106      PURCH        FULL          $760,000        360        79.6
5000732155      PURCH        FULL          $800,000        359        80.0
5000732254      PURCH        RAPD          $440,000        359        80.0
5000732353      PURCH        FULL          $405,000        360        80.0
5000732387      R/T REFI     RAPD          $985,000        360        41.6
5000732411      R/T REFI     FULL          $596,000        360        76.0
5000732429      R/T REFI     FULL          $575,000        360        69.6
5000732437      R/T REFI     RAPD          $545,000        360        78.2
5000757681      PURCH        RAPD          $765,000        359        58.8
5000757764      PURCH        RAPD          $410,000        359        80.0
5000757798      R/T REFI     RAPD          $375,000        360        74.1
5000757814      R/T REFI     RAPD          $875,000        360        74.3
5000757848      PURCH        RAPD          $359,000        360        80.0
5000757954      PURCH        RAPD          $685,000        359        68.6
5000757988      PURCH        RAPD          $360,000        359        79.9
5000758051      PURCH        FULL          $742,000        359        67.3
5000758283      C/O REFI     FULL          $470,000        359        75.0
5000758465      PURCH        RAPD          $441,000        360        80.0
5000758481      C/O REFI     RAPD          $420,000        360        66.7
5000758622      C/O REFI     FULL        $1,100,000        359        45.5
5000758754      R/T REFI     FULL          $445,000        360        80.0
5000758796      R/T REFI     FULL        $1,050,000        359        48.6
5000759224      R/T REFI     RAPD          $500,000        360        58.6
5000759232      C/O REFI     RAPD          $440,000        359        70.0
5000759257      R/T REFI     RAPD          $405,000        360        80.0
5000759281      C/O REFI     FULL          $645,000        360        62.0
5000759307      PURCH        RAPD          $443,421        360        77.4
5000759315      PURCH        FULL          $553,000        359        58.4
5000759372      R/T REFI     RAPD          $600,000        360        77.0
5000759448      PURCH        RAPD          $750,000        359        57.3
5000759455      PURCH        RAPD          $942,000        360        30.0
5000759489      PURCH        RAPD          $370,000        359        75.0
5000759513      R/T REFI     RAPD          $560,000        360        77.1
5000759729      PURCH        RAPD          $670,000        360        60.2
5000759893      PURCH        RAPD          $396,000        359        80.0
5000759901      R/T REFI     RAPD          $375,000        360        70.8
5000837665      R/T REFI     RAPD          $835,000        359        65.9
5000837723      R/T REFI     RAPD          $360,000        360        80.0
5000837913      PURCH        RAPD          $400,000        360        90.0
5000839976      PURCH        FULL          $445,000        360        90.0
5000842749      PURCH        RAPD          $700,000        359        55.3
5000843184      PURCH        RAPD          $750,000        360        55.2
5000843531      C/O REFI     FULL          $472,000        360        66.1
5000843721      PURCH        RAPD          $360,000        360        90.0
5000845270      PURCH        RAPD          $465,000        360        80.0
5000945138      PURCH        RAPD          $324,000        360        80.0
5000945153      PURCH        RAPD          $439,000        360        80.0
5000945328      PURCH        FULL          $415,000        360        66.3
5000945336      PURCH        RAPD          $825,000        360        78.8
5000945484      PURCH        FULL          $775,000        360        80.0
5000947092      PURCH        RAPD          $340,000        359        79.9
62674731        PURCH        RAPD          $490,000        359        69.4
64213099        PURCH        RAPD          $272,500        347        94.1
64599043        PURCH        FULL          $324,000        359        80.0
65030834        PURCH        RAPD          $266,000        360        89.8
65174402        PURCH        FULL          $380,000        359        64.9
65180828        R/T REFI     RAPD          $850,000        354        51.0
65298357        R/T REFI     FULL          $292,500        358        78.1
65457196        R/T REFI     FULL          $950,000        359        49.5
65471962        PURCH        FULL          $499,000        355        79.8
65482824        PURCH        RAPD          $425,000        359        68.5
65547101        PURCH        FULL          $280,700        359        92.8
65548132        PURCH        RAPD          $369,500        360        65.0
65554515        PURCH        FULL          $650,000        358        75.0
65554981        PURCH        RAPD          $420,000        358        57.1
65577507        PURCH        FULL          $256,000        359        89.9
65595939        PURCH        RAPD          $730,000        359        62.3
65640047        C/O REFI     FULL        $1,000,000        359        52.0
65712374        C/O REFI     FULL          $424,000        359        74.9
65747666        PURCH        RAPD          $420,000        359        85.8
65756983        R/T REFI     FULL          $505,000        358        57.8
65756991        R/T REFI     FULL          $430,000        358        64.0
65805461        PURCH        FULL          $645,500        360        79.9
65812956        PURCH        RAPD          $331,000        360        80.0
65864506        C/O REFI     FULL          $400,000        359        57.5
65879554        R/T REFI     RAPD        $1,250,000        359        46.2
65914295        PURCH        FULL          $389,000        358        61.6
65915381        PURCH        FULL        $1,415,000        359        45.9
65919891        PURCH        FULL          $605,000        359        74.4
65954921        PURCH        RAPD          $287,000        358        79.9
66014476        C/O REFI     RAPD          $425,000        359        56.5
66050928        PURCH        RAPD          $403,000        359        89.9
66058961        R/T REFI     RAPD          $500,000        355        68.4
66091764        PURCH        RAPD          $410,000        359        79.9
66117321        R/T REFI     RAPD          $495,000        355        79.2
66147409        R/T REFI     FULL          $525,000        359        73.3
66155037        PURCH        RAPD          $375,000        359        79.9
66172641        PURCH        FULL          $260,000        359        95.0
66172667        PURCH        RAPD          $346,000        359        80.0
66247187        R/T REFI     RAPD          $357,000        355        88.0
66313180        PURCH        RAPD          $417,000        358        89.9
66313325        PURCH        RAPD          $404,500        358        89.9
66379709        PURCH        RAPD          $795,000        359        80.0
66389186        PURCH        RAPD          $430,000        360        80.0
66436001        PURCH        RAPD          $293,000        359        89.9
66564832        PURCH        FULL          $470,000        358        79.9
66598419        R/T REFI     FULL          $320,000        359        89.9
66600715        C/O REFI     RAPD          $340,000        359        75.0
66608694        R/T REFI     FULL          $385,000        360        78.4
66613230        PURCH        FULL          $400,000        358        79.6
66629179        PURCH        FULL          $425,000        359        80.0
66642329        PURCH        FULL          $590,000        358        67.1
66643058        PURCH        FULL          $375,000        359        87.5
66684340        R/T REFI     FULL          $900,000        359        54.6
66739926        C/O REFI     FULL          $510,000        360        73.5
66806127        PURCH        FULL          $325,000        359        80.0
66831024        PURCH        RAPD          $275,000        359        90.0
66850983        PURCH        RAPD          $340,000        359        80.0
5000094283      PURCH        FULL          $669,000        358        79.9
5000095934      PURCH        RAPD          $840,000        359        77.8
5000095959      R/T REFI     RAPD          $470,000        359        61.7
5000096874      PURCH        RAPD          $390,000        358        74.3
5000096940      PURCH        RAPD          $789,888        358        79.9
5000097286      PURCH        RAPD          $725,000        358        79.9
5000097542      R/T REFI     RAPD        $1,350,000        359        45.8
5000097567      PURCH        RAPD          $435,000        359        71.3
5000097807      R/T REFI     RAPD          $600,000        359        64.0
5000097963      PURCH        FULL          $515,000        358        79.9
5000098037      PURCH        RAPD          $750,000        359        80.0
5000098524      PURCH        RAPD          $340,000        359        80.0
5000098862      C/O REFI     RAPD          $414,000        359        75.0
5000099100      R/T REFI     RAPD          $530,000        359        77.4
5000099142      R/T REFI     RAPD          $785,000        359        77.0
5000099456      R/T REFI     FULL          $485,000        360        75.5
5000101229      PURCH        RAPD          $390,000        359        90.0
5000101880      PURCH        RAPD          $815,500        359        49.0
5000117035      R/T REFI     RAPD          $495,000        360        80.0
5000117555      R/T REFI     FULL        $1,200,000        359        33.8
5000117589      R/T REFI     RAPD          $328,000        359        79.3
5000117696      PURCH        RAPD          $542,500        360        66.8
5000119239      PURCH        FULL          $510,000        359        78.4
5000124437      C/O REFI     RAPD          $775,000        359        64.5
5000124783      R/T REFI     FULL          $615,000        359        71.2
5000128008      C/O REFI     FULL          $575,000        359        69.5
5000128677      PURCH        RAPD          $556,000        359        80.0



 TOTAL LOANS                              $489.00
  SCHED UPB                       $178,636,220.06
     WAC                                    $7.11
     WAM                                  $358.93
    WOLTV                                  $71.01

LOAN#          ADDRESS                       CITY                  ST         ZIP          OCC         PROP     TERM    LTV    RATE
-----          -------                       ----                  --         ---          ---         ----     ----    ---    ----
1734091        771 TIMBERWOOD LANE           FAIRVIEW              TX        75069       Primary        SFR     310     80.0    7.75
1839250        179 CARSON ST                 HERCULES              CA        94547       Primary        PUD     305     78.2   7.375
2143364        105 SANTA ANA AVE             LONG BEACH            CA        90803       Primary        SFR     304     80.0   7.875
226033         1150 PALISADES AVE            REDDING               CA        96003       Primary        SFR     299     78.5   7.875
2400987        33521 IRONSIDES DR            DANA POINT            CA        92629       Primary        SFR     300     76.6    7.75
2531968        28601 RANCHO GRANDE           LAGUNA NIGU           CA        92656       Primary        PUD     301     80.0    7.75
2626161        3021 SERIANA CT               UNION CITY            CA        94587       Primary        PUD     306     80.0    7.75
277266         1365 LIVE OAK BLVD            YUBA CITY             CA        95991       Primary        SFR     298     75.0   7.625
3486168        19830 WITTENBURG              SAN ANTONIO           TX        78256       Primary        PUD     312     72.8    7.75
3985245        6234 LAKE SHORE DR            SAN DIEGO             CA        92119       Primary        SFR     309     89.9   7.375
4029771        2102 VIA HELECHO              SAN CLEMENT           CA        92673       Primary        PUD     309     79.8   7.375
5539820        1275 OLD FOOTHILL RD          GARDNERVILL           NV        89410       Primary        SFR     323     50.0       8
60716924       33 TURQUOISE WAY              SAN FRANCIC           CA        94131       Primary        SFR     325     89.9    7.75
60845244       16522 BRIDLEWOOD RD           POWAY                 CA        92064       Primary        SFR     333     79.8   7.625
61044512       26661 CAMPESINO               MISSION VIE           CA        92691       Primary        PUD     332     79.2   7.625
61085791       239 VISTA DE SIERRA           LOS GATOS             CA        95032       Primary        SFR     333     60.9       8
61204935       1470 ATHENOUR CT              SAN JOSE              CA        95120       Primary        SFR     334     74.6       8
61207993       72 MILLAY PL                  MILL VALLEY           CA        94941       Primary        SFR     329     72.1    7.75
61379689       1140 MILLBRAE AVE             MILLBRAE              CA        94030       Primary        SFR     332     65.0       8
61667919       332 SHAVANO WAY               SAN RAMON             CA        94583       Primary        SFR     340     80.0   7.875
61702102       3011 ROGERS ST                SAN DIEGO             CA        92106       Primary        SFR     341     48.9   7.875
62400835       1 SOUTH HUMBOLDT ST           SAN MATEO             CA        94401       Primary        SFR     343     95.0   7.875
62465597       631 GREYLYN DR                SAN RAMON             CA        94583       Primary        SFR     344     80.0   7.875
63058561       1110 TUOLUMNE ROAD            MILLBRAE              CA        94030       Primary        SFR     342     67.0    7.75
759376         760 THE SHORE LINE            LA SELVA BE           CA        95076       Primary        PUD     302     80.0    7.25
806340         3285 CROWNVIEW DR             RANCHO PALO           CA        90274       Primary        SFR     300     53.8    7.75
1572814        26012 MONTE CARLO WAY         MISSION VIE           CA        92692       Primary        PUD     306     80.0   7.625
1591118        2966 DUBLIN DR                SOUTH SAN F           CA        94080       Primary        SFR     307     76.7    7.75





TABLE (CONTINUED)

LOAN#         FIRSTPAYDT   MAT DT       PANDI       SCHPTD      ORIG BAL       ACT BALANCE     SCH BALANCE     PURP           DOC
-----         ----------   ------       -----       ------      --------       -----------     -----------     ----           ---
1734091       4/1/1999     1/1/2025     2559.69      5/1/1999   342466.09       341695.71      341342.8       PURCH          FULL
1839250       1/1/1999     5/1/2024     1619.55      5/1/1999   222854.88       221845.94      221589.82      R/T REFI       FULL
2143364       2/1/1999     5/1/2024      2104.2      5/1/1999   276743.55       275296.56      274998.99      PURCH          FULL
226033        2/1/1999    12/1/2023     2395.88      5/1/1999   313442.83       309537.53      309172.99      C/O REFI       FULL
2400987       3/1/1999     2/1/2024     1722.41      5/1/1999   228033.95       227532.96      227280.03      R/T REFI       FULL
2531968       3/1/1999     3/1/2024     1862.19      5/1/1999   246808.47        246270.3      245998.61      R/T REFI       FULL
2626161       3/1/1999     8/1/2024     2150.88      5/1/1999   286589.42       285987.51      285683.63      R/T REFI       FULL
277266        3/1/1999    12/1/2023      1974.9      5/1/1999   263734.66       263134.58      262831.68      C/O REFI       FULL
3486168       4/1/1999     3/1/2025     2050.14      5/1/1999   274844.63       274569.53      274292.65      R/T REFI       FULL
3985245       1/1/1999     9/1/2024     1572.72      5/1/1999   217365.86       216409.78      216167.08      PURCH          FULL
4029771       1/1/1999     9/1/2024     1619.48      5/1/1999    223828.9       222844.42      222594.5       PURCH          FULL
5539820       1/1/1999    11/1/2025     2188.49      5/1/1999   289888.18       288854.29      288591.5       C/O REFI       RAPD
60716924      4/1/1999     4/1/2026     2310.59      5/1/1999   313615.67       313043.51      313043.51      PURCH          FULL
60845244      1/1/1999     9/1/2026     1760.08      5/1/1999    243387.8       242525.41      242306.38      PURCH          RAPD
61044512      1/1/1999     8/1/2026     2091.94      5/1/1999   289025.38       287993.91      287731.93      PURCH          FULL
61085791      2/1/1999    10/1/2026     2513.14      5/1/1999   335725.75       334895.34      334614.84      R/T REFI       FULL
61204935     12/1/1998     9/1/2026     1830.79      5/1/1999   244770.43       243762.14      243556.43      R/T REFI       RAPD
61207993      4/1/1999     8/1/2026     2211.46      5/1/1999   301234.13       300968.13      300700.42      C/O REFI       FULL
61379689      4/1/1999    11/1/2026     2047.86      5/1/1999   273345.64       273120.08      272893.02      PURCH          RAPD
61667919      1/1/1999     4/1/2027     1649.37      5/1/1999   224142.82       223422.04      223238.88      PURCH          RAPD
61702102      1/1/1999     5/1/2027     2912.23      5/1/1999   396074.88       394810.54      394489.25      R/T REFI       RAPD
62400835     12/1/1998     6/1/2027     1683.23      5/1/1999   229284.62       228380.07      228195.58      PURCH          FULL
62465597      1/1/1999     8/1/2027     1733.24      5/1/1999   236279.13       235541.27      235353.77      PURCH          FULL
63058561      4/1/1999     9/1/2027     2692.13      5/1/1999   370734.22       369868.63      369565.23      R/T REFI       RAPD
759376       12/1/1998     1/1/2024     2305.81      5/1/1999   319758.56       316347.92      315953.38      PURCH          FULL
806340        3/1/1999     2/1/2024     2484.73      5/1/1999    328960.1       328237.38      327872.52      PURCH          FULL
1572814      12/1/1998     5/1/2024     1698.08      5/1/1999   228767.93       227530.05      227277.73      PURCH          FULL
1591118      12/1/1998     6/1/2024     2328.05      5/1/1999   310519.55       308885.53      308552.37      R/T REFI       FULL




TABLE (CONTINUED)

LOAN#         APPRAISAL     RTRM    CLTV
-----         ---------     ----    ----
1734091        450000       308     79.8
1839250        285000       300     77.8
2143364        366000       300     79.6
226033         425000       295     77.5
2400987        320000       297     76.4
2531968        328000       298     79.8
2626161        375000       303     79.8
277266         375000       295     74.8
3486168        392000       310     72.7
3985245        253000       304     89.5
4029771        294000       304     79.4
5539820        600000       318     49.8
60716924       360000       323     89.7
60845244       305000       328     79.5
61044512       365000       327     78.9
61085791       565000       329     60.7
61204935       335000       328     74.3
61207993       451000       327     72.0
61379689       431000       330     64.9
61667919       285500       335     79.7
61702102       825000       336     48.7
62400835       245000       337     94.6
62465597       300000       339     79.8
63058561       565000       340     66.8
759376         425000       296     79.1
806340         650000       297     53.7
1572814        302000       300     79.6
1591118        405000       301     76.2




 TOTAL LOANS                         28
 SCHED UPB                      $7,795,889.52
 WAC                                7.745
 WAM                                314.9
 WOLTV                              74.1

                                 EXHIBIT D-2

                          NMC MORTGAGE LOAN SCHEDULE


LOAN#          ADDRESS                            CITY                ST      ZIP          OCC        PROP       TERM      LTV
21596135       281     FOGGY CUT LAN              LANDRUM             SC     29356       Primary       SFR       354       78.2
22083943       710     YARMOUTH DRIV              WEST CHESTE         PA     19380       Primary       SFR       360       68.4
22151906       41      REALITOS                   SAN ANTONIO         TX     78261       Primary       SFR       360       72.6
22231849       1125  W ENFIELD PLACE              CHANDLER            AZ     85248       Primary       SFR       360       90.0
22254445       303     WINDING STREAM             HAMPTON             GA     30228       Primary       SFR       360       90.0
22271035               EVERGREEN RD               SOUTHPORT           ME     4576       Secondary      SFR       360       80.0
22309058       21522   SOUTH 158TH S              CHANDLER            AZ     85249       Primary       SFR       360       89.7
22327126       1785    BURR OAK DRIV              LIBERTY             MO     64068       Primary       SFR       360       82.6
22334312       1921    BRIDGECREST L              KELLER              TX     76248       Primary       PUD       360       80.0
22355911       2116    BAY TREE DRIV              LAS VEGAS           NV     89134       Primary       SFR       360       79.6
22382519       125     HIDDEN LAKE R              ALEDO               TX     76008       Primary       SFR       360       66.0
22392096       1212    MORTS PASS                 CINCINNATI          OH     45215       Primary       SFR       360       90.0
22399232       49      VANDERVEER DR              BASKING RID         NJ     7920        Primary       SFR       360       51.3
22412654       864     CRESCENT                   GLEN ELLYN          IL     60137       Primary       SFR       360       80.0
22414627       3008    WAKEFIELD COU              CANTON              MI     48188       Primary       SFR       360       73.3
22479703       14990   WILLIAMSBURG CT            EDEN PRAIRI         MN     55347       Primary       SFR       360       80.0
22483325       12810   SCOTTS GAP RD              LOUISVILLE          KY     40272       Primary       SFR       360       80.0
22502041       550     LAUREL OAKS L              ALPHARETTA          GA     30004       Primary       PUD       360       80.0
22508105       16422 NE50TH ST                    REDMOND             WA     98052       Primary       SFR       360       70.0
22518443       212     STANLEY AVE                PARK RIDGE          IL     60068       Primary       SFR       360       70.7
22525166       738     RIDGE DRIVE                MCLEAN              VA     22101       Primary       SFR       360       58.9
22534283       611     WATERLOO RD                DEVON               PA     19333       Primary       SFR       360       80.0
22545628       1229    PLACETAS AVEN              CORAL GABLE         FL     33146       Primary       SFR       360       74.3
22545883       20216   NORTH WALLING              BARRINGTON          IL     60010       Primary       SFR       360       55.6
22552293       5073    VININGS ESTAT              SMYRNA              GA     30126       Primary       PUD       360       86.4
22552509       3620  N COUNTY ROAD 27             LOVELAND            CO     80538       Primary       SFR       360       75.0
22554513         1555  INGLESIDE DR               CHARLOTTESV         VA     22901       Primary       PUD       360       56.4
22559959       6018    WATSON DR                  FORT COLLIN         CO     80528       Primary       PUD       360       72.1
22561641       3420  W 42ND AVE                   SEATTLE             WA     98199       Primary       SFR       360       52.0
22563811       749     SNOWBIRD LANE              LAFAYETTE           CO     80026       Primary       PUD       360       80.0
22568091       4531    WCR 34                     PLATTEVILLE         CO     80651       Primary       SFR       360       72.5
22577555       3902    MARLOWE STREE              HOUSTON             TX     77005       Primary       SFR       360       68.9
22577910         5798  179TH AVENUE               BELLEVUE            WA     98006       Primary       PUD       360       80.0
22578280       6652  N CENTRAL PARK               LINCOLNWOOD         IL     60645       Primary       SFR       360       90.0
22585228       17401   FISHERVILLE W              FISHERVILLE         KY     40023       Primary       SFR       360       90.0
22590855       635   S GRETHE COURT               LAKE ZURICH         IL     60047       Primary       SFR       360       75.8
22595623       11770 W 75TH DRIVE                 ARVADA              CO     80005       Primary       SFR       360       95.0
22595961       2727  E MAJESTIC RIDGE             SALT LAKE C         UT     84121       Primary       SFR       360       75.8
22596100       10627 SE18TH ST                    BELLEVUE            WA     98004       Primary       SFR       360       93.8
22596654       9       PATRICK LANE               POQUOSON            VA     23662       Primary       PUD       360       79.0
22597249       4425    ROSLYN FARM R              TRAPPE              MD     21673       Primary       SFR       360       72.7
22597280       12733 S PERRY PARK RD              LARKSPUR            CO     80118       Primary       SFR       360       77.4
22598585       8214    BAY TREE LANE              JACKSONVILL         FL     32256       Primary       SFR       360       71.6
22600019       4416  S MICHIGAN AVE               CHICAGO             IL     60653       Primary       SFR       360       66.7
22600092       6N240 E RIDGEWOOD ST               ST CHARLES          IL     60175       Primary       SFR       360       69.7
22603898       8       STONY MEADOW               LUTHERVILLE         MD     21093       Primary       PUD       360       80.0
22605414       3107    HUNT ROAD                  OAKTON              VA     22124       Primary       SFR       360       80.0
22606826       1745    CLEVELAND ROA              MIAMI BEACH         FL     33141       Primary       SFR       360       68.1
22607360       3942    HONEY SUCKLE               EDGEWATER           MD     21037       Primary       SFR       360       80.0
22608517       5604    PARKSTON RD                BETHESDA            MD     20816       Primary       SFR       360       76.3
22614077       20      AMORY STREET               BROOKLINE           MA     2446        Primary       SFR       360       44.6
22615645       1208    WAVERLY ROAD               GLADWYNE            PA     19035       Primary       SFR       360       70.0
22617518        14502  FRIENDLYWOOD RD            BURTONSVILL         MD     20866       Primary       SFR       360       79.9
22620413       11254 NW103 COURT                  GRANGER             IA     50109       Primary       SFR       349       83.3
22620926       1422    KINGWOOD PLAC              BOULDER             CO     80304       Primary       SFR       360       74.3
22620967         3100  RIVERS EDGE COV            VIRGINIA BE         VA     23452       Primary       SFR       360       79.8
22624084       14320   NORTH HOLMES RO            COLORADO SP         CO     80908       Primary       SFR       360       55.9
22624472       4462  W BERTEAU                    CHICAGO             IL     60641       Primary       SFR       360       90.0
22624506       3406  W 109TH CIR                  WESTMINSTER         CO     80030       Primary       PUD       360       68.8
22625834       560     SUNSET ROAD                LOUISVILLE          KY     40206       Primary       SFR       360       45.8
22627368       6280  W CORONA DR                  CHANDLER            AZ     85226       Primary       SFR       360       80.0
22629752       2188    RICE PIKE                  UNION               KY     41091       Primary       SFR       360       46.2
22629976         8424S ARMADILLO TR               EVERGREEN           CO     80439       Primary       SFR       360       72.4
22629992       4577    HIGHWAY 24                 FLORISSANT          CO     80816       Primary       SFR       360       75.8
22634836       208     JEFFREY LANE               NEWTOWN SQU         PA     19073       Primary       SFR       360       80.0
22635288       303     KELLEHER  DRI              LANDENBURG          PA     19350       Primary       PUD       360       90.0
22639140       5828  N COUNTY ROAD 2              LOVELAND            CO     80538       Primary       SFR       360       68.4
22639561       102     HIDDEN PINE P              DOTHAN              AL     36305       Primary       PUD       360       80.0
22640031       12650   HIGH MEADOW RD             GAITHERSBUR         MD     20878       Primary       SFR       360       80.0
22643050       1875    ARBOR VALLEY               EDMOND              OK     73003       Primary       PUD       240       80.0
22644314       1329    BAYVIEW DRIVE              PORTLAND            TX     78374       Primary       SFR       360       95.0
22644694       4321    CARL DR                    LISLE               IL     60532       Primary       SFR       360       90.0
22655062       320     SENNA COURT                NAPERVILLE          IL     60565       Primary       SFR       360       81.1
22657969       1812    RICHARD ST                 BURBANK             CA     91504       Primary       SFR       360       91.5
22665251       3102    WOODHOLLOW DR              CHEVY CHASE         MD     20815       Primary       SFR       360       76.7
22666028       2471    PROVENCE CIRC              WESTON              FL     33327       Primary       PUD       360       75.3
22666853       21357   HIDDEN POND P              ASHBURN             VA     20148       Primary       PUD       360       80.0
22670103       1301    KILLINEY PL                LOUISVILLE          KY     40207       Primary       PUD       240       72.0
22672380       1204    LADY AMBER LA              GRANBURY            TX     76049       Primary       SFR       360       85.0
22673560       290     ALLIE DRIVE                MCDONOUGH           GA     30252       Primary       PUD       360       80.0
22674550       25745   CODY LANE                  NOVI                MI     48374       Primary       SFR       360       77.9
22675060       7336    KATRIN DR                  WEST BLOOMF         MI     48322       Primary       SFR       360       75.3
22676142       8       REGAN LANE                 HAWTHORNE W         IL     60047       Primary       SFR       360       76.6
22676795         5206  STAMPER WAY                HOUSTON             TX     77056       Primary       SFR       360       80.0
22677421       3218    OAKLAND DRIVE              SUGAR LAND          TX     77479       Primary       PUD       360       80.0
22678023       6516    NORTH 27TH ST              PHOENIX             AZ     85016       Primary       PUD       360       72.0
22678890       4323    BRIARGROVE LA              DALLAS              TX     75287       Primary       SFR       360       95.0
22679484       655     AUGUSTA DRIVE              LOUISVILLE          CO     80027       Primary       PUD       360       51.4
22682108       6365    SANDRAY CT                 COLORADO SP         CO     80919       Primary       SFR       360       79.9
22682355       1801    COREENWAY CRO              HASLET              TX     76052       Primary       SFR       360       87.4
22682819       19725   COTTAGEWOOD R              DEEPHAVEN           MN     55331       Primary       SFR       360       75.5
22687362       LOT 31  SAGEWIID DRIV              GLENWOOD            MD     21738       Primary       SFR       360       83.4
22687487         3111  CRESTMOOR COURT            PROSPECT            KY     40059       Primary       SFR       360       76.6
22687735       1286    CLEARVIEW DRI              YARDLEY             PA     19067       Primary       SFR       360       80.0
22687768       3276  E SEVEN SPTRING              SANDY               UT     84092       Primary       SFR       360       45.6
22688261       3040    LITTLE HAVEN               VIRGINA BEA         VA     23452       Primary       SFR       360       36.7
22689228       31780   LEEWARD COURT              AVON LAKE           OH     44012       Primary       SFR       360       90.0
22689335       2009    CARTER MILL W              BROOKVILLE          MD     20833       Primary       SFR       360       47.7
22689384       2       ZIG ZAG ALLEY              CHARLESTON          SC     29401       Primary       SFR       360       80.0
22690341       5607    OVERLEA ROAD               BETHESDA            MD     20816       Primary       SFR       360       80.0
22690580       5812    GLEN PARK ROA              LOUISVILLE          KY     40222       Primary       SFR       360       74.3
22696280       127     SPYGLASS ROAD              DUCK                NC     27949      Secondary      PUD       360       69.7
22704092       20      GREENPARK TER              SOUTH SAN F         CA     94080       Primary       PUD       360       80.0
22704118       9604    SOUTH PINES R              WARRENTON           VA     20186       Primary       SFR       360       68.7
22704274       239   S 4TH ST                     PHILADELPHI         PA     19106       Primary       SFR       360       80.0
22706824       19231 NE19TH PLACE                 NORTH MIAMI         FL     33179       Primary       SFR       360       80.0
22707285       3910    WIEUCA ROAD                ATLANTA             GA     30342       Primary       SFR       360       65.7
22708473       155     ELLSWORTH ST               COLORADO SP         CO     80906       Primary       SFR       360       69.2
22709430       432     SANTA MARINA               ESCONDIDO           CA     92092      Secondary      SFR       360       80.0
22709455       4212    ST ANDREWS BO              IRVING              TX     75038       Primary       PUD       360       77.6
22711949       619     GREENLEAF AVE              WILMETTE            IL     60091       Primary       SFR       360       55.1
22712186       29      PINE CREST RD              BIRMINGHAM          AL     35223       Primary       SFR       360       80.0
22712392       1812    GILDENBOROUGH C            MIDLOTHIAN          VA     23113       Primary       SFR       360       80.0
22712558       11    N OSBORNE AVE                MARGATE             NJ     8402       Secondary      SFR       360       66.0
22713135       2685    SHOREHAVEN DR              VIRGINIA BE         VA     23454       Primary       SFR       360       75.0
22713689       12900   TOBACCO TRAIL              BRANDYWINE          MD     20613       Primary       SFR       360       74.8
22716146       3115  W 111TH DRIVE                WESTMINTER          CO     80030       Primary       PUD       360       87.5
22718175       3201    COLBY AVENUE               LOS ANGELES         CA     90066       Primary       SFR       360       80.0
22720197       10205   HAWK BAY PLAC              LAS VEGAS           NV     89134       Primary       PUD       360       80.0
22721203       213     FAIRWAY DR                 CULLMAN             AL     35057       Primary       SFR       360       80.0
22721278       765     VISTA DEL SOL              PRESCOTT            AZ     86303       Primary       SFR       360       78.5
22724025       656     MILITIA HILL               WEST CHESTE         PA     19382       Primary       SFR       360       63.8
22725295       130     BRAMBLE WAY                SUMMERFIELD         NC     27358       Primary       SFR       360       69.6
22726103       6955    OLDE ATLANTA               SUWANEE             GA     30024       Primary       SFR       360       88.0
22727226       18      HUNTLEIGH DOW              FRONTENAC           MO     63131       Primary       SFR       360       66.7
22729024       7962    VIA ORILLA                 CARLSBAD            CA     92009       Primary       PUD       360       41.4
22729255       13360 S TRIPLE CROWN               BROKEN ARRO         OK     74014       Primary       SFR       360       62.6
22729875       13513   SILENT LAKE D              CLARKSVILLE         MD     21029       Primary       SFR       360       75.0
22730915         6509  57TH AVE SE                SHOHOMISH           WA     98290       Primary       SFR       360       75.0
22731962       3420    POINCIANA AVENU            MIAMI               FL     33133       Primary       SFR       360       80.0
22732911       459     GREENWOOD RD               KENNETT SQU         PA     19348       Primary       SFR       360       74.9
22735088       7943  S CLAYTON CIR                LITTLETON           CO     80122       Primary       PUD       360       80.0
22735385       38W260  DEERPATH ROAD              BATAVIA             IL     60510       Primary       SFR       360       56.9
22737613       2071    MT HEBRON STR              ELLICOTT CI         MD     21042       Primary       SFR       360       80.0
22737977       11662   FOXSPUR CT                 ELLICOTT CI         MD     21042       Primary       SFR       360       64.3
22738272       4894    CHATELAINE DR              DUBLIN              OH     43017       Primary       SFR       360       69.6
22738645       2705    WEDGE COURT                ELLICOTT CI         MD     21042       Primary       SFR       360       79.6
22738769       407     MEADOW LANE                LIBERTYVILL         IL     60048       Primary       SFR       360       76.4
22739510       43      EXCELSO WAY                HOT SPRINGS         AR     71909       Primary       PUD       360       72.0
22739676       204     63RD ST                    VIRGINIA BE         VA     23451       Primary       SFR       360       88.2
22740294       23      WILDERNESS GA              SANTA FE            NM     87501       Primary       SFR       360       80.0
22740476       31859 N 53RD ST                    CAVE CREEK          AZ     85331       Primary       PUD       360       93.3
22740617        47914  BECKENHAM BLVD             NOVI                MI     48374       Primary       SFR       360       54.3
22742159         4111  MARQUETTE STREE            HOUSTON             TX     77005       Primary       SFR       360       80.0
22742860       16200   MOUNTAIN RIDG              PURCELLVILL         VA     20132       Primary       SFR       360       71.2
22744452       2475    HOWELL MILL R              ATLANTA             GA     30318       Primary       SFR       360       80.0
22747026       12121   MARINE VIEW D              BURIEN              WA     98146       Primary       SFR       360       53.2
22748479       3433  N GREENVIEW AVE              CHICAGO             IL     60657       Primary       SFR       360       78.0
22748511       2307    QUENBY STREET              HOUSTON             TX     77005       Primary       SFR       360       79.8
22748958       52      BAYPOINT HARB              POINT PLEAS         NJ     8742        Primary      Condo      360       71.8
22749188       14664   MARIPOSA COUR              WESTMINSTER         CO     80020       Primary       PUD       360       69.0
22749899       28      ASHTON  DRIVE              VOORHEES TW         NJ     8043        Primary       SFR       360       80.0
22750004        10818  HENDERSON RD               FAIRFAX STA         VA     22030       Primary       SFR       360       79.5
22750848       808     CONSTELLATION              GREAT FALLS         VA     22066       Primary       SFR       360       80.0
22751408       32819 SWLADD HILL ROA              WILSONVILLE         OR     97070      Investor       SFR       360       69.1
22751531       38      CARLISLE RD                HAWTHORN WO         IL     60047       Primary       SFR       360       85.0
22751838       316     NUTTALL ROAD               RIVERSIDE           IL     60546       Primary       SFR       360       66.3
22751911       4527    NEW AIRLINE ROA            ARLINGTON           TN     38002       Primary       SFR       360       75.0
22752604         9036  WESTMINSTER DR             WOODRIDGE           IL     60517       Primary       SFR       360       90.0
22752703       13969   FRANKLIN STRE              BRIGHTON            CO     80601       Primary       SFR       360       63.1
22753214       480     LAKESHORE DRI              ATLANTA             GA     30307       Primary       SFR       360       80.0
22754345       275     MONARCH DRIVE              CARSON CITY         NV     89704       Primary       SFR       360       80.0
22754550       12141   W EDGEWOOD DR              LOCKPORT            IL     60441       Primary       SFR       360       80.0
22755573       2996    PROVINCIAL DRIV            ANN ARBOR           MI     48104       Primary       SFR       360       80.0
22755839       9886    KEENAN STREET              HIGHLANDS R         CO     80126       Primary       PUD       360       95.0
22756845        10040E HAPPY VALLEY RD            SCOTTSDALE          AZ     85255       Primary       SFR       360       78.2
22758288       312     RHODODENDRON               CHAPEL HILL         NC     27514       Primary       PUD       360       68.4
22759153       1976    FARROW DRIVE               ROCK HILL           SC     29732       Primary       SFR       360       58.3
22761803       72      CHARLES STREE              ANNAPOLIS           MD     21401       Primary       SFR       360       61.3
22762249       103     LONGFELLOW DR              MILLERSVILL         MD     21108       Primary       PUD       360       80.0
22762934       257     MEYERSVILLE R              LONG HILL           NJ     7933        Primary       SFR       360       80.0
22763049       3426    GERMANTOWN RO              DELRAY BEAC         FL     33445       Primary       SFR       360       80.0
22766414       5412    ROYAL SAINTS               FUQUAY VARI         NC     27526       Primary       SFR       360       73.0
22766828         5525  PINE WOOD FORES            ST LOUIS            MO     63128       Primary       PUD       360       80.0
22767271       1083    OLD BOERNE ROAD            BULVERDE            TX     78163       Primary       SFR       360       75.0
22768097       21860   W 103RD ST                 SHAWNEE MIS         KS     66220       Primary       SFR       360       69.1
22768170       12534   LAKE MARY JAN              ORLANDO             FL     32832       Primary       SFR       360       80.0
22768535       2048    LOWER ST DENN              ST PAUL             MN     55116       Primary       SFR       360       73.1
22768972       6603  S HIGHLAND PARK              SPOKANE             WA     99223       Primary       PUD       360       68.2
22769525       3909    WHITE EAGLE D              NAPERVILLE          IL     60564       Primary       SFR       360       74.7
22770267       1495    NORTH HIGHLAND             ATLANTA             GA     30306       Primary       SFR       360       80.0
22770960       15140   WINDY HOLLOW               GAINESVILLE         VA     20155       Primary       PUD       360       80.0
22771034       16095   JACKSON OAKES D            MORGAN HILL         CA     95037       Primary       PUD       360       67.5
22771141       321     RUBY STREET                CLARENDON H         IL     60514       Primary       SFR       360       68.3
22771497       650     17TH AVENUE                MENLO PARK          CA     94025       Primary       SFR       360       64.4
22771851       7       BONNIE BRAE                HINSDALE            IL     60521       Primary       SFR       360       74.3
22772073       2718    WASHINGTON AVE             CHEVY CHASE         MD     20815       Primary       SFR       360       77.7
22772115       19541   SEMINOLE PLAC              NORTHRIDGE          CA     91326      Investor       SFR       360       75.0
22772628       67      JEREMY HILL R              STONINGTON          CT     6378        Primary       SFR       360       78.1
22772727       2008    CAMBRIDGE WAY              EDMOND              OK     73013       Primary       PUD       360       75.6
22774178       1209    TAMRANAE CT                AUSTIN              TX     78746       Primary       PUD       360       80.0
22775068       1225    GREGORY AVENU              WILMETTE            IL     60091       Primary       SFR       360       66.1
22775407       328     SHADES CREST               BIRMINGHAM          AL     35226       Primary       SFR       360       79.1
22775647       9203    VALLEY FORGE               FORT WAYNE          IN     46835       Primary       PUD       360       76.7
22776413       3500    BUCKINGHAM DR              CORINTH             TX     76205       Primary       PUD       360       80.0
22776785       2740    LAKE DRIVE SE              E GRAND RAP         MI     49506       Primary       SFR       360       80.0
22777213       1       SALFORD WAY                SIMPSONVILL         SC     29681       Primary       PUD       360       80.0
22777445       256     TOLSTOY LN                 SEVERNA PAR         MD     21146       Primary       PUD       360       54.9
22777783       25      KINGLET CIRCL              GREENSBORO          NC     27455       Primary       PUD       360       72.2
22777841            8  TROTTER WAY                COLLEGEVILL         PA     19426       Primary       SFR       360       79.3
22778013       19      BYRON NELSON               SAN ANTONIO         TX     78257       Primary       SFR       360       74.8
22778542       3927    VERSAILLES LA              TUSCALOOSA          AL     35406       Primary       PUD       360       90.0
22778583       6779    DEERHILL DR                CLARKSTON           MI     48346       Primary       SFR       360       40.0
22778674       6200    HIGHVIEW DRIV              PLANO               TX     75024       Primary       PUD       360       80.0
22778740       5157    SAN JOSE STRE              TAMPA               FL     33629       Primary       SFR       360       66.0
22778831       12      OSPREY LN                  OCEANPORT           NJ     7757        Primary       SFR       360       79.2
22779458       5802    GENTLE BREEZE              AUSTIN              TX     78731       Primary       PUD       360       79.7
22779524       87      WESTERN AVE                ESSEX               MA     1929        Primary       SFR       360       73.1
22779706       351     WILLOWOOD LN               WILLOWBROOK         IL     60514       Primary       SFR       360       70.0
22780167       16      HASTINGS COURT             ST CHARLES          MO     63301       Primary       PUD       360       80.0
22780175       209   E GOVERNOR PLAC              ST CHARLES          MO     63301       Primary       PUD       360       78.2
22780183       2503    MELANIE LANE               NORTHBROOK          IL     60062       Primary       SFR       360       76.0
22780423       41W230  SYLVAN DR                  ELBURN              IL     60119       Primary       SFR       360       73.1
22780787       608     WYNDHAM CROSS              ST LOUIS            MO     63131       Primary       PUD       360       79.1
22781116       1636    FOREST AIRE S              ST LOUIS            MO     63131       Primary       PUD       360       79.3
22781298       45      BRIARCLIFF ST              ST LOUIS            MO     63124       Primary       SFR       360       36.8
22781413       8400    LINDEN LANE                PRAIRIE VIL         KS     66207       Primary       PUD       360       80.0
22781553       84      ROYAL PALM DR              FORT LAUDER         FL     33301       Primary       SFR       360       71.4
22781595       740     HAWBROOK RD                GLENDALE            MO     63122       Primary       SFR       360       73.9
22781686       143     BELLE CHASE D              LEXINGTON           SC     29072       Primary       PUD       360       77.6
22782247       1764    POPP LANE                  LONG GROVE          IL     60047       Primary       SFR       360       74.4
22783039       1844  W NEWPORT AVE                CHICAGO             IL     60657       Primary       SFR       360       71.4
22783617       400     ROLAND ST SW               VIENNA              VA     22180       Primary       SFR       360       80.0
22783625       6510    BROXBURN DR                BETHESDA            MD     20817       Primary       SFR       360       70.8
22783823               11412 BARLEY FI            MARRIOTTSVI         MD     21104       Primary       PUD       360       68.0
22783898       13355   ROXTON CIRCLE              SAN DIEGO           CA     92130       Primary       PUD       360       65.8
22783922       2114    RIVER HARBOR               HIXSON              TN     37343       Primary       PUD       360       60.7
22783963       22      74TH ST EAST UN            SEA ISLE CI         NJ     8243       Secondary     Condo      360       90.0
22784193       1507    OLD TALE ROAD              BOULDER             CO     80303       Primary       SFR       360       61.8
22784284       2626    SOUTH MADISON              DENVER              CO     80210       Primary       SFR       360       80.0
22784391       2       HEATHER HILL               ST LOUIS            MO     63132       Primary       SFR       360       62.6
22784771       902     ELSIE BARBER               DAVIDSONVIL         MD     21065       Primary       PUD       360       79.4
22785034       1313    BUTLER BRANCH              PETERSBURG          VA     23805       Primary       SFR       360       90.0
22785158       870     BROADVIEW PLA              COLORADO SP         CO     80904       Primary       SFR       360       75.0
22785380       4514    SAMMUAL COURT              ELLICOTT CI         MD     21043       Primary       SFR       360       90.0
22785406       80      ABINGTON COUR              ATLANTA             GA     30327       Primary       PUD       360       56.4
22785620       1900    ASPEN DR                   EVERGREEN           CO     80439       Primary       SFR       360       78.5
22785836       7980    CLASSIC DRIVE              JONESBORO           GA     30236       Primary       PUD       360       86.8
22786248       8650  N OREGON                     KANSAS CITY         MO     64154       Primary       SFR       360       95.0
22787352       3       HAZELWOOD CIR              PLYMOUTH ME         PA     19462       Primary       SFR       360       75.0
22787444       7606    NORWOOD                    AMARILLO            TX     79119       Primary       PUD       360       80.0
22788178       250     PRICE PL                   GYPSUM              CO     81637       Primary       PUD       360       73.2
22788228       9739    BAY HILL DRIV              LONE TREE           CO     80124       Primary       PUD       360       80.0
22788822       1       HERITAGE HILL              SKILLMAN            NJ     8558        Primary       SFR       360       71.4
22788962        12367  PLEASANT VIEW D            FULTON              MD     20759       Primary       PUD       360       74.0
22789465       9220    KNOLLWOOD DR               STILLWATER          MN     55082       Primary       SFR       360       74.8
22789911       126     DARTMOUTH RD               BALA CYNWYD         PA     19004       Primary       SFR       360       81.6
22789986       109     KINSALE DRIVE              CHAPEL HILL         NC     27514       Primary       SFR       360       76.7
22791115       19427   SHORE DRIVE                GALVESTON           TX     77554       Primary       PUD       360       60.2
22791156       5696    SHADY RIVER R              HOUSTON             TX     77056       Primary       SFR       360       68.1
22791503               505 LAKELAND RO            SEVERNA PAR         MD     21146       Primary       SFR       360       80.0
22791586       1554    BIERSTADT COU              EVERGREEN           CO     80439       Primary       PUD       360       66.0
22792162       305     WHITETAIL CIRCL            LAFAYETTE           CO     80026       Primary       PUD       360       95.0
22792824       9973    GRANDVIEW DRIVE            LA MESA             CA     91941       Primary       SFR       360       69.9
22792832       4006    BRUSH HILL RD              NASHVILLE           TN     37216       Primary       SFR       360       68.8
22792964       542   N LAKESIDE DRIVE             DURANGO             CO     81301       Primary       PUD       360       65.3
22793004            2  WESTMORELAND PL            ST LOUIS            MO     63108       Primary       SFR       360       68.6
22793152       3615    MONTE REAL                 ESCONDIDO           CA     92029       Primary       SFR       360       62.7
22793202       667     TRESLE GLEN                OAKLAND             CA     94610       Primary       SFR       360       80.0
22793269       531     FAIRFIELD BEA              FAIRFIELD           CT     6430        Primary       SFR       360       36.9
22793277       15604   FROHOCK PLACE              CHARLOTTE           NC     28277       Primary       PUD       360       71.4
22793376       1212    OAK ST                     WINNETKA            IL     60093       Primary       SFR       360       77.4
22793434       140     ALTADENA DRIV              PITTSBURGH          PA     15228       Primary       SFR       360       90.0
22794010       4355    STAR RANCH RD              COLORADO SP         CO     80906       Primary       PUD       360       72.3
22794044       3193    PORTER ST NW               WASHINGTON          DC     20008       Primary       SFR       360       76.3
22794176       951     LAGUNA DR                  COPPELL             TX     75019       Primary       SFR       360       80.0
22794648       5705    RIVER ROCK LA              PLANO               TX     75093       Primary       SFR       360       80.0
22794788       5405    CARRINGTON CI              TRUSSVILLE          AL     35173       Primary       SFR       360       75.0
22795702       978     WINALL DOWN R              ATLANTA             GA     30319       Primary       SFR       360       60.2
22795785       27326   WEST 235TH ST              SPRING HILL         KS     66083       Primary       SFR       360       58.0
22795900       800     HAWBROOKE RD               GLENDALE            MO     63122       Primary       SFR       360       72.8
22795975       200     LANCASTER DRIVE            CHAPEL HILL         NC     27514       Primary       SFR       360       75.8
22796155       6915    WOODSIDE PLAC              CHEVY CHASE         MD     20815       Primary       SFR       360       69.1
22796635       1315    SNOWBERRY DR               GOLDEN              CO     80401       Primary       SFR       360       54.5
22796759       6020    LARREA LANE                RENO                NV     89511       Primary       SFR       360       86.9
22797898       9921    WILLOW TREE T              ROCKVILLE           MD     20850       Primary       SFR       360       80.0
22798011       8421    HOLLY LEAF DR              MCLEAN              VA     22102       Primary       SFR       360       55.0
22798276       848     COURTWOOD LAN              ST LOUIS            MO     63011       Primary       SFR       360       58.3
22798664       506     CREEK BLUFF D              MARTINEZ            GA     30907       Primary       SFR       360       79.3
22798938       2500    HARTZELL ST                EVANSTON            IL     60201       Primary       SFR       360       74.8
22799308       2805    THORNBROOK RO              ELLICOTT CI         MD     21042       Primary       SFR       360       80.0
22799480       1227    ASHLAND AVE                WILMETTE            IL     60091       Primary       SFR       360       60.0
22799738       19910   MESSINA DRIVE              SAN ANTONIO         TX     78258       Primary       PUD       360       79.7
22799829       1623  W BARRY                      CHICAGO             IL     60657       Primary       SFR       360       79.4
22799910        35825  MICHAEL DRIVE              SOLON               OH     44139       Primary       SFR       360       80.0
22800163       6452    NEWBURY DRIVE              HUNTINGTON          CA     92647       Primary       SFR       360       80.0
22800288       1500    BERKELEY ROAD              COLUMBIA            SC     29205       Primary       SFR       360       89.8
22800296       2       RUNNEYMEDE COUR            BLYTHEWOOD          SC     29016       Primary       PUD       360       80.0
22800510       3502    SPRINGBRANCH               RICHARDSON          TX     75082       Primary       PUD       360       80.0
22800551       1461    CAMINITO BATEA             LA JOLLA            CA     92037       Primary       PUD       360       34.4
22801054       643     ANDERSON STRE              MEMPHIS             TN     38104       Primary       SFR       360       63.0
22801237       11634   MONICA STREET              HOUSTON             TX     77024       Primary       SFR       360       44.0
22801286       606     WESTVIEW AVEN              NASHVILLE           TN     37205       Primary       SFR       360       69.0
22801302       3611  NWBRANDYWINE ST              WASHINGTON          DC     20008       Primary       SFR       360       61.2
22801724       6020  E 1ST AVE                    DENVER              CO     80220       Primary       SFR       360       85.0
22801955       2693    4TH STREET                 BOULDER             CO     80304       Primary       SFR       360       68.4
22802060       9809    GLYNSHIRE WAY              POTOMAC             MD     20854       Primary       PUD       360       51.3
22802466       6355    LAKEVIEW DR                FALLS CHURC         VA     22041       Primary       SFR       360       80.0
22802656       3108    REBA DR                    HOUSTON             TX     77019       Primary       SFR       360       80.0
22803076         1133  BLACKSHEAR DR              DECATUR             GA     30033       Primary       SFR       360       80.0
22803126       3505    DEERWOOD COURT             RICHARDSON          TX     75082       Primary       PUD       360       80.0
22803159       319     ARGOSY DRIVE               GAITHERSBUR         MD     20878       Primary       PUD       360       80.0
22803183       4120    NELLIE CUSTIS              ARLINGTON           VA     22207       Primary       SFR       360       76.8
22803233       5420    SANDY POINT L              CLIFTON             VA     20124       Primary       PUD       360       67.3
22803407       11203   HUNTERS POND               ST LOUIS            MO     63141       Primary       SFR       360       67.5
22803811       8414    LA PLATA LOOP              AUSTIN              TX     78737       Primary       PUD       360       80.0
22803878       17432 N IRONHORSE DRI              SURPRISE            AZ     85374       Primary       PUD       360       80.0
22804157       224     HAY MEADOW RO              NORTH ANDOV         MA     1845        Primary       SFR       360       80.0
22804447         6408  47TH AVE SW                SEATTLE             WA     98136       Primary       SFR       360       88.7
22804579       7219    LAVENDALE CIR              DALLAS              TX     75230       Primary       SFR       360       80.0
22804678       1715    COLUMBINE AVE              BOULDER             CO     80302       Primary       SFR       360       76.5
22804918       5260    CAMINTO VISTA              SAN DIEGO           CA     92130       Primary       PUD       360       65.0
22805667       10569   GLENVIEW LN                OLATHE              KS     66061       Primary       SFR       360       80.0
22805949       18415   WESTWOOD DR                GLENCOE             MO     63038       Primary       SFR       360       62.0
22805980       230     MARSH GLEN PO              ATLANTA             GA     30328       Primary       SFR       360       80.0
22806152       451     CALTON HILL C              ALPHARETTA          GA     30004       Primary       PUD       360       80.0
22806293       1297  NWHEARDS FERRY RO            ATLANTA             GA     30328       Primary       SFR       360       55.7
22806319       1069    MINERS RUN                 ROCHESTER           MI     48306       Primary       SFR       360       80.0
22806459       9360  S WARHAWK ROAD               CONIFER             CO     80433       Primary       SFR       360       78.5
22806475       19525   INDIAN SUMMER              MONUMENT            CO     80132       Primary       PUD       360       91.2
22806954       2902    HAMDEN DRIVE               GREENSBORO          NC     27408       Primary       SFR       360       80.0
22807002       2613    GOLF ISLAND                ELLICOTT CI         MD     21042       Primary       PUD       360       80.0
22807192       125     BRIGHAM COURT              COLORADO SP         CO     80906       Primary       SFR       360       65.2
22807333       4770    BOW MAR DR                 LITTLETON           CO     80123       Primary       PUD       360       71.8
22807366       1539    SPENCER AVE                WILMETTE            IL     60091       Primary       SFR       360       74.1
22807432       735     HUSTLEVILLE R              ALBERTVILLE         AL     35951       Primary       SFR       360       70.0
22807523         5159  DARNELL STREET             HOUSTON             TX     77096       Primary       PUD       360       75.2
22807754       8149  S DUDLEY ST                  LITTLETON           CO     80128       Primary       SFR       360       95.0
22808117       20661   MEADOW LN                  BARRINGTON          IL     60010       Primary       SFR       360       43.9
22808216       1421    CENTRAL PARKWAY            GLENVIEW            IL     60025       Primary       SFR       360       75.0
22808224       280     AUGER HOLE RO              DUNCAN              NC     27540       Primary       SFR       360       69.9
22808273       5261    FEATHER LANE               TILGHMAN            MD     21671      Secondary      SFR       360       66.2
22808422       605     POLO RUN COVE              COLLIERVILL         TN     38017       Primary       SFR       360       80.0
22808489       2901    WESTMINSTER A              UNIVERSITY          TX     75205       Primary       SFR       360       80.0
22808869       107     RAVINE LANE                NORTH BARRI         IL     60010       Primary       SFR       360       77.5
      22808919 25 LAKE RD 5-61                    CAMDENTON           MO     65020      Secondary      SFR       240       70.0
22808935       4284  NEROCKAWAY BEAC              BAINBRIDGE          WA     98110       Primary       SFR       360       64.7
22808976          304  APPLE RIVER DR             NAPERVILLE          IL     60565       Primary       SFR       360       80.0
22809040       859   S COVE WAY                   DENVER              CO     80209       Primary       SFR       360       80.0
22809115       229   E WALNUT                     HINSDALE            IL     60521       Primary       SFR       360       80.0
22809628           20  WESTHORPE LANE             PHOENIXVILL         PA     19460       Primary       SFR       360       73.3
22810105       420     LAKEVIEW DR                SUMMERVILLE         SC     29485       Primary       PUD       360       75.0
22810196       7       MAGNOLIA AVE               MANCHESTER          MA     1944        Primary       SFR       360       49.5
22810857       1501    BRENTFORD LAN              FORT COLLIN         CO     80525       Primary       PUD       360       79.4
22811228       4017    WESTMOUNT DRI              GREENSBORO          NC     27410       Primary       SFR       360       80.0
22811707       868     GREENBERRY LANE            SAN RAFAEL          CA     94903       Primary       SFR       360       70.2
22811863       290     OLDHAM WAY                 HUDSON              OH     44236       Primary       PUD       360       88.4
22812291       5137  E NICHOLS LN                 LITTLETON           CO     80122       Primary       PUD       360       68.8
22812614       965     CARTERS GROVE              ALPHARETTA          GA     30022       Primary       PUD       360       80.0
22812713       635     ORD DR                     BOULDER             CO     80303       Primary       SFR       360       69.8
22813000       3724    SARATOGA AVE               DOWNERS GRO         IL     60515       Primary       PUD       360       84.8
22813174       1345    PINE VIEW RD               GOLDEN              CO     80403       Primary       PUD       360       80.0
22813208       7       HILLCREST DRI              ATHENS              OH     45701       Primary       SFR       360       77.1
22813349       613     NEZ PERCE CT               SUN VALLEY          ID     83353      Secondary      PUD       360       74.3
22814776        20157  WEST LAKE PARKW            GEORGETOWN          TX     78628       Primary       SFR       360       80.0
22814834       2646    DANFORTH LANE              DECATUR             GA     30033       Primary       SFR       360       76.2
22815088       18736   MAPLETREE LANE             DALLAS              TX     75252       Primary       PUD       360       80.0
22815153       774     HOLLY LN                   ARNOLD              MD     21012       Primary       SFR       360       40.0
22815393       108     ALEXANDRIA AVEN            ALEXANDRIA          VA     22301       Primary       SFR       360       80.0
22815617          402  DICKSON STREET             KIRKWOOD            MO     63122       Primary       SFR       360       80.0
22815716       551     BARNES RD                  LADUE               MO     63124       Primary       PUD       360       38.2
22816359       3596    CANTRELL ROAD              ATLANTA             GA     30319       Primary       SFR       360       72.3
22816631       14520   BLACK FARMS R              HUNTERSVILL         NC     28078       Primary       SFR       360       66.9
22816938       11998   MAXFIELD BLVD              HARTLAND            MI     48353       Primary       SFR       360       66.9
22817100         1834  FM 1463                    KATY                TX     77494       Primary       PUD       360       80.0
22817589       21      BELLVIEW LN                LITTLETON           CO     80112       Primary       SFR       360       65.0
22817852       2525  W MONTAVISTA PL              SEATTLE             WA     98199       Primary       SFR       360       80.0
22817886       2017    PERSA STREET               HOUSTON             TX     77019       Primary       SFR       360       55.5
22817944       728     PRINCETON HIL              BRENTWOOD           TN     37027       Primary       SFR       360       71.9
22818017       11960 W 68TH AVENUE                ARVADA              CO     80004       Primary       PUD       360       80.0
22818249       811     MARINER                    LAKEWAY             TX     78734       Primary       SFR       360       70.0
22819312       5383    STONEHURST                 MARTINEZ            CA     94553       Primary       SFR       360       80.0
22819577       4069    WEST RUFFNER               SEATTLE             WA     98199       Primary       SFR       360       80.0
22820799       12582   INDIAN HILL D              SYKESVILLE          MD     21784       Primary       SFR       360       71.6
22820872       4327    BEVERLY DRIVE              HIGHLAND PA         TX     75205       Primary       SFR       360       65.1
22820922       1930    WELLBOURNE DR              ATLANTA             GA     30324       Primary       SFR       360       95.0
22821367       5300    SHERRIER PLNW              WASHINGTON          DC     20016       Primary       SFR       360       80.0
22821466       250     COLTON CREST DR            ALPHARETTA          GA     30005       Primary       PUD       360       80.0
22821532       263     FOX RUN ROAD               BANNER ELK          NC     28604      Secondary      SFR       360       80.0
22821722       3160    GALENA WAY                 BOULDER             CO     80303       Primary       PUD       360       66.7
22821987         5935  NHAMLINE AVE               SHOREVIEW           MN     55126       Primary       SFR       360       80.0
22822225       321     LOCHSIDE DRIV              CARY                NC     27511       Primary       PUD       360       90.0
22822910       1665    OAK HILLS DR               COLORADO SP         CO     80919       Primary       PUD       360       75.0
22823207       6428    GLENHOLLOW DRIV            PLANO               TX     75093       Primary       SFR       360       94.4
22824932       5027    KIMBLEWYCK LA              CHARLOTTE           NC     28226       Primary       SFR       360       80.0
22825186       3304    LONE HILL LAN              OLIVENHAIN          CA     92024       Primary       PUD       360       41.5
22825434         3918  NORRISVILLE ROA            JARRETTSVIL         MD     21084       Primary       SFR       360       80.0
22825525       833     RUNNYMEDE ROAD             RALEIGH             NC     27607       Primary       SFR       360       80.0
22826333       10033   MCBROOM STREE              SUNLAND             CA     91040       Primary       SFR       360       71.8
22826432       3       N243 VALEWOOD              WEST CHICAG         IL     60185       Primary       SFR       360       90.0
22826796       1449    SHERWOOD RD                HIGHLAND PA         IL     60035       Primary       SFR       360       79.0
22827323       731     H AVENUE                   CORONADO            CA     92118       Primary       SFR       360       69.6
22827364       820     COUNTRY CLUB               GREENSBORO          NC     27408      Secondary      SFR       360       44.8
22827570       5722    TORREY PINES               WESTERVILLE         OH     43082       Primary       SFR       360       80.0
22827653       500     BUENA ROAD                 LAKE FOREST         IL     60045       Primary       PUD       360       62.3
22828396       312     MELROSE AVE                LOWER MERIO         PA     19066       Primary       SFR       360       80.0
22828420         2817  AVE OF THE WOOD            LOUISVILLE          KY     40241       Primary       SFR       360       80.0
22828925       3       OXFORD HALL                SAN ANTONIO         TX     78209       Primary       SFR       360       80.0
22829170       238     NORTHVIEW RD               DAYTON              OH     45419       Primary       SFR       360       68.6
22829220       12      PALESTINE RD               NEWTOWN             CT     6470        Primary       SFR       360       67.5
22829451       409     BLACK OAK DRI              PETALUMA            CA     94952       Primary       SFR       360       74.1
22829576       4796    SOMERVILLE RO              OXFORD              OH     45056       Primary       SFR       360       78.4
22829741       9923    WILLOW TREE T              ROCKVILLE           MD     20850       Primary       PUD       360       80.0
22830061       2093  W HOUSTON WAY                GERMANTOWN          TN     38138       Primary       SFR       360       90.0
22830095       13415   ELLIOTT AN CO              HERNDON             VA     20171       Primary       PUD       360       80.0
22830541       346   N MERAMAC AVENU              CLAYTON             MO     63105       Primary       SFR       360       68.3
22830624       720     WOODCREST LANE             LEMONT              IL     60439       Primary       SFR       360       75.0
22830798       29191   HIDDEN VILLAGE             EVERGREEN           CO     80439       Primary       PUD       360       45.8
22830905       10016 S MATTHEW LANE               HIGHLANDS R         CO     80126       Primary       PUD       360       80.0
22830913       560     MANORWOOD LANE             LOUISVILLE          CO     80027       Primary       PUD       360       53.8
22831002       7562    NUTHATCH CIRCLE            PARKER              CO     80134       Primary       PUD       360       79.2
22831234       30335   TELLURIDE LANE             EVERGREEN           CO     80439       Primary       PUD       360       48.6
22831457       3703    FOX MOUNTAIN RO            CROZET              VA     22932       Primary       SFR       360       72.1
22831630       16110   RANCHITA DRIV              DALLAS              TX     75248       Primary       PUD       360       85.0
22831689       9272    HUNTERBORO                 BRENTWOOD           TN     37027       Primary       SFR       360       80.0
22831812       886     BREMERTON DRI              SUNNYVALE           CA     94087       Primary       SFR       360       61.2
22831820       3312    AMHERST AVE                UNIVERSITY          TX     75225       Primary       SFR       360       80.0
22832224       19837   BELLEVUE WAY               WEST LINN           OR     97068       Primary       SFR       360       71.7
22832265       23026   ROBERTS RUN D              BAY VILLAGE         OH     44140       Primary       SFR       360       95.0
22832281       6       FOX MEADOWS                SUNSET HILL         MO     63127       Primary       PUD       360       63.5
22832489       5345    CORINTHIAN BA              PLANO               TX     75093       Primary       PUD       360       79.0
22832562       3261    TURKEY FOOT R              EDGEWOOD            KY     41017       Primary       SFR       360       38.6
22832596       6243    VIA DE ADRIAN              SAN JOSE            CA     91200       Primary       SFR       360       64.5
22833032       7108    LAKE RUN CIRC              BIRMINGHAM          AL     35242       Primary       PUD       360       72.7
22833180       2119    CONISTON PLAC              CHARLOTTE           NC     28211       Primary       SFR       360       76.5
22833198       6630    DESCO DRIVE                DALLAS              TX     75225       Primary       SFR       360       80.0
22833339       15416   DEEP BOTTOM RD             GERMANTOWN          MD     20874       Primary       SFR       360       66.3
22833370               40 W 065 MARGAR            ST CHARLES          IL     60175       Primary       SFR       360       80.0
22834386       1503    GINGER DRIVE               CARROLTON           TX     75007       Primary       SFR       360       80.0
22834691       1409    SHANNON PLACE              OLD HICKORY         TN     37138       Primary       PUD       360       76.7
22834741         6500  TORREY PINES CO            AUSTIN              TX     78746       Primary       SFR       360       80.0
22835490       4132    OLD COURSE                 CHARLOTTE           NC     28277       Primary       PUD       360       60.1
22835607       13      REMINGTON WAY              SAN ANTONIO         TX     78258       Primary       PUD       360       68.2
22835961         2169W EASTWOOD AVENUE            CHICAGO             IL     60625       Primary       SFR       360       80.0
22835995       17724   LAYTON CT                  LAKEVILLE           MN     55044       Primary       SFR       360       74.8
22836092       6828    VELASCO AVENU              DALLAS              TX     75214       Primary       SFR       360       80.0
22836324       700     BROWNS CREEK               GUNTERSVILL         AL     35976      Secondary      SFR       360       80.0
22836431               26 W 130 PRESTW            WINFIELD            IL     60190       Primary       SFR       360       77.4
22836662       18821   WIMBLEDON CIR              LUTZ                FL     33549       Primary       PUD       360       71.4
22837074       4830    AMAARJA                    ROLLING MEA         IL     60067       Primary       SFR       360       71.4
22837108       1831    BAYBROOK CT                NAPERVILLE          IL     60564       Primary       PUD       360       75.9
22837405       11112   DOUBLE EAGLE NE            ALBUQUERQUE         NM     87111       Primary       PUD       360       79.1
22837439       6181    BREWER RD                  MASON               OH     45040       Primary       SFR       360       75.3
22837488        18633  WILDHORSE CREEK            WILDWOOD            MO     63038       Primary       SFR       360       71.4
22837660       2091    ROCKBRIDGE ROAD            MCGREGOR            TX     76657       Primary       SFR       360       80.0
22837918         2733  B NORTH GREENVI            CHICAGO             IL     60614       Primary       SFR       360       74.6
22838130       4754    MIDDLE RD                  GARNEE              IL     60011       Primary       SFR       360       89.3
22838148       5670    GEORGE ROAD                LITHONIA            GA     30038       Primary       SFR       360       78.4
22838163       10780 E CHEROKEE LANE              PARKER              CO     80134       Primary       SFR       360       79.3
22838395         3645  PIPING ROCK LAN            HOUSTON             TX     77027       Primary       SFR       360       47.5
22838866        21871  HYDE PARK DRI              ASHBURN             VA     20147       Primary       PUD       360       80.0
22839419         1402  WARSON OAKS COU            ST LOUIS            MO     63122       Primary       PUD       360       80.0
22839625       7560  S PITKIN COURT               AURORA              CO     80016       Primary       PUD       360       59.8
22841332          525  POPLAR DRIVE               RIVA                MD     21140       Primary       PUD       360       80.0
22841571       5775    SUNSET LANE                INDIANAPOLI         IN     46228       Primary       PUD       360       69.1
22842033       5308    WOODGROVE CT               CONCORD             CA     94521       Primary       SFR       360       80.0
22842231       4752    HOLLY TREE DRIV            DALLAS              TX     75287       Primary       PUD       360       80.0
22842512       16      FITZGERALD DR              ANNAPOLIS           MD     21401       Primary       SFR       360       80.0
22842934       4039    BRIARBEND RD               DALLAS              TX     75287       Primary       SFR       360       80.0
22843130       2400    CLEAR FIELD DRI            PLANO               TX     75025       Primary       PUD       360       80.0
22843320       2777  N 2175 E                     LAYTON              UT     84040       Primary       SFR       360       68.4
22843502       1100    SHADOW WOOD T              DESOTO              TX     75115       Primary       PUD       360       59.0
22843544               58 BLUEBERRY HI            KILLINGWORT         CT     6419        Primary       SFR       360       80.0
22843957       1502    ARNOLD PALMER              LOUISVILLE          KY     40245       Primary       SFR       360       80.0
22844245       120     KINGSWOOD ROA              ANNAPOLIS           MD     21401       Primary       SFR       360       90.0
22844674         2804  MIDDLE GATE                PLANO               TX     75093       Primary       PUD       360       66.8
22844856       294   NWMACLEAY BLVD               PORTLAND            OR     97210       Primary       SFR       360       74.1
22845374       802     COMMONS FORD               AUSTIN              TX     78733       Primary       SFR       360       76.8
22845424       4400    EILERS AVENUE              AUSTIN              TX     78751       Primary       SFR       360       95.0
22845556       26      MONTEZUMA ST               SAN FRANCIS         CA     94110       Primary       SFR       360       69.9
22846638       175     SHERIDAN POINT             ATLANTA             GA     30342       Primary       SFR       360       60.0
22846661         1480  WILMETTE ST                WHEATON             IL     60187       Primary       SFR       360       68.2
22846687       5640    PILGRIM POINT              CUMMING             GA     30130      Secondary      SFR       360       80.0
22846711       4722    LIONSHEAD CIR              LITHONIA            GA     30038       Primary       SFR       360       95.0
22847362       2318    EDGEMERE LAKE              MARIETTA            GA     30062       Primary       PUD       360       80.0
22847404       8206    ASHWORTH CT                JACSONVILLE         FL     32256       Primary       PUD       360       80.0
22847446       7740  W 95TH STREET                BLOOMINGTON         MN     55438       Primary       SFR       360       80.0
22847461       401     KELLY LN                   CRYATAL LAK         IL     60014       Primary       SFR       360       80.0
22848006       2640  E 22ND PLACE                 TULSA               OK     74114       Primary       SFR       360       80.0
22848188       5415    HIDDEN VALLEY              RENO                NV     89502       Primary       SFR       360       80.0
22848212         2000  TENNYSON DRIVE             FLOWER MOUN         TX     75028       Primary       PUD       360       80.0
22848733       12680 W RANCHO ESTATE              RANCHO CUCA         CA     91739       Primary       PUD       360       80.0
22848766       3703    KENORA COURT               AUSTIN              TX     78733       Primary       PUD       360       80.0
22848816       3455    CHEROKEE ROAD              BIRMINGHAM          AL     35223       Primary       PUD       360       46.5
22848824       5       SHADOWSTONE L              EAST WINDSO         NJ     8520        Primary       SFR       360       80.0
22848840       6640    BERMUDA DUNES              PLANO               TX     75093       Primary       PUD       360       80.0
22849293       339     HOWELL ST                  GOLDEN              CO     80401       Primary       SFR       360       80.0
22849392       1246    KENNEDY AVE                LOUISVILLE          CO     80027       Primary       PUD       360       61.9
22849400       20638   N 16TH WAY                 PHOENIX             AZ     85024       Primary       PUD       360       80.0
22850192       116     KAAPUNI DR                 KAILUA              HI     96734       Primary       PUD       240       78.7
22850705       244     LINCOLN DRIVE              GLENCOE             IL     60022       Primary       SFR       360       45.4
22850960       3075  S RANGELINE RD               COLUMBIA            MO     65201       Primary       SFR       360       79.4
22851372         8301  COUNTY RD 6930             LUBBOCK             TX     79407       Primary       SFR       360       80.0
22851463       14312   CLUB CIRCLE                ALPHARETTA          GA     30004       Primary       PUD       360       76.1
22851505       355     MISTWATER TRA              ALPHARETTA          GA     30022       Primary       PUD       360       64.4
22852008       10001   PLANTERS WOOD              AUSTIN              TX     78730       Primary       PUD       360       80.0
22852362       1411    KALLIEN AVENUE             NAPERVILLE          IL     60540       Primary       SFR       360       80.0
22852560       917     CHERRY LANE                MANZANITA           OR     97130      Secondary      SFR       360       80.0
22852743       2982    DUNES COURT                LONGMONT            CO     80503       Primary       SFR       360       88.7
22853105       6       CARNELIAN WAY              SAN FRANCIS         CA     94131       Primary      Condo      360       70.0
22853139       2652    GLEN LOMAN WA              SAN JOSE            CA     95148       Primary       SFR       360       80.0
22853253       3806  N FITZGERALD CO              MISSOURI CI         TX     77459       Primary       PUD       360       80.0
22853329       813     SQUIRE DRIVE               VILLA HILLS         KY     41017       Primary       SFR       360       79.7
22853519       126     WHITTIER CIRCLE            FALLS CHURC         VA     22042       Primary       SFR       360       80.0
22853873       1720    EVERGREEN RD               ANCHORAGE           KY     40223       Primary       SFR       360       88.9
22854145       1323    GREENWOOD AVE              TORRANCE            CA     90503       Primary       SFR       360       75.4
22854202       5466    PANORAMIC LAN              SAN DIEGO           CA     92121       Primary       PUD       360       90.0
22854665       5342    SHREWSBURY AV              WESTMINSTER         CA     92683       Primary       SFR       360       80.0
22855035       150     ASH STREET                 DENVER              CO     80220       Primary       SFR       360       66.5
22855365       16904   SUPPLEE LN                 LAUREL              MD     20707       Primary       SFR       360       75.0
22855423       7522    SOUTH SURREY               MORRISON            CO     80465       Primary       SFR       360       62.0
22855431       60    E CRESCENT ST                SAN RAFAEL          CA     94901       Primary       SFR       360       80.0
22855647        15817  NORTHPOINT ROAD            HUNTERSVILL         NC     28078       Primary       PUD       360       74.1
22856009       16564   INDIAN RIDGE DR            BULLARD             TX     75757       Primary       PUD       360       80.0
22856017       22420   WAGON WHEEL TRA            LAKEVILLE           MN     55044       Primary       SFR       360       77.2
22856041       5207  W GROVE PLACE                DALLAS              TX     75248       Primary       PUD       360       80.0
22856975       1050    BAY POINTE DR              ALPHARETTA          GA     30005       Primary       PUD       360       69.6
22857163         3310  SEMINOLE COURT             SUGAR LAND          TX     77479       Primary       PUD       360       78.4
22857189       2157  S PARFET COURT               LAKEWOOD            CO     80227       Primary       PUD       360       71.2
22857338       1326  N ADAMS COURT                ARLINGTON           VA     22201       Primary       PUD       360       80.0
22857379       1960    FAIRFAX ST                 DENVER              CO     80220       Primary       SFR       360       74.1
22857445       3345  E DESERT FLOWER              PHOENIX             AZ     85044       Primary       PUD       360       95.0
22857494       5204    MARCADAS                   ALBEQUERQUE         NM     87114       Primary       PUD       360       90.0
22857528       2251    SCOTT DRIVE                FRANKLIN            TN     37067       Primary       SFR       360       90.0
22857593            6  BEL AIRE CT                BURR RIDGE          IL     60521       Primary       PUD       360       75.0
22857940       440     BEACON STREET              CHESTNUT HI         MA     2467        Primary       SFR       360       38.1
22858724         4305  SOUTHERN AVENUE            HIGHLAND PA         TX     75205       Primary       SFR       360       80.0
22859086       2002    EL DORADO PAR              CAPE CORAL          FL     33914       Primary       PUD       360       80.0
22859698       1003    WALNUT FALLS               MANSFIELD           TX     76063       Primary       SFR       360       80.0
22860019       5901    POLAR BEAR LN              WHITE BEAR          MN     55110       Primary       SFR       360       80.0
22860407       130     RANCHO GRANDE C            WIMBERLEY           TX     78676       Primary       SFR       360       88.3
22860571       6028  E UNIVERSITY BL              DALLAS              TX     75206       Primary      Condo      360       80.0
22861165       1508    CHEROKEE RD                LOUISVILLE          KY     40205       Primary       SFR       360       80.0
22861249       5736    SWISS AVE                  DALLAS              TX     75214       Primary       SFR       360       80.0
22861363       12215   ETCHISON ROAD              ELLICOTT CI         MD     21042       Primary       SFR       360       79.9
22861496       2       LOS REYES DRI              POINT REYES         CA     94956       Primary       SFR       360       66.3
22861520       818     GREGG STREET               COLUMBIA            SC     29201       Primary       PUD       360       92.6
22861561       690     BUENA VISTA S              MOSS BEACH          CA     94038       Primary       SFR       360       80.0
22861868       11582 E IDA AVENUE                 ENGLEWOOD           CO     80111       Primary       PUD       360       80.0
22862205       24930   NORTHAMPTON F              SPRING              TX     77389       Primary       PUD       360       80.0
22862221       9671    HUNTCLIFF TRA              ATLANTA             GA     30350       Primary       PUD       360       80.0
22862288       6820  SWDANCASTER ROA              TOPEKA              KS     66610       Primary       SFR       360       80.0
22862585       262     BELLE MEADE L              MEMPHIS             TN     38117       Primary       SFR       360       77.8
22863054          522  EAST ALAMAR A              SANTA BARBA         CA     93105       Primary       SFR       360       58.0
22863260       1       BIRCH DRIVE                PLAINSBORO          NJ     8536        Primary       SFR       360       80.0
22863328       2931    GEORGETOWN STRE            HOUSTON             TX     77005       Primary       SFR       360       80.0
22863716       3606    GARDINIA DRIV              DALWORTHING         TX     76016       Primary       PUD       360       80.0
22863823       2840    MOONSTONE VIE              COLORADO SP         CO     80906       Primary       PUD       360       80.0
22864318       645     SUNSET LN                  GLENCOE             IL     60022       Primary       SFR       360       63.1
22864359         5652S MONROE                     HINSDALE            IL     60521       Primary       PUD       360       57.7
22864789       8000    MINERAL SPRIN              PLANO               TX     75025       Primary       PUD       360       80.0
22864995       870     CLAY POND DRI              OAKLAND             TN     38060       Primary       SFR       360       77.2
22865182         4285  DOVE POINT                 DULUTH              GA     30096       Primary       PUD       360       80.0
22865760       9176  E MOUNTAIN SPRING            SCOTTSDALE          AZ     85255       Primary       SFR       360       79.9
22866271       1946    ARDEN WAY LANE             GERMANTOWN          TN     38138       Primary       PUD       360       80.0
22866289       4260  E SPRING DR                  OGDEN               UT     84403       Primary       SFR       360       71.5
22866461       22236 W THORNRIDGE DR              KILDEER             IL     60047       Primary       SFR       360       80.0
22866479       803     POTOMAC PLACE              SOUTHLAKE           TX     76092       Primary       PUD       360       80.0
22866651       16036   FIELDS END COUR            WOODBINE            MD     21797       Primary       SFR       360       80.0
22867030       8715    OLD CREEK RD               MEMPHIS             TN     38125       Primary       SFR       360       46.7
22867253       6504    TIPPERARY COU              CLARKSVILLE         MD     21029       Primary       PUD       360       90.0
22867394       7508    MASON DELLS DRI            DALLAS              TX     75230       Primary       SFR       360       73.9
22867527       315     VALDEZ AVE                 HALF MOON B         CA     94019       Primary       SFR       360       61.7
22867790       1912    NAGLEE AVE                 SAN JOSE            CA     95126       Primary       SFR       360       80.0
22867824       700     BUTTERFIELD R              SAN ANSELMO         CA     94960       Primary       SFR       360       69.1
22867865       5608    ST PETER DRIV              PLANO               TX     75093       Primary       PUD       360       80.0
22868186       1700    ONEIDA STREET              DENVER              CO     80220       Primary       SFR       360       72.2
22868293       100     ROSALER COURT              MORRISVILLE         NC     27560       Primary       PUD       360       90.0
22868418       8615    REINHARDT LN               LEAWOOD             KS     66206       Primary       PUD       360       68.8
22868954       1669    LENOX RD                   ATLANTA             GA     30303       Primary       SFR       360       74.9
22869135       2792    FARIBA COURT               VIENNA              VA     22181       Primary       SFR       360       77.6
22869432       1372    NORTH PARK DR              LAFAYETTE           CO     80026       Primary       PUD       360       76.8
22869796       1830    NAGLEE AVENUE              SAN JOSE            CA     95126       Primary       SFR       360       74.0
22869978       1240    OAK LAKE CIRCLE            EADS                TN     38028       Primary       SFR       360       80.0
22870083       10616   BROWN FOX TRL              LITTLETON           CO     80125       Primary       PUD       360       94.3
22870182       950     LANCASTER WAL              ATLANTA             GA     30328       Primary       PUD       360       80.0
22870216       64035   RCR 129                    CLARK               CO     80428       Primary       SFR       360       51.3
22870265       15      CARMELITA AVE              MILL VALLEY         CA     94941       Primary       SFR       360       69.3
22870869       6920    CHATFORD LANE              CHARLOTTE           NC     28210       Primary       PUD       360       80.0
22870950       209     KEY COURT                  BRENTWOOD           TN     37027       Primary       SFR       360       79.9
22871222       6240  E CHARTER OAK R              SCOTTSDALE          AZ     85254       Primary       SFR       360       90.0
22871545       1612    BREAKWATER LA              PLANO               TX     75093       Primary       PUD       360       80.0
22871628       325     SOUTHBRIDGE L              DAYTON              OH     45459       Primary       SFR       360       91.8
22871669       13155   ADDISON ROAD               ROSWELL             GA     30075       Primary       PUD       360       80.0
22871891         7223  DEVEREUX CT                ALEXANDRIA          VA     22315       Primary       PUD       360       80.0
22872402       952     BROOKSHADE PA              ALPHARETTA          GA     30004       Primary       PUD       360       90.0
22872410       7039    WILLOWICK DRI              BRENTWOOD           TN     37027       Primary       PUD       360       88.6
22872667       3566    LARSON LANE                ROANOKE             VA     24018       Primary       SFR       360       78.8
22872733       36918   DEERVIEW DR                LAKE VILLA          IL     60046       Primary       PUD       360       88.3
22872824       3435  S OLEANDER DR                CHANDLER            AZ     85248       Primary       PUD       360       82.5
22873079         13    PINION LN                  EAGLE               CO     81631       Primary       SFR       360       80.0
22873665       6825    PATRICK LANE               PLANO               TX     75024       Primary       SFR       360       80.0
22873871       4075    SOUTH MOUNT OLY            SALT LAKE C         UT     84124       Primary       SFR       360       80.0
22873988       11235 N 129TH WAY                  SCOTTSDALE          AZ     85259       Primary       PUD       360       80.0
22874812       9906    HESSICK CT                 GREAT FALLS         VA     22066       Primary       SFR       360       61.8
22874978       12022   PALISADES DRI              DUNKIRK             MD     20754       Primary       SFR       360       75.0
22875082       7115    JOHNSON CIR                NIWOT               CO     80503       Primary       PUD       360       84.6
22875090       706     THE HAMPTON                CHETERFIELD         MO     63017       Primary       PUD       360       58.7
22875280        2203   MAGNOLIA COVE              BIRMINGHAM          AL     35243       Primary       SFR       360       79.9
22875405       36859   GREEN COVE DR              THE SEA RAN         CA     95497      Secondary      PUD       360       66.7
22875751       2801    CARTERTON WAY              FLOWER MOUN         TX     75028       Primary       PUD       360       80.0
22875793       1301    ANNIE LN                   LIBERTYVILL         IL     60048       Primary       SFR       360       67.8
22876015       4490    OLD MAGNOLIA               GAINESVILLE         GA     30506       Primary       PUD       360       79.3
22876148       12721 W 60TH AVE                   MUKILTEO            WA     98275       Primary       SFR       360       90.0
22876288       700     PARK STREET S              VIENNA              VA     22180       Primary       SFR       360       80.0
22876445       19571   EVERGREEN MILLS            LEESBURG            VA     20175       Primary       SFR       360       80.0
22877344       8603    SUMMER SONG C              FAIR OAKS R         TX     78015       Primary       SFR       360       77.3
22877500       902     ELM ST                     WOODLAND            CA     95695       Primary       SFR       360       80.0
22877559       3813    PARCHMENT CIR              RICHMOND            VA     23233       Primary       SFR       360       80.0
22877682       2332    KAYS CREEK DR              LAYTON              UT     84040       Primary       SFR       360       69.7
22877716       15408 SE66TH PL                    BELLEVUE            WA     98006       Primary       SFR       360       80.0
22877930       5465    COUNTRY LANE               GREENFIELD          MN     55357       Primary       SFR       360       80.0
22878458         3630  OLD PFAFFTOWN R            WINSTON-SAL         NC     27106       Primary       SFR       360       90.0
22878979       20217   KIRKWOOD SHOP R            PARKTON             MD     21161       Primary       SFR       360       94.0
22879043       18415   COMUS ROAD                 DICKERSON           MD     20842       Primary       SFR       360       78.6
22879381               38250  CLATTERB            PURCELLVILL         VA     20132       Primary       SFR       360       50.0
22880371       680     FAIRVIEW AVEN              ANNAPOLIS           MD     21403       Primary      Condo      360       90.0
22880843       783   NEROGAHN STREET              HILLSBORO           OR     97124       Primary       SFR       360       70.0
22884407       555     SHADOWBROOK C              DAVIDSONVIL         MD     21035       Primary       PUD       360       80.0
22884662       820     GILGALAD WAY               FORT COLLIN         CO     80526       Primary       PUD       360       80.0
22885065       6569    PINEHURST LN               LOVELAND            OH     45140       Primary       PUD       360       74.8
22885099       2444    ELM LEAF LANE              PLANO               TX     75025       Primary       PUD       360       80.0
22885636       9009    EDGEPARK ROAD              VIENNA              VA     22182       Primary       PUD       360       78.9
22888879        31453  BLACKFEATHER TR            EVERGREEN           CO     80439       Primary       SFR       360       80.0
22889323       131     WENDOVER CT                COMMERCE TW         MI     48390       Primary       SFR       360       88.9
22890263       707     CONOVER LANE               YORKVILLE           IL     60560       Primary       SFR       360       77.1
22890701       322   N HARPER AVENUE              LOS ANGELES         CA     90048       Primary       SFR       360       90.0
22890776       130     PLANTERS WALK              FAYETTEVILL         GA     30214       Primary       SFR       360       75.0
22890990       102     TELLER ST                  FRISCO              CO     80443       Primary       SFR       360       80.0
22891386       2770    SOUTH CHEROKEE             WOODSTOCK           GA     30188       Primary       SFR       360       90.0
22891535          339N GROVE AVE                  OAK PARK            IL     60302       Primary       SFR       360       79.3
22891550       15095   COPPERFIELD D              COLORADO SP         CO     80921       Primary       PUD       360       90.0
22891675         4427  ST. IVES PLACE             CHARLOTTE           NC     28211       Primary       PUD       360       75.0
22892558       190     GLENWOOD LANE              FAYETTEVILL         GA     30215       Primary       PUD       360       90.0
22892889       8279  S HOMESTEAD LAN              TEMPE               AZ     85284       Primary       PUD       360       60.4
22892913       35038 N EL SENDERO RD              CAREFREE            AZ     85331       Primary       SFR       360       72.9
22892921        10735  BULL VALLEY DR             WOODSTOCK           IL     60098       Primary       SFR       360       74.3
22893838       17837   MARY MARGARET              DALLAS              TX     75287       Primary       SFR       360       80.0
22894109       20      FALLING OAKS TR            AUSTIN              TX     78738       Primary       PUD       360       80.0
22894638       103     ABSHER COURT               MORRISVILLE         NC     27560       Primary       PUD       360       80.0
22895106       5755  W BERRY AVE                  LITTLETON           CO     80123       Primary       PUD       360       94.9
22895528       740     HUNTING VIEW               ATLANTA             GA     30328       Primary       PUD       360       78.4
22895726       235     STONELEIGH DR              ATLANTA             GA     30331       Primary       PUD       360       90.0
22895940       135     RIVER LANDING              ATLANTA             GA     30350       Primary       PUD       360       79.8
22896047       5712    MAIDSTONE DR               RICHARDSON          TX     75082       Primary       PUD       360       80.0
22897268       3774    GEORGETOWN ST              HOUSTON             TX     77005       Primary       SFR       360       42.8
22897425        10893S SHELBROOKE DRIV            SOUTH JORDA         UT     84095       Primary       SFR       360       75.0
22897607         5241E OTERO PLACE                LITTLETON           CO     80122       Primary       PUD       360       59.9
22897698         6703  TENNYSON DRIVE             MCLEAN              VA     22101       Primary       SFR       360       80.0
22897870       4375    NORTH IMPERIAL             PROVO               UT     84604       Primary       SFR       360       90.0
22898712       2505    LENNOX                     GERMANTOWN          TN     38138       Primary       SFR       360       80.0
22898753       1114    KANEVILLE RD               GENEVA              IL     60134       Primary       SFR       360       80.0
22898829       481     GRANT STREET               ATLANTA             GA     30312       Primary       SFR       360       80.0
22899033       6700    DEERVIEW DR                LOVELAND            OH     45140       Primary       PUD       360       80.0
22899603         1888  COLD CREEK CO              VIENNA              VA     22182       Primary       SFR       360       75.0
22900310       1410    MICAH WAY                  KELLER              TX     76248       Primary       PUD       360       80.0
22900419       2     W WALINCA WALK               ST LOUIS            MO     63105       Primary       SFR       360       51.7
22900773       24228 NE7TH PLACE                  REDMOND             WA     98053       Primary       SFR       360       80.0
22901193       1923    EAST 8325 SOUTH            SANDY               UT     84093       Primary       SFR       360       74.2
22901672       1814    SUNSET BOULEVAR            HOUSTON             TX     77005       Primary       SFR       360       80.0
22901680       12419   FRANCEL LANE               CYPRESS             TX     77429       Primary       PUD       360       76.6
22901979         6814  NORTHPORT DRIVE            DALLAS              TX     75230       Primary       SFR       360       63.5
22903314          303S HOBBLE BUSH LN             VERNON HILL         IL     60061       Primary       PUD       360       79.4
22904254       37      TESSERA AVENU              FOOTHILL RA         CA     92610       Primary       PUD       360       74.9
22904312       1616    COURTFIELD                 COLLIERVILL         TN     38017       Primary       SFR       360       95.0
22904965       4119    BRIGADE TRAIL              KENNESAW            GA     30152       Primary       SFR       360       66.7
22905285       9007    TRANQUIL PARK              SPRING              TX     77379       Primary       PUD       360       80.0
22905467       281     ORANGE HEIGHT              CORONA              CA     91720       Primary       SFR       360       80.0
22907539       715     CLYDE CIRCLE               BRYN MAWR           PA     19010       Primary       SFR       360       75.0
22907885          252  JOYCE LANE                 WEST ARNOLD         MD     21012       Primary       SFR       360       61.2
22908081       315     STONECASTLE P              ATLANTA             GA     30331       Primary       PUD       360       90.0
22908396         1417  8TH ST                     SHALLOWATER         TX     79363       Primary       SFR       360       76.3
22908537        45619  ADDINGTON LN               NOVI                MI     48374       Primary       SFR       360       90.0
22908586       420     WADE GLEN COU              ALPHARETTA          GA     30004       Primary       SFR       360       80.0
22909154       8       BLUERIDGE                  IRVINE              CA     92720       Primary       SFR       360       70.2
22909485       25592   SARITA DR                  LAGUNA HILL         CA     92653       Primary       SFR       360       79.0
22909907         2433  GLEN ARDEN DRIV            ST. LOUIS           MO     63146       Primary       PUD       360       75.0
22910137       3245  NWTALON TERRACE              PORTLAND            OR     97229       Primary       SFR       360       95.0
22910152       14008   RIVERCREST DR              LITTLE ROCK         AR     72212       Primary       PUD       360       95.0
22910228       4501    MONTIBELLO                 CHARLOTTE           NC     28226       Primary       SFR       360       80.0
22910665       1130    1136 LAUREL S              NAPA                CA     94559      Investor       SFR       360       70.8
22910699       86      MARINERO CIR               TIBURON             CA     94920       Primary       SFR       360       75.0
22910814          719  SEVENTEENTH AVE            MENLO PARK          CA     94025       Primary       SFR       360       79.0
22911457       3625    WOODEN CREEK               ARLINGTON           TX     76016       Primary       SFR       360       80.0
22911523       90      GRIFFINS ISLA              WELLFLEET           MA     2667       Secondary      SFR       360       69.9
22911614       55      WILLISTON ROA              BROOKLINE           MA     2445        Primary       SFR       360       43.5
22911663       2227    SKYLANE DR                 NAPERVILLE          IL     60564       Primary       PUD       360       72.5
22911861       866     17 MILE DRIVE              PACIFIC GRO         CA     93950       Primary       SFR       360       77.9
22912026         6116  POTTER ROAD SOU            WAXHAW              NC     28173       Primary       SFR       360       63.5
22912034       322     INDIAN BAYOU               HOUSTON             TX     77057       Primary       PUD       360       76.3
22912240       7385    CANTER RUN                 CUMMING             GA     30040       Primary       PUD       360       75.0
22912596       3307  NE179TH STREET               RICHFIELD           WA     98642       Primary       SFR       360       90.0
22912950         9860  BRIDLE TRAIL LA            ST. LOUIS           MO     63128       Primary       PUD       360       70.4
22913172       4500    TORTUGA COVE               AUSTIN              TX     78731       Primary       PUD       360       74.2
22913826         2235  LONGACRES DR               CHANHASSEN          MN     55317       Primary       SFR       360       80.0
22914147          107  CHERRYWOOD DRIV            LAKE JACKSO         TX     77566       Primary       SFR       360       70.9
22914444       861     MIDDLETON LN               BARTLETT            IL     60103       Primary       SFR       360       89.0
22915078       12402   HUNTINGWICK DRI            HOUSTON             TX     77024       Primary       PUD       360       80.0
22915219         6859  OSPREY LN                  EVERGREEN           CO     80439       Primary       PUD       360       67.0
22915342       6180    EAST CIELO VI              ANAHEIM             CA     92807       Primary       PUD       360       70.0
22915532       5381    ASPENWOOD COU              CONCORD             CA     94521       Primary       SFR       360       80.0
22915557       5309    WOODGROVE COU              CONCORD             CA     94521       Primary       SFR       360       80.0
22916225       5651  E TROY POINTE                LITTLETON           CO     80126       Primary       PUD       360       77.6
22917629       10061 S FAIRGATE WAY               HIGHLANDS R         CO     80126       Primary       SFR       360       95.0
22917710       355     RHODES CHASE CO            ALPHARETTA          GA     30004       Primary       PUD       360       75.0
22918791       464     STONEFIELD COUR            SAN JOSE            CA     95136       Primary       PUD       360       80.0
22918981       35682   LANCASHIRE                 FARMINGTON          MI     48331       Primary       SFR       360       72.0
22919021       5800    MCCALL DRIVE               PLANO               TX     75093       Primary       PUD       360       80.0
22919120       10576   ASHLEY NICOLE              CORDOVA             TN     38018       Primary       SFR       360       80.0
22919161       5945    BIRKDALE LN                SAN LUIS OB         CA     93401       Primary       PUD       360       79.9
22919237       301     REEVES COURT               FOREST HILL         MD     21050       Primary       SFR       360       80.0
22919294       2004    ANN AVENUE                 CARROLLTON          TX     75006       Primary       SFR       360       80.0
22919567           17  TALAIS DRIVE               LITTLE ROCK         AR     72211       Primary       PUD       360       76.0
22920359       1501    OAKVILLE COURT             BEL AIR             MD     21014       Primary       PUD       360       80.0
22920664       910     ANDIRON DRIVE              SUMTER              SC     29150       Primary       SFR       360       90.0
22921027       6805    EAGLE WING DR              SPARKS              NV     89436       Primary       PUD       360       80.0
22921290       5512    WILTS COURT                PLANO               TX     75093       Primary       PUD       360       80.0
22922082       406     GLENEAGLES CO              DAYTON              NV     89403       Primary       SFR       360       66.7
22925341         3000  MEANDERING RIVE            AUSTIN              TX     78746       Primary       PUD       360       75.8
22926406       6002  E ROY ROGERS LA              CAVE CREEK          AZ     85331       Primary       PUD       360       80.0
22926455       9178    SOUTH BUCK HI              HIGHLANDS R         CO     80126       Primary       PUD       360       80.0
22926521       611     GLENDALE AVEN              DECATUR             GA     30030       Primary       SFR       360       80.0
22927479       1390    MONTEREY BLVD              SAN FRANCIS         CA     94127       Primary       SFR       360       76.5
22927503       2403  E BEAR HILLS CI              DRAPER              UT     84020       Primary       SFR       360       64.7
22928626       6515  SWECOLA PLACE                BEAVERTON           OR     97007       Primary       SFR       360       80.0
22929301       2352    SUNNY VISTA D              SAN JOSE            CA     95128       Primary       SFR       360       79.8
22929350       560     WILDE GREEN D              ROSWELL             GA     30075       Primary       PUD       360       80.0
22930333       14      AMBER SKY PLA              THE WOODLAN         TX     77381       Primary       PUD       360       80.0
22931398       4718  N PAULINA AVENUE             CHICAGO             IL     60640       Primary       SFR       360       75.0
22932289       11009   PUMA CLIFF                 LITTLETON           CO     80124       Primary       PUD       360       80.0
22932974               14300 MORNING M            ALPHARETTA          GA     30004       Primary       PUD       360       80.0
22933691         4808  FLORENCE STREET            BELLAIRE            TX     77401       Primary       SFR       360       80.0
22934780       2400    LYONS AVENUE               RENTON              WA     98059       Primary       PUD       360       64.0
22936272       923     SOUTH BRONSON              LOS ANGELES         CA     90019       Primary       SFR       360       90.0
22936363       5036    SELINDA LN                 SAN JOSE            CA     95124       Primary       SFR       360       76.3
22937031       3716    BACCURATE WAY              MARIETTA            GA     30062       Primary       PUD       360       62.0
22937395       925     SOUTH SKYLAKE D            WOODLAND HI         UT     84653       Primary       SFR       360       80.0
22937676       9801    GAVIN STONE A              LAS VEGAS           NV     89128       Primary       PUD       360       80.0
22937718       339     BLACKBERRY LANE            STEAMBOAT S         CO     80477       Primary       SFR       360       80.0
22937783       5313    WOODGROVE CT               CONCORD             CA     94521       Primary       SFR       360       67.8
22937833       990     YELLOW PINE A              BOULDER             CO     80304       Primary       PUD       360       80.0
22937924       745   E CENTER STREET              ALPINE              UT     84004       Primary       SFR       360       90.0
22942098       1646    JOHNSON ROAD               ATLANTA             GA     30306       Primary       SFR       360       80.0
22942262       9880  N 111TH PLACE                SCOTTSDALE          AZ     85259       Primary       SFR       360       68.3
22943484       296     GREENWAY DRIV              PACIFICA            CA     94044       Primary       SFR       360       80.0
22943492       21      RIDGE DRIVE                BIRMINGHAM          AL     35213       Primary       SFR       360       80.0
22943542       327     ELLEN DRIVE                SAN RAFAEL          CA     94903       Primary       SFR       360       75.0
22944490       2382    HECATE COURT               SAN JOSE            CA     95124       Primary       SFR       360       80.0
22944847       9612    GREENEL ROAD               DAMASCUS            MD     20872       Primary       SFR       360       74.4
22945273       6679    AVALON AVE                 DALLAS              TX     75214       Primary       SFR       360       73.7
22945281       11110   TOMMYE LANE                RESTON              VA     22094       Primary       PUD       360       78.8
22946164       30      QUIEN SABE RD              SCOTTS VALL         CA     95066       Primary       SFR       360       80.0
22946271       6658  N AVENIDA DE LAS             TUCSON              AZ     85750       Primary       PUD       360       80.0
22946784       811     CRESTWOOD DRIVE            GLENWOOD SP         CO     81601       Primary       SFR       360       80.0
22946842       36172   KIOTE DRIVE                NEWARK              CA     94560       Primary       PUD       360       53.9
22946891       7       LILLIAN COURT              SAN ANSELMO         CA     94960       Primary       SFR       360       80.0
22947840       53      GAMBLE LANE                SEDONA              AZ     86336      Secondary      SFR       360       80.0
22948442       6588    PERRY PARK BLVD            LARKSPUR            CO     80118       Primary       SFR       360       80.0
22948798         3007  RIVERCREST DRIV            AUSTIN              TX     78746       Primary       SFR       360       75.0
22952477       6434    PARK LANE                  DALLAS              TX     75225       Primary       SFR       360       80.0
22955561       15916   NORTHSTONE DRIV            CHARLOTTE           NC     28078       Primary       SFR       360       95.0
22955777        50753  SMITH CREEK ROA            STEAMBOAT S         CO     80487       Primary       SFR       360       68.8
22956833       5805    RIVER DRIVE                LORTON              VA     22079       Primary       SFR       360       77.4
22957088       16812 SE58TH PLACE                 BELLEVUE            WA     98006       Primary       PUD       360       46.4
22957872       227   S PITT ST                    ALEXANDRIA          VA     22314       Primary       SFR       360       80.0
22959076       5100    SAN FELIPE                 HOUSTON             TX     77056       Primary      Condo      360       80.0
22959456         4691  NORTH POINT                WEST HALF A         CO     81620       Primary       SFR       360       71.3
22960652          601  CIELO GRANDE               SANTA FE            NM     87505       Primary       SFR       360       80.0
22962955       2109    QUENBY STREET              HOUSTON             TX     77005       Primary       SFR       360       80.0
22967319       10601   OUTPOST DRIVE              NORTH POTOM         MD     20878       Primary       PUD       360       74.6
22967327       7394    SPRING SUMMITT             SPRINGFIELD         VA     22150       Primary       PUD       360       80.0
22967350         6441  GEORGETOWN PIKE            MCLEAN              VA     22101       Primary       SFR       360       80.0
22969042       3624    COUNTRY CLUB               BIRMINGHAM          AL     35213       Primary       SFR       360       68.7
22969521         1428  INGLESIDE AVENU            MCLEAN              VA     22101       Primary       SFR       360       80.0
22969620       14019   LOBLOLLY TERRAC            ROCKVILLE           MD     20850       Primary       SFR       360       63.5
22970206       10094   COVER PLACE                FAIRFAX             VA     22030       Primary       SFR       360       76.0
22971584       2180    SOUTH DALLAS ST            DENVER              CO     80231       Primary       SFR       360       76.8
22981740       2703    GLENEAGLES CO              NAPERVILLE          IL     60565       Primary       SFR       360       77.6
22982235       24      SILENT GROVE               WESTPORT            CT     6880        Primary       SFR       360       47.8
22982284       5221    FERNBROOK DRI              CENTERVILLE         VA     20120       Primary       SFR       360       79.3
22982375       15      DEER PATH TRA              BURR RIDGE          IL     60521       Primary       SFR       360       64.3
22982458       8       GALLANT FOX W              GREENVILLE          SC     29615       Primary       PUD       360       73.8
22982490       809     TIMBER LAKE C              SOUTHLAKE           TX     76092       Primary       PUD       360       72.3
22982557       413     WILLET DRIVE               COPPELL             TX     75019       Primary       PUD       360       80.0
22982599       522     NORTH WISNER               PARK RIDGE          IL     60068       Primary       SFR       360       66.3
22983613       3123    WOODLAND COUR              LA PORTE            TX     77571       Primary       PUD       360       85.0
22984843       3       TUBWRECK DRIV              MEDFIELD            MA     2052        Primary       SFR       360       74.0
22984959               HC 72 BOX 89F              NEW CREEK           WV     26743       Primary       SFR       360       80.0
22985048       11504   KAREN DRIVE                POTOMAC             MD     20854       Primary       SFR       360       80.0
22985089       108     PRAIRIE LANE               LONGVIEW            TX     75605       Primary       PUD       360       80.0
22985139       105     RICK STREET                TROY                AL     36079       Primary       SFR       360       90.0
22985154       5626    BRIAR DRIVE                HOUSTON             TX     77056       Primary       PUD       360       73.0
22985220       8119    WEKIVA LANE                JACKSONVILL         FL     32256       Primary       PUD       360       86.9
22985618       712     CASTLE CREEK               COPPELL             TX     75019       Primary       PUD       360       75.8
22985626       861     ST JAMES DRI               FAIRVIEW            TX     75069       Primary       PUD       360       69.7
22985634       998     TIMBER LEE CO              NAPERVILLE          IL     60540       Primary       SFR       360       80.0
22986301       7534    GUINEVERE DRI              SUGAR LAND          TX     77478       Primary       PUD       360       78.1
22986343       888     15TH STREET                BOULDER             CO     80302       Primary       SFR       360       90.0
22986467       8       FAR HILL LANE              PLEASANTVIL         NY     10570       Primary       SFR       360       80.0
22987366       12629 W OAK DRIVE                  MOUNT AIRY          MD     21771       Primary       SFR       360       71.9
22987457       1711    DAKOTA CT                  VONORE              TN     37885       Primary       PUD       360       72.3
22987507       4311    19TH STREET N              ARLINGTON           VA     22207       Primary       SFR       360       80.0
22987523       10013   SCENIC VIEW T              VIENNA              VA     21182       Primary       SFR       360       80.0
22987614       1105    NORMANDY DRIV              SOUTHLAKE           TX     76092       Primary       SFR       360       72.3
22987705       4584    ROBINSON PLAC              BOULDER             CO     80301       Primary       SFR       360       75.0
22987754       6834    A AVENUE                   SAINT AUGUS         FL     32084       Primary       SFR       360       80.0
22987788       68      HIGH POINT RD              WESTPORT            CT     6880        Primary       SFR       360       74.1
22987887       33      LATIMORE WAY               OWINGS MILL         MD     21117       Primary       PUD       240       87.3
22987945       1425    FOXHALL RD                 WASHINGTON          DC     20007       Primary       SFR       360       75.0
22987986       15      IRON HOLLOW R              SHARON              MA     2067        Primary       SFR       360       72.2
22988034       431     WARNER HILL R              FAIRFIELD           CT     6430        Primary       SFR       360       62.8
22988166       1760    DURRETT COVE               DUNWOODY            GA     30338       Primary       SFR       360       80.0
22988190       1317    GOLDEN EAGLE               GREENWOOD           IN     46143       Primary       SFR       360       73.4
22988208       5166    BELLMORE CT                SUWANEE             GA     30024       Primary       SFR       360       67.0
22988224       19470   SHERWOOD TRAI              MONUMENT            CO     80132       Primary       PUD       360       70.7
22988257       5007    DOLIVER DRIVE              HOUSTON             TX     77056       Primary       PUD       360       80.0
22988273       359     GLENDOBBIN RO              WINCHESTER          VA     22603       Primary       SFR       360       80.0
22988315       11      SANKEY RD                  COHASSET            MA     2025        Primary       SFR       360       79.9
22988323       6003    OVERLEA ROAD               BETHESDA            MD     20816       Primary       SFR       360       48.2
22991657       162     HIGHLAND STRE              HOLLISTON           MA     1746        Primary       SFR       360       80.0
22991806       6126    DOGWOOD DRIVE              HARRISON            TN     37341       Primary       SFR       360       75.0
22991913       18118   BRIDEN OAK CO              SPRING              TX     77379       Primary       PUD       360       74.1
22992010       10907   TAM-O-SHANTER              CARMEL              IN     46032       Primary       PUD       360       72.8
22992077       10107   MILL WHEEL LA              VIENNA              VA     22182       Primary       SFR       360       76.3
22992085       4207    KENWYCK COURT              MARIETTA            GA     30062       Primary       PUD       360       73.2
22992119       325     MEADOWCREEK R              COPPELL             TX     75019       Primary       SFR       360       80.0
22992150       23      LEDGE HILL RO              SOUTHBOROUG         MA     1772        Primary       SFR       360       67.8
22992184       13840   OAK LAKE ROAD              WILMER              AL     36587       Primary       SFR       360       75.0
26086389       254     FOGGY CUT LAN              LANDRUM             SC     29356      Secondary      PUD       360       75.0
27122431       448     TERRAINE AVENUE            LONG BEACH          CA     90814       Primary       SFR       360       69.3
27134303       8300    COMANCHE COUR              BETHESDA            MD     20817       Primary       SFR       360       58.6
27283761         5490  BOBBYWOOD AVE              SAN JOSE            CA     95124       Primary       SFR       360       71.5
27303742       1710    RODEO ROAD                 ARCADIA             CA     91006       Primary       SFR       360       61.5
27320605         3688  NORTH 1270 WEST            PLEASANT GR         UT     84062       Primary       SFR       360       88.8
27505478         6134  TEMPLE HILL DRI            LOS ANGELES         CA     90068       Primary       SFR       360       56.2
27532233          374  DEEP NECK ROAD             COROLLA             NC     27927      Secondary      PUD       360       64.9
27552975          902  LAS ROSAS DRIVE            WEST COVINA         CA     91791       Primary       SFR       360       69.9
27555366           23  ENSENADA ROAD              SAN CARLOS          CA     94070       Primary       SFR       360       75.0
27555887          775  VIVIAN DRIVE               LIVERMORE           CA     94550       Primary       SFR       360       74.7
27566447         3120  STANFORD AVE               UNIVERSITY          TX     75225       Primary       SFR       360       67.4
27576537       23252   HAPPY VALLEY               SANTA CLARI         CA     91321       Primary       SFR       360       79.8
27586411       22      IVY DRIVE                  ORINDA              CA     94563       Primary       SFR       360       80.0
27593664            1  DOGWOOD HILL DR            JACKSON             MS     39211       Primary       SFR       360       95.0
27600279       630     BROOKSIDE DR               DANVILLE            CA     94526       Primary       SFR       360       64.6
27623073       2       45TH AVENUE                ISLE OF PAL         SC     29451       Primary       SFR       360       50.1
27625045          352  FILBERT STREET             HALF MOON B         CA     94019       Primary       SFR       360       79.8
27625060          836  RIVERSIDE DR               ORMOND BEAC         FL     32174       Primary       SFR       360       77.0
27625292       14      MT RAINIER COUR            SAN RAFAEL          CA     94903       Primary       SFR       360       56.8
27625631         3844  SUNCREST AVE               SAN JOSE            CA     95132       Primary       SFR       360       57.6
27652346         2923  EDDINGTON TERRA            ALEXANDRIA          VA     22302       Primary       PUD       360       80.0
27655638       40      INNER CIRCLE               REDWOOD CIT         CA     94062       Primary       SFR       360       75.5
27657691       115     BALLAS COURT               TOWN AND CO         MO     63131       Primary       PUD       360       69.1
27682517            1  STREAM VALLEY C            GAITHERSBUR         MD     20882       Primary       SFR       360       80.0
27688332       2658    NIDO WAY                   LAGUNA BEAC         CA     92651       Primary       SFR       360       36.7
27697952       1421    STEPHEN WAY                SAN JOSE            CA     95129       Primary       SFR       360       77.3
27700608          130  BERKELEY WAY               SAN FRANCIS         CA     94131       Primary       SFR       360       43.0
27702539         2585  NEW LAKE RD                STOCKBRIDGE         GA     30281       Primary       SFR       360       89.7
27703040        12370  SWEETBOUGH COUR            GAITHERSBUR         MD     20878       Primary       PUD       360       80.0
27705797         1400  SHADY GLEN ROAD            GLENDALE            CA     91208       Primary       SFR       360       75.4
27706399       108     TURKEY CROSSI              ELGIN               SC     29045       Primary       PUD       360       95.0
27713635            3  LORENZO                    IRVINE              CA     92614       Primary       PUD       360       77.9
27721273          200  CASTLE RIDGE RO            NEW BERN            NC     28562       Primary       SFR       360       80.0
27725647         2366  KENILWORTH AV              LOS ANGELES         CA     90027       Primary       SFR       360       75.0
27737188         6538  CRESCENT LAKE D            LAKELAND            FL     33813       Primary       SFR       360       90.0
27738830         2311  JEANNITON LANE             DELTONA             FL     32738       Primary       SFR       360       70.0
27742824          283  SEPULVEDA COURT            MILPITAS            CA     95035       Primary       SFR       360       75.6
27744465          339  FORBES AVENUE              SAN RAFAEL          CA     94901       Primary       SFR       360       76.2
27744648         1627  16TH AVENUE                SAN FRANCIS         CA     94122       Primary       SFR       360       80.0
27745751               ROUTE 1 BOX 147            GOODE               VA     24556       Primary       SFR       360       75.0
27750934         3575  LANG RANCH                 THOUSAND OA         CA     91362       Primary       SFR       360       79.9
27756824         1040W MEADOWLARK                 CORRALES            NM     87048       Primary       SFR       360       74.6
27758804         4964  FIRENZA DRIVE              CYPRESS             CA     90630       Primary       SFR       360       62.1
27760149        12300  CATHARINES FURN            SPOTSYLVANI         VA     22553       Primary       PUD       360       80.0
27764927       7261    GATESIDE DR                BOCA RATON          FL     33496       Primary       PUD       360       75.5
27766138         5508  HUNTERWOOD LANE            ARLINGTON           TX     76017       Primary       SFR       360       77.6
27766690         3108  EANES CIRCLE               AUSTIN              TX     78746       Primary       SFR       360       90.0
27770783       1981         14TH AVENU            SAN FRANCIS         CA     94116       Primary       SFR       360       76.7
27771120         3601NE23RD AVENUE                FORT LAUDER         FL     33308       Primary       SFR       360       90.0
27774033       1006    MAPLE LANE                 JACKSONVILL         FL     32207       Primary       SFR       360       55.2
27774082          671  VISTA CERRO T              FREMONT             CA     94539       Primary       PUD       360       55.0
27774413         1512  INDIANA AVENUE             SOUTH PASAD         CA     91030       Primary       SFR       360       75.0
27781822       2508    MYRTLE AVENUE              SULLIVANS I         SC     29482       Primary       SFR       360       45.5
27782010         3721  HARRISON STREET            WASHINGTON          DC     20015       Primary       SFR       360       72.5
27783257          349  OCEAN SHORE D              ORMOND BEAC         FL     32176       Primary       SFR       360       52.3
27783786       406     YALE DRIVE                 ALEXANDRIA          VA     22314       Primary       SFR       360       80.0
27796937         2886  COURTLAND BLVD.            SHAKER HEIG         OH     44122       Primary       SFR       360       69.5
27799568          220  SANTA ROSA AV              SAUSALITO           CA     94965      Investor       SFR       360       37.3
27800929         4340W CLUB DRIVE                 ATLANTA             GA     30319       Primary       SFR       360       80.0
27802180       12367   MORNING CREEK              GLEN ALLEN          VA     23060       Primary       PUD       360       80.0
27802966       485     LANDFALL COUR              COROLLA             NC     27927      Secondary      PUD       360       80.0
27805084         1810  CORCORAN STREET            WASHINGTON          DC     20009       Primary       SFR       360       80.0
27805852       13514   MAVERICK LANE              HERNDON             VA     20171       Primary       SFR       360       76.3
27806074        19424  PYRITE LANE                BROOKEVILLE         MD     20833       Primary       SFR       360       65.5
27806116         1829  MEADOWLAND DRIV            GREENVILLE          NC     27834       Primary       SFR       360       73.2
27806587        10965  STUART MILL ROA            OAKTON              VA     22124       Primary       SFR       360       61.3
27809326           11  CHANNEL DRIVE              REDWOOD CIT         CA     94065       Primary       PUD       360       78.1
27812551       100     BERKELEY WAY               SAN FRANCIS         CA     94131       Primary       SFR       360       51.4
27817980          145  BRIGHTON CLOSE             NASHVILLE           TN     37205       Primary       SFR       360       80.0
27818509        16902  UPPER WOODS COV            AUSTIN              TX     78734       Primary       PUD       360       75.6
27820570       7515    HONESTY WAY                BETHESDA            MD     20817       Primary       SFR       360       74.1
27821321           52  SALT CEDAR LANE            KIAWAH ISLA         SC     29455       Primary       PUD       360       23.9
27822725           41  MEETING STREET             CHARLESTON          SC     29401       Primary       SFR       360       54.1
27823293         5606  WOODMONT ST                PITTSBURGH          PA     15217       Primary       SFR       360       89.9
27823806         4685  EXBURY COURT               SAN DIEGO           CA     92130       Primary       PUD       360       63.3
27824630         1315  CRESCENT DRIVE             MOUNT AIRY          NC     27030       Primary       SFR       360       64.9
27824705          101  LAWRENCE ROAD              ALAMEDA             CA     94502       Primary       PUD       360       76.8
27830926        18217  HARBOR LIGHT BO            CORNELIUS           NC     28031       Primary       PUD       360       54.8
27831064         3852  COLONEL VANDERH            MOUNT PLEAS         SC     29464       Primary       PUD       360       80.0
27831452        14004  MANGO DRIVE                DEL MAR             CA     92104       Primary       SFR       360       79.8
27831551          820  TIMBERWOOD DRIV            FAIRVIEW            TX     75069       Primary       SFR       360       59.0
27832617          533  MIDDLEFIELD DRI            APTOS               CA     95003       Primary       SFR       360       75.0
27834738       6674  W 80TH PLACE                 LOS ANGELES         CA     90045       Primary       SFR       360       65.4
27839182         3641  PIRATE CIRCLE              HUNTINGTON          CA     92649       Primary       SFR       360       66.2
27839349       19658 S 115TH AVENUE               BOCA RATON          FL     33498       Primary       SFR       360       61.5
27841147         6205  KERRICK DRIVE              LA PLATA            MD     20646       Primary       SFR       360       78.7
27842368         1208  LANCASTER PLACE            HIGH POINT          NC     27262       Primary       SFR       360       78.7
27842590         1108  7TH COURT                  FOX ISLAND          WA     98333       Primary       SFR       360       73.8
27844877        11921NECORAL DAWN ROAD            ALBUQUERQUE         NM     87122       Primary       SFR       360       79.2
27845007        14673  FIELDSTONE DRIV            SARATOGA            CA     95070       Primary       PUD       360       80.0
27845866          508  PIXIE TRAIL                MILL VALLEY         CA     94941       Primary       SFR       360       75.0
27847987        22602  SACEDON                    MISSION VIE         CA     92691       Primary       SFR       360       79.9
27848548         2700  TROUT GULCH ROA            APTOS               CA     95003       Primary       SFR       360       63.3
27848829       215     SOUTHWOOD DRIVE            SCOTTS VALL         CA     95066       Primary       SFR       360       69.2
27849447          288  CASTLE CREST               ALAMO               CA     94507       Primary       SFR       360       75.0
27850734         9201  HAMPTON HUNT DR            FAIRFAX STA         VA     22039       Primary       SFR       360       62.3
27850999       1397    PINE TREE DRIVE            ALAMO               CA     94507       Primary       SFR       360       70.0
27851203           71  TALARICO RD                HORSEHEADS          NY     14845       Primary       SFR       360       73.6
27853779         1406  HILLCREST AVENU            GLENDALE            CA     91202       Primary       SFR       360       75.0
27854124       13      SAND DUNE LN               ISLE OF PAL         SC     29451       Primary       PUD       360       34.8
27855055         5412  CAMINITO EXQUIS            SAN DIEGO           CA     92130       Primary       SFR       360       61.4
27855139         1322  LONGLEAF DRIVE             FAYETTEVILL         NC     28305       Primary       PUD       360       95.0
27855543          113  TOPAZ WAY                  SAN FRANCIS         CA     94131       Primary      Condo      360       73.3
27856855       4       SIENA DRIVE                GREENVILLE          SC     29609       Primary       PUD       360       80.0
27856939       205     OXFORD STREET              CHEVY CHASE         MD     20815       Primary       SFR       360       69.4
27858299         2200  PARALLEL LANE              SILVER SPRI         MD     20904       Primary       SFR       360       64.0
27858356       9822    DAYS FARM DRI              VIENNA              VA     22182       Primary       PUD       360       80.0
27859099         2218  CORTELYOU ROAD             CHARLOTTE           NC     28211       Primary       SFR       360       70.0
27859453         3113  VILLA ROSA AVEN            TAMPA               FL     33611       Primary       SFR       360       75.0
27859487          206  EAGLES LANDING             MCDONOUGH           GA     30253       Primary       PUD       360       71.4
27859586       10603 NW49 PLACE                   CORAL SPRIN         FL     33076       Primary       PUD       360       87.3
27862705         4658  DORCHESTER LN              GRANITE BAY         CA     95746       Primary       SFR       360       90.0
27864685         1714  BARDSTOWN ROAD             CHARLOTTE           NC     28226       Primary       SFR       360       80.0
27865146          530  GOLDEN SPUR CIR            WALNUT              CA     91789       Primary       SFR       360       80.0
27865203        17915  CASTLE BEND DRI            DALLAS              TX     75287       Primary       SFR       360       75.0
27865393       9130    SCOTT STREET               SPRINGFIELD         VA     22153       Primary       SFR       360       80.0
27865807        43713  CAMERON HILLS D            FREMONT             CA     94539       Primary       PUD       360       58.8
27866185         5111N OCEAN BLVD                 OCEAN RIDGE         FL     33435       Primary      Condo      360       59.8
27867464          268  GOVERNORS DRIVE            KIAWAH ISLA         SC     29455       Primary       PUD       360       48.5
27868660         5565  BEAUMONT AVENUE            LA JOLLA            CA     92037       Primary       SFR       360       73.5
27869502           29  MONUMENT PLACE             IRVINE              CA     92602       Primary       SFR       360       80.0
27869684       5325    BEAUMONT CANYON            SAN JOSE            CA     95138       Primary       SFR       360       64.5
27869759       711   SWMARSHALL ROAD              VIENNA              VA     22180       Primary       SFR       360       80.0
27869833         1310  GARDEN LANE                SEBASTOPOL          CA     95472       Primary       SFR       360       72.3
27870195       7605    ARNET LANE                 BETHESDA            MD     20817       Primary       SFR       360       80.0
27871268         3616  CENTENARY                  UNIVERSITY          TX     75225       Primary       SFR       360       80.0
27871896           31  MARSH COTTAGE L            KIAWAH ISLA         SC     29455      Secondary      PUD       360       43.1
27872324        19628  WEAVERS CIRCLE             CORNELIUS           NC     28031       Primary       SFR       360       53.7
27873389          240  LUNA CIRCLE                FOLSOM              CA     95630       Primary       SFR       360       79.8
27874064         4722  RODMAN STREET N            WASHINGTON          DC     20016       Primary       SFR       360       72.6
27874130       5728    KORRELL LANE               FREDERICK           MD     21702       Primary       SFR       360       55.2
27874767         9816  BOTTON VILLAGE             FAIRFAX             VA     22032       Primary       PUD       360       80.0
27875103       110     WELLINGTON PA              NASHVILLE           TN     37215       Primary       PUD       360       80.0
27875160       2824    BARTRAM ROAD               WINSTON-SAL         NC     27106       Primary       SFR       360       51.3
27875855        17520  HIGH STREET                LOS GATOS           CA     95030       Primary       SFR       360       80.0
27876119         2313  FOUR SEASONS CO            SAN JOSE            CA     95131       Primary       SFR       360       80.0
27876192         3628  VALENZA WAY                PLEASANTON          CA     94588       Primary       PUD       360       80.0
27876713          122  ROCKABILL LANE             MOORESVILLE         NC     28117       Primary       SFR       360       74.7
27878024          425  CAMILLE CIRCLE             SAN JOSE            CA     95134       Primary       PUD       360       80.0
27880012         4706NWFOXHALL CRESCEN            WASHINGTON          DC     20007       Primary       PUD       360       42.3
27880228         3446  NEWRIDGE DR                RANCHO PALO         CA     90275       Primary       SFR       360       78.8
27881267         7209  VALBURN DRIVE              AUSTIN              TX     78731       Primary       SFR       360       71.1
27881861       3110    WESTON PLACE               ATLANTA             GA     30327       Primary       SFR       360       80.0
27882794         8408W HIDDEN LAKES DR            GRANITE BAY         CA     95746       Primary       PUD       360       80.0
27883917         1092  CORVETTE DR                SAN JOSE            CA     95129       Primary       SFR       360       69.6
27884261          117  VIA DE LA VAL              DEL MAR             CA     92014       Primary       PUD       360       51.0
27884725          108  SURREY WOOD LAN            BLYTHEWOOD          SC     29016       Primary       SFR       360       80.0
27886811       403     SEA CLOISTERS              HILTON HEAD         SC     29928      Secondary     Condo      360       80.0
27886878       1842    ELGIN DRIVE                VIENNA              VA     22182       Primary       PUD       360       79.3
27889898          880  WHALEHEAD DRIVE            COROLLA             NC     27927      Secondary      SFR       360       73.1
27890086         5321  LAUREL CANYON              SAN JOSE            CA     95138       Primary       SFR       360       80.0
27890532         2164  GROVE POINT ROA            SAVANNAH            GA     31419       Primary       SFR       360       51.0
27891035         6147  RESERVOIR COURT            GRANITE BAY         CA     95746       Primary       SFR       360       65.1
27891811          320  SANDHURST STREE            REDWOOD CIT         CA     94065       Primary       SFR       360       53.0
27891944       8020    FALSTAFF ROAD              MCLEAN              VA     22102       Primary       SFR       360       76.2
27892520           70  MONTEREY DRIVE             MILL VALLEY         CA     94941       Primary       SFR       360       55.8
27893221        11129  POST HOUSE COUR            POTOMAC             MD     20854       Primary       SFR       360       80.0
27893510           17  BROOKWOOD LANE             ROSS                CA     94957       Primary       SFR       360       42.3
27893908       1547    MARY ELLEN DR              FORT MILL           SC     29715       Primary       SFR       360       74.6
27895853         6248  OLD WASHINGTON             SYKESVILLE          MD     21784       Primary       SFR       360       79.2
27896844         4115  SUGAR MAPLE D              DANVILLE            CA     94506       Primary       PUD       360       68.3
27897941         2507  WILLINGTON COUR            MOUNT PLEAS         SC     29464       Primary       PUD       360       65.0
27898048         5637  SKYLINE CIRCLE             LA VERNE            CA     91750       Primary       PUD       360       79.8
27898097       41      GREENBANK AVENU            PIEDMONT            CA     94611       Primary       SFR       360       61.0
27898162        212    WINDSOR PLACE              HILTON HEAD         SC     29928      Secondary     Condo      360       47.9
27898212        13-15  COOK STREET                SAN FRANCIS         CA     94118       Primary    2-Family     360       67.2
27898360         6073  WOODFERN DRIVE             RANCHO PALO         CA     90275       Primary       SFR       360       66.8
27898378         1342  CHESTNUT ST                SAN CARLOS          CA     94070       Primary       SFR       360       74.5
27898519         1038  PINE LANE                  LAFAYETTE           CA     94549       Primary       SFR       360       43.6
27899392       316     RYDAL AVENUE               MILL VALLEY         CA     94941       Primary       SFR       360       54.1
27899525         2401  INVERNESS ROAD             CHARLOTTE           NC     28209       Primary       SFR       360       80.0
27900299         1930N TEAKWOOD ST                CANBY               OR     97013       Primary       SFR       360       76.9
27901248          222  EDWARDS PLACE              GLENDALE            CA     91206       Primary       SFR       360       75.0
27902485        11291  LONGWATER CHASE            FT MYERS            FL     33908       Primary       PUD       360       58.4
27904093         3837  WOODCREEK LANE             SAN JOSE            CA     95117       Primary       SFR       360       68.2
27904887       11717   HIGH FOREST                DALLAS              TX     75230       Primary       SFR       360       70.0
27905421         2621  33RD STREET                SANTA MONIC         CA     90405       Primary       SFR       360       70.0
27905819          840W PARR AVENUE                LOS GATOS           CA     95030       Primary       SFR       360       74.3
27906429          557  STRAUSS DRIVE              THOUSAND OA         CA     91320       Primary       SFR       360       95.0
27906528         5013  SAIL CREEK DRIV            PLANO               TX     75093       Primary       PUD       360       72.7
27909191       5015    LAS CRUCES CT              SAN JOSE            CA     95118       Primary       SFR       360       78.9
27909274         1993  RELIEZ VALLEY R            LAFAYETTE           CA     94549       Primary       SFR       360       80.0
27909431        19510N US HWY 41                  LUTZ                FL     33549       Primary       SFR       360       80.0
27910280        12313  HARBOUR CIRCLE             FORT WASHIN         MD     20744       Primary       SFR       360       80.0
27910405       3621    CORNELL AVE                HIGHLAND PA         TX     75205       Primary       SFR       360       41.5
27912138         1187  MIDWAY COURT               NOVATO              CA     94947       Primary       SFR       360       80.0
27912351        20420  NASHVILLE STREE            CHATSWORTH          CA     91311       Primary       PUD       360       67.3
27912989        28802  GOLDEN MEADOW D            RANCHO PALO         CA     90275       Primary       SFR       360       79.4
27913029        14285  EASTRIDGE DRIVE            WHITTIER            CA     90602       Primary       SFR       360       75.4
27913086       1910    CAPE HILDA PLAC            SAN JOSE            CA     95133       Primary       SFR       360       78.4
27913342         2900  19TH AVENUE                SAN FRANCIS         CA     94132       Primary       SFR       360       90.0
27913730         1348  CARPERS FARM WA            VIENNA              VA     22182       Primary       PUD       360       79.3
27915453          109  TRAVALINI COURT            EL SOBRANTE         CA     94803       Primary       SFR       360       80.0
27916675           11  PLANTERS WOOD C            LITTLETON           NC     27850      Secondary      PUD       360       75.0
27917442       1014    READS LAKE RO              CHATTANOOGA         TN     37415       Primary       SFR       360       80.0
27918317       217     RYDER STREET               SAN MATEO           CA     94401       Primary       SFR       360       80.0
27918606         2708  SOUTHWICK DRIVE            GREENSBORO          NC     27455       Primary       PUD       360       80.0
27918689          427  GREEN GLEN WY              MILL VALLEY         CA     94941       Primary       SFR       360       60.9
27919943          210  WINCHESTER CT              FOSTER CITY         CA     94404       Primary       SFR       360       62.2
27920669       27      LIMEHOUSE STR              CHARLESTON          SC     29401       Primary       SFR       360       80.0
27920917         5716  GROSVENOR LANE             BETHESDA            MD     20814       Primary       SFR       360       69.9
27921261       1580    OAK ISLAND DR              CHARLESTON          SC     29412       Primary       SFR       360       95.0
27921345        11350  BUCKHEAD TERRAC            MIDLOTHIAN          VA     23113       Primary       PUD       360       56.6
27923861       318   S LAUREL AVE                 CHARLOTTE           NC     28207       Primary      Condo      360       80.0
27926294       349     LOS PINOS WAY              SAN JOSE            CA     95123       Primary       SFR       360       80.0
27926740        15205  NORMANDY LANE              LA MIRADA           CA     90638       Primary       PUD       360       79.9
27926955         5212  REDWILLOW LANE             LA CANADA F         CA     91011       Primary       SFR       360       74.0
27927391          619  BRAEBURN DR                MARTINEZ            GA     30907       Primary       SFR       360       80.0
27927730         1686  DUVALL DRIVE               SAN JOSE            CA     95130       Primary       SFR       360       77.4
27928233         6438  FORESTER DR                HUNTINGTON          CA     92648       Primary       PUD       360       80.0
27928506           76  THE ALAMEDA                SAN ANSELMO         CA     94960       Primary       SFR       360       85.0
27930577        12982  CAMINITO POINTE            DEL MAR             CA     92014       Primary       SFR       360       80.0
27933290       841     MORGAN ST                  MONETT              MO     65708       Primary       SFR       360       77.5
27934983         7100  ANCHORAGE LANE             TEGA CAY            SC     29715       Primary       SFR       360       73.3
27935832           10  SHAWNERY COURT             BALDWIN             MD     21013       Primary       SFR       360       74.2
27936178          241  DAYLIGHT PL                DANVILLE            CA     94526       Primary       SFR       360       76.1
27936509       43535   VISTA DEL MAR              FREMONT             CA     94539       Primary       SFR       360       79.4
27936517       3241    MONETTE LANE               PLANO               TX     75025       Primary       SFR       360       77.3
27937515       2705    TURNER GROVE               GREENSBORO          NC     27455       Primary       SFR       360       80.0
27939511       122-A   PINEWOOD ROAD              VIRGINIA BE         VA     23451       Primary       SFR       360       49.5
27940360         5702  ROBERTS ROAD               GRAPEVINE           TX     76051       Primary       SFR       360       71.3
27941152          326  SUNNY LANE                 AVALON              CA     90704       Primary       SFR       360       71.4
27941376       3208    MEADOW RUE DR              STATESVILLE         NC     28677       Primary       SFR       360       79.8
27942572         1614  COUNTRY CLUB DR            GLENDALE            CA     91208       Primary       SFR       360       68.0
27944487         1145  WOTAN DRIVE                ENCINITAS           CA     92024       Primary       SFR       360       72.8
27944917          130  RENFREW COURT              EL SOBRANTE         CA     94803       Primary       SFR       360       75.2
27947100          275  WOODRIDGE DRIVE            GENEVA              FL     32732       Primary       PUD       360       93.8
27948793         5330  BEAUMONT CANY              SAN JOSE            CA     95138       Primary       SFR       360       80.0
27949544         5480  CEDAR CREEK DRI            HOUSTON             TX     77056       Primary       PUD       360       73.0
27949577         3276  SEMINOLE CIRCLE            FAIRFIELD           CA     94533       Primary       SFR       360       69.6
27950641          755  CALMAR AVENUE              OAKLAND             CA     94610       Primary       SFR       300       75.0
27951276         6307  RIGGS PLACE                LOS ANGELES         CA     90045       Primary       SFR       360       80.0
27951920         2671NE22 COURT                   POMPANO BEA         FL     33062       Primary       SFR       360       80.0
27953181       510     LYONS BAY ROA              NOKOMIS             FL     34275       Primary       SFR       360       80.0
27953637       686-88W 22ND ST                    SAN PEDRO           CA     90731      Investor    3-Family     360       75.0
27953959          431  ROOS STREET                DAVIS               CA     95616       Primary       PUD       360       80.0
27954262           78  REDWOOD ROAD               SAN ANSELMO         CA     94960       Primary       SFR       360       80.0
27956580         1134  LADERA LANE                GARDNERVILL         NV     89410       Primary       SFR       360       90.0
27956614          310  8TH STREET                 SEAL BEACH          CA     90740       Primary       SFR       360       74.7
27956846         8117  RIDGE CREEK WAY            SPRINGFIELD         VA     22153       Primary       PUD       360       80.0
27960582       16825   PARK HILL DR               DALLAS              TX     75248       Primary       SFR       360       80.0
27961408       10324   NORTHVALE ROAD             LOS ANGELES         CA     90064       Primary       SFR       360       80.0
27961556       5       SAGEBRUSH LANE             ROLLING HIL         CA     90274       Primary       SFR       360       25.8
27962356       4349    CEDARHURST  CIR            LOS ANGELES         CA     90027       Primary       SFR       360       89.9
27962471         4620  PAULA WAY                  FAIR OAKS           CA     95628       Primary       SFR       360       77.1
27962638       13555   PORTOFINO DRIVE            DEL MAR             CA     92014       Primary       SFR       360       75.0
27962737         5604  DITTMAR PLACE              DALLAS              TX     75229       Primary       SFR       360       49.1
27963990        25000  HILLSHORE DRIVE            WESTPORT            CA     95488       Primary       SFR       360       62.5
27964931          112  ROYAL LONDON CO            THOUSAND OA         CA     91361       Primary       PUD       360       80.0
27966456         1052  SUMMERWOOD COUR            SAN JOSE            CA     95132       Primary       SFR       360       80.0
27967108         4812  BYINGTON DRIVE             SAN JOSE            CA     95138       Primary       SFR       360       75.9
27968106         7801  WAYLAND ROAD               LOOMIS              CA     95650       Primary       SFR       360       83.0
27968189        12866  FALCON POINT PL            TRUCKEE             CA     96161       Primary       PUD       360       80.0
27968411         3484  BARBARA STREET             SAN PEDRO           CA     90731       Primary       SFR       360       74.5
27968429        11375  LEGACY TERRACE             SAN DIEGO           CA     92131       Primary       SFR       360       79.7
27968601         6561S 2300 EAST                  SALT LAKE C         UT     84121       Primary       SFR       360       79.9
27969245            2  GOLDEN POPPY DR            COTO DE CAZ         CA     92679       Primary       PUD       360       80.0
27969963         5153NW57 WAY                     CORAL SPRIN         FL     33067       Primary       SFR       360       89.7
27970342           82  CAMINO DEL MAR             INVERNESS           CA     94937      Secondary      SFR       360       78.4
27972017         4411  POMPONI STREET             UNION CITY          CA     94587       Primary       PUD       360       63.0
27973882          315  MARTIN DRIVE               APTOS               CA     95003      Secondary      SFR       360       58.8
27974153         4839  CLOVERLY AVE               TEMPLE CITY         CA     91780       Primary       SFR       360       74.9
27974476          717  2ND STREET                 HERMOSA BEA         CA     90254       Primary       SFR       360       80.0
27974906       63      POPLAR AVENUE              ROSS                CA     94957      Investor       SFR       360       66.7
27975556           39  RIVER CLUB DRIV            HILTON HEAD         SC     29926      Secondary      PUD       360       45.5
27975564         5030  BLACKHAWK DRIVE            DANVILLE            CA     94506       Primary       SFR       360       80.0
27975630         4004  VIA VALMONTE               PALOS VERDE         CA     90274       Primary       SFR       360       62.2
27975697        13380  CALDERON ROAD              SAN DIEGO           CA     92129       Primary       SFR       360       79.9
27976133         1040  LOMA AVENUE                CORONADO            CA     92118       Primary       SFR       360       28.6
27979194          507  CAMBRIDGE VILLA            PAWLEYS ISL         SC     29585      Secondary     Condo      360       54.4
27980598            9S SANTA TERESITA             IRVINE              CA     92606       Primary       SFR       360       74.9
27980655         1530  DESCANSO DR                LA CANADA F         CA     91011       Primary       SFR       360       80.0
27980754       303     STOCKTON LANE              RICHMOND            VA     23221       Primary       PUD       360       61.5
27980770        10305  WALAVISTA ROAD             LOS ANGELES         CA     90064       Primary       SFR       360       80.0
27981026           20  SYCAMORE AVE               MILL VALLEY         CA     94941       Primary       SFR       360       59.1
27981422           19  JUNO ROAD                  TIBURON             CA     94920       Primary       SFR       360       80.0
27982230        41005  VALLE VISTA                MURRIETA            CA     92562       Primary       SFR       360       80.0
27982503        11515  CORTE PLAYA LAS            SAN DIEGO           CA     92124       Primary       PUD       360       80.0
27984087        12543  PALMTAG DRIVE              SARATOGA            CA     95070       Primary       SFR       360       47.4
27984335       6803    POLO FARMS DR              SUMMERFIELD         NC     27358       Primary       PUD       360       80.0
27984376         2891E BELTON CIRCLE              SANDY               UT     84093       Primary       SFR       360       76.6
27984566         3165  FABIAN WAY                 TAHOE CITY          CA     96145       Primary       SFR       360       80.0
27984624         1562  SILVER TRAIL               NAPA                CA     94558       Primary       PUD       360       57.1
27986561         8001  EL PASEO GRANDE            LA JOLLA            CA     92037       Primary       SFR       360       51.6
27986637       303     SANTA CRUZ STRE            SANTA CRUZ          CA     95060      Secondary      SFR       360       80.0
27988328        26402  BIRCH PLACE                CARMEL              CA     93923       Primary       SFR       360       75.0
27989466           50  KATAOKA COURT              REDWOOD CIT         CA     94062       Primary       SFR       360       56.0
27989649       2       MCCART COURT               TIBURON             CA     94920       Primary       SFR       360       68.6
27989813         3342  RIDGEVIEW DRIVE            EL DORADO H         CA     95762       Primary       SFR       360       78.6
27989961         5317  ROXANNE DRIVE              SAN JOSE            CA     95124       Primary       SFR       360       79.0
27992486          233  AUGUSTINE DR               MARTINEZ            CA     94553       Primary       SFR       360       90.0
27992981       2258    43RD AVENUE                SAN FRANCIS         CA     94116       Primary       SFR       360       80.0
27993492       906     SUFFOLK COURT              SOUTHLAKE           TX     76092       Primary       PUD       360       58.6
27994433       773     SAINT GEORGE RO            DANVILLE            CA     94526       Primary       SFR       360       79.2
27995034       20915   ADELINE DRIVE              COLFAX              CA     95713       Primary       SFR       360       90.0
27996024       21726   NOONAN COURT               CUPERTINO           CA     95014       Primary       SFR       360       75.0
27996156         2702  COLERIDGE DRIVE            LOS ALAMITO         CA     90720       Primary       SFR       360       67.6
27996222          928S CLOVERDALE AV              LOS ANGELES         CA     90036       Primary       SFR       360       73.3
27996552       13846   SOUTH 31ST PL              PHOENIX             AZ     85048       Primary       PUD       360       73.8
27996594         4420  ARCOLA AVENUE              LOS ANGELES         CA     91602       Primary       SFR       360       67.9
27998848          409  TREE HOLLOW C              SIMI VALLEY         CA     93065       Primary       PUD       360       69.9
27998889         1478  DARTSHIRE COURT            SUNNYVALE           CA     94087       Primary       SFR       360       47.7
27999739        38160  HASTINGS COURT             FREMONT             CA     94536       Primary       SFR       360       72.1
27999788           11  ALTEZZA                    IRVINE              CA     92606       Primary       PUD       360       90.0
28000263         5015  HUMPHREY WAY               LA CRESCENT         CA     91214       Primary       SFR       360       68.5
28000271         8461E HERMOSA DRIVE              SAN GABRIEL         CA     91775       Primary       SFR       360       70.0
28001576          695  TOYON PLACE                PALO ALTO           CA     94306       Primary       SFR       360       69.2
28001733         2591  PINOT WAY                  SAINT HELEN         CA     94574       Primary       SFR       360       72.7
28001808       506     KENTUCKY AVEN              ALEXANDRIA          VA     22305       Primary       SFR       360       58.9
28002145         6246  MINES ROAD                 LIVERMORE           CA     94550       Primary       SFR       360       80.0
28002244         1602  MARALISA COURT             LIVERMORE           CA     94550       Primary       SFR       360       76.1
28002459          102  BALDY VIEW LANE            SUN VALLEY          ID     83353      Secondary      SFR       360       41.5
28002558        10512  LONNA LANE                 CUPERTINO           CA     95014       Primary       SFR       360       58.8
28002582           15  WESTSIDE COURT             SAN RAMON           CA     94583       Primary       PUD       360       70.0
28002608       97      CRESCENT DRIVE             PALO ALTO           CA     94301       Primary       SFR       360       36.8
28002624          143  SHERBURNE COU              DANVILLE            CA     94526       Primary       SFR       360       71.2
28002632          191  ARENDS DRIVE               DANVILLE            CA     94506       Primary       SFR       360       64.6
28002640          160  MOFFITT STREET             SAN FRANCIS         CA     94131       Primary       SFR       360       79.7
28002665          108  CRATER PEAK P              FOLSOM              CA     95630       Primary       SFR       360       89.0
28002707          470  KNOTTINGHAM C              LIVERMORE           CA     94550       Primary       SFR       360       70.9
28002749           34  PONY COURT                 SAN RAMON           CA     94583       Primary       PUD       360       74.6
28002798          316  CLIFF DRIVE                APTOS               CA     95003      Secondary      SFR       360       68.2
28002897         3172  SOUTH COURT                PALO ALTO           CA     94306       Primary       SFR       360       51.2
28002905         1066  VIA BAJA                   LAFAYETTE           CA     94549       Primary       SFR       360       51.4
28004075       134     SANDY COVE                 HOUSTON             TX     77058       Primary       SFR       360       75.0
28004281           65  DIABLO WAY                 DANVILLE            CA     94526       Primary       SFR       360       80.0
28005239          886  PEPPER TREE C              SANTA CLARA         CA     95051       Primary       SFR       360       80.0
28005668          171  TURNBERRY ROAD             HALF MOON B         CA     94019       Primary       PUD       360       62.5
28005841       12503   GREEN MEADOW LA            SARATOGA            CA     95070       Primary       SFR       360       75.0
28006138           67  CAMELFORD PL               OAKLAND             CA     94611       Primary       SFR       360       58.6
28006435       2765    KENSINGTON ROAD            REDWOOD CIT         CA     94061       Primary       SFR       360       71.8
28006567           11  HACIENDA CIRCLE            ORINDA              CA     94563       Primary       SFR       360       66.7
28007458         3003  ARROWHEAD DRI              LOS ANGELES         CA     90068       Primary       SFR       360       69.0
28007789       2817  NE21 COURT                   FT LAUDERDA         FL     33305       Primary       SFR       360       75.0
28007888       913     8TH STREET                 MANHATTAN B         CA     90266       Primary       SFR       360       70.3
28008068         1748  ORCHARD WOOD               ENCINITAS           CA     92024       Primary       SFR       360       72.3
28008100        12825  CORBETT COURT              SAN DIEGO           CA     92130       Primary       PUD       360       80.0
28008118          350  LEVIN AVENUE               MOUNTAIN VI         CA     94040       Primary       SFR       360       70.0
28008811          265  CHASE COURT                FREMONT             CA     94536       Primary       SFR       360       89.5
28009090         1185W MCKINLEY AVENUE            SUNNYVALE           CA     94086       Primary       SFR       360       80.0
28009223         2312  TICE VALLEY BOU            WALNUT CREE         CA     94595       Primary       SFR       360       60.8
28009231           17  RED PINE COURT             DANVILLE            CA     94506       Primary       PUD       360       52.3
28009272          557  COLUMBIA CREEK             SAN RAMON           CA     94583       Primary       SFR       360       58.0
28009298         4360  MENSHA PLACE               SAN DIEGO           CA     92130       Primary       SFR       360       69.0
28009439         5010  SUMMIT VIEW DRI            SAN RAMON           CA     94583       Primary       PUD       360       66.6
28009603          151  DANIEL DRIVE               ALAMO               CA     94507       Primary       SFR       360       56.6
28009850         4776  PROCTOR ROAD               CASTRO VALL         CA     94546       Primary       SFR       360       77.6
28012029          173  RANCHO DEL REY             ESCONDIDO           CA     92025       Primary       SFR       360       69.9
28012078         2670  DIVOT COURT                SOUTH LAKE          CA     96150      Secondary      SFR       360       90.0
28012557           18  VOLTERRA COUR              DANVILLE            CA     94526       Primary       PUD       360       64.0
28014116         5971  OHIO STREET                YORBA LINDA         CA     92886       Primary       SFR       360       59.5
28014199         4219  STURGEON COURT             SAN DIEGO           CA     92130       Primary       PUD       360       88.4
28014645        11891  BROOKGLEN DR               SARATOGA            CA     95070       Primary       SFR       360       50.5
28015469          110  LOMA VISTA DR              SONOMA              CA     95476       Primary       SFR       360       64.6
28018786         1828  WINDY RIDGE POI            VIRGINIA BE         VA     23454       Primary       SFR       360       80.0
28020352         2601  FLEETWOOD DR               SAN BRUNO           CA     94066       Primary       SFR       360       80.0
28022648          821  LILAC WAY                  LOS GATOS           CA     95032       Primary       SFR       360       69.9
28022937         1305  MCBAIN AVENUE              CAMPELL             CA     95008       Primary       SFR       360       63.4
28023380       150     VENETIAN ROAD              APTOS               CA     95003       Primary       SFR       360       80.0
28025369       9051    WOODHURST DR               DALLAS              TX     75243       Primary       SFR       360       80.0
28027324         3179  STONEGATE DRIVE            ALAMO               CA     94507       Primary       PUD       360       44.8
28027571        13287  SOUTH NASHI LAN            DRAPER              UT     84020       Primary       SFR       360       75.0
28029569          224  SHOREVIEW DRIVE            APTOS               CA     95003       Primary       SFR       360       67.7
28029650       890     COLORADO AVENUE            PALO ALTO           CA     94303       Primary       SFR       360       79.9
28032209         5906  EXETER COURT               SAN JOSE            CA     95138       Primary       PUD       360       44.7
28034726          301  THATCHER LANE              FOSTER CITY         CA     94404       Primary       PUD       360       51.5
28035723       275-    7TH AVE                    SAN FRANCIS         CA     94118       Primary    3-Family     360       50.4
28036200           68  SAN PABLO CT               MORAGA              CA     94556       Primary       SFR       360       58.7
28048007         1444  GRACE AVENUE               SAN JOSE            CA     95125       Primary       SFR       360       67.3
28056786          320  DEERTRAIL LANE             MILL VALLEY         CA     94941      Investor       SFR       360       73.7
28060853         3123  DEER MEADOW                DANVILLE            CA     94506       Primary       PUD       360       80.0
28064707         767-  769 15TH AVENUE            SAN FRANCIS         CA     94118       Primary    2-Family     360       62.5



(continued)


LOAN#         RATE      FIRSTPAYDT      MAT DT         PANDI          SCHPTD        ORIG BAL     ACT BALANCE       SCH BALANCE
21596135      7.25       5/1/1998     10/1/2027      $2,604.65       5/1/1999       $380,000     $376,165.66       $375,833.68
22083943      6.5        4/1/1999      3/1/2029      $1,896.20       5/1/1999       $300,000     $299,456.13       $299,456.13
22151906      6.875      5/1/1999      4/1/2029      $1,970.79       5/1/1999       $300,000     $299,747.96       $299,747.96
22231849      6.875      5/1/1999      4/1/2029      $2,165.90       5/1/1999       $329,700     $324,166.01       $324,472.95
22254445      7          5/1/1999      4/1/2029      $1,676.56       5/1/1999       $252,000     $251,793.44       $251,793.44
22271035      7.375      11/1/1998    10/1/2028      $1,989.14       5/1/1999       $288,000     $286,141.19       $286,141.19
22309058      7.5        5/1/1999      4/1/2029      $1,931.23       5/1/1999       $276,200     $275,995.02       $275,995.02
22327126      7.125      4/1/1999      3/1/2029      $1,920.10       5/1/1999       $285,000     $284,342.23       $284,342.23
22334312      6.875      1/1/1999     12/1/2028      $2,217.79       5/1/1999       $337,600     $336,455.72       $336,165.54
22355911      7          4/1/1999      3/1/2029      $2,017.86       5/1/1999       $303,300     $302,801.33       $302,801.33
22382519      6.75       12/1/1998    11/1/2028      $2,140.37       5/1/1999       $330,000     $328,563.32       $328,271.12
22392096      7.125      1/1/1999     12/1/2028      $1,956.82       5/1/1999       $290,450     $289,512.60       $289,274.76
22399232      6.75       1/1/1999     12/1/2028      $1,945.79       5/1/1999       $300,000     $298,958.10       $298,693.95
22412654      6.875      1/1/1999     12/1/2028      $2,049.62       5/1/1999       $312,000     $310,942.48       $310,674.30
22414627      7.375      3/1/1999      2/1/2029      $1,695.61       5/1/1999       $245,500     $245,125.23       $244,936.12
22479703      7.125      5/1/1999      4/1/2029      $1,886.42       5/1/1999       $280,000     $280,000.00       $279,776.08
22483325      6.875      1/1/1999     12/1/2028      $1,760.57       5/1/1999       $268,000     $266,629.58       $266,861.26
22502041      6.75       12/1/1998    11/1/2028      $2,494.51       5/1/1999       $384,600     $382,585.05       $382,585.05
22508105      7.25       10/1/1998     9/1/2028      $2,148.86       5/1/1999       $315,000     $313,248.36       $312,992.04
22518443      7.125      3/1/1999      2/1/2029      $3,860.41       5/1/1999       $573,000     $572,080.84       $571,617.16
22525166      7.5        2/1/1999      1/1/2029      $2,059.19       5/1/1999       $294,500     $293,617.51       $293,617.51
22534283      7.25       3/1/1999      2/1/2029      $3,028.87       5/1/1999       $444,000     $443,305.17       $442,954.60
22545628      7.5        3/1/1999      2/1/2029      $1,817.96       5/1/1999       $260,000     $259,417.49       $259,417.49
22545883      7.125      2/1/1999      1/1/2029      $1,684.30       5/1/1999       $250,000     $249,396.66       $249,193.15
22552293      7.125      2/1/1999      1/1/2029      $1,717.98       5/1/1999       $255,000     $254,177.03       $254,177.03
22552509      7.25       1/1/1999     12/1/2028      $1,667.92       5/1/1999       $244,500     $243,730.14       $243,534.76
22554513      7.5        4/1/1999      3/1/2029      $2,010.24       5/1/1999       $287,500     $287,286.64       $287,071.94
22559959      7.25       1/1/1999     12/1/2028      $1,818.68       5/1/1999       $266,600     $265,545.62       $265,545.62
22561641      7.125      5/1/1999      4/1/2029      $2,021.16       5/1/1999       $300,000     $300,000.00       $299,760.09
22563811      7.375      4/1/1999      3/1/2029      $1,973.61       5/1/1999       $285,750     $285,532.56       $285,313.79
22568091      6.875      1/1/1999     12/1/2028      $1,905.09       5/1/1999       $290,000     $288,613.62       $288,362.05
22577555      7.125      4/1/1999      3/1/2029      $2,896.99       5/1/1999       $430,000     $429,656.14       $429,310.23
22577910      7.125      2/1/1999      1/1/2029      $4,058.48       5/1/1999       $602,400     $600,946.20       $600,455.84
22578280      6.875      3/1/1999      2/1/2029      $1,897.87       5/1/1999       $288,900     $288,312.61       $288,066.53
22585228      7.375      4/1/1999      3/1/2029      $2,237.79       5/1/1999       $324,000     $323,753.46       $323,505.40
22590855      6.75       12/1/1998    11/1/2028      $1,676.95       5/1/1999       $258,550     $257,025.13       $256,793.95
22595623      7.25       1/1/1999     12/1/2028      $1,600.73       5/1/1999       $234,650     $233,623.61       $233,623.61
22595961      6.875      4/1/1999      3/1/2029      $2,115.31       5/1/1999       $322,000     $321,729.48       $321,457.41
22596100      7.625      1/1/1999     12/1/2028      $2,123.39       5/1/1999       $300,000     $298,900.41       $298,900.41
22596654      7.125      2/1/1999      1/1/2029      $2,155.90       5/1/1999       $320,000     $319,227.73       $318,967.24
22597249      7          2/1/1999      1/1/2029      $1,696.85       5/1/1999       $255,050     $254,419.16       $254,206.42
22597280      7.125      2/1/1999      1/1/2029      $2,085.16       5/1/1999       $309,500     $308,753.08       $308,501.14
22598585      7.375      5/1/1999      4/1/2029      $2,223.97       5/1/1999       $322,000     $322,000.00       $321,754.99
22600019      7.25       5/1/1999      4/1/2029      $1,705.44       5/1/1999       $250,000     $249,804.98       $249,804.98
22600092      7.25       3/1/1999      2/1/2029      $2,435.37       5/1/1999       $357,000     $356,440.07       $356,158.19
22603898      7.25       3/1/1999      2/1/2029      $2,101.11       5/1/1999       $308,000     $307,517.99       $307,274.80
22605414      7          12/1/1998    11/1/2028      $1,882.81       5/1/1999       $283,000     $281,826.50       $281,587.68
22606826      7.125      2/1/1999      1/1/2029      $2,294.02       5/1/1999       $340,500     $339,678.24       $339,401.06
22607360      7.375      4/1/1999      3/1/2029      $2,070.99       5/1/1999       $299,850     $299,621.84       $299,392.28
22608517      7          3/1/1999      2/1/2029      $2,817.56       5/1/1999       $423,500     $422,803.69       $422,452.48
22614077      7.375      4/1/1999      3/1/2029      $3,729.65       5/1/1999       $540,000     $539,589.10       $539,175.67
22615645      7.25       3/1/1999      2/1/2029      $2,578.63       5/1/1999       $378,000     $377,110.01       $377,110.01
22617518      7.375      4/1/1999      3/1/2029      $2,451.90       5/1/1999       $355,000     $354,729.87       $354,458.08
22620413      7.125      11/1/1998    11/1/2027      $1,699.70       5/1/1999       $250,000     $248,458.88       $248,458.88
22620926      6.875      4/1/1999      3/1/2029      $2,205.32       5/1/1999       $335,700     $331,094.42       $331,094.42
22620967      7.125      3/1/1999      2/1/2029      $1,953.78       5/1/1999       $290,000     $289,534.82       $289,300.15
22624084      7.125      4/1/1999      3/1/2029      $1,921.45       5/1/1999       $285,200     $284,790.38       $284,559.87
22624472      7.375      3/1/1999      2/1/2029      $2,424.27       5/1/1999       $351,000     $350,464.20       $350,193.82
22624506      7.625      4/1/1999      3/1/2029      $1,973.33       5/1/1999       $278,800     $278,598.21       $278,395.14
22625834      7.375      4/1/1999      3/1/2029      $2,058.21       5/1/1999       $298,000     $297,773.25       $297,545.10
22627368      7          3/1/1999      2/1/2029      $2,049.14       5/1/1999       $308,000     $307,493.58       $307,238.15
22629752      7.125      4/1/1999      3/1/2029      $2,519.71       5/1/1999       $374,000     $373,400.06       $373,400.06
22629976      7.25       5/1/1999      4/1/2029      $1,782.53       5/1/1999       $261,300     $261,300.00       $261,096.16
22629992      7          5/1/1999      4/1/2029      $2,270.34       5/1/1999       $341,250     $341,250.00       $340,970.29
22634836      7.375      4/1/1999      3/1/2029      $2,210.16       5/1/1999       $320,000     $319,756.51       $319,511.52
22635288      7.25       3/1/1999      2/1/2029      $2,180.24       5/1/1999       $319,600     $319,099.85       $318,847.50
22639140      7          4/1/1999      3/1/2029      $1,729.79       5/1/1999       $260,000     $259,786.88       $259,572.51
22639561      7          3/1/1999      2/1/2029      $2,581.38       5/1/1999       $388,000     $387,362.05       $387,040.28
22640031      7.25       3/1/1999      2/1/2029      $2,947.00       5/1/1999       $432,000     $430,982.88       $430,982.88
22643050      7.125      3/1/1999      2/1/2019      $2,207.55       5/1/1999       $282,000     $280,930.49       $280,390.96
22644314      7.125      2/1/1999      1/1/2029      $1,703.77       5/1/1999       $252,890     $252,073.82       $252,073.82
22644694      7.375      5/1/1999      4/1/2029      $2,393.19       5/1/1999       $346,500     $346,500.00       $346,236.34
22655062      7.125      2/1/1999      1/1/2029      $1,967.26       5/1/1999       $292,000     $291,067.79       $291,067.79
22657969      7.25       2/1/1999      1/1/2029      $2,372.71       5/1/1999       $347,814     $346,995.08       $346,718.80
22665251      7.375      4/1/1999      3/1/2029      $1,987.42       5/1/1999       $287,750     $287,225.22       $287,225.22
22666028      7.125      5/1/1999      4/1/2029      $3,705.46       5/1/1999       $550,000     $549,560.17       $549,560.17
22666853      6.5        5/1/1999      4/1/2029      $1,674.98       5/1/1999       $265,000     $265,000.00       $264,760.44
22670103      7.375      4/1/1999      3/1/2019      $2,204.78       5/1/1999       $276,300     $275,283.51       $275,283.51
22672380      7.5        2/1/1999      1/1/2029      $1,895.93       5/1/1999       $271,150     $270,337.45       $270,337.45
22673560      7          3/1/1999      2/1/2029      $2,038.49       5/1/1999       $306,400     $305,794.30       $305,539.61
22674550      7.375      4/1/1999      3/1/2029      $2,098.27       5/1/1999       $303,800     $301,068.83       $300,820.88
22675060      7.375      4/1/1999      3/1/2029      $2,313.76       5/1/1999       $335,000     $334,488.62       $334,488.62
22676142      7.125      5/1/1999      4/1/2029      $2,762.25       5/1/1999       $410,000     $410,000.00       $409,672.13
22676795      6.875      3/1/1999      2/1/2029      $3,385.48       5/1/1999       $515,350     $514,481.62       $514,043.69
22677421      6.875      4/1/1999      3/1/2029      $1,970.79       5/1/1999       $300,000     $299,747.96       $299,494.48
22678023      7.25       5/1/1999      4/1/2029      $3,069.79       5/1/1999       $450,000     $450,000.00       $449,648.96
22678890      7          3/1/1999      2/1/2029      $1,851.87       5/1/1999       $278,350     $277,892.35       $277,661.52
22679484      6.75       4/1/1999      3/1/2029      $1,751.22       5/1/1999       $270,000     $269,018.75       $268,780.76
22682108      7.25       3/1/1999      2/1/2029      $1,773.66       5/1/1999       $260,000     $259,593.12       $259,387.84
22682355      7.25       5/1/1999      4/1/2029      $2,474.26       5/1/1999       $362,700     $362,700.00       $362,417.05
22682819      7          4/1/1999      3/1/2029      $2,761.01       5/1/1999       $415,000     $414,659.82       $414,317.66
22687362      7.375      4/1/1999      3/1/2029      $3,282.78       5/1/1999       $475,300     $474,574.44       $474,208.32
22687487      7          3/1/1999      2/1/2029      $1,962.64       5/1/1999       $295,000     $294,514.97       $294,270.33
22687735      7.375      3/1/1999      2/1/2029      $1,973.26       5/1/1999       $285,700     $285,263.87       $285,043.79
22687768      7.125      3/1/1999      2/1/2029      $1,920.10       5/1/1999       $285,000     $284,312.19       $284,312.19
22688261      7          4/1/1999      3/1/2029      $2,794.27       5/1/1999       $420,000     $419,655.73       $419,309.45
22689228      7          3/1/1999      2/1/2029      $2,245.40       5/1/1999       $337,500     $336,665.20       $336,665.20
22689335      7.375      4/1/1999      3/1/2029      $2,092.75       5/1/1999       $303,000     $302,769.44       $302,537.46
22689384      7          4/1/1999      3/1/2029      $3,443.61       5/1/1999       $517,600     $517,175.72       $516,748.97
22690341      7.125      4/1/1999      3/1/2029      $2,543.97       5/1/1999       $377,600     $377,298.03       $376,994.27
22690580      7.375      4/1/1999      3/1/2029      $4,489.39       5/1/1999       $650,000     $649,505.40       $649,007.76
22696280      7.375      4/1/1999      3/1/2029      $1,709.42       5/1/1999       $247,500     $247,311.67       $247,122.19
22704092      6.75       4/1/1999      3/1/2029      $3,158.68       5/1/1999       $487,000     $486,580.70       $486,159.04
22704118      7.25       4/1/1999      3/1/2029      $2,180.58       5/1/1999       $319,650     $319,400.64       $319,149.77
22704274      7.25       4/1/1999      3/1/2029      $2,461.29       5/1/1999       $360,800     $360,518.54       $360,235.38
22706824      7          4/1/1999      3/1/2029      $2,102.36       5/1/1999       $316,000     $315,740.97       $315,480.43
22707285      7          5/1/1999      4/1/2029      $1,989.92       5/1/1999       $299,100     $299,100.00       $298,854.83
22708473      6.875      4/1/1999      3/1/2029      $1,826.26       5/1/1999       $278,000     $277,766.45       $277,531.56
22709430      7          5/1/1999      4/1/2029      $2,115.66       5/1/1999       $318,000     $318,000.00       $317,739.34
22709455      7          4/1/1999      3/1/2029      $2,876.77       5/1/1999       $432,400     $432,045.56       $431,689.06
22711949      7.125      5/1/1999      4/1/2029      $2,358.01       5/1/1999       $350,000     $350,000.00       $349,720.12
22712186      6.875      4/1/1999      3/1/2029      $1,918.23       5/1/1999       $292,000     $291,106.83       $291,106.83
22712392      6.75       4/1/1999      3/1/2029      $1,893.91       5/1/1999       $292,000     $291,748.59       $291,495.77
22712558      7.25       4/1/1999      3/1/2029      $1,800.95       5/1/1999       $264,000     $263,794.05       $263,586.86
22713135      7          3/1/1999      2/1/2029      $2,395.09       5/1/1999       $360,000     $359,408.10       $359,109.56
22713689      7          4/1/1999      3/1/2029      $1,990.92       5/1/1999       $299,250     $299,004.70       $298,757.97
22716146      7          4/1/1999      3/1/2029      $1,872.50       5/1/1999       $281,450     $281,219.29       $280,987.24
22718175      6.625      4/1/1999      3/1/2029      $2,356.35       5/1/1999       $368,000     $367,675.32       $367,348.84
22720197      7          5/1/1999      4/1/2029      $2,277.66       5/1/1999       $342,350     $342,069.38       $342,069.38
22721203      7          5/1/1999      4/1/2029      $2,528.15       5/1/1999       $380,000     $380,000.00       $379,688.52
22721278      7.375      4/1/1999      3/1/2029      $2,141.09       5/1/1999       $310,000     $309,764.12       $309,526.79
22724025      6.5        4/1/1999      3/1/2029      $1,896.20       5/1/1999       $300,000     $295,774.09       $295,774.09
22725295      6.75       4/1/1999      3/1/2029      $2,594.39       5/1/1999       $400,000     $398,975.61       $398,625.46
22726103      6.75       4/1/1999      3/1/2029      $1,809.59       5/1/1999       $279,000     $278,518.22       $278,518.22
22727226      7          4/1/1999      3/1/2029      $3,326.51       5/1/1999       $500,000     $499,590.16       $499,177.93
22729024      7.375      4/1/1999      3/1/2029      $2,217.42       5/1/1999       $321,050     $320,805.70       $320,559.90
22729255      6.75       5/1/1999      4/1/2029      $1,880.93       5/1/1999       $290,000     $290,000.00       $289,750.32
22729875      7.375      5/1/1999      4/1/2029      $3,315.24       5/1/1999       $480,000     $479,634.76       $479,634.76
22730915      7.375      11/1/1998    10/1/2028      $2,590.04       5/1/1999       $375,000     $373,261.36       $372,965.32
22731962      7.25       4/1/1999      3/1/2029      $1,964.67       5/1/1999       $288,000     $287,775.33       $287,549.30
22732911      7.5        4/1/1999      3/1/2029      $1,831.95       5/1/1999       $262,000     $260,246.96       $260,246.96
22735088      7          4/1/1999      3/1/2029      $2,112.74       5/1/1999       $317,560     $317,037.86       $317,037.86
22735385      7.25       5/1/1999      4/1/2029      $1,978.31       5/1/1999       $290,000     $290,000.00       $289,773.77
22737613      7.25       4/1/1999      3/1/2029      $2,237.54       5/1/1999       $328,000     $327,714.71       $327,457.11
22737977      7.125      5/1/1999      4/1/2029      $3,120.66       5/1/1999       $463,200     $462,829.59       $462,829.59
22738272      6.5        5/1/1999      4/1/2029      $2,022.62       5/1/1999       $320,000     $320,000.00       $319,710.71
22738645      7.25       4/1/1999      3/1/2029      $3,069.79       5/1/1999       $450,000     $449,302.45       $448,947.20
22738769      7.375      4/1/1999      3/1/2029      $2,226.74       5/1/1999       $322,400     $322,154.68       $321,907.85
22739510      7.125      5/1/1999      4/1/2029      $1,684.30       5/1/1999       $250,000     $250,000.00       $249,800.08
22739676      7.125      3/1/1999      2/1/2029      $1,931.21       5/1/1999       $286,650     $286,190.18       $285,958.22
22740294      7          4/1/1999      3/1/2029      $3,752.31       5/1/1999       $564,000     $563,537.69       $563,072.68
22740476      7          4/1/1999      3/1/2029      $1,800.97       5/1/1999       $270,700     $270,030.45       $270,254.93
22740617      6.375      5/1/1999      4/1/2029      $2,183.54       5/1/1999       $350,000     $350,000.00       $349,675.84
22742159      7          4/1/1999      3/1/2029      $3,153.53       5/1/1999       $474,000     $473,220.66       $473,220.66
22742860      7.5        3/1/1999      2/1/2029      $2,139.60       5/1/1999       $306,000     $305,544.38       $305,314.43
22744452      6.375      4/1/1999      3/1/2029      $1,671.97       5/1/1999       $268,000     $267,502.24       $267,502.24
22747026      6.75       5/1/1999      4/1/2029      $2,187.07       5/1/1999       $337,200     $337,200.00       $336,909.68
22748479      7.125      5/1/1999      4/1/2029      $3,099.45       5/1/1999       $460,050     $459,682.10       $459,682.10
22748511      6.875      5/1/1999      4/1/2029      $2,947.64       5/1/1999       $448,700     $448,323.04       $448,323.04
22748958      7.25       5/1/1999      4/1/2029      $2,080.64       5/1/1999       $305,000     $305,000.00       $304,762.07
22749188      6.75       4/1/1999      3/1/2029      $1,945.80       5/1/1999       $300,000     $299,741.70       $299,481.95
22749899      6.5        5/1/1999      4/1/2029      $1,835.53       5/1/1999       $290,400     $290,400.00       $290,137.47
22750004      6.5        4/1/1999      3/1/2029      $3,568.66       5/1/1999       $564,600     $564,089.59       $563,576.42
22750848      7          4/1/1999      3/1/2029      $1,288.03       5/1/1999       $193,600     $193,217.28       $193,217.28
22751408      7.25       4/1/1999      3/1/2029      $1,695.89       5/1/1999       $248,600     $248,406.07       $248,210.97
22751531      7          5/1/1999      4/1/2029      $2,386.44       5/1/1999       $358,700     $358,700.00       $358,405.98
22751838      7.125      5/1/1999      4/1/2029      $1,785.35       5/1/1999       $265,000     $265,000.00       $264,788.09
22751911      6.875      4/1/1999      3/1/2029      $1,675.17       5/1/1999       $255,000     $254,785.77       $254,570.31
22752604      6.5        5/1/1999      4/1/2029      $1,621.26       5/1/1999       $256,500     $256,268.12       $256,268.12
22752703      7          5/1/1999      4/1/2029      $1,663.26       5/1/1999       $250,000     $250,000.00       $249,795.07
22753214      7          4/1/1999      3/1/2029      $2,128.97       5/1/1999       $320,000     $319,737.70       $319,473.87
22754345      6.875      5/1/1999      4/1/2029      $1,608.16       5/1/1999       $244,800     $244,594.34       $244,594.34
22754550      7          5/1/1999      4/1/2029      $1,942.68       5/1/1999       $292,000     $292,000.00       $291,760.65
22755573      7.25       5/1/1999      4/1/2029      $2,564.98       5/1/1999       $376,000     $376,000.00       $375,706.69
22755839      7          4/1/1999      3/1/2029      $1,693.53       5/1/1999       $254,550     $254,131.48       $254,131.48
22756845      6.625      4/1/1999      3/1/2029      $2,881.40       5/1/1999       $450,000     $449,602.97       $449,203.75
22758288      7          4/1/1999      3/1/2029      $2,481.58       5/1/1999       $373,000     $372,386.72       $372,386.72
22759153      6.5        5/1/1999      4/1/2029      $1,643.38       5/1/1999       $260,000     $260,000.00       $259,764.95
22761803      7.25       5/1/1999      4/1/2029      $2,131.81       5/1/1999       $312,500     $312,500.00       $312,256.21
22762249      7          4/1/1999      3/1/2029      $2,395.09       5/1/1999       $360,000     $359,704.91       $359,408.10
22762934      7.125      4/1/1999      3/1/2029      $2,088.53       5/1/1999       $310,000     $309,752.09       $309,502.71
22763049      7.125      4/1/1999      3/1/2029      $3,220.38       5/1/1999       $478,000     $477,133.23       $477,133.23
22766414      6.875      5/1/1999      4/1/2029      $1,937.94       5/1/1999       $295,000     $295,000.00       $294,752.16
22766828      7.125      5/1/1999      4/1/2029      $2,236.75       5/1/1999       $332,000     $332,000.00       $331,734.50
22767271      7          5/1/1999      4/1/2029      $1,696.52       5/1/1999       $255,000     $255,000.00       $254,790.98
22768097      7          5/1/1999      4/1/2029      $2,162.24       5/1/1999       $325,000     $325,000.00       $324,733.59
22768170      7.25       4/1/1999      3/1/2029      $2,073.82       5/1/1999       $304,000     $303,000.00       $303,000.00
22768535      7          4/1/1999      3/1/2029      $3,160.19       5/1/1999       $475,000     $474,610.64       $474,219.01
22768972      6.875      5/1/1999      4/1/2029      $2,082.46       5/1/1999       $317,000     $317,000.00       $316,733.69
22769525      7          5/1/1999      4/1/2029      $2,262.03       5/1/1999       $340,000     $339,721.30       $339,721.30
22770267      6.875      4/1/1999      3/1/2029      $1,733.64       5/1/1999       $263,900     $263,678.29       $263,455.31
22770960      6.875      4/1/1999      3/1/2029      $1,708.01       5/1/1999       $260,000     $259,781.57       $259,561.89
22771034      6.875      4/1/1999      3/1/2029      $1,773.71       5/1/1999       $270,000     $269,545.04       $269,545.04
22771141      7          5/1/1999      4/1/2029      $2,860.80       5/1/1999       $430,000     $430,000.00       $429,647.53
22771497      6.75       4/1/1999      3/1/2029      $1,880.94       5/1/1999       $290,000     $289,499.22       $289,499.22
22771851      7          4/1/1999      3/1/2029      $2,421.70       5/1/1999       $364,000     $363,401.52       $363,401.52
22772073      7          5/1/1999      4/1/2029      $2,794.27       5/1/1999       $420,000     $420,000.00       $419,655.73
22772115      7.75       4/1/1999      3/1/2029      $1,880.59       5/1/1999       $262,500     $262,314.72       $262,128.25
22772628      6.75       5/1/1999      4/1/2029      $1,738.25       5/1/1999       $268,000     $268,000.00       $267,769.25
22772727      7          5/1/1999      4/1/2029      $2,187.18       5/1/1999       $328,750     $328,750.00       $328,480.53
22774178      6.75       4/1/1999      3/1/2029      $2,587.91       5/1/1999       $399,000     $398,656.47       $398,311.00
22775068      7          4/1/1999      3/1/2029      $2,504.86       5/1/1999       $376,500     $376,191.39       $375,880.98
22775407      6.75       5/1/1999      4/1/2029      $2,349.23       5/1/1999       $362,200     $362,200.00       $361,888.15
22775647      7          4/1/1999      3/1/2029      $1,862.85       5/1/1999       $280,000     $279,481.15       $279,481.15
22776413      7.25       4/1/1999      3/1/2029      $1,997.42       5/1/1999       $292,800     $292,341.78       $292,341.78
22776785      7.125      5/1/1999      4/1/2029      $2,856.57       5/1/1999       $424,000     $424,000.00       $423,660.93
22777213      6.75       5/1/1999      4/1/2029      $1,987.96       5/1/1999       $306,500     $306,500.00       $306,236.10
22777445      7          4/1/1999      3/1/2029      $1,862.85       5/1/1999       $280,000     $279,274.33       $279,274.33
22777783      6.75       5/1/1999      4/1/2029      $1,686.36       5/1/1999       $260,000     $260,000.00       $259,776.14
22777841      7          5/1/1999      4/1/2029      $2,295.29       5/1/1999       $345,000     $344,717.21       $344,717.21
22778013      6.875      4/1/1999      3/1/2029      $2,334.07       5/1/1999       $355,300     $354,501.50       $354,198.43
22778542      6.5        4/1/1999      3/1/2029      $2,110.48       5/1/1999       $333,900     $333,598.15       $333,294.66
22778583      7.375      5/1/1999      4/1/2029      $2,486.43       5/1/1999       $360,000     $360,000.00       $359,726.07
22778674      7          4/1/1999      3/1/2029      $1,833.25       5/1/1999       $275,550     $275,324.13       $275,096.94
22778740      7          5/1/1999      4/1/2029      $2,195.50       5/1/1999       $330,000     $330,000.00       $329,729.50
22778831      7.25       4/1/1999      3/1/2029      $2,026.06       5/1/1999       $297,000     $296,768.32       $296,535.24
22779458      7          4/1/1999      3/1/2029      $2,706.46       5/1/1999       $406,800     $406,466.54       $406,131.13
22779524      7.25       5/1/1999      4/1/2029      $1,895.77       5/1/1999       $277,900     $277,900.00       $277,683.21
22779706      7          5/1/1999      4/1/2029      $3,027.13       5/1/1999       $455,000     $455,000.00       $454,627.04
22780167      7          4/1/1999      3/1/2029      $1,793.66       5/1/1999       $269,600     $269,379.01       $269,156.73
22780175      7          4/1/1999      3/1/2029      $1,820.93       5/1/1999       $273,700     $273,249.99       $273,249.99
22780183      7          4/1/1999      3/1/2029      $3,082.35       5/1/1999       $463,300     $462,538.25       $462,538.25
22780423      7.25       4/1/1999      3/1/2029      $2,182.96       5/1/1999       $320,000     $319,499.24       $319,499.24
22780787      7          5/1/1999      4/1/2029      $2,603.66       5/1/1999       $391,350     $391,029.21       $391,029.21
22781116      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $649,467.20
22781298      7          5/1/1999      4/1/2029      $1,977.28       5/1/1999       $297,200     $297,200.00       $296,956.39
22781413      6.5        5/1/1999      4/1/2029      $2,826.61       5/1/1999       $447,200     $447,200.00       $446,795.72
22781553      6.5        4/1/1999      3/1/2029      $3,160.35       5/1/1999       $500,000     $499,547.98       $499,093.51
22781595      7          5/1/1999      4/1/2029      $2,069.09       5/1/1999       $311,000     $311,000.00       $310,745.08
22781686      6.875      5/1/1999      4/1/2029      $2,167.87       5/1/1999       $330,000     $329,722.76       $329,722.76
22782247      7          5/1/1999      4/1/2029      $3,712.39       5/1/1999       $558,000     $558,000.00       $557,542.61
22783039      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22783617      6.75       4/1/1999      3/1/2029      $1,971.74       5/1/1999       $304,000     $303,738.26       $303,475.05
22783625      6.875      5/1/1999      4/1/2029      $2,418.81       5/1/1999       $368,200     $368,200.00       $367,890.67
22783823      7          4/1/1999      3/1/2029      $1,796.32       5/1/1999       $270,000     $269,552.39       $269,552.39
22783898      7.125      5/1/1999      4/1/2029      $2,438.19       5/1/1999       $361,900     $361,900.00       $361,610.59
22783922      6.5        5/1/1999      4/1/2029      $2,357.62       5/1/1999       $373,000     $373,000.00       $372,662.80
22783963      7.25       5/1/1999      4/1/2029      $1,854.16       5/1/1999       $271,800     $271,587.97       $271,587.97
22784193      6.875      5/1/1999      4/1/2029      $3,448.88       5/1/1999       $525,000     $525,000.00       $524,558.93
22784284      7          3/1/1999      2/1/2029      $2,442.99       5/1/1999       $367,200     $366,596.25       $366,291.74
22784391      6.875      5/1/1999      4/1/2029      $1,747.43       5/1/1999       $266,000     $266,000.00       $265,776.53
22784771      6.875      4/1/1999      3/1/2029      $2,389.91       5/1/1999       $363,800     $363,494.36       $363,186.97
22785034      6.75       4/1/1999      3/1/2029      $1,879.64       5/1/1999       $289,800     $289,550.49       $289,299.57
22785158      6.875      4/1/1999      3/1/2029      $2,093.96       5/1/1999       $318,750     $318,482.21       $318,212.89
22785380      6.875      4/1/1999      3/1/2029      $2,128.45       5/1/1999       $324,000     $323,727.80       $323,454.04
22785406      6.75       5/1/1999      4/1/2029      $4,209.41       5/1/1999       $649,000     $649,000.00       $648,441.22
22785620      6.75       4/1/1999      3/1/2029      $1,655.23       5/1/1999       $255,200     $254,755.20       $254,755.20
22785836      7.125      5/1/1999      4/1/2029      $2,135.69       5/1/1999       $317,000     $317,000.00       $316,746.50
22786248      7.125      4/1/1999      3/1/2029      $1,945.70       5/1/1999       $288,800     $288,569.05       $288,336.73
22787352      7.25       4/1/1999      3/1/2029      $2,148.86       5/1/1999       $315,000     $314,754.27       $314,507.05
22787444      7.5        3/1/1999      2/1/2029      $2,750.44       5/1/1999       $393,360     $392,774.30       $392,478.70
22788178      7          5/1/1999      4/1/2029      $1,663.26       5/1/1999       $250,000     $250,000.00       $249,795.07
22788228      6.875      5/1/1999      4/1/2029      $1,680.26       5/1/1999       $255,775     $255,775.00       $255,560.12
22788822      7          5/1/1999      4/1/2029      $1,676.56       5/1/1999       $252,000     $252,000.00       $251,793.44
22788962      6.75       4/1/1999      3/1/2029      $1,991.20       5/1/1999       $307,000     $306,735.68       $306,469.87
22789465      7          4/1/1999      3/1/2029      $2,661.21       5/1/1999       $400,000     $399,342.33       $399,342.33
22789911      7          5/1/1999      4/1/2029      $2,035.83       5/1/1999       $306,000     $306,000.00       $305,749.17
22789986      6.875      4/1/1999      3/1/2029      $2,627.72       5/1/1999       $400,000     $399,663.95       $399,325.97
22791115      7          4/1/1999      3/1/2029      $1,902.77       5/1/1999       $286,000     $285,529.29       $285,529.29
22791156      6.75       5/1/1999      4/1/2029      $2,497.10       5/1/1999       $385,000     $385,000.00       $384,668.53
22791503      7          5/1/1999      4/1/2029      $2,368.48       5/1/1999       $356,000     $355,414.67       $355,708.19
22791586      7          4/1/1999      3/1/2029      $2,062.44       5/1/1999       $310,000     $309,490.30       $309,490.30
22792162      7          4/1/1999      3/1/2029      $1,778.03       5/1/1999       $267,250     $267,030.93       $266,810.58
22792824      6.5        4/1/1999      3/1/2029      $2,009.98       5/1/1999       $318,000     $317,712.52       $317,423.48
22792832      6.875      5/1/1999      4/1/2029      $2,890.49       5/1/1999       $440,000     $439,630.34       $439,630.34
22792964      7.125      4/1/1999      3/1/2029      $2,860.61       5/1/1999       $424,600     $424,260.45       $423,918.89
22793004      7          5/1/1999      4/1/2029      $4,151.49       5/1/1999       $624,000     $624,000.00       $623,488.51
22793152      7.25       4/1/1999      3/1/2029      $2,182.97       5/1/1999       $320,000     $319,750.36       $319,499.22
22793202      7.5        4/1/1999      3/1/2029      $1,955.01       5/1/1999       $279,600     $279,183.68       $279,183.68
22793269      7.25       4/1/1999      3/1/2029      $2,387.62       5/1/1999       $350,000     $349,726.96       $349,452.27
22793277      6.75       5/1/1999      4/1/2029      $2,270.09       5/1/1999       $350,000     $349,698.66       $349,698.66
22793376      7.125      5/1/1999      4/1/2029      $1,920.10       5/1/1999       $285,000     $284,772.09       $284,772.09
22793434      6.875      5/1/1999      4/1/2029      $1,870.94       5/1/1999       $284,800     $284,800.00       $284,560.73
22794010      7.5        4/1/1999      3/1/2029      $1,971.78       5/1/1999       $282,000     $281,790.72       $281,580.13
22794044      7          5/1/1999      4/1/2029      $1,776.36       5/1/1999       $267,000     $266,781.14       $266,781.14
22794176      6.875      4/1/1999      3/1/2029      $1,733.77       5/1/1999       $263,920     $263,698.27       $263,475.27
22794648      6.75       4/1/1999      3/1/2029      $2,023.63       5/1/1999       $312,000     $311,731.37       $311,461.23
22794788      6.875      4/1/1999      3/1/2029      $1,970.79       5/1/1999       $300,000     $299,747.96       $299,494.48
22795702      6.875      4/1/1999      3/1/2029      $2,433.60       5/1/1999       $370,450     $370,138.77       $369,825.76
22795785      7          5/1/1999      4/1/2029      $2,082.40       5/1/1999       $313,000     $313,000.00       $312,743.43
22795900      6.875      5/1/1999      4/1/2029      $1,721.15       5/1/1999       $262,000     $262,000.00       $261,779.89
22795975      6.75       5/1/1999      4/1/2029      $2,250.64       5/1/1999       $347,000     $347,000.00       $346,701.24
22796155      6.75       4/1/1999      3/1/2029      $2,464.67       5/1/1999       $380,000     $379,672.83       $379,343.82
22796635      6.875      5/1/1999      4/1/2029      $1,701.45       5/1/1999       $259,000     $259,000.00       $258,782.40
22796759      6.875      4/1/1999      3/1/2029      $1,740.86       5/1/1999       $265,000     $264,777.37       $264,553.46
22797898      6.375      4/1/1999      3/1/2029      $2,112.43       5/1/1999       $338,600     $338,286.38       $337,971.10
22798011      6.625      5/1/1999      4/1/2029      $2,241.09       5/1/1999       $350,000     $350,000.00       $349,691.20
22798276      7.125      5/1/1999      4/1/2029      $1,862.83       5/1/1999       $276,500     $276,500.00       $276,278.89
22798664      6.75       4/1/1999      3/1/2029      $2,367.39       5/1/1999       $365,000     $363,071.03       $362,745.91
22798938      7.125      5/1/1999      4/1/2029      $2,021.16       5/1/1999       $300,000     $300,000.00       $299,760.09
22799308      7.25       5/1/1999      4/1/2029      $1,637.22       5/1/1999       $240,000     $239,812.78       $239,812.78
22799480      6.875      4/1/1999      3/1/2029      $2,936.47       5/1/1999       $447,000     $446,624.47       $446,246.79
22799738      6.875      4/1/1999      3/1/2029      $1,806.56       5/1/1999       $275,000     $274,768.96       $274,536.60
22799829      6.875      5/1/1999      4/1/2029      $2,502.90       5/1/1999       $381,000     $381,000.00       $380,679.91
22799910      7.125      5/1/1999      4/1/2029      $2,053.49       5/1/1999       $304,800     $304,800.00       $304,556.26
22800163      6.875      5/1/1999      4/1/2029      $1,864.63       5/1/1999       $283,840     $283,840.00       $283,601.54
22800288      7          4/1/1999      3/1/2029      $2,448.98       5/1/1999       $368,100     $367,568.94       $367,264.11
22800296      6.75       5/1/1999      4/1/2029      $1,971.74       5/1/1999       $304,000     $304,000.00       $303,738.26
22800510      7          4/1/1999      3/1/2029      $1,985.93       5/1/1999       $298,500     $298,255.32       $298,009.21
22800551      7.125      5/1/1999      4/1/2029      $2,088.53       5/1/1999       $310,000     $309,752.10       $309,752.10
22801054      6.75       4/1/1999      3/1/2029      $2,432.24       5/1/1999       $375,000     $374,677.14       $374,352.46
22801237      6.75       4/1/1999      3/1/2029      $3,567.29       5/1/1999       $550,000     $549,526.46       $549,050.26
22801286      7          5/1/1999      4/1/2029      $1,929.38       5/1/1999       $290,000     $290,000.00       $289,762.29
22801302      7          4/1/1999      3/1/2029      $1,932.71       5/1/1999       $290,500     $290,261.87       $290,022.35
22801724      7.125      4/1/1999      3/1/2029      $2,038.68       5/1/1999       $302,600     $302,358.01       $302,114.58
22801955      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $649,467.20       $649,467.20
22802060      7.25       4/1/1999      3/1/2029      $1,875.98       5/1/1999       $275,000     $274,785.48       $274,569.66
22802466      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $319,737.70       $319,737.70
22802656      7.5        4/1/1999      3/1/2029      $3,297.50       5/1/1999       $471,600     $471,250.00       $470,897.81
22803076      6.875      5/1/1999      4/1/2029      $1,666.30       5/1/1999       $253,650     $253,650.00       $253,436.90
22803126      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $319,737.70       $319,737.70
22803159      7          4/1/1999      3/1/2029      $1,751.08       5/1/1999       $263,200     $262,767.24       $262,767.24
22803183      6.875      5/1/1999      4/1/2029      $2,271.67       5/1/1999       $345,800     $345,800.00       $345,509.48
22803233      6.875      4/1/1999      3/1/2029      $1,767.14       5/1/1999       $269,000     $268,774.01       $268,546.72
22803407      6.875      4/1/1999      3/1/2029      $5,767.83       5/1/1999       $878,000     $877,262.38       $876,520.53
22803811      6.75       4/1/1999      3/1/2029      $1,842.02       5/1/1999       $284,000     $283,509.58       $283,509.58
22803878      6.875      5/1/1999      4/1/2029      $1,865.68       5/1/1999       $284,000     $284,000.00       $283,761.40
22804157      7          5/1/1999      4/1/2029      $2,246.07       5/1/1999       $337,600     $337,323.26       $337,323.26
22804447      7.125      4/1/1999      3/1/2029      $2,000.94       5/1/1999       $297,000     $296,762.50       $296,523.59
22804579      6.75       4/1/1999      3/1/2029      $1,712.30       5/1/1999       $264,000     $263,772.70       $263,544.12
22804678      7          4/1/1999      3/1/2029      $2,188.85       5/1/1999       $329,000     $328,459.06       $328,459.06
22804918      7.25       5/1/1999      4/1/2029      $2,326.23       5/1/1999       $341,000     $341,000.00       $340,733.98
22805667      7.25       4/1/1999      3/1/2029      $3,356.31       5/1/1999       $492,000     $491,230.06       $491,230.06
22805949      7          4/1/1999      3/1/2029      $1,896.11       5/1/1999       $285,000     $284,662.50       $284,426.92
22805980      6.75       5/1/1999      4/1/2029      $2,075.52       5/1/1999       $320,000     $320,000.00       $319,724.48
22806152      6.875      5/1/1999      4/1/2029      $2,416.84       5/1/1999       $367,900     $367,900.00       $367,590.92
22806293      6.75       4/1/1999      3/1/2029      $3,610.75       5/1/1999       $556,700     $556,220.69       $555,738.68
22806319      7          5/1/1999      4/1/2029      $1,895.47       5/1/1999       $284,904     $284,670.47       $284,670.47
22806459      6.75       5/1/1999      4/1/2029      $1,806.35       5/1/1999       $278,500     $278,500.00       $278,260.21
22806475      7.25       4/1/1999      3/1/2029      $2,046.53       5/1/1999       $300,000     $299,765.97       $299,530.53
22806954      7          5/1/1999      4/1/2029      $2,004.56       5/1/1999       $301,300     $301,300.00       $301,053.02
22807002      6.875      4/1/1999      3/1/2029      $2,564.32       5/1/1999       $390,350     $390,022.06       $389,692.24
22807192      7.375      5/1/1999      4/1/2029      $2,092.75       5/1/1999       $303,000     $303,000.00       $302,769.44
22807333      7          5/1/1999      4/1/2029      $2,461.62       5/1/1999       $370,000     $370,000.00       $369,696.71
22807366      7.125      5/1/1999      4/1/2029      $2,246.85       5/1/1999       $333,500     $333,500.00       $333,233.31
22807432      6.875      5/1/1999      4/1/2029      $2,782.10       5/1/1999       $423,500     $422,944.20       $422,944.20
22807523      6.75       5/1/1999      4/1/2029      $2,049.57       5/1/1999       $316,000     $316,000.00       $315,727.93
22807754      7.125      4/1/1999      3/1/2029      $1,834.87       5/1/1999       $272,350     $272,132.21       $271,913.12
22808117      7.125      5/1/1999      4/1/2029      $2,068.32       5/1/1999       $307,000     $307,000.00       $306,754.49
22808216      7          5/1/1999      4/1/2029      $2,045.81       5/1/1999       $307,500     $307,159.94       $307,159.94
22808224      6.75       5/1/1999      4/1/2029      $2,270.09       5/1/1999       $350,000     $350,000.00       $349,698.66
22808273      7          4/1/1999      3/1/2029      $2,442.99       5/1/1999       $367,200     $366,596.26       $366,596.26
22808422      7          5/1/1999      4/1/2029      $2,421.70       5/1/1999       $364,000     $364,000.00       $363,701.63
22808489      7.125      4/1/1999      3/1/2029      $3,368.59       5/1/1999       $500,000     $499,197.95       $499,197.95
22808869      7.125      5/1/1999      4/1/2029      $2,829.62       5/1/1999       $420,000     $419,664.13       $419,664.13
      228089196.75       5/1/1999      4/1/2019      $2,907.63       5/1/1999       $382,400     $382,400.00       $381,643.37
22808935      7          5/1/1999      4/1/2029      $3,186.80       5/1/1999       $479,000     $479,000.00       $478,607.37
22808976      7.125      5/1/1999      4/1/2029      $2,560.13       5/1/1999       $380,000     $380,000.00       $379,696.12
22809040      7          5/1/1999      4/1/2029      $2,049.14       5/1/1999       $308,000     $308,000.00       $307,747.53
22809115      7          6/1/1999      5/1/2029      $2,442.99       5/1/1999       $367,200     $367,200.00       $367,200.00
22809628      6.75       11/1/1998    10/1/2028      $2,185.78       5/1/1999       $337,000     $334,620.09       $334,620.09
22810105      6.75       5/1/1999      4/1/2029      $2,164.70       5/1/1999       $333,750     $333,750.00       $333,462.64
22810196      6.625      5/1/1999      4/1/2029      $1,664.81       5/1/1999       $260,000     $259,770.61       $259,770.61
22810857      7.375      5/1/1999      4/1/2029      $2,659.10       5/1/1999       $385,000     $385,000.00       $384,707.05
22811228      6.75       5/1/1999      4/1/2029      $2,988.75       5/1/1999       $460,800     $460,800.00       $460,403.25
22811707      7.625      4/1/1999      3/1/2029      $1,748.25       5/1/1999       $247,000     $246,641.32       $246,641.32
22811863      7          5/1/1999      4/1/2029      $1,793.00       5/1/1999       $269,500     $269,500.00       $269,279.08
22812291      7.375      4/1/1999      3/1/2029      $2,375.92       5/1/1999       $344,000     $343,738.25       $343,474.89
22812614      6.75       4/1/1999      3/1/2029      $1,943.20       5/1/1999       $299,600     $299,082.65       $299,082.65
22812713      6.875      5/1/1999      4/1/2029      $1,993.78       5/1/1999       $303,500     $303,500.00       $303,245.02
22813000      7.125      5/1/1999      4/1/2029      $1,886.41       5/1/1999       $280,000     $280,000.00       $279,776.09
22813174      7          5/1/1999      4/1/2029      $1,852.21       5/1/1999       $278,400     $278,171.79       $278,171.79
22813208      7          5/1/1999      4/1/2029      $1,796.32       5/1/1999       $270,000     $270,000.00       $269,778.68
22813349      7          5/1/1999      4/1/2029      $3,991.82       5/1/1999       $600,000     $600,000.00       $599,508.18
22814776      7          4/1/1999      3/1/2029      $2,256.71       5/1/1999       $339,200     $338,642.29       $338,642.29
22814834      6.875      5/1/1999      4/1/2029      $1,681.74       5/1/1999       $256,000     $255,784.93       $255,784.93
22815088      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $299,765.97
22815153      7          4/1/1999      3/1/2029      $2,661.21       5/1/1999       $400,000     $399,672.12       $399,342.33
22815393      7.375      5/1/1999      4/1/2029      $1,602.37       5/1/1999       $232,000     $232,000.00       $231,823.46
22815617      7.125      6/1/1999      5/1/2029      $2,587.08       5/1/1999       $384,000     $384,000.00       $384,000.00
22815716      7.125      5/1/1999      4/1/2029      $3,678.50       5/1/1999       $546,000     $546,000.00       $545,563.38
22816359      7          4/1/1999      3/1/2029      $1,900.10       5/1/1999       $285,600     $285,365.90       $285,130.43
22816631      6.75       4/1/1999      3/1/2029      $2,970.58       5/1/1999       $458,000     $457,605.67       $457,209.12
22816938      7          4/1/1999      3/1/2029      $1,798.32       5/1/1999       $270,300     $269,855.57       $269,855.57
22817100      7          4/1/1999      3/1/2029      $2,177.87       5/1/1999       $327,350     $327,081.67       $326,811.78
22817589      6.875      4/1/1999      3/1/2029      $2,924.65       5/1/1999       $445,200     $444,825.98       $444,449.81
22817852      7.25       5/1/1999      4/1/2029      $3,268.99       5/1/1999       $479,200     $479,200.00       $478,826.18
22817886      6.875      5/1/1999      4/1/2029      $2,496.33       5/1/1999       $380,000     $380,000.00       $379,680.75
22817944      7          5/1/1999      4/1/2029      $3,492.84       5/1/1999       $525,000     $525,000.00       $524,569.66
22818017      6.875      4/1/1999      3/1/2029      $1,158.83       5/1/1999       $176,400     $176,251.80       $176,102.75
22818249      6.75       5/1/1999      4/1/2029      $1,952.28       5/1/1999       $301,000     $301,000.00       $300,740.85
22819312      7.125      5/1/1999      4/1/2029      $4,204.00       5/1/1999       $624,000     $624,000.00       $623,501.00
22819577      7.125      5/1/1999      4/1/2029      $1,616.93       5/1/1999       $240,000     $239,808.07       $239,808.07
22820799      6.875      4/1/1999      3/1/2029      $1,773.71       5/1/1999       $270,000     $269,525.52       $269,525.52
22820872      7.125      4/1/1999      3/1/2029      $4,379.17       5/1/1999       $650,000     $649,480.21       $648,957.33
22820922      7.125      4/1/1999      3/1/2029      $1,760.09       5/1/1999       $261,250     $261,041.08       $260,830.92
22821367      6.625      5/1/1999      4/1/2029      $2,580.46       5/1/1999       $403,000     $403,000.00       $402,644.44
22821466      7          4/1/1999      3/1/2029      $1,579.10       5/1/1999       $237,350     $237,155.44       $236,959.75
22821532      7          6/1/1999      5/1/2029      $1,756.40       5/1/1999       $264,000     $264,000.00       $264,000.00
22821722      7.25       5/1/1999      4/1/2029      $2,159.77       5/1/1999       $316,600     $316,353.02       $316,353.02
22821987      7.125      4/1/1999      3/1/2029      $2,137.04       5/1/1999       $317,200     $316,946.34       $316,691.17
22822225      6.875      4/1/1999      3/1/2029      $2,541.55       5/1/1999       $386,883     $386,557.97       $386,231.08
22822910      6.875      5/1/1999      4/1/2029      $1,660.39       5/1/1999       $252,750     $252,750.00       $252,537.66
22823207      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $299,765.97
22824932      6.75       4/1/1999      3/1/2029      $2,231.18       5/1/1999       $344,000     $343,315.22       $343,015.19
22825186      7.125      5/1/1999      4/1/2029      $3,216.34       5/1/1999       $477,400     $477,018.22       $477,018.22
22825434      7.25       5/1/1999      4/1/2029      $1,571.73       5/1/1999       $230,400     $230,400.00       $230,220.27
22825525      6.5        4/1/1999      3/1/2029      $2,073.19       5/1/1999       $328,000     $327,703.48       $327,405.35
22826333      7          5/1/1999      4/1/2029      $1,909.42       5/1/1999       $287,000     $286,764.75       $286,764.75
22826432      7.125      5/1/1999      4/1/2029      $1,952.10       5/1/1999       $289,750     $289,750.00       $289,518.29
22826796      7.25       5/1/1999      4/1/2029      $1,858.93       5/1/1999       $272,500     $272,500.00       $272,287.42
22827323      6.875      5/1/1999      4/1/2029      $2,627.72       5/1/1999       $400,000     $400,000.00       $399,663.95
22827364      7          5/1/1999      4/1/2029      $2,146.94       5/1/1999       $322,700     $322,700.00       $322,435.48
22827570      7          5/1/1999      4/1/2029      $2,512.85       5/1/1999       $377,700     $377,390.40       $377,390.40
22827653      6.875      5/1/1999      4/1/2029      $2,660.56       5/1/1999       $405,000     $404,659.75       $404,659.75
22828396      6.5        5/1/1999      4/1/2029      $1,870.92       5/1/1999       $296,000     $296,000.00       $295,732.41
22828420      7          5/1/1999      4/1/2029      $2,661.21       5/1/1999       $400,000     $400,000.00       $399,672.12
22828925      6.875      5/1/1999      4/1/2029      $2,601.44       5/1/1999       $396,000     $396,000.00       $395,667.31
22829170      7.125      4/1/1999      3/1/2029      $2,273.81       5/1/1999       $337,500     $337,230.10       $336,958.59
22829220      7          5/1/1999      4/1/2029      $2,694.48       5/1/1999       $405,000     $405,000.00       $404,668.02
22829451      6.75       5/1/1999      4/1/2029      $1,777.16       5/1/1999       $274,000     $274,000.00       $273,764.09
22829576      7          5/1/1999      4/1/2029      $1,929.38       5/1/1999       $290,000     $290,000.00       $289,762.29
22829741      7          4/1/1999      3/1/2029      $2,011.55       5/1/1999       $302,350     $302,102.16       $301,852.87
22830061      7          5/1/1999      4/1/2029      $1,766.38       5/1/1999       $265,500     $265,500.00       $265,282.37
22830095      7          4/1/1999      3/1/2029      $1,830.92       5/1/1999       $275,200     $274,953.25       $274,726.22
22830541      7          4/1/1999      3/1/2029      $3,293.26       5/1/1999       $495,000     $494,594.24       $494,186.11
22830624      7.125      5/1/1999      4/1/2029      $1,788.73       5/1/1999       $265,500     $265,500.00       $265,287.68
22830798      6.75       5/1/1999      4/1/2029      $3,567.29       5/1/1999       $550,000     $549,526.46       $549,526.46
22830905      6.75       4/1/1999      3/1/2029      $1,692.85       5/1/1999       $261,000     $260,534.95       $260,534.95
22830913      6.75       5/1/1999      4/1/2029      $2,180.91       5/1/1999       $336,250     $335,960.50       $335,960.50
22831002      7.125      5/1/1999      4/1/2029      $2,391.70       5/1/1999       $355,000     $355,000.00       $354,716.11
22831234      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22831457      7          5/1/1999      4/1/2029      $1,822.93       5/1/1999       $274,000     $273,775.40       $273,775.40
22831630      7.125      4/1/1999      3/1/2029      $1,958.50       5/1/1999       $290,700     $290,467.53       $290,233.68
22831689      7          5/1/1999      4/1/2029      $3,153.53       5/1/1999       $474,000     $474,000.00       $473,611.47
22831812      7.25       4/1/1999      3/1/2029      $2,046.53       5/1/1999       $300,000     $299,765.97       $299,530.53
22831820      6.75       5/1/1999      4/1/2029      $2,176.70       5/1/1999       $335,600     $335,311.05       $335,311.05
22832224      7.125      5/1/1999      4/1/2029      $1,812.30       5/1/1999       $269,000     $269,000.00       $268,784.89
22832265      7.25       5/1/1999      4/1/2029      $2,028.46       5/1/1999       $297,350     $297,350.00       $297,118.03
22832281      6.875      5/1/1999      4/1/2029      $1,688.31       5/1/1999       $257,000     $257,000.00       $256,784.09
22832489      6.875      5/1/1999      4/1/2029      $3,266.25       5/1/1999       $497,200     $496,782.29       $496,782.29
22832562      6.875      5/1/1999      4/1/2029      $3,547.42       5/1/1999       $540,000     $539,546.33       $539,546.33
22832596      7          4/1/1999      3/1/2029      $1,995.91       5/1/1999       $300,000     $299,754.09       $299,506.75
22833032      6.875      5/1/1999      4/1/2029      $2,067.36       5/1/1999       $314,700     $314,700.00       $314,435.61
22833180      6.75       5/1/1999      4/1/2029      $4,215.89       5/1/1999       $650,000     $650,000.00       $649,440.36
22833198      7.125      4/1/1999      3/1/2029      $3,126.05       5/1/1999       $464,000     $463,240.70       $463,240.70
22833339      6.75       5/1/1999      4/1/2029      $2,107.95       5/1/1999       $325,000     $325,000.00       $324,720.18
22833370      7.25       5/1/1999      4/1/2029      $2,101.10       5/1/1999       $308,000     $308,000.00       $307,759.73
22834386      7.125      5/1/1999      4/1/2029       $696.63        5/1/1999       $103,400     $103,317.31       $103,317.31
22834691      7          5/1/1999      4/1/2029      $2,295.30       5/1/1999       $345,000     $345,000.00       $344,717.20
22834741      7.25       5/1/1999      4/1/2029      $2,172.05       5/1/1999       $318,400     $318,400.00       $318,151.62
22835490      7          5/1/1999      4/1/2029      $2,099.03       5/1/1999       $315,500     $315,500.00       $315,241.39
22835607      7          6/1/1999      5/1/2029      $3,858.75       5/1/1999       $580,000     $580,000.00       $580,000.00
22835961      7.5        5/1/1999      4/1/2029      $2,684.98       5/1/1999       $384,000     $383,715.02       $383,715.02
22835995      7          5/1/1999      4/1/2029      $2,661.21       5/1/1999       $400,000     $400,000.00       $399,672.12
22836092      7.125      4/1/1999      3/1/2029      $1,805.57       5/1/1999       $268,000     $267,785.68       $267,570.09
22836324      6.875      5/1/1999      4/1/2029      $2,023.35       5/1/1999       $308,000     $308,000.00       $307,741.23
22836431      7.125      5/1/1999      4/1/2029      $2,110.76       5/1/1999       $313,300     $313,300.00       $313,049.46
22836662      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22837074      6.875      5/1/1999      4/1/2029      $2,463.48       5/1/1999       $375,000     $375,000.00       $374,684.96
22837108      7          5/1/1999      4/1/2029      $2,321.91       5/1/1999       $349,000     $349,000.00       $348,713.92
22837405      7          5/1/1999      4/1/2029      $1,906.09       5/1/1999       $286,500     $286,500.00       $286,265.16
22837439      7.125      5/1/1999      4/1/2029      $1,953.78       5/1/1999       $290,000     $290,000.00       $289,768.10
22837488      6.875      6/1/1999      5/1/2029      $2,062.76       5/1/1999       $314,000     $314,000.00       $314,000.00
22837660      7.25       4/1/1999      3/1/2029      $1,719.08       5/1/1999       $252,000     $251,605.65       $251,605.65
22837918      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $299,754.09       $299,754.09
22838130      7          4/1/1999      3/1/2029      $1,663.26       5/1/1999       $250,000     $249,588.95       $249,588.95
22838148      6.875      5/1/1999      4/1/2029      $1,809.84       5/1/1999       $275,500     $275,268.55       $275,268.55
22838163      6.875      4/1/1999      3/1/2029      $1,954.36       5/1/1999       $297,500     $297,091.23       $296,838.96
22838395      6.875      5/1/1999      4/1/2029      $2,791.95       5/1/1999       $425,000     $425,000.00       $424,642.95
22838866      6.625      5/1/1999      4/1/2029      $2,166.81       5/1/1999       $338,400     $338,101.44       $338,101.44
22839419      7          6/1/1999      5/1/2029      $2,490.89       5/1/1999       $374,400     $374,400.00       $374,400.00
22839625      7.125      4/1/1999      3/1/2029      $1,953.79       5/1/1999       $290,000     $289,768.09       $289,534.80
22841332      7.25       5/1/1999      4/1/2029      $3,656.47       5/1/1999       $536,000     $536,000.00       $535,581.86
22841571      7.5        5/1/1999      4/1/2029      $4,544.90       5/1/1999       $650,000     $650,000.00       $649,517.60
22842033      7.125      4/1/1999      3/1/2029      $2,478.62       5/1/1999       $367,900     $367,605.79       $367,309.83
22842231      7.25       4/1/1999      3/1/2029      $1,866.43       5/1/1999       $273,600     $273,386.57       $273,171.85
22842512      6.875      5/1/1999      4/1/2029      $2,128.45       5/1/1999       $324,000     $324,000.00       $323,727.80
22842934      7.25       4/1/1999      3/1/2029       $960.51        5/1/1999       $140,800     $140,690.16       $140,579.65
22843130      6.875      4/1/1999      3/1/2029      $1,012.00       5/1/1999       $154,050     $153,790.42       $153,790.42
22843320      7.125      5/1/1999      4/1/2029      $2,358.01       5/1/1999       $350,000     $350,000.00       $349,720.12
22843502      7.125      4/1/1999      3/1/2029      $1,987.47       5/1/1999       $295,000     $294,764.09       $294,526.78
22843544      7.125      5/1/1999      4/1/2029      $1,831.85       5/1/1999       $271,900     $271,900.00       $271,682.56
22843957      7          5/1/1999      4/1/2029      $1,916.07       5/1/1999       $288,000     $287,763.93       $287,763.93
22844245      7.125      5/1/1999      4/1/2029      $1,925.15       5/1/1999       $285,750     $285,750.00       $285,521.49
22844674      7.25       5/1/1999      4/1/2029      $3,069.80       5/1/1999       $450,000     $450,000.00       $449,648.95
22844856      7.25       5/1/1999      4/1/2029      $2,831.03       5/1/1999       $415,000     $415,000.00       $414,676.26
22845374      7          4/1/1999      3/1/2029      $2,299.29       5/1/1999       $345,600     $345,316.71       $345,031.77
22845424      7.125      5/1/1999      4/1/2029      $2,035.30       5/1/1999       $302,100     $302,100.00       $301,858.42
22845556      7.25       4/1/1999      3/1/2029      $1,739.55       5/1/1999       $255,000     $253,438.69       $253,438.69
22846638      7.375      5/1/1999      4/1/2029      $2,382.14       5/1/1999       $344,900     $344,900.00       $344,637.56
22846661      7.125      5/1/1999      4/1/2029      $2,181.50       5/1/1999       $323,800     $323,800.00       $323,541.06
22846687      7          5/1/1999      4/1/2029      $2,671.85       5/1/1999       $401,600     $401,600.00       $401,270.82
22846711      7.125      5/1/1999      4/1/2029      $2,014.09       5/1/1999       $298,950     $298,950.00       $298,710.93
22847362      7          4/1/1999      3/1/2029      $3,238.69       5/1/1999       $486,800     $486,400.98       $485,999.63
22847404      6.875      4/1/1999      3/1/2029      $2,181.00       5/1/1999       $332,000     $331,440.57       $331,440.57
22847446      7          5/1/1999      4/1/2029      $2,091.71       5/1/1999       $314,400     $314,400.00       $314,142.29
22847461      7.125      5/1/1999      4/1/2029      $1,832.51       5/1/1999       $272,000     $271,782.49       $271,782.49
22848006      7          5/1/1999      4/1/2029      $1,756.13       5/1/1999       $263,960     $263,960.00       $263,743.64
22848188      6.875      4/1/1999      3/1/2029      $3,021.87       5/1/1999       $460,000     $459,224.88       $459,224.88
22848212      7.125      5/1/1999      4/1/2029      $1,505.63       5/1/1999       $223,480     $223,480.00       $223,301.28
22848733      7.125      5/1/1999      4/1/2029      $1,721.69       5/1/1999       $255,550     $255,345.64       $255,345.64
22848766      7          5/1/1999      4/1/2029      $2,607.99       5/1/1999       $392,000     $392,000.00       $391,678.68
22848816      6.875      5/1/1999      4/1/2029      $2,292.68       5/1/1999       $349,000     $349,000.00       $348,706.80
22848824      7.25       4/1/1999      3/1/2029      $1,873.94       5/1/1999       $274,700     $274,270.12       $274,270.12
22848840      7          5/1/1999      4/1/2029      $1,857.52       5/1/1999       $279,200     $279,200.00       $278,971.15
22849293      7          4/1/1999      3/1/2029      $1,740.43       5/1/1999       $261,600     $261,169.89       $261,169.89
22849392      6.875      5/1/1999      4/1/2029      $1,970.79       5/1/1999       $300,000     $300,000.00       $299,747.96
22849400      6.875      5/1/1999      4/1/2029      $1,734.29       5/1/1999       $264,000     $264,000.00       $263,778.21
22850192      7          4/1/1999      3/1/2019      $4,456.03       5/1/1999       $574,750     $573,646.68       $572,536.92
22850705      7.125      5/1/1999      4/1/2029      $2,600.55       5/1/1999       $386,000     $385,691.33       $385,691.33
22850960      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $320,000.00       $319,737.70
22851372      7.25       4/1/1999      3/1/2029      $2,062.90       5/1/1999       $302,400     $302,127.00       $301,889.45
22851463      6.75       4/1/1999      3/1/2029      $2,010.66       5/1/1999       $310,000     $309,464.68       $309,464.68
22851505      7          5/1/1999      4/1/2029      $1,978.61       5/1/1999       $297,400     $297,400.00       $297,156.22
22852008      6.875      4/1/1999      3/1/2029      $1,736.92       5/1/1999       $264,400     $264,177.87       $263,954.47
22852362      7.25       6/1/1999      5/1/2029      $2,627.74       5/1/1999       $385,200     $385,200.00       $385,200.00
22852560      7.25       5/1/1999      4/1/2029      $1,773.66       5/1/1999       $260,000     $259,797.17       $259,797.17
22852743      7          5/1/1999      4/1/2029      $1,665.37       5/1/1999       $250,317     $250,317.00       $250,111.81
22853105      6.875      5/1/1999      4/1/2029      $2,332.10       5/1/1999       $355,000     $355,000.00       $354,701.75
22853139      7.125      5/1/1999      4/1/2029      $2,048.10       5/1/1999       $304,000     $304,000.00       $303,756.90
22853253      7          5/1/1999      4/1/2029      $1,675.24       5/1/1999       $251,800     $251,800.00       $251,593.59
22853329      7          5/1/1999      4/1/2029      $3,259.98       5/1/1999       $490,000     $490,000.00       $489,598.35
22853519      7.125      5/1/1999      4/1/2029      $1,813.65       5/1/1999       $269,200     $269,200.00       $268,984.73
22853873      7.25       5/1/1999      4/1/2029      $2,728.71       5/1/1999       $400,000     $400,000.00       $399,687.96
22854145      7.75       4/1/1999      3/1/2029      $1,837.60       5/1/1999       $256,500     $256,318.96       $256,136.75
22854202      7.25       5/1/1999      4/1/2029      $1,964.67       5/1/1999       $288,000     $288,000.00       $287,775.33
22854665      7          5/1/1999      4/1/2029      $1,729.79       5/1/1999       $260,000     $260,000.00       $259,786.88
22855035      6.875      5/1/1999      4/1/2029      $3,276.11       5/1/1999       $498,700     $498,281.03       $498,281.03
22855365      7.25       5/1/1999      4/1/2029      $2,583.75       5/1/1999       $378,750     $378,750.00       $378,454.53
22855423      7          5/1/1999      4/1/2029      $2,022.52       5/1/1999       $304,000     $303,750.81       $303,750.81
22855431      7          5/1/1999      4/1/2029      $2,155.58       5/1/1999       $324,000     $324,000.00       $323,734.42
22855647      6.75       5/1/1999      4/1/2029      $1,945.79       5/1/1999       $300,000     $300,000.00       $299,741.71
22856009      6.875      4/1/1999      3/1/2029      $2,259.84       5/1/1999       $344,000     $343,420.33       $343,420.33
22856017      7.125      5/1/1999      4/1/2029      $2,596.52       5/1/1999       $385,400     $385,400.00       $385,091.79
22856041      7          4/1/1999      3/1/2029      $2,458.96       5/1/1999       $369,600     $368,992.31       $368,992.31
22856975      7          4/1/1999      3/1/2029      $4,324.47       5/1/1999       $650,000     $649,467.20       $648,931.29
22857163      6.875      5/1/1999      4/1/2029      $2,059.80       5/1/1999       $313,550     $313,550.00       $313,286.58
22857189      7          5/1/1999      4/1/2029      $1,824.60       5/1/1999       $274,250     $274,250.00       $274,025.19
22857338      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22857379      7.125      5/1/1999      4/1/2029      $2,694.88       5/1/1999       $400,000     $400,000.00       $399,680.12
22857445      7          5/1/1999      4/1/2029      $1,864.51       5/1/1999       $280,250     $280,020.28       $280,020.28
22857494      7.25       5/1/1999      4/1/2029      $2,171.03       5/1/1999       $318,250     $318,250.00       $318,001.73
22857528      6.75       4/1/1999      3/1/2029      $2,206.53       5/1/1999       $340,200     $339,612.55       $339,612.55
22857593      6.75       5/1/1999      4/1/2029      $1,945.79       5/1/1999       $300,000     $299,641.71       $299,641.71
22857940      7.25       5/1/1999      4/1/2029      $2,435.37       5/1/1999       $357,000     $357,000.00       $356,721.51
22858724      7.25       4/1/1999      3/1/2029      $2,264.83       5/1/1999       $332,000     $331,480.44       $331,480.44
22859086      7.375      4/1/1999      3/1/2029      $2,315.15       5/1/1999       $335,200     $334,944.93       $334,688.30
22859698      7          4/1/1999      3/1/2029      $2,927.33       5/1/1999       $440,000     $439,639.34       $439,276.57
22860019      7          5/1/1999      4/1/2029      $2,081.07       5/1/1999       $312,800     $311,766.84       $311,766.84
22860407      6.875      4/1/1999      3/1/2029      $2,089.03       5/1/1999       $318,000     $317,732.85       $317,464.16
22860571      7.125      5/1/1999      4/1/2029       $398.84        5/1/1999       $59,200      $59,200.00        $59,152.66
22861165      7.25       5/1/1999      4/1/2029      $3,547.32       5/1/1999       $520,000     $520,000.00       $519,594.35
22861249      6.875      5/1/1999      4/1/2029      $3,547.42       5/1/1999       $540,000     $540,000.00       $539,546.33
22861363      7.375      5/1/1999      4/1/2029      $2,141.09       5/1/1999       $310,000     $310,000.00       $309,764.12
22861496      7          4/1/1999      3/1/2029      $2,095.70       5/1/1999       $315,000     $314,741.80       $314,482.09
22861520      7.125      5/1/1999      4/1/2029      $1,747.29       5/1/1999       $259,350     $259,350.00       $259,142.60
22861561      7.125      6/1/1999      5/1/2029      $2,048.10       5/1/1999       $304,000     $304,000.00       $304,000.00
22861868      7          6/1/1999      5/1/2029      $2,067.76       5/1/1999       $310,800     $310,800.00       $310,800.00
22862205      7.25       5/1/1999      4/1/2029      $2,019.25       5/1/1999       $296,000     $295,769.08       $295,769.08
22862221      7.25       5/1/1999      4/1/2029      $2,755.99       5/1/1999       $404,000     $404,000.00       $403,684.84
22862288      7.125      5/1/1999      4/1/2029      $2,296.03       5/1/1999       $340,800     $340,800.00       $340,527.47
22862585      7.25       4/1/1999      3/1/2029      $2,387.62       5/1/1999       $350,000     $349,452.27       $349,452.27
22863054      6.875      5/1/1999      4/1/2029      $1,905.09       5/1/1999       $290,000     $289,756.37       $289,756.37
22863260      7.375      5/1/1999      4/1/2029      $1,685.25       5/1/1999       $244,000     $243,731.00       $243,731.00
22863328      6.875      5/1/1999      4/1/2029      $3,074.43       5/1/1999       $468,000     $468,000.00       $467,606.82
22863716      7          5/1/1999      4/1/2029      $3,273.29       5/1/1999       $492,000     $491,596.71       $491,596.71
22863823      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $320,000.00       $319,737.70
22864318      7.25       4/1/1999      3/1/2029      $2,302.34       5/1/1999       $337,500     $336,971.85       $336,971.85
22864359      7.25       4/1/1999      3/1/2029      $1,910.09       5/1/1999       $280,000     $279,781.58       $279,561.84
22864789      7          5/1/1999      4/1/2029      $1,999.57       5/1/1999       $300,550     $300,550.00       $300,303.64
22864995      7          5/1/1999      4/1/2029      $2,095.70       5/1/1999       $315,000     $315,000.00       $314,741.80
22865182      6.875      4/1/1999      3/1/2029      $1,905.10       5/1/1999       $290,000     $289,511.32       $289,511.32
22865760      7          5/1/1999      4/1/2029      $2,458.96       5/1/1999       $369,600     $369,600.00       $369,297.04
22866271      7.125      5/1/1999      4/1/2029      $2,072.36       5/1/1999       $307,600     $307,600.00       $307,354.02
22866289      7          5/1/1999      4/1/2029      $2,401.74       5/1/1999       $361,000     $361,000.00       $360,704.09
22866461      7          4/1/1999      3/1/2029      $2,597.34       5/1/1999       $390,400     $384,548.29       $384,548.29
22866479      7          5/1/1999      4/1/2029      $2,991.20       5/1/1999       $449,600     $449,600.00       $449,231.47
22866651      6.75       4/1/1999      3/1/2029      $1,790.13       5/1/1999       $276,000     $275,762.36       $275,523.39
22867030      7.125      5/1/1999      4/1/2029      $1,960.53       5/1/1999       $291,000     $291,000.00       $290,767.28
22867253      6.875      4/1/1999      3/1/2029      $1,871.17       5/1/1999       $284,836     $284,596.70       $284,356.03
22867394      7.375      5/1/1999      4/1/2029      $1,951.16       5/1/1999       $282,500     $282,500.00       $282,285.04
22867527      7.25       4/1/1999      3/1/2029      $2,524.05       5/1/1999       $370,000     $369,420.99       $369,420.99
22867790      7.5        5/1/1999      4/1/2029      $2,192.74       5/1/1999       $313,600     $313,367.26       $313,367.26
22867824      7.25       5/1/1999      4/1/2029      $4,243.14       5/1/1999       $622,000     $622,000.00       $621,514.78
22867865      7          5/1/1999      4/1/2029      $1,942.36       5/1/1999       $291,950     $291,950.00       $291,710.68
22868186      7.25       5/1/1999      4/1/2029      $2,708.24       5/1/1999       $397,000     $397,000.00       $396,690.30
22868293      6.875      5/1/1999      4/1/2029      $2,122.54       5/1/1999       $323,100     $323,100.00       $322,828.55
22868418      7.125      5/1/1999      4/1/2029      $3,705.45       5/1/1999       $550,000     $550,000.00       $549,560.18
22868954      7.5        5/1/1999      4/1/2029      $2,094.15       5/1/1999       $299,500     $299,277.73       $299,277.73
22869135      7.25       5/1/1999      4/1/2029      $1,852.11       5/1/1999       $271,500     $271,500.00       $271,288.20
22869432      7          4/1/1999      3/1/2029      $2,661.21       5/1/1999       $400,000     $399,342.33       $399,342.33
22869796      7.25       5/1/1999      4/1/2029      $2,114.75       5/1/1999       $310,000     $310,000.00       $309,758.17
22869978      7          5/1/1999      4/1/2029      $2,581.37       5/1/1999       $388,000     $388,000.00       $387,681.96
22870083      7.125      5/1/1999      4/1/2029      $1,817.56       5/1/1999       $269,780     $269,780.00       $269,564.26
22870182      6.875      5/1/1999      4/1/2029      $1,670.57       5/1/1999       $254,300     $254,300.00       $254,086.36
22870216      6.875      6/1/1999      5/1/2029      $1,750.72       5/1/1999       $266,500     $266,500.00       $266,500.00
22870265      7          5/1/1999      4/1/2029      $3,459.57       5/1/1999       $520,000     $520,000.00       $519,573.76
22870869      7          5/1/1999      4/1/2029      $1,942.68       5/1/1999       $292,000     $292,000.00       $291,760.65
22870950      7          5/1/1999      4/1/2029      $2,115.67       5/1/1999       $318,000     $318,000.00       $317,739.33
22871222      7.375      5/1/1999      4/1/2029      $1,709.42       5/1/1999       $247,500     $247,500.00       $247,311.67
22871545      7.25       5/1/1999      4/1/2029      $1,991.95       5/1/1999       $292,000     $292,000.00       $291,772.22
22871628      7.25       4/1/1999      3/1/2029      $1,872.50       5/1/1999       $274,488     $274,273.87       $274,058.44
22871669      7          5/1/1999      4/1/2029      $1,968.64       5/1/1999       $295,900     $295,900.00       $295,657.44
22871891      6.875      5/1/1999      4/1/2029      $1,655.46       5/1/1999       $252,000     $251,788.29       $251,788.29
22872402      6.875      5/1/1999      4/1/2029      $2,086.41       5/1/1999       $317,600     $317,600.00       $317,333.17
22872410      7.25       5/1/1999      4/1/2029      $2,351.90       5/1/1999       $344,763     $344,494.04       $344,494.04
22872667      6.75       4/1/1999      3/1/2029      $1,783.64       5/1/1999       $275,000     $274,525.14       $274,525.14
22872733      7.25       4/1/1999      3/1/2029      $2,047.21       5/1/1999       $300,100     $297,395.75       $297,145.31
22872824      7.25       5/1/1999      4/1/2029      $1,828.23       5/1/1999       $268,000     $268,000.00       $267,790.94
22873079      7.125      4/1/1999      3/1/2029      $2,064.27       5/1/1999       $306,400     $306,154.98       $305,908.51
22873665      7.125      5/1/1999      4/1/2029       $956.15        5/1/1999       $141,920     $141,806.50       $141,806.50
22873871      7.125      5/1/1999      4/1/2029      $3,314.70       5/1/1999       $492,000     $492,000.00       $491,606.55
22873988      7          5/1/1999      4/1/2029      $1,570.11       5/1/1999       $236,000     $236,000.00       $235,806.56
22874812      7          5/1/1999      4/1/2029      $3,226.72       5/1/1999       $485,000     $484,602.45       $484,602.45
22874978      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $299,754.09       $299,754.09
22875082      6.875      5/1/1999      4/1/2029      $1,806.55       5/1/1999       $275,000     $275,000.00       $274,768.97
22875090      7          5/1/1999      4/1/2029      $4,297.85       5/1/1999       $646,000     $644,689.76       $644,689.76
22875280      7          5/1/1999      4/1/2029      $2,762.34       5/1/1999       $415,200     $415,200.00       $414,859.66
22875405      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22875751      7          5/1/1999      4/1/2029      $1,676.23       5/1/1999       $251,950     $251,950.00       $251,743.48
22875793      7.375      5/1/1999      4/1/2029      $1,732.56       5/1/1999       $250,850     $250,850.00       $250,659.12
22876015      7.25       5/1/1999      4/1/2029      $1,937.39       5/1/1999       $284,000     $283,778.44       $283,778.44
22876148      7.25       5/1/1999      4/1/2029      $2,345.32       5/1/1999       $343,800     $343,531.81       $343,531.81
22876288      7.5        3/1/1999      2/1/2029      $2,321.39       5/1/1999       $332,000     $330,005.67       $329,746.82
22876445      6.875      4/1/1999      3/1/2029      $2,091.67       5/1/1999       $318,400     $318,132.50       $317,863.46
22877344      7.25       5/1/1999      4/1/2029      $1,925.44       5/1/1999       $282,250     $282,250.00       $282,029.82
22877500      7.25       5/1/1999      4/1/2029      $2,182.96       5/1/1999       $320,000     $320,000.00       $319,750.37
22877559      7.25       5/1/1999      4/1/2029      $1,900.72       5/1/1999       $278,625     $278,625.00       $278,407.64
22877682      6.5        5/1/1999      4/1/2029      $1,088.42       5/1/1999       $172,200     $172,200.00       $172,044.33
22877716      7.625      5/1/1999      4/1/2029      $2,400.84       5/1/1999       $339,200     $339,200.00       $338,954.49
22877930      6.875      5/1/1999      4/1/2029      $2,138.30       5/1/1999       $325,500     $325,500.00       $325,226.54
22878458      7.125      5/1/1999      4/1/2029      $2,364.08       5/1/1999       $350,900     $350,900.00       $350,619.39
22878979      7.125      3/1/1999      2/1/2029      $1,899.55       5/1/1999       $281,950     $281,269.56       $281,269.56
22879043      6.75       4/1/1999      3/1/2029      $1,826.13       5/1/1999       $281,550     $281,307.59       $281,063.82
22879381      6.875      3/1/1999      2/1/2029      $1,970.79       5/1/1999       $300,000     $298,465.06       $298,204.23
22880371      7.125      5/1/1999      4/1/2029      $2,000.94       5/1/1999       $297,000     $297,000.00       $296,762.50
22880843      7.875      5/1/1999      4/1/2029      $2,370.25       5/1/1999       $326,900     $326,900.00       $326,675.03
22884407      7.5        5/1/1999      4/1/2029      $2,114.42       5/1/1999       $302,400     $302,400.00       $302,175.58
22884662      7          3/1/1999      2/1/2029      $2,395.09       5/1/1999       $360,000     $359,109.56       $359,109.56
22885065      6.875      5/1/1999      4/1/2029      $1,622.61       5/1/1999       $247,000     $244,936.49       $244,936.49
22885099      7          5/1/1999      4/1/2029       $860.11        5/1/1999       $129,280     $129,280.00       $129,174.02
22885636      6.875      5/1/1999      4/1/2029      $1,970.79       5/1/1999       $300,000     $300,000.00       $299,747.96
22888879      7.375      6/1/1999      5/1/2029      $2,728.17       5/1/1999       $395,000     $395,000.00       $395,000.00
22889323      7.625      5/1/1999      4/1/2029      $2,264.94       5/1/1999       $320,000     $320,000.00       $319,768.39
22890263      7.5        5/1/1999      4/1/2029      $1,994.86       5/1/1999       $285,300     $285,300.00       $285,088.27
22890701      7.25       5/1/1999      4/1/2029      $2,425.14       5/1/1999       $355,500     $355,187.67       $355,187.67
22890776      7.25       5/1/1999      4/1/2029      $2,097.70       5/1/1999       $307,500     $307,500.00       $307,260.11
22890990      7.375      5/1/1999      4/1/2029      $2,099.66       5/1/1999       $304,000     $304,000.00       $303,768.67
22891386      7.125      5/1/1999      4/1/2029      $1,819.05       5/1/1999       $270,000     $270,000.00       $269,784.08
22891535      7.125      5/1/1999      4/1/2029      $2,004.31       5/1/1999       $297,500     $297,500.00       $297,262.10
22891550      7.5        5/1/1999      4/1/2029      $2,158.48       5/1/1999       $308,700     $308,700.00       $308,470.90
22891675      7.25       5/1/1999      4/1/2029      $2,558.16       5/1/1999       $375,000     $375,000.00       $374,707.47
22892558      7.25       5/1/1999      4/1/2029      $2,048.92       5/1/1999       $300,350     $300,115.69       $300,115.69
22892889      7.25       5/1/1999      4/1/2029      $2,370.56       5/1/1999       $347,500     $347,500.00       $347,228.92
22892913      7          5/1/1999      4/1/2029      $3,176.49       5/1/1999       $477,450     $477,058.63       $477,058.63
22892921      7.125      5/1/1999      4/1/2029      $2,378.23       5/1/1999       $353,000     $353,000.00       $352,717.71
22893838      7.5        5/1/1999      4/1/2029      $1,018.48       5/1/1999       $145,660     $145,660.00       $145,551.90
22894109      7.125      5/1/1999      4/1/2029      $1,876.31       5/1/1999       $278,500     $278,500.00       $278,277.28
22894638      7.25       5/1/1999      4/1/2029      $1,789.01       5/1/1999       $262,250     $262,250.00       $262,045.42
22895106      7          5/1/1999      4/1/2029      $1,701.51       5/1/1999       $255,750     $255,750.00       $255,540.37
22895528      7.25       5/1/1999      4/1/2029      $2,182.97       5/1/1999       $320,000     $319,750.36       $319,750.36
22895726      7.375      5/1/1999      4/1/2029      $1,752.93       5/1/1999       $253,800     $253,606.88       $253,606.88
22895940      7.25       5/1/1999      4/1/2029      $2,189.79       5/1/1999       $321,000     $321,000.00       $320,749.59
22896047      7.25       5/1/1999      4/1/2029      $1,331.61       5/1/1999       $195,200     $195,047.72       $195,047.72
22897268      7.125      5/1/1999      4/1/2029      $2,442.23       5/1/1999       $362,500     $362,500.00       $362,210.11
22897425      7.25       5/1/1999      4/1/2029      $1,897.13       5/1/1999       $278,100     $278,100.00       $277,883.06
22897607      7          6/1/1999      5/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $300,000.00
22897698      7          5/1/1999      4/1/2029      $3,257.33       5/1/1999       $489,600     $489,600.00       $489,198.67
22897870      7.5        5/1/1999      4/1/2029      $2,359.85       5/1/1999       $337,500     $337,243.26       $337,243.26
22898712      7          5/1/1999      4/1/2029      $2,991.21       5/1/1999       $449,600     $449,600.00       $449,231.46
22898753      7.25       5/1/1999      4/1/2029      $1,855.52       5/1/1999       $272,000     $272,000.00       $271,787.81
22898829      7.125      5/1/1999      4/1/2029      $1,913.36       5/1/1999       $284,000     $284,000.00       $283,772.89
22899033      6.875      6/1/1999      5/1/2029      $1,907.72       5/1/1999       $290,400     $290,400.00       $290,400.00
22899603      7.125      5/1/1999      4/1/2029      $1,642.19       5/1/1999       $243,750     $243,750.00       $243,555.08
22900310      7.5        5/1/1999      4/1/2029      $1,875.65       5/1/1999       $268,250     $268,250.00       $268,050.91
22900419      6.875      5/1/1999      4/1/2029      $1,970.79       5/1/1999       $300,000     $299,747.96       $299,747.96
22900773      6.625      5/1/1999      4/1/2029      $1,690.42       5/1/1999       $264,000     $263,767.08       $263,767.08
22901193      7          5/1/1999      4/1/2029      $2,049.13       5/1/1999       $308,000     $308,000.00       $307,747.54
22901672      7          5/1/1999      4/1/2029      $3,078.35       5/1/1999       $462,700     $462,700.00       $462,320.73
22901680      7.375      5/1/1999      4/1/2029      $2,381.45       5/1/1999       $344,800     $344,800.00       $344,537.63
22901979      7.25       5/1/1999      4/1/2029      $1,888.95       5/1/1999       $276,900     $276,683.99       $276,683.99
22903314      7.5        5/1/1999      4/1/2029      $2,304.62       5/1/1999       $329,600     $329,105.38       $329,105.38
22904254      7.25       5/1/1999      4/1/2029      $2,019.24       5/1/1999       $296,000     $296,000.00       $295,769.09
22904312      7.25       3/1/1999      2/1/2029      $1,911.80       5/1/1999       $280,250     $279,699.10       $279,477.15
22904965      7.25       5/1/1999      4/1/2029      $1,889.63       5/1/1999       $277,000     $277,000.00       $276,783.91
22905285      7.125      5/1/1999      4/1/2029      $2,614.03       5/1/1999       $388,000     $388,000.00       $387,689.72
22905467      7.125      5/1/1999      4/1/2029      $3,167.82       5/1/1999       $470,200     $470,200.00       $469,823.99
22907539      6.875      5/1/1999      4/1/2029      $1,724.44       5/1/1999       $262,500     $262,500.00       $262,279.47
22907885      7.125      5/1/1999      4/1/2029      $2,826.25       5/1/1999       $419,500     $419,500.00       $419,164.53
22908081      7.25       5/1/1999      4/1/2029      $1,899.18       5/1/1999       $278,400     $278,400.00       $278,182.82
22908396      7          5/1/1999      4/1/2029      $1,827.59       5/1/1999       $274,700     $274,700.00       $274,474.83
22908537      7.25       5/1/1999      4/1/2029      $2,302.35       5/1/1999       $337,500     $337,236.71       $337,236.71
22908586      7          5/1/1999      4/1/2029      $2,266.69       5/1/1999       $340,700     $340,320.73       $340,320.73
22909154      6.875      5/1/1999      4/1/2029      $1,822.32       5/1/1999       $277,400     $277,166.95       $277,166.95
22909485      7.125      5/1/1999      4/1/2029      $2,128.95       5/1/1999       $316,000     $316,000.00       $315,747.30
22909907      7.375      6/1/1999      5/1/2029      $2,072.03       5/1/1999       $300,000     $300,000.00       $300,000.00
22910137      7.125      6/1/1999      5/1/2029      $1,967.93       5/1/1999       $292,100     $292,100.00       $292,100.00
22910152      6.875      5/1/1999      4/1/2029      $1,669.42       5/1/1999       $254,125     $253,911.50       $253,911.50
22910228      7.125      5/1/1999      4/1/2029      $1,940.31       5/1/1999       $288,000     $288,000.00       $287,769.69
22910665      7.625      5/1/1999      4/1/2029      $1,804.87       5/1/1999       $255,000     $255,000.00       $254,815.44
22910699      7.5        5/1/1999      4/1/2029      $2,071.42       5/1/1999       $296,250     $296,250.00       $296,030.14
22910814      6.875      3/1/1999      2/1/2029      $3,218.96       5/1/1999       $490,000     $489,174.30       $488,757.90
22911457      6.875      5/1/1999      4/1/2029      $2,680.27       5/1/1999       $408,000     $407,657.23       $407,657.23
22911523      7.25       5/1/1999      4/1/2029      $3,936.16       5/1/1999       $577,000     $577,000.00       $576,549.88
22911614      7.25       6/1/1999      5/1/2029      $2,715.06       5/1/1999       $398,000     $398,000.00       $398,000.00
22911663      7.125      5/1/1999      4/1/2029      $2,155.90       5/1/1999       $320,000     $320,000.00       $319,744.10
22911861      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22912026      7          5/1/1999      4/1/2029      $2,744.37       5/1/1999       $412,500     $412,500.00       $412,161.88
22912034      7.375      5/1/1999      4/1/2029      $3,847.06       5/1/1999       $557,000     $557,000.00       $556,576.17
22912240      7          5/1/1999      4/1/2029      $1,716.48       5/1/1999       $258,000     $258,000.00       $257,788.52
22912596      7.375      5/1/1999      4/1/2029      $1,864.83       5/1/1999       $270,000     $270,000.00       $269,794.55
22912950      7.375      6/1/1999      5/1/2029      $1,788.85       5/1/1999       $259,000     $259,000.00       $259,000.00
22913172      7.25       5/1/1999      4/1/2029      $2,124.98       5/1/1999       $311,500     $311,500.00       $311,257.00
22913826      7.125      5/1/1999      4/1/2029      $1,951.09       5/1/1999       $289,600     $289,600.00       $289,368.41
22914147      7          6/1/1999      5/1/2029      $1,673.57       5/1/1999       $251,550     $251,550.00       $251,550.00
22914444      7.125      5/1/1999      4/1/2029      $1,697.77       5/1/1999       $252,000     $250,847.26       $250,847.26
22915078      7.125      5/1/1999      4/1/2029      $2,220.58       5/1/1999       $329,600     $329,600.00       $329,336.42
22915219      7.125      5/1/1999      4/1/2029      $1,896.86       5/1/1999       $281,550     $281,550.00       $281,324.84
22915342      7.375      5/1/1999      4/1/2029      $2,538.23       5/1/1999       $367,500     $367,500.00       $367,220.36
22915532      6.625      4/1/1999      3/1/2029      $2,253.39       5/1/1999       $351,920     $351,609.50       $351,297.29
22915557      7          4/1/1999      3/1/2029      $2,392.05       5/1/1999       $359,543     $358,597.73       $358,597.73
22916225      7.25       5/1/1999      4/1/2029      $2,377.38       5/1/1999       $348,500     $348,500.00       $348,228.14
22917629      7.25       5/1/1999      4/1/2029      $2,033.57       5/1/1999       $298,100     $297,867.45       $297,867.45
22917710      7.125      5/1/1999      4/1/2029      $1,844.30       5/1/1999       $273,750     $273,750.00       $273,531.09
22918791      7          5/1/1999      4/1/2029      $2,091.71       5/1/1999       $314,400     $314,400.00       $314,142.29
22918981      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $299,765.97
22919021      7.25       5/1/1999      4/1/2029      $3,641.46       5/1/1999       $533,800     $533,800.00       $533,383.58
22919120      7.375      5/1/1999      4/1/2029      $1,989.14       5/1/1999       $288,000     $288,000.00       $287,780.86
22919161      7.125      5/1/1999      4/1/2029      $2,843.10       5/1/1999       $422,000     $422,000.00       $421,662.53
22919237      6.875      5/1/1999      4/1/2029      $1,747.76       5/1/1999       $266,050     $266,050.00       $265,826.48
22919294      7.125      5/1/1999      4/1/2029       $499.90        5/1/1999       $74,200      $74,200.00        $74,140.66
22919567      6.5        5/1/1999      4/1/2029      $2,307.05       5/1/1999       $365,000     $365,000.00       $364,670.03
22920359      6.875      5/1/1999      4/1/2029      $1,837.70       5/1/1999       $279,740     $279,740.00       $279,504.98
22920664      7.25       5/1/1999      4/1/2029      $2,148.86       5/1/1999       $315,000     $315,000.00       $314,754.27
22921027      7.5        5/1/1999      4/1/2029      $2,684.99       5/1/1999       $384,000     $384,000.00       $383,715.01
22921290      7.25       5/1/1999      4/1/2029      $3,435.44       5/1/1999       $503,600     $503,600.00       $503,207.14
22922082      7.375      5/1/1999      4/1/2029      $1,933.90       5/1/1999       $280,000     $280,000.00       $279,786.93
22925341      7          6/1/1999      5/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $650,000.00
22926406      7.125      5/1/1999      4/1/2029      $1,868.56       5/1/1999       $277,350     $277,350.00       $277,128.21
22926455      7.125      5/1/1999      4/1/2029      $2,542.45       5/1/1999       $377,375     $377,375.00       $377,073.21
22926521      7          5/1/1999      4/1/2029      $1,958.66       5/1/1999       $294,400     $294,400.00       $294,158.67
22927479      7.25       5/1/1999      4/1/2029      $4,434.15       5/1/1999       $650,000     $650,000.00       $649,492.93
22927503      7          6/1/1999      5/1/2029      $2,062.44       5/1/1999       $310,000     $310,000.00       $310,000.00
22928626      7          5/1/1999      4/1/2029      $1,889.46       5/1/1999       $284,000     $284,000.00       $283,767.21
22929301      7.25       6/1/1999      5/1/2029      $1,800.95       5/1/1999       $264,000     $264,000.00       $264,000.00
22929350      7.125      5/1/1999      4/1/2029      $1,694.07       5/1/1999       $251,450     $251,248.91       $251,248.91
22930333      7.125      5/1/1999      4/1/2029       $741.09        5/1/1999       $110,000     $109,912.04       $109,912.04
22931398      7.375      5/1/1999      4/1/2029      $2,227.43       5/1/1999       $322,500     $322,500.00       $322,254.60
22932289      7          5/1/1999      4/1/2029      $2,101.69       5/1/1999       $315,900     $315,900.00       $315,641.06
22932974      6.875      5/1/1999      4/1/2029      $1,700.14       5/1/1999       $258,800     $258,800.00       $258,582.57
22933691      7          5/1/1999      4/1/2029      $2,267.36       5/1/1999       $340,800     $340,800.00       $340,520.64
22934780      7.125      5/1/1999      4/1/2029      $1,920.10       5/1/1999       $285,000     $285,000.00       $284,772.09
22936272      7.5        5/1/1999      4/1/2029      $1,906.76       5/1/1999       $272,700     $272,700.00       $272,497.62
22936363      7.125      5/1/1999      4/1/2029      $2,054.84       5/1/1999       $305,000     $305,000.00       $304,756.10
22937031      7.5        5/1/1999      4/1/2029      $2,167.56       5/1/1999       $310,000     $310,000.00       $309,769.94
22937395      7          6/1/1999      5/1/2029      $2,522.83       5/1/1999       $379,200     $379,200.00       $379,200.00
22937676      7          5/1/1999      4/1/2029      $2,829.54       5/1/1999       $425,300     $425,300.00       $424,951.38
22937718      7.25       5/1/1999      4/1/2029      $2,564.98       5/1/1999       $376,000     $376,000.00       $375,706.69
22937783      7          5/1/1999      4/1/2029      $1,823.93       5/1/1999       $274,150     $274,150.00       $273,925.28
22937833      7.25       5/1/1999      4/1/2029      $2,701.42       5/1/1999       $396,000     $396,000.00       $395,691.08
22937924      7.25       5/1/1999      4/1/2029      $2,081.32       5/1/1999       $305,100     $305,100.00       $304,861.99
22942098      7          5/1/1999      4/1/2029      $1,857.52       5/1/1999       $279,200     $279,200.00       $278,971.15
22942262      6.875      6/1/1999      5/1/2029      $2,824.79       5/1/1999       $430,000     $430,000.00       $430,000.00
22943484      7.25       5/1/1999      4/1/2029      $1,724.27       5/1/1999       $252,760     $252,760.00       $252,562.82
22943492      6.875      5/1/1999      4/1/2029      $2,969.32       5/1/1999       $452,000     $452,000.00       $451,620.26
22943542      7.375      5/1/1999      4/1/2029      $2,678.09       5/1/1999       $387,750     $387,750.00       $387,454.96
22944490      7.25       6/1/1999      5/1/2029      $2,059.90       5/1/1999       $301,960     $301,960.00       $301,960.00
22944847      7.25       6/1/1999      5/1/2029      $2,335.77       5/1/1999       $342,400     $342,400.00       $342,400.00
22945273      7.125      6/1/1999      5/1/2029      $2,407.87       5/1/1999       $357,400     $357,400.00       $357,400.00
22945281      6.5        5/1/1999      4/1/2029      $2,591.48       5/1/1999       $410,000     $410,000.00       $409,629.35
22946164      7          5/1/1999      4/1/2029      $2,655.89       5/1/1999       $399,200     $399,200.00       $398,872.78
22946271      7.25       6/1/1999      5/1/2029      $2,592.27       5/1/1999       $380,000     $380,000.00       $380,000.00
22946784      7.25       5/1/1999      4/1/2029      $1,773.66       5/1/1999       $260,000     $260,000.00       $259,797.17
22946842      7.25       5/1/1999      4/1/2029      $1,944.21       5/1/1999       $285,000     $285,000.00       $284,777.67
22946891      7.125      5/1/1999      4/1/2029      $3,336.25       5/1/1999       $495,200     $495,200.00       $494,804.00
22947840      7.25       5/1/1999      4/1/2029      $2,723.25       5/1/1999       $399,200     $399,200.00       $398,888.58
22948442      7          5/1/1999      4/1/2029      $1,809.62       5/1/1999       $272,000     $272,000.00       $271,777.05
22948798      7          5/1/1999      4/1/2029      $2,195.50       5/1/1999       $330,000     $329,729.50       $329,729.50
22952477      7.125      5/1/1999      4/1/2029      $1,751.67       5/1/1999       $260,000     $260,000.00       $259,792.08
22955561      6.75       6/1/1999      5/1/2029      $1,848.50       5/1/1999       $285,000     $285,000.00       $285,000.00
22955777      7.125      5/1/1999      4/1/2029      $3,705.45       5/1/1999       $550,000     $550,000.00       $549,560.18
22956833      7          5/1/1999      4/1/2029      $3,991.81       5/1/1999       $600,000     $600,000.00       $599,508.19
22957088      7.125      5/1/1999      4/1/2029      $3,594.29       5/1/1999       $533,500     $533,500.00       $533,073.37
22957872      7.25       5/1/1999      4/1/2029      $2,837.85       5/1/1999       $416,000     $416,000.00       $415,675.48
22959076      6.875      5/1/1999      4/1/2029      $2,569.91       5/1/1999       $391,200     $391,200.00       $390,871.34
22959456      7.125      6/1/1999      5/1/2029      $1,906.63       5/1/1999       $283,000     $283,000.00       $283,000.00
22960652      7.25       6/1/1999      5/1/2029      $1,746.37       5/1/1999       $256,000     $256,000.00       $256,000.00
22962955      6.875      6/1/1999      5/1/2029      $2,028.60       5/1/1999       $308,800     $308,800.00       $308,800.00
22967319      6.875      5/1/1999      4/1/2029      $2,286.12       5/1/1999       $348,000     $348,000.00       $347,707.63
22967327      6.875      5/1/1999      4/1/2029      $2,540.68       5/1/1999       $386,750     $386,750.00       $386,425.08
22967350      7.25       5/1/1999      4/1/2029      $3,056.15       5/1/1999       $448,000     $447,650.52       $447,650.52
22969042      6.625      6/1/1999      5/1/2029      $2,945.43       5/1/1999       $460,000     $460,000.00       $460,000.00
22969521      7          5/1/1999      4/1/2029      $2,259.37       5/1/1999       $339,600     $339,600.00       $339,321.63
22969620      7.375      5/1/1999      4/1/2029      $1,947.71       5/1/1999       $282,000     $282,000.00       $281,785.42
22970206      6.625      5/1/1999      4/1/2029      $1,952.95       5/1/1999       $305,000     $305,000.00       $304,730.90
22971584      7.25       6/1/1999      5/1/2029      $2,094.28       5/1/1999       $307,000     $307,000.00       $307,000.00
22981740      7.625      4/1/1999      3/1/2029      $1,868.58       5/1/1999       $264,000     $263,808.92       $263,616.63
22982235      6.625      4/1/1999      3/1/2029      $1,837.69       5/1/1999       $287,000     $286,746.78       $286,492.17
22982284      7          4/1/1999      3/1/2029      $1,715.15       5/1/1999       $257,800     $257,588.68       $257,376.13
22982375      7.125      4/1/1999      3/1/2029      $2,425.39       5/1/1999       $360,000     $359,712.11       $359,422.51
22982458      7          4/1/1999      3/1/2029      $2,062.44       5/1/1999       $310,000     $309,745.89       $309,490.30
22982490      6.75       5/1/1999      4/1/2029      $1,865.69       5/1/1999       $287,650     $287,650.00       $287,402.34
22982557      7.375      3/1/1999      2/1/2029      $1,958.75       5/1/1999       $283,600     $283,167.07       $282,948.62
22982599      6.875      5/1/1999      4/1/2029      $1,872.25       5/1/1999       $285,000     $285,000.00       $284,760.56
22983613      7.5        6/1/1999      5/1/2029      $2,228.75       5/1/1999       $318,750     $318,750.00       $318,750.00
22984843      7.125      3/1/1999      2/1/2029      $2,317.59       5/1/1999       $344,000     $343,448.19       $343,169.82
22984959      7.375      5/1/1999      4/1/2029      $2,856.63       5/1/1999       $413,600     $413,600.00       $413,285.29
22985048      7.25       3/1/1999      2/1/2029      $2,204.79       5/1/1999       $323,200     $322,694.21       $322,439.03
22985089      7.25       4/1/1999      3/1/2029      $1,800.95       5/1/1999       $264,000     $263,794.05       $263,586.86
22985139      6.875      4/1/1999      3/1/2029      $1,729.37       5/1/1999       $263,250     $263,028.83       $262,806.40
22985154      6.75       5/1/1999      4/1/2029      $2,652.77       5/1/1999       $409,000     $409,000.00       $408,647.86
22985220      7.5        1/1/1999     12/1/2028      $2,490.95       5/1/1999       $356,250     $355,182.45       $354,911.39
22985618      6.875      4/1/1999      3/1/2029      $2,052.90       5/1/1999       $312,500     $312,237.45       $311,973.41
22985626      7.125      4/1/1999      3/1/2029      $2,300.75       5/1/1999       $341,500     $341,226.91       $340,952.19
22985634      6.875      4/1/1999      3/1/2029      $3,048.15       5/1/1999       $464,000     $463,610.18       $463,218.13
22986301      7.125      3/1/1999      2/1/2029      $1,778.96       5/1/1999       $264,050     $263,626.42       $263,412.74
22986343      6.75       4/1/1999      3/1/2029      $2,539.26       5/1/1999       $391,500     $391,162.93       $390,823.96
22986467      6.875      4/1/1999      3/1/2029      $4,178.07       5/1/1999       $636,000     $635,465.68       $634,928.30
22987366      7.75       3/1/1999      2/1/2029      $1,880.22       5/1/1999       $262,450     $262,078.32       $261,890.69
22987457      7.375      3/1/1999      2/1/2029      $2,048.20       5/1/1999       $296,550     $296,097.31       $295,868.87
22987507      6.5        4/1/1999      3/1/2029      $1,959.41       5/1/1999       $310,000     $309,719.75       $309,437.99
22987523      6.75       4/1/1999      3/1/2029      $2,386.84       5/1/1999       $368,000     $367,683.15       $367,364.53
22987614      7          3/1/1999      2/1/2029      $1,775.03       5/1/1999       $266,800     $265,831.47       $265,607.12
22987705      6.625      4/1/1999      3/1/2029      $1,800.87       5/1/1999       $281,250     $281,001.85       $280,752.34
22987754      7.125      3/1/1999      2/1/2029      $1,724.72       5/1/1999       $256,000     $255,589.34       $255,382.18
22987788      7.25       3/1/1999      2/1/2029      $2,401.26       5/1/1999       $352,000     $351,449.14       $351,171.22
22987887      7.25       4/1/1999      3/1/2019      $2,137.97       5/1/1999       $270,500     $269,996.30       $269,489.56
22987945      7.125      5/1/1999      4/1/2029      $1,768.51       5/1/1999       $262,500     $262,500.00       $262,290.08
22987986      7          5/1/1999      4/1/2029      $1,753.07       5/1/1999       $263,500     $263,500.00       $263,284.01
22988034      7          5/1/1999      4/1/2029      $3,093.66       5/1/1999       $465,000     $465,000.00       $464,618.84
22988166      6.5        4/1/1999      3/1/2029      $1,845.64       5/1/1999       $292,000     $291,736.03       $291,470.63
22988190      7          5/1/1999      4/1/2029      $2,148.93       5/1/1999       $323,000     $323,000.00       $322,735.24
22988208      6.875      5/1/1999      4/1/2029      $2,135.02       5/1/1999       $325,000     $325,000.00       $324,726.96
22988224      6.875      3/1/1999      2/1/2029      $1,763.85       5/1/1999       $268,500     $267,413.18       $267,181.38
22988257      7          3/1/1999      2/1/2029      $2,953.94       5/1/1999       $444,000     $443,269.98       $442,901.78
22988273      7          5/1/1999      4/1/2029      $1,703.17       5/1/1999       $256,000     $256,000.00       $255,790.16
22988315      7.125      4/1/1999      3/1/2029      $1,816.35       5/1/1999       $269,600     $269,384.40       $269,167.52
22988323      7          5/1/1999      4/1/2029      $1,962.64       5/1/1999       $295,000     $295,000.00       $294,758.19
22991657      6.75       5/1/1999      4/1/2029      $2,464.67       5/1/1999       $380,000     $380,000.00       $379,672.83
22991806      7          5/1/1999      4/1/2029      $2,245.40       5/1/1999       $337,500     $337,500.00       $337,223.35
22991913      6.875      4/1/1999      3/1/2029      $1,599.62       5/1/1999       $243,500     $243,295.42       $243,089.68
22992010      7.125      4/1/1999      3/1/2029      $1,741.56       5/1/1999       $258,500     $258,293.27       $258,085.33
22992077      7          4/1/1999      3/1/2029      $2,282.99       5/1/1999       $343,150     $342,868.72       $342,585.80
22992085      7          5/1/1999      4/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $299,754.09
22992119      7.375      5/1/1999      4/1/2029      $2,099.65       5/1/1999       $304,000     $304,000.00       $303,768.68
22992150      7.125      5/1/1999      4/1/2029      $2,627.50       5/1/1999       $390,000     $390,000.00       $389,688.13
22992184      6.875      3/1/1999      2/1/2029      $1,741.52       5/1/1999       $265,100     $264,653.29       $264,428.01
26086389      7          6/1/1999      5/1/2029      $3,393.05       5/1/1999       $510,000     $510,000.00       $510,000.00
27122431      7.375      6/1/1999      5/1/2029      $2,034.04       5/1/1999       $294,500     $294,500.00       $294,500.00
27134303      6.5        6/1/1999      5/1/2029      $2,679.97       5/1/1999       $424,000     $424,000.00       $424,000.00
27283761      7.125      6/1/1999      5/1/2029      $1,974.00       5/1/1999       $293,000     $293,000.00       $293,000.00
27303742      6.75       5/1/1999      4/1/2029      $1,913.37       5/1/1999       $295,000     $295,000.00       $294,746.01
27320605      7.25       6/1/1999      5/1/2029      $1,671.34       5/1/1999       $245,000     $245,000.00       $245,000.00
27505478      7          5/1/1999      4/1/2029      $1,663.26       5/1/1999       $250,000     $250,000.00       $249,795.07
27532233      7.125      5/1/1999      4/1/2029      $2,930.68       5/1/1999       $435,000     $435,000.00       $434,652.13
27552975      7.25       5/1/1999      4/1/2029      $3,219.88       5/1/1999       $472,000     $472,000.00       $471,631.79
27555366      7.25       5/1/1999      4/1/2029      $2,455.84       5/1/1999       $360,000     $359,719.16       $359,719.16
27555887      7.375      6/1/1999      5/1/2029      $2,127.28       5/1/1999       $308,000     $308,000.00       $308,000.00
27566447      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $649,467.20
27576537      7.625      5/1/1999      4/1/2029      $2,767.48       5/1/1999       $391,000     $391,000.00       $390,717.00
27586411      7.375      5/1/1999      4/1/2029      $2,906.37       5/1/1999       $420,800     $420,479.80       $420,479.80
27593664      7.375      5/1/1999      4/1/2029      $1,831.68       5/1/1999       $265,200     $264,998.19       $264,998.19
27600279      7.125      5/1/1999      4/1/2029      $2,155.90       5/1/1999       $320,000     $320,000.00       $319,744.10
27623073      7.125      4/1/1999      3/1/2029      $3,361.86       5/1/1999       $499,000     $498,600.95       $498,199.53
27625045      7.125      5/1/1999      4/1/2029      $2,096.62       5/1/1999       $311,200     $311,200.00       $310,951.13
27625060      7.125      5/1/1999      4/1/2029      $2,593.82       5/1/1999       $385,000     $384,692.12       $384,692.12
27625292      7.125      5/1/1999      4/1/2029      $1,835.89       5/1/1999       $272,500     $272,500.00       $272,282.08
27625631      7.125      5/1/1999      4/1/2029      $1,746.69       5/1/1999       $259,260     $259,260.00       $259,052.67
27652346      7          5/1/1999      4/1/2029      $3,805.53       5/1/1999       $572,000     $572,000.00       $571,531.14
27655638      7.375      5/1/1999      4/1/2029      $2,527.88       5/1/1999       $366,000     $366,000.00       $365,721.50
27657691      6.75       5/1/1999      4/1/2029      $1,972.39       5/1/1999       $304,100     $304,100.00       $303,838.17
27682517      7.25       5/1/1999      4/1/2029      $1,964.67       5/1/1999       $288,000     $288,000.00       $287,775.33
27688332      7.25       5/1/1999      4/1/2029      $1,875.99       5/1/1999       $275,000     $273,000.00       $272,773.39
27697952      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $320,000.00       $319,737.70
27700608      7.125      5/1/1999      4/1/2029      $2,401.81       5/1/1999       $356,500     $356,500.00       $356,214.91
27702539      7          5/1/1999      4/1/2029      $1,729.79       5/1/1999       $260,000     $260,000.00       $259,786.88
27703040      7.25       5/1/1999      4/1/2029      $1,075.11       5/1/1999       $157,600     $157,477.06       $157,477.06
27705797      7.125      5/1/1999      4/1/2029      $2,538.58       5/1/1999       $376,800     $376,800.00       $376,498.67
27706399      7.125      5/1/1999      4/1/2029      $1,856.10       5/1/1999       $275,500     $275,500.00       $275,279.68
27713635      7.25       5/1/1999      4/1/2029      $2,373.98       5/1/1999       $348,000     $348,000.00       $347,728.52
27721273      7          5/1/1999      4/1/2029      $2,607.99       5/1/1999       $392,000     $391,678.68       $391,678.68
27725647      7.125      5/1/1999      4/1/2029      $2,324.33       5/1/1999       $345,000     $345,000.00       $344,724.11
27737188      7.25       5/1/1999      4/1/2029      $2,081.32       5/1/1999       $305,100     $305,100.00       $304,861.99
27738830      6.625      5/1/1999      4/1/2029      $1,695.17       5/1/1999       $264,741     $264,741.00       $264,507.42
27742824      7.25       5/1/1999      4/1/2029      $2,114.75       5/1/1999       $310,000     $310,000.00       $309,758.17
27744465      6.75       4/1/1999      3/1/2029      $3,236.51       5/1/1999       $499,000     $496,806.88       $496,364.91
27744648      7.375      5/1/1999      4/1/2029      $2,900.84       5/1/1999       $420,000     $420,000.00       $419,680.41
27745751      6.5        5/1/1999      4/1/2029      $1,872.19       5/1/1999       $296,200     $296,200.00       $295,932.23
27750934      7.125      5/1/1999      4/1/2029      $2,095.27       5/1/1999       $311,000     $311,000.00       $310,751.29
27756824      6.875      5/1/1999      4/1/2029      $1,642.33       5/1/1999       $250,000     $250,000.00       $249,789.96
27758804      7.25       5/1/1999      4/1/2029      $2,182.97       5/1/1999       $320,000     $319,750.36       $319,750.36
27760149      6.75       5/1/1999      4/1/2029      $1,686.36       5/1/1999       $260,000     $260,000.00       $259,776.14
27764927      7.125      5/1/1999      4/1/2029      $2,238.77       5/1/1999       $332,300     $332,300.00       $332,034.26
27766138      7.375      5/1/1999      4/1/2029      $1,768.13       5/1/1999       $256,000     $256,000.00       $255,805.20
27766690      7          6/1/1999      5/1/2029      $1,975.95       5/1/1999       $297,000     $297,000.00       $297,000.00
27770783      7.125      4/1/1999      3/1/2029      $2,248.20       5/1/1999       $333,700     $333,181.34       $332,911.40
27771120      7.375      5/1/1999      4/1/2029      $2,237.17       5/1/1999       $323,910     $323,910.00       $323,663.53
27774033      7.125      5/1/1999      4/1/2029      $2,694.88       5/1/1999       $400,000     $400,000.00       $399,680.12
27774082      7          5/1/1999      4/1/2029      $3,659.17       5/1/1999       $550,000     $549,549.16       $549,549.16
27774413      7.125      5/1/1999      4/1/2029      $2,223.28       5/1/1999       $330,000     $329,478.42       $329,478.42
27781822      6.875      5/1/1999      4/1/2029      $2,003.64       5/1/1999       $305,000     $304,743.76       $304,743.76
27782010      7.125      5/1/1999      4/1/2029      $3,907.57       5/1/1999       $580,000     $579,536.18       $579,536.18
27783257      7.125      5/1/1999      6/1/2029      $2,432.80       5/1/1999       $361,100     $361,100.00       $360,811.23
27783786      7.125      5/1/1999      4/1/2029      $1,617.46       5/1/1999       $240,080     $239,888.02       $239,888.02
27796937      7          5/1/1999      4/1/2029      $1,687.88       5/1/1999       $253,700     $253,700.00       $253,492.04
27799568      7.375      5/1/1999      4/1/2029      $1,942.53       5/1/1999       $281,250     $281,250.00       $281,035.99
27800929      6.875      5/1/1999      4/1/2029      $2,601.44       5/1/1999       $396,000     $396,000.00       $395,667.31
27802180      6.75       5/1/1999      4/1/2029      $1,670.12       5/1/1999       $257,496     $257,496.00       $257,274.30
27802966      6.75       5/1/1999      4/1/2029      $3,528.38       5/1/1999       $544,000     $544,000.00       $543,531.62
27805084      7.25       5/1/1999      4/1/2029      $1,424.39       5/1/1999       $208,800     $208,577.62       $208,577.62
27805852      7.25       6/1/1999      5/1/2029      $2,496.77       5/1/1999       $366,000     $366,000.00       $366,000.00
27806074      7          5/1/1999      4/1/2029      $2,521.50       5/1/1999       $379,000     $379,000.00       $378,689.33
27806116      7.25       5/1/1999      4/1/2029      $1,848.70       5/1/1999       $271,000     $271,000.00       $270,788.59
27806587      6.625      5/1/1999      4/1/2029      $1,920.94       5/1/1999       $300,000     $300,000.00       $299,735.31
27809326      6.625      5/1/1999      4/1/2029      $3,201.56       5/1/1999       $500,000     $499,558.86       $499,558.86
27812551      7.125      5/1/1999      4/1/2029      $2,681.40       5/1/1999       $398,000     $398,000.00       $397,681.73
27817980      6.875      5/1/1999      4/1/2029      $1,775.81       5/1/1999       $270,320     $270,320.00       $270,092.90
27818509      7.125      5/1/1999      4/1/2029      $1,858.12       5/1/1999       $275,800     $274,985.31       $274,985.31
27820570      6.75       5/1/1999      4/1/2029      $2,594.40       5/1/1999       $400,000     $400,000.00       $399,655.60
27821321      6.875      5/1/1999      4/1/2029      $2,135.02       5/1/1999       $325,000     $325,000.00       $324,726.96
27822725      6.75       5/1/1999      4/1/2029      $4,125.09       5/1/1999       $636,000     $636,000.00       $635,452.41
27823293      7.375      5/1/1999      4/1/2029      $1,726.69       5/1/1999       $250,000     $250,000.00       $249,809.77
27823806      7.25       5/1/1999      4/1/2029      $1,756.61       5/1/1999       $257,500     $257,299.12       $257,299.12
27824630      7          5/1/1999      4/1/2029      $1,706.51       5/1/1999       $256,500     $256,248.52       $256,248.52
27824705      6.875      5/1/1999      4/1/2029      $2,016.78       5/1/1999       $307,000     $306,258.85       $306,258.85
27830926      7.125      5/1/1999      4/1/2029      $3,359.84       5/1/1999       $498,700     $498,700.00       $498,301.19
27831064      6.625      5/1/1999      4/1/2029      $2,283.16       5/1/1999       $356,570     $356,570.00       $356,255.40
27831452      7.375      5/1/1999      4/1/2029      $2,479.53       5/1/1999       $359,000     $359,000.00       $358,726.82
27831551      7          5/1/1999      4/1/2029      $3,492.84       5/1/1999       $525,000     $525,000.00       $524,569.66
27832617      7          5/1/1999      4/1/2029      $1,831.25       5/1/1999       $275,250     $275,250.00       $275,024.38
27834738      6.875      5/1/1999      4/1/2029      $2,233.56       5/1/1999       $340,000     $340,000.00       $339,714.36
27839182      7.125      5/1/1999      4/1/2029      $2,896.99       5/1/1999       $430,000     $429,656.14       $429,656.14
27839349      7.25       6/1/1999      5/1/2029      $2,182.97       5/1/1999       $320,000     $320,000.00       $320,000.00
27841147      7          5/1/1999      4/1/2029      $1,990.59       5/1/1999       $299,200     $298,954.74       $298,954.74
27842368      7          5/1/1999      4/1/2029      $1,649.96       5/1/1999       $248,000     $248,000.00       $247,796.71
27842590      7.125      5/1/1999      4/1/2029      $2,088.53       5/1/1999       $310,000     $310,000.00       $309,752.10
27844877      7.375      6/1/1999      5/1/2029      $1,968.43       5/1/1999       $285,000     $285,000.00       $285,000.00
27845007      7.375      5/1/1999      4/1/2029      $3,254.47       5/1/1999       $471,200     $471,200.00       $470,841.45
27845866      7.375      5/1/1999      4/1/2029      $3,315.25       5/1/1999       $480,000     $479,634.75       $479,634.75
27847987      7.25       5/1/1999      4/1/2029      $2,124.98       5/1/1999       $311,500     $311,500.00       $311,257.00
27848548      7          5/1/1999      4/1/2029      $3,080.36       5/1/1999       $463,000     $463,000.00       $462,620.47
27848829      7.25       5/1/1999      4/1/2029      $2,524.06       5/1/1999       $370,000     $370,000.00       $369,711.36
27849447      7          5/1/1999      4/1/2029      $3,867.08       5/1/1999       $581,250     $581,250.00       $580,773.55
27850734      7          5/1/1999      4/1/2029      $2,195.50       5/1/1999       $330,000     $330,000.00       $329,729.50
27850999      7          5/1/1999      4/1/2029      $2,561.42       5/1/1999       $385,000     $385,000.00       $384,684.41
27851203      6.75       5/1/1999      4/1/2029      $1,718.79       5/1/1999       $265,000     $265,000.00       $264,771.84
27853779      7.125      5/1/1999      4/1/2029      $1,894.84       5/1/1999       $281,250     $281,250.00       $281,025.08
27854124      6.875      6/1/1999      5/1/2029      $2,181.01       5/1/1999       $332,000     $332,000.00       $332,000.00
27855055      7.25       5/1/1999      4/1/2029      $1,760.02       5/1/1999       $258,000     $258,000.00       $257,798.73
27855139      7.125      5/1/1999      4/1/2029      $1,744.09       5/1/1999       $258,875     $257,921.10       $257,921.10
27855543      7.125      5/1/1999      4/1/2029      $2,223.28       5/1/1999       $330,000     $330,000.00       $329,736.10
27856855      6.75       6/1/1999      5/1/2029      $1,997.69       5/1/1999       $308,000     $308,000.00       $308,000.00
27856939      7          5/1/1999      4/1/2029      $2,309.94       5/1/1999       $347,200     $347,200.00       $346,915.39
27858299      7          5/1/1999      4/1/2029      $2,128.97       5/1/1999       $320,000     $320,000.00       $319,737.70
27858356      6.875      6/1/1999      5/1/2029      $2,311.87       5/1/1999       $351,920     $351,920.00       $351,920.00
27859099      7          5/1/1999      4/1/2029      $4,144.84       5/1/1999       $623,000     $622,489.33       $622,489.33
27859453      7.25       5/1/1999      4/1/2029      $1,867.46       5/1/1999       $273,750     $273,536.45       $273,536.45
27859487      7.125      5/1/1999      4/1/2029      $2,839.73       5/1/1999       $421,500     $421,162.93       $421,162.93
27859586      7.25       5/1/1999      4/1/2029      $1,875.99       5/1/1999       $275,000     $275,000.00       $274,785.47
27862705      7.375      5/1/1999      4/1/2029      $2,106.91       5/1/1999       $305,050     $305,050.00       $304,817.88
27864685      7          5/1/1999      4/1/2029      $2,480.25       5/1/1999       $372,800     $372,494.42       $372,494.42
27865146      7.375      5/1/1999      4/1/2029      $2,016.78       5/1/1999       $292,000     $291,694.58       $291,694.58
27865203      7.125      5/1/1999      4/1/2029      $2,021.16       5/1/1999       $300,000     $300,000.00       $299,760.09
27865393      6.75       6/1/1999      5/1/2029      $1,878.34       5/1/1999       $289,600     $289,600.00       $289,600.00
27865807      7.125      6/1/1999      5/1/2029      $2,526.45       5/1/1999       $375,000     $375,000.00       $375,000.00
27866185      7.25       5/1/1999      4/1/2029      $1,773.66       5/1/1999       $260,000     $259,797.17       $259,797.17
27867464      6.875      5/1/1999      4/1/2029      $2,102.83       5/1/1999       $320,100     $320,100.00       $319,831.08
27868660      7          5/1/1999      4/1/2029      $2,494.89       5/1/1999       $375,000     $374,692.61       $374,692.61
27869502      7.125      5/1/1999      4/1/2029      $2,587.08       5/1/1999       $384,000     $384,000.00       $383,692.92
27869684      7.125      6/1/1999      5/1/2029      $3,368.60       5/1/1999       $500,000     $500,000.00       $500,000.00
27869759      7.25       5/1/1999      4/1/2029      $2,086.10       5/1/1999       $305,800     $305,800.00       $305,561.44
27869833      7.125      5/1/1999      4/1/2029      $2,435.50       5/1/1999       $361,500     $361,500.00       $361,210.91
27870195      7.25       5/1/1999      4/1/2029      $1,800.95       5/1/1999       $264,000     $264,000.00       $263,794.05
27871268      7          6/1/1999      5/1/2029      $3,539.41       5/1/1999       $532,000     $532,000.00       $532,000.00
27871896      6.5        5/1/1999      4/1/2029      $2,862.64       5/1/1999       $452,900     $452,489.36       $452,489.36
27872324      7.25       5/1/1999      4/1/2029      $3,098.07       5/1/1999       $454,145     $454,145.00       $453,790.72
27873389      7.125      6/1/1999      5/1/2029      $1,731.46       5/1/1999       $257,000     $257,000.00       $257,000.00
27874064      6.625      5/1/1999      4/1/2029      $4,162.03       5/1/1999       $650,000     $650,000.00       $649,426.51
27874130      6.75       5/1/1999      4/1/2029      $2,237.67       5/1/1999       $345,000     $345,000.00       $344,702.96
27874767      7.125      5/1/1999      4/1/2029      $1,670.82       5/1/1999       $248,000     $248,000.00       $247,801.68
27875103      7          5/1/1999      4/1/2029      $2,022.52       5/1/1999       $304,000     $304,000.00       $303,750.81
27875160      6.75       5/1/1999      4/1/2029      $1,945.80       5/1/1999       $300,000     $299,741.70       $299,741.70
27875855      7.375      5/1/1999      4/1/2029      $3,812.53       5/1/1999       $552,000     $551,579.97       $551,579.97
27876119      7          5/1/1999      4/1/2029      $1,889.46       5/1/1999       $284,000     $283,767.21       $283,767.21
27876192      7          6/1/1999      5/1/2029      $3,778.92       5/1/1999       $568,000     $568,000.00       $568,000.00
27876713      7.375      5/1/1999      4/1/2029      $2,527.88       5/1/1999       $366,000     $365,721.49       $365,721.49
27878024      7.125      5/1/1999      4/1/2029      $2,236.75       5/1/1999       $332,000     $332,000.00       $331,734.50
27880012      7.25       5/1/1999      4/1/2029      $2,032.89       5/1/1999       $298,000     $298,000.00       $297,767.53
27880228      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $649,467.20       $649,467.20
27881267      6.875      5/1/1999      4/1/2029      $2,801.81       5/1/1999       $426,500     $426,500.00       $426,141.68
27881861      7.125      6/1/1999      5/1/2029      $2,733.95       5/1/1999       $405,800     $405,800.00       $405,800.00
27882794      7.25       5/1/1999      4/1/2029      $2,114.75       5/1/1999       $310,000     $310,000.00       $309,758.17
27883917      7.125      5/1/1999      4/1/2029      $2,155.90       5/1/1999       $320,000     $320,000.00       $319,744.10
27884261      7.375      5/1/1999      4/1/2029      $5,145.53       5/1/1999       $745,000     $745,000.00       $744,433.12
27884725      7          5/1/1999      4/1/2029      $1,676.57       5/1/1999       $252,000     $252,000.00       $251,793.43
27886811      7.25       5/1/1999      4/1/2029      $2,155.68       5/1/1999       $316,000     $315,753.49       $315,753.49
27886878      7          6/1/1999      5/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $650,000.00
27889898      7          5/1/1999      4/1/2029      $1,703.18       5/1/1999       $256,000     $255,790.15       $255,790.15
27890086      7.25       6/1/1999      5/1/2029      $4,152.82       5/1/1999       $608,760     $608,760.00       $608,760.00
27890532      7          5/1/1999      4/1/2029      $2,474.93       5/1/1999       $372,000     $371,695.07       $371,695.07
27891035      7.125      5/1/1999      4/1/2029      $3,287.75       5/1/1999       $488,000     $488,000.00       $487,609.75
27891811      7.125      5/1/1999      4/1/2029      $1,947.05       5/1/1999       $289,000     $289,000.00       $288,768.89
27891944      7          5/1/1999      4/1/2029      $2,035.83       5/1/1999       $306,000     $306,000.00       $305,749.17
27892520      7.125      5/1/1999      4/1/2029      $4,325.28       5/1/1999       $642,000     $642,000.00       $641,486.60
27893221      7.25       5/1/1999      4/1/2029      $2,016.52       5/1/1999       $295,600     $295,600.00       $295,369.40
27893510      7.125      5/1/1999      4/1/2029      $3,031.74       5/1/1999       $450,000     $450,000.00       $449,640.14
27893908      7          6/1/1999      5/1/2029      $3,176.43       5/1/1999       $477,441     $477,441.00       $477,441.00
27895853      7          5/1/1999      4/1/2029      $2,345.20       5/1/1999       $352,500     $352,500.00       $352,211.05
27896844      7.125      6/1/1999      5/1/2029      $3,678.51       5/1/1999       $546,000     $546,000.00       $546,000.00
27897941      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $649,467.20
27898048      7.125      5/1/1999      4/1/2029      $2,590.45       5/1/1999       $384,500     $384,500.00       $384,192.52
27898097      7.25       5/1/1999      4/1/2029      $2,182.97       5/1/1999       $320,000     $320,000.00       $319,750.36
27898162      7          5/1/1999      4/1/2029      $1,879.48       5/1/1999       $282,500     $282,147.44       $282,147.44
27898212      6.875      5/1/1999      4/1/2029      $3,310.93       5/1/1999       $504,000     $504,000.00       $503,576.57
27898360      7.25       5/1/1999      4/1/2029      $3,369.96       5/1/1999       $494,000     $494,000.00       $493,614.62
27898378      7.375      5/1/1999      4/1/2029      $2,520.97       5/1/1999       $365,000     $365,000.00       $364,722.26
27898519      7.5        5/1/1999      4/1/2029      $2,894.75       5/1/1999       $414,000     $414,000.00       $413,692.75
27899392      6.875      5/1/1999      4/1/2029      $2,627.72       5/1/1999       $400,000     $400,000.00       $399,663.95
27899525      6.625      5/1/1999      4/1/2029      $1,634.08       5/1/1999       $255,200     $255,200.00       $254,974.84
27900299      7          5/1/1999      4/1/2029      $1,663.26       5/1/1999       $250,000     $249,795.07       $249,795.07
27901248      7.125      5/1/1999      4/1/2029      $2,400.13       5/1/1999       $356,250     $356,250.00       $355,965.10
27902485      7          5/1/1999      4/1/2029      $2,661.22       5/1/1999       $400,000     $400,000.00       $399,672.11
27904093      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $299,765.97
27904887      7.25       6/1/1999      5/1/2029      $3,390.42       5/1/1999       $497,000     $497,000.00       $497,000.00
27905421      7.375      6/1/1999      5/1/2029      $3,045.88       5/1/1999       $441,000     $441,000.00       $441,000.00
27905819      7.125      6/1/1999      5/1/2029      $2,762.25       5/1/1999       $410,000     $410,000.00       $410,000.00
27906429      7.125      6/1/1999      5/1/2029      $1,843.30       5/1/1999       $273,600     $273,600.00       $273,600.00
27906528      7.25       5/1/1999      4/1/2029      $2,728.71       5/1/1999       $400,000     $400,000.00       $399,687.96
27909191      7.125      5/1/1999      4/1/2029      $2,021.16       5/1/1999       $300,000     $299,760.09       $299,760.09
27909274      7.25       5/1/1999      4/1/2029      $2,537.70       5/1/1999       $372,000     $371,709.80       $371,709.80
27909431      7.25       5/1/1999      4/1/2029      $1,964.67       5/1/1999       $288,000     $288,000.00       $287,775.33
27910280      7          5/1/1999      4/1/2029      $2,411.06       5/1/1999       $362,400     $362,400.00       $362,102.94
27910405      7.375      6/1/1999      5/1/2029      $3,668.87       5/1/1999       $531,200     $531,200.00       $531,200.00
27912138      7.125      6/1/1999      5/1/2029      $2,042.72       5/1/1999       $303,200     $303,200.00       $303,200.00
27912351      7          5/1/1999      4/1/2029      $2,103.69       5/1/1999       $316,200     $316,200.00       $315,940.81
27912989      7.375      5/1/1999      4/1/2029      $2,748.89       5/1/1999       $398,000     $398,000.00       $397,697.15
27913029      7          5/1/1999      4/1/2029      $1,756.40       5/1/1999       $264,000     $263,783.60       $263,783.60
27913086      7.25       5/1/1999      4/1/2029      $1,790.72       5/1/1999       $262,500     $262,500.00       $262,295.22
27913342      7          5/1/1999      4/1/2029      $1,952.00       5/1/1999       $293,400     $293,400.00       $293,159.50
27913730      7.25       5/1/1999      4/1/2029      $2,012.42       5/1/1999       $295,000     $294,212.07       $294,212.07
27915453      7.625      5/1/1999      4/1/2029      $2,208.32       5/1/1999       $312,000     $312,000.00       $311,774.18
27916675      6.875      5/1/1999      4/1/2029      $2,783.74       5/1/1999       $423,750     $423,750.00       $423,393.99
27917442      7.125      5/1/1999      4/1/2029      $1,886.42       5/1/1999       $280,000     $279,557.44       $279,557.44
27918317      6.75       5/1/1999      4/1/2029      $1,670.79       5/1/1999       $257,600     $257,600.00       $257,378.21
27918606      7          5/1/1999      4/1/2029      $1,736.44       5/1/1999       $261,000     $261,000.00       $260,786.06
27918689      6.875      5/1/1999      4/1/2029      $2,562.03       5/1/1999       $390,000     $385,145.09       $384,789.62
27919943      7          6/1/1999      5/1/2029      $1,862.85       5/1/1999       $280,000     $280,000.00       $280,000.00
27920669      7          6/1/1999      5/1/2029      $3,528.77       5/1/1999       $530,400     $530,400.00       $530,400.00
27920917      7.25       5/1/1999      4/1/2029      $1,882.81       5/1/1999       $276,000     $276,000.00       $275,784.69
27921261      7          6/1/1999      5/1/2029      $1,738.11       5/1/1999       $261,250     $261,250.00       $261,250.00
27921345      6.75       6/1/1999      5/1/2029      $1,945.80       5/1/1999       $300,000     $300,000.00       $300,000.00
27923861      7          6/1/1999      5/1/2029      $2,887.42       5/1/1999       $434,000     $434,000.00       $434,000.00
27926294      7.25       5/1/1999      4/1/2029      $2,013.79       5/1/1999       $295,200     $294,969.71       $294,969.71
27926740      7.375      5/1/1999      4/1/2029      $1,726.69       5/1/1999       $250,000     $250,000.00       $249,809.77
27926955      6.625      5/1/1999      4/1/2029      $3,425.67       5/1/1999       $535,000     $535,000.00       $534,527.98
27927391      7          6/1/1999      5/1/2029      $2,682.50       5/1/1999       $403,200     $403,200.00       $403,200.00
27927730      7.375      5/1/1999      4/1/2029      $1,795.76       5/1/1999       $260,000     $260,000.00       $259,802.16
27928233      7          5/1/1999      4/1/2029      $4,284.55       5/1/1999       $644,000     $644,000.00       $643,472.12
27928506      6.875      6/1/1999      5/1/2029      $2,066.05       5/1/1999       $314,500     $314,500.00       $314,500.00
27930577      7.25       5/1/1999      4/1/2029      $2,919.72       5/1/1999       $428,000     $428,000.00       $427,666.11
27933290      7.375      6/1/1999      5/1/2029      $2,168.72       5/1/1999       $314,000     $314,000.00       $314,000.00
27934983      6.75       5/1/1999      4/1/2029      $2,416.20       5/1/1999       $372,525     $372,204.25       $372,204.25
27935832      7.375      5/1/1999      4/1/2029      $3,355.30       5/1/1999       $485,800     $485,800.00       $485,430.35
27936178      7.5        5/1/1999      4/1/2029      $2,687.79       5/1/1999       $384,400     $384,114.71       $384,114.71
27936509      7.375      5/1/1999      4/1/2029      $3,453.38       5/1/1999       $500,000     $500,000.00       $499,619.54
27936517      7.375      5/1/1999      4/1/2029      $2,072.03       5/1/1999       $300,000     $299,771.72       $299,771.72
27937515      7.25       6/1/1999      5/1/2029      $2,455.84       5/1/1999       $360,000     $360,000.00       $360,000.00
27939511      6.75       5/1/1999      4/1/2029      $1,751.22       5/1/1999       $270,000     $270,000.00       $269,767.53
27940360      7.25       5/1/1999      4/1/2029      $2,626.38       5/1/1999       $385,000     $385,000.00       $384,699.66
27941152      7.125      5/1/1999      4/1/2029      $2,021.16       5/1/1999       $300,000     $299,760.09       $299,760.09
27941376      7.125      6/1/1999      5/1/2029      $1,639.84       5/1/1999       $243,400     $243,400.00       $243,400.00
27942572      7.375      5/1/1999      4/1/2029      $2,182.54       5/1/1999       $316,000     $316,000.00       $315,759.54
27944487      7          6/1/1999      5/1/2029      $2,355.18       5/1/1999       $354,000     $354,000.00       $354,000.00
27944917      7.375      5/1/1999      4/1/2029      $1,740.51       5/1/1999       $252,000     $252,000.00       $251,808.24
27947100      7.75       5/1/1999      4/1/2029      $2,149.24       5/1/1999       $300,000     $300,000.00       $299,788.26
27948793      7.125      6/1/1999      5/1/2029      $3,938.56       5/1/1999       $584,600     $584,600.00       $584,600.00
27949544      7.75       5/1/1999      4/1/2029      $4,656.68       5/1/1999       $650,000     $650,000.00       $649,541.24
27949577      7.25       6/1/1999      5/1/2029      $1,862.35       5/1/1999       $273,000     $272,787.03       $273,000.00
27950641      7.25       5/1/1999      4/1/2024      $2,466.58       5/1/1999       $341,250     $341,250.00       $340,845.14
27951276      6.875      5/1/1999      4/1/2029      $3,621.00       5/1/1999       $551,200     $550,736.92       $550,736.92
27951920      7.25       5/1/1999      4/1/2029      $2,592.27       5/1/1999       $380,000     $380,000.00       $379,703.56
27953181      7.125      5/1/1999      4/1/2029      $2,452.34       5/1/1999       $364,000     $364,000.00       $363,708.91
27953637      7.625      5/1/1999      4/1/2029      $1,486.37       5/1/1999       $210,000     $210,000.00       $209,848.01
27953959      7.25       6/1/1999      5/1/2029      $2,537.70       5/1/1999       $372,000     $372,000.00       $372,000.00
27954262      7.375      5/1/1999      4/1/2029      $2,210.17       5/1/1999       $320,000     $320,000.00       $319,756.50
27956580      7.125      5/1/1999      4/1/2029      $2,043.39       5/1/1999       $303,300     $303,300.00       $303,057.45
27956614      7.125      6/1/1999      5/1/2029      $2,189.59       5/1/1999       $325,000     $325,000.00       $325,000.00
27956846      7.25       5/1/1999      4/1/2029      $1,836.96       5/1/1999       $269,280     $269,069.94       $269,069.94
27960582      7.125      5/1/1999      4/1/2029      $1,266.60       5/1/1999       $188,000     $187,849.65       $187,849.65
27961408      7.125      6/1/1999      5/1/2029      $3,508.73       5/1/1999       $520,800     $520,800.00       $520,800.00
27961556      7.375      5/1/1999      4/1/2029      $5,525.41       5/1/1999       $800,000     $800,000.00       $799,391.26
27962356      7.125      5/1/1999      4/1/2029      $2,331.07       5/1/1999       $346,000     $346,000.00       $345,723.31
27962471      7.125      5/1/1999      4/1/2029      $1,687.67       5/1/1999       $250,500     $250,500.00       $250,299.67
27962638      7          5/1/1999      4/1/2029      $2,145.61       5/1/1999       $322,500     $322,500.00       $322,235.64
27962737      7.5        5/1/1999      4/1/2029      $2,573.11       5/1/1999       $368,000     $368,000.00       $367,726.89
27963990      6.875      5/1/1999      4/1/2029      $3,429.17       5/1/1999       $522,000     $521,561.46       $521,561.46
27964931      6.75       5/1/1999      4/1/2029      $4,021.31       5/1/1999       $620,000     $619,466.19       $619,466.19
27966456      7.375      5/1/1999      4/1/2029      $2,359.35       5/1/1999       $341,600     $341,340.07       $341,340.07
27967108      7.375      5/1/1999      4/1/2029      $4,144.06       5/1/1999       $600,000     $600,000.00       $599,543.44
27968106      7.125      5/1/1999      4/1/2029      $1,677.56       5/1/1999       $249,000     $246,462.65       $246,248.46
27968189      7.375      5/1/1999      4/1/2029      $2,210.17       5/1/1999       $320,000     $320,000.00       $319,756.50
27968411      6.875      6/1/1999      5/1/2029      $2,667.14       5/1/1999       $406,000     $406,000.00       $406,000.00
27968429      7.375      5/1/1999      4/1/2029      $2,311.69       5/1/1999       $334,700     $334,700.00       $334,445.32
27968601      7.125      5/1/1999      4/1/2029      $2,342.52       5/1/1999       $347,700     $347,421.95       $347,421.95
27969245      7.375      5/1/1999      4/1/2029      $3,533.84       5/1/1999       $511,650     $511,650.00       $511,260.68
27969963      7.5        5/1/1999      4/1/2029      $2,265.46       5/1/1999       $324,000     $324,000.00       $323,759.54
27970342      7.375      5/1/1999      4/1/2029      $2,762.71       5/1/1999       $400,000     $399,695.62       $399,695.62
27972017      7          5/1/1999      4/1/2029      $2,095.71       5/1/1999       $315,000     $315,000.00       $314,741.79
27973882      7.25       5/1/1999      4/1/2029      $1,684.98       5/1/1999       $247,000     $247,000.00       $246,807.31
27974153      7.125      5/1/1999      4/1/2029      $2,169.38       5/1/1999       $322,000     $322,000.00       $321,742.50
27974476      6.75       6/1/1999      5/1/2029      $2,153.35       5/1/1999       $332,000     $332,000.00       $332,000.00
27974906      7.5        5/1/1999      4/1/2029      $2,796.86       5/1/1999       $400,000     $400,000.00       $399,703.14
27975556      6.875      5/1/1999      4/1/2029      $3,284.65       5/1/1999       $500,000     $499,579.93       $499,579.93
27975564      7.25       5/1/1999      4/1/2029      $3,738.33       5/1/1999       $548,000     $548,000.00       $547,572.50
27975630      7.25       5/1/1999      4/1/2029      $2,779.87       5/1/1999       $407,500     $407,500.00       $407,182.11
27975697      7.25       5/1/1999      4/1/2029      $1,855.52       5/1/1999       $272,000     $272,000.00       $271,787.81
27976133      7.25       5/1/1999      4/1/2029      $2,080.64       5/1/1999       $305,000     $305,000.00       $304,762.07
27979194      7.25       5/1/1999      4/1/2029      $2,506.32       5/1/1999       $367,400     $367,400.00       $367,113.39
27980598      6.875      5/1/1999      4/1/2029      $1,796.71       5/1/1999       $273,500     $273,500.00       $273,270.22
27980655      7          6/1/1999      5/1/2029      $2,772.99       5/1/1999       $416,800     $416,800.00       $416,800.00
27980754      7.125      6/1/1999      5/1/2029      $2,694.88       5/1/1999       $400,000     $400,000.00       $400,000.00
27980770      7          5/1/1999      4/1/2029      $2,927.34       5/1/1999       $440,000     $439,639.33       $439,639.33
27981026      7          5/1/1999      4/1/2029      $4,324.47       5/1/1999       $650,000     $650,000.00       $649,467.20
27981422      6.875      6/1/1999      5/1/2029      $2,496.33       5/1/1999       $380,000     $379,677.08       $379,996.35
27982230      7.25       5/1/1999      4/1/2029      $2,455.84       5/1/1999       $360,000     $360,000.00       $359,719.16
27982503      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $299,765.97
27984087      7.25       6/1/1999      5/1/2029      $2,537.70       5/1/1999       $372,000     $372,000.00       $372,000.00
27984335      7.25       6/1/1999      5/1/2029      $2,008.33       5/1/1999       $294,400     $294,400.00       $294,400.00
27984376      7.25       5/1/1999      4/1/2029      $2,728.71       5/1/1999       $400,000     $400,000.00       $399,687.96
27984566      7.25       6/1/1999      5/1/2029      $1,800.95       5/1/1999       $264,000     $264,000.00       $264,000.00
27984624      7.25       5/1/1999      4/1/2029      $2,046.53       5/1/1999       $300,000     $299,765.97       $299,765.97
27986561      7.125      5/1/1999      4/1/2029      $3,301.23       5/1/1999       $490,000     $489,608.15       $489,608.15
27986637      7.25       6/1/1999      5/1/2029      $2,510.41       5/1/1999       $368,000     $368,000.00       $368,000.00
27988328      7.375      6/1/1999      5/1/2029      $1,864.83       5/1/1999       $270,000     $270,000.00       $270,000.00
27989466      7          6/1/1999      5/1/2029      $3,093.66       5/1/1999       $465,000     $465,000.00       $465,000.00
27989649      7          5/1/1999      4/1/2029      $3,506.15       5/1/1999       $527,000     $527,000.00       $526,568.02
27989813      7.375      5/1/1999      4/1/2029      $1,954.62       5/1/1999       $283,000     $283,000.00       $282,784.65
27989961      7.375      5/1/1999      4/1/2029      $2,293.05       5/1/1999       $332,000     $332,000.00       $331,747.37
27992486      7          6/1/1999      5/1/2029      $2,089.72       5/1/1999       $314,100     $314,100.00       $314,100.00
27992981      7.125      6/1/1999      5/1/2029      $1,983.43       5/1/1999       $294,400     $294,400.00       $294,400.00
27993492      7.125      6/1/1999      5/1/2029      $2,172.07       5/1/1999       $322,400     $322,400.00       $322,400.00
27994433      6.75       5/1/1999      4/1/2029      $2,516.57       5/1/1999       $388,000     $388,000.00       $387,665.93
27995034      7          6/1/1999      5/1/2029      $1,969.30       5/1/1999       $296,000     $296,000.00       $296,000.00
27996024      7.25       6/1/1999      5/1/2029      $4,333.53       5/1/1999       $635,250     $635,250.00       $635,250.00
27996156      6.625      5/1/1999      4/1/2029      $1,600.78       5/1/1999       $250,000     $250,000.00       $249,779.43
27996222      6.875      6/1/1999      5/1/2029      $2,036.48       5/1/1999       $310,000     $310,000.00       $310,000.00
27996552      7.125      6/1/1999      5/1/2029      $1,839.26       5/1/1999       $273,000     $273,000.00       $273,000.00
27996594      7          6/1/1999      5/1/2029      $2,461.62       5/1/1999       $370,000     $370,000.00       $370,000.00
27998848      7.125      5/1/1999      4/1/2029      $2,189.59       5/1/1999       $325,000     $325,000.00       $324,740.10
27998889      7.375      6/1/1999      5/1/2029      $2,141.10       5/1/1999       $310,000     $310,000.00       $310,000.00
27999739      7.25       5/1/1999      4/1/2029      $2,114.75       5/1/1999       $310,000     $309,756.28       $309,756.28
27999788      6.875      5/1/1999      4/1/2029      $1,807.87       5/1/1999       $275,200     $274,968.80       $274,968.80
28000263      7.125      6/1/1999      5/1/2029      $2,355.32       5/1/1999       $349,600     $349,600.00       $349,600.00
28000271      7.125      6/1/1999      5/1/2029      $2,207.11       5/1/1999       $327,600     $327,600.00       $327,600.00
28001576      7          6/1/1999      5/1/2029      $2,761.01       5/1/1999       $415,000     $415,000.00       $415,000.00
28001733      7          6/1/1999      5/1/2029      $2,128.97       5/1/1999       $320,000     $320,000.00       $320,000.00
28001808      7.125      6/1/1999      5/1/2029      $1,724.72       5/1/1999       $256,000     $256,000.00       $256,000.00
28002145      7.125      6/1/1999      5/1/2029      $2,829.62       5/1/1999       $420,000     $420,000.00       $420,000.00
28002244      7.375      6/1/1999      5/1/2029      $2,118.31       5/1/1999       $306,700     $306,700.00       $306,700.00
28002459      7.375      6/1/1999      5/1/2029      $2,900.84       5/1/1999       $420,000     $420,000.00       $420,000.00
28002558      7.125      6/1/1999      5/1/2029      $2,298.73       5/1/1999       $341,200     $341,200.00       $341,200.00
28002582      7.25       5/1/1999      4/1/2029      $2,148.86       5/1/1999       $315,000     $315,000.00       $314,754.27
28002608      7.375      5/1/1999      4/1/2029      $2,417.37       5/1/1999       $350,000     $349,733.67       $349,733.67
28002624      7.125      6/1/1999      5/1/2029      $1,990.84       5/1/1999       $295,500     $295,500.00       $295,500.00
28002632      7.375      5/1/1999      4/1/2029      $2,831.77       5/1/1999       $410,000     $409,688.02       $409,688.02
28002640      7.375      6/1/1999      5/1/2029      $2,120.38       5/1/1999       $307,000     $307,000.00       $307,000.00
28002665      7.375      6/1/1999      5/1/2029      $2,698.47       5/1/1999       $390,700     $390,700.00       $390,700.00
28002707      7.125      6/1/1999      5/1/2029      $2,198.35       5/1/1999       $326,300     $326,300.00       $326,300.00
28002749      7.375      6/1/1999      5/1/2029      $2,163.20       5/1/1999       $313,200     $313,200.00       $313,200.00
28002798      7          6/1/1999      5/1/2029      $2,927.34       5/1/1999       $440,000     $440,000.00       $440,000.00
28002897      7.25       5/1/1999      4/1/2029      $2,182.97       5/1/1999       $320,000     $320,000.00       $319,750.36
28002905      7.375      6/1/1999      5/1/2029      $2,341.39       5/1/1999       $339,000     $339,000.00       $339,000.00
28004075      7.125      6/1/1999      5/1/2029      $2,425.39       5/1/1999       $360,000     $360,000.00       $360,000.00
28004281      7.375      5/1/1999      4/1/2029      $2,141.10       5/1/1999       $310,000     $310,000.00       $309,764.11
28005239      7.125      6/1/1999      5/1/2029      $2,662.54       5/1/1999       $395,200     $395,200.00       $395,200.00
28005668      7.25       6/1/1999      5/1/2029      $3,410.89       5/1/1999       $500,000     $500,000.00       $500,000.00
28005841      7.25       6/1/1999      5/1/2029      $3,838.61       5/1/1999       $562,700     $562,700.00       $562,700.00
28006138      7.375      6/1/1999      5/1/2029      $2,065.12       5/1/1999       $299,000     $299,000.00       $299,000.00
28006435      7.375      6/1/1999      5/1/2029      $1,830.29       5/1/1999       $265,000     $265,000.00       $265,000.00
28006567      7.25       5/1/1999      4/1/2029      $2,728.71       5/1/1999       $400,000     $399,687.96       $399,687.96
28007458      7.25       5/1/1999      4/1/2029      $3,410.89       5/1/1999       $500,000     $500,000.00       $499,609.94
28007789      7.25       6/1/1999      5/1/2029      $2,353.51       5/1/1999       $345,000     $345,000.00       $345,000.00
28007888      7.25       6/1/1999      5/1/2029      $4,434.15       5/1/1999       $650,000     $650,000.00       $650,000.00
28008068      7          5/1/1999      4/1/2029      $2,142.28       5/1/1999       $322,000     $322,000.00       $321,736.05
28008100      7.375      5/1/1999      4/1/2029      $2,641.15       5/1/1999       $382,400     $382,400.00       $382,109.02
28008118      7.375      5/1/1999      4/1/2029      $4,472.13       5/1/1999       $647,500     $647,500.00       $647,007.30
28008811      7.25       6/1/1999      5/1/2029      $1,862.35       5/1/1999       $273,000     $273,000.00       $273,000.00
28009090      7.375      5/1/1999      4/1/2029      $2,458.81       5/1/1999       $356,000     $356,000.00       $355,729.11
28009223      7.375      6/1/1999      5/1/2029      $1,996.06       5/1/1999       $289,000     $289,000.00       $289,000.00
28009231      7.25       6/1/1999      5/1/2029      $3,069.80       5/1/1999       $450,000     $450,000.00       $450,000.00
28009272      7.25       6/1/1999      5/1/2029      $1,989.91       5/1/1999       $291,700     $291,700.00       $291,700.00
28009298      7.375      6/1/1999      5/1/2029      $2,334.49       5/1/1999       $338,000     $338,000.00       $338,000.00
28009439      7.25       6/1/1999      5/1/2029      $2,339.87       5/1/1999       $343,000     $343,000.00       $343,000.00
28009603      7.25       6/1/1999      5/1/2029      $2,354.88       5/1/1999       $345,200     $345,200.00       $345,200.00
28009850      7.25       6/1/1999      5/1/2029      $2,725.30       5/1/1999       $399,500     $399,500.00       $399,500.00
28012029      7          5/1/1999      4/1/2029      $1,896.12       5/1/1999       $285,000     $285,000.00       $284,766.38
28012078      7.5        5/1/1999      4/1/2029      $2,139.60       5/1/1999       $306,000     $306,000.00       $305,772.90
28012557      6.75       5/1/1999      4/1/2029      $2,302.53       5/1/1999       $355,000     $354,694.35       $354,694.35
28014116      7.25       6/1/1999      5/1/2029      $2,046.53       5/1/1999       $300,000     $300,000.00       $300,000.00
28014199      7.25       5/1/1999      4/1/2029      $2,503.59       5/1/1999       $367,000     $367,000.00       $366,713.70
28014645      7.125      5/1/1999      4/1/2029      $2,075.06       5/1/1999       $308,000     $308,000.00       $307,753.69
28015469      7.125      5/1/1999      4/1/2029      $2,263.70       5/1/1999       $336,000     $336,000.00       $335,731.30
28018786      6.875      5/1/1999      4/1/2029      $2,443.78       5/1/1999       $372,000     $372,000.00       $371,687.47
28020352      7          6/1/1999      5/1/2029      $1,729.79       5/1/1999       $260,000     $260,000.00       $260,000.00
28022648      7.5        5/1/1999      4/1/2029      $3,814.22       5/1/1999       $545,500     $545,500.00       $545,095.16
28022937      7.375      5/1/1999      4/1/2029      $2,451.90       5/1/1999       $355,000     $355,000.00       $354,729.87
28023380      7          6/1/1999      5/1/2029      $1,995.91       5/1/1999       $300,000     $300,000.00       $300,000.00
28025369      7.125      5/1/1999      4/1/2029      $1,023.52       5/1/1999       $151,920     $151,798.51       $151,798.51
28027324      7.25       6/1/1999      5/1/2029      $2,489.95       5/1/1999       $365,000     $365,000.00       $365,000.00
28027571      7.125      5/1/1999      4/1/2029      $1,920.10       5/1/1999       $285,000     $285,000.00       $284,772.09
28029569      7          6/1/1999      5/1/2029      $2,408.40       5/1/1999       $362,000     $362,000.00       $362,000.00
28029650      7.25       5/1/1999      4/1/2029      $2,871.97       5/1/1999       $421,000     $421,000.00       $420,671.57
28032209      7.125      6/1/1999      5/1/2029      $2,021.16       5/1/1999       $300,000     $300,000.00       $300,000.00
28034726      6.875      5/1/1999      4/1/2029      $1,911.67       5/1/1999       $291,000     $291,000.00       $290,755.52
28035723      7.25       6/1/1999      5/1/2029      $2,578.63       5/1/1999       $378,000     $378,000.00       $378,000.00
28036200      7.25       5/1/1999      4/1/2029      $2,483.13       5/1/1999       $364,000     $364,000.00       $363,716.04
28048007      7.5        6/1/1999      5/1/2029      $2,069.68       5/1/1999       $296,000     $296,000.00       $296,000.00
28056786      7.25       6/1/1999      5/1/2029      $2,387.62       5/1/1999       $350,000     $350,000.00       $350,000.00
28060853      7.375      6/1/1999      5/1/2029      $3,215.79       5/1/1999       $465,600     $465,600.00       $465,600.00
28064707      6.875      6/1/1999      5/1/2029      $2,135.02       5/1/1999       $325,000     $325,000.00       $325,000.00



(continued)

LOAN#        PURP             DOC     APPRAISAL    RTRM     CLTV
21596135     R/T REFI        FULL     $486,000      341     77.4
22083943     PURCH           FULL     $440,000      358     68.3
22151906     PURCH           FULL     $428,000      359     72.5
22231849     PURCH           FULL     $367,000      359     88.5
22254445     R/T REFI        FULL     $280,000      359     89.9
22271035     R/T REFI        FULL     $360,000      353     79.5
22309058     R/T REFI        FULL     $308,000      359     89.6
22327126     R/T REFI        FULL     $345,000      358     82.4
22334312     PURCH           FULL     $422,000      355     79.7
22355911     PURCH           FULL     $381,000      358     79.5
22382519     R/T REFI        FULL     $500,000      354     65.7
22392096     PURCH           FULL     $330,000      355     89.7
22399232     R/T REFI        FULL     $585,000      355     51.1
22412654     PURCH           FULL     $391,000      355     79.7
22414627     R/T REFI        FULL     $335,000      357     73.2
22479703     R/T REFI        FULL     $350,000      359     80.0
22483325     PURCH           FULL     $337,000      355     79.6
22502041     PURCH           FULL     $485,000      354     79.6
22508105     R/T REFI        FULL     $450,000      352     69.6
22518443     R/T REFI        FULL     $810,000      357     70.6
22525166     R/T REFI        FULL     $500,000      356     58.7
22534283     R/T REFI        FULL     $555,000      357     79.9
22545628     R/T REFI        FULL     $350,000      357     74.1
22545883     C/O REFI        FULL     $450,000      356     55.5
22552293     PURCH           FULL     $300,000      356     86.1
22552509     PURCH           FULL     $326,000      355     74.8
22554513     R/T REFI        FULL     $510,000      358     56.4
22559959     PURCH           FULL     $378,000      355     71.8
22561641     PURCH           FULL     $577,000      359     52.0
22563811     PURCH           FULL     $365,000      358     79.9
22568091     R/T REFI        FULL     $400,000      355     72.2
22577555     R/T REFI        FULL     $624,000      358     68.9
22577910     PURCH           FULL     $753,000      356     79.8
22578280     PURCH           FULL     $360,000      357     89.8
22585228     R/T REFI        FULL     $360,000      358     89.9
22590855     R/T REFI        FULL     $341,000      354     75.4
22595623     PURCH           FULL     $247,000      355     94.6
22595961     R/T REFI        FULL     $425,000      358     75.7
22596100     PURCH           FULL     $320,000      355     93.5
22596654     R/T REFI        FULL     $405,000      356     78.8
22597249     R/T REFI        FULL     $351,000      356     72.5
22597280     R/T REFI        FULL     $400,000      356     77.2
22598585     R/T REFI        FULL     $450,000      359     71.6
22600019     R/T REFI        FULL     $375,000      359     66.6
22600092     R/T REFI        FULL     $512,000      357     69.6
22603898     PURCH           FULL     $385,000      357     79.9
22605414     PURCH           FULL     $390,000      354     79.7
22606826     R/T REFI        FULL     $500,000      356     67.9
22607360     PURCH           FULL     $395,000      358     79.9
22608517     R/T REFI        FULL     $555,000      357     76.2
22614077     C/O REFI        FULL    $1,210,000     358     44.6
22615645     R/T REFI        FULL     $540,000      357     69.8
22617518     PURCH           FULL     $450,000      358     79.8
22620413     PURCH           FULL     $343,000      353     82.8
22620926     R/T REFI        FULL     $452,000      358     73.3
22620967     R/T REFI        FULL     $363,315      357     79.7
22624084     R/T REFI        FULL     $510,000      358     55.8
22624472     PURCH           FULL     $390,000      357     89.9
22624506     R/T REFI        FULL     $405,000      358     68.8
22625834     R/T REFI        FULL     $650,000      358     45.8
22627368     R/T REFI        FULL     $385,000      357     79.9
22629752     R/T REFI        FULL     $810,000      358     46.1
22629976     C/O REFI        FULL     $361,000      359     72.4
22629992     R/T REFI        FULL     $450,000      359     75.8
22634836     R/T REFI        FULL     $400,000      358     79.9
22635288     PURCH           FULL     $356,000      357     89.9
22639140     R/T REFI        FULL     $380,000      358     68.4
22639561     R/T REFI        FULL     $485,000      357     79.9
22640031     R/T REFI        FULL     $540,000      357     79.8
22643050     R/T REFI        FULL     $352,500      237     79.7
22644314     PURCH           FULL     $269,000      356     94.7
22644694     PURCH           FULL     $390,000      359     90.0
22655062     PURCH           FULL     $360,000      356     80.9
22657969     R/T REFI        FULL     $380,000      356     91.3
22665251     R/T REFI        FULL     $375,000      358     76.6
22666028     PURCH           FULL     $745,000      359     75.3
22666853     PURCH           FULL     $333,000      359     80.0
22670103     R/T REFI        FULL     $384,000      238     71.7
22672380     R/T REFI        FULL     $319,000      356     84.7
22673560     R/T REFI        FULL     $383,000      357     79.8
22674550     R/T REFI        FULL     $390,000      358     77.2
22675060     PURCH           FULL     $445,000      358     75.2
22676142     R/T REFI        FULL     $535,000      359     76.6
22676795     PURCH           FULL     $675,000      357     79.9
22677421     PURCH           FULL     $400,000      358     79.9
22678023     PURCH           FULL     $635,000      359     72.0
22678890     PURCH           FULL     $298,000      357     94.8
22679484     R/T REFI        FULL     $525,000      358     51.2
22682108     PURCH           FULL     $325,500      357     79.8
22682355     R/T REFI        FULL     $415,000      359     87.4
22682819     R/T REFI        FULL     $550,000      358     75.4
22687362     R/T REFI        FULL     $570,000      358     83.3
22687487     R/T REFI        FULL     $385,000      357     76.5
22687735     PURCH           FULL     $358,500      357     79.9
22687768     C/O REFI        FULL     $625,000      357     45.5
22688261     R/T REFI        FULL    $1,145,000     358     36.7
22689228     PURCH           FULL     $377,000      357     89.8
22689335     R/T REFI        FULL     $635,000      358     47.7
22689384     PURCH           FULL     $655,000      358     79.9
22690341     PURCH           FULL     $472,000      358     79.9
22690580     R/T REFI        FULL     $875,000      358     74.2
22696280     R/T REFI        FULL     $355,000      358     69.7
22704092     PURCH           FULL     $608,808      358     79.9
22704118     R/T REFI        FULL     $465,000      358     68.7
22704274     PURCH           FULL     $460,000      358     79.9
22706824     PURCH           FULL     $460,000      358     79.9
22707285     R/T REFI        FULL     $455,000      359     65.7
22708473     R/T REFI        FULL     $402,000      358     69.1
22709430     PURCH           FULL     $400,000      359     80.0
22709455     PURCH           FULL     $560,000      358     77.5
22711949     PURCH           FULL     $640,000      359     55.1
22712186     PURCH           FULL     $365,000      358     79.8
22712392     PURCH           FULL     $385,000      358     79.9
22712558     R/T REFI        FULL     $400,000      358     65.9
22713135     R/T REFI        FULL     $480,000      357     74.9
22713689     C/O REFI        FULL     $400,000      358     74.8
22716146     PURCH           FULL     $338,000      358     87.5
22718175     PURCH           FULL     $485,000      358     79.9
22720197     PURCH           FULL     $430,000      359     79.9
22721203     R/T REFI        FULL     $475,000      359     80.0
22721278     R/T REFI        FULL     $395,000      358     78.4
22724025     PURCH           FULL     $472,000      358     62.9
22725295     R/T REFI        FULL     $575,000      358     69.4
22726103     PURCH           FULL     $320,000      358     87.8
22727226     C/O REFI        FULL     $750,000      358     66.6
22729024     R/T REFI        FULL     $775,000      358     41.4
22729255     R/T REFI        FULL     $463,000      359     62.6
22729875     R/T REFI        FULL     $640,000      359     74.9
22730915     C/O REFI        FULL     $500,000      353     74.7
22731962     PURCH           FULL     $391,000      358     79.9
22732911     R/T REFI        FULL     $350,000      358     74.4
22735088     PURCH           FULL     $405,000      358     79.9
22735385     C/O REFI        FULL     $510,000      359     56.9
22737613     PURCH           FULL     $410,000      358     79.9
22737977     R/T REFI        FULL     $720,000      359     64.3
22738272     R/T REFI        FULL     $460,000      359     69.6
22738645     R/T REFI        FULL     $565,000      358     79.5
22738769     R/T REFI        FULL     $422,000      358     76.3
22739510     R/T REFI        FULL     $347,000      359     72.0
22739676     R/T REFI        FULL     $325,000      357     88.1
22740294     PURCH           FULL     $800,000      358     79.9
22740476     PURCH           FULL     $290,000      358     93.1
22740617     PURCH           FULL     $645,000      359     54.3
22742159     PURCH           FULL     $598,000      358     79.9
22742860     R/T REFI        FULL     $430,000      357     71.1
22744452     PURCH           FULL     $350,000      358     79.9
22747026     R/T REFI        FULL     $634,000      359     53.2
22748479     R/T REFI        FULL     $590,000      359     77.9
22748511     PURCH           FULL     $695,000      359     79.8
22748958     R/T REFI        FULL     $425,000      359     71.8
22749188     R/T REFI        FULL     $435,000      358     68.9
22749899     PURCH           FULL     $365,000      359     80.0
22750004     R/T REFI        FULL     $710,000      358     79.4
22750848     PURCH           FULL     $250,000      358     79.8
22751408     R/T REFI        FULL     $360,000      358     69.0
22751531     PURCH           FULL     $425,000      359     85.0
22751838     R/T REFI        FULL     $400,000      359     66.3
22751911     C/O REFI        FULL     $340,000      358     74.9
22752604     PURCH           FULL     $285,000      359     89.9
22752703     PURCH           FULL     $402,000      359     63.1
22753214     R/T REFI        FULL     $400,000      358     79.9
22754345     R/T REFI        FULL     $306,000      359     79.9
22754550     R/T REFI        FULL     $365,000      359     80.0
22755573     R/T REFI        FULL     $470,000      359     80.0
22755839     PURCH           FULL     $268,113      358     94.8
22756845     PURCH           FULL     $640,000      358     78.2
22758288     R/T REFI        FULL     $545,000      358     68.3
22759153     C/O REFI        FULL     $446,000      359     58.3
22761803     R/T REFI        FULL     $510,000      359     61.3
22762249     R/T REFI        FULL     $450,000      358     79.9
22762934     PURCH           FULL     $390,000      358     79.9
22763049     PURCH           FULL     $600,000      358     79.9
22766414     R/T REFI        FULL     $404,000      359     73.0
22766828     R/T REFI        FULL     $415,000      359     80.0
22767271     R/T REFI        FULL     $340,000      359     75.0
22768097     C/O REFI        FULL     $470,000      359     69.1
22768170     PURCH           FULL     $380,000      358     79.7
22768535     PURCH           FULL     $650,000      358     73.0
22768972     R/T REFI        FULL     $465,000      359     68.2
22769525     PURCH           FULL     $455,000      359     74.7
22770267     PURCH           FULL     $330,000      358     79.9
22770960     R/T REFI        FULL     $325,000      358     79.9
22771034     R/T REFI        FULL     $400,000      358     67.4
22771141     PURCH           FULL     $630,000      359     68.3
22771497     C/O REFI        FULL     $450,000      358     64.3
22771851     R/T REFI        FULL     $490,000      358     74.2
22772073     PURCH           FULL     $550,000      359     77.7
22772115     PURCH           FULL     $350,000      358     74.9
22772628     PURCH           FULL     $353,611      359     78.1
22772727     R/T REFI        FULL     $435,000      359     75.6
22774178     PURCH           FULL     $505,000      358     79.9
22775068     C/O REFI        FULL     $570,000      358     66.0
22775407     R/T REFI        FULL     $458,000      359     79.1
22775647     R/T REFI        FULL     $365,000      358     76.6
22776413     PURCH           FULL     $380,000      358     79.9
22776785     R/T REFI        FULL     $530,000      359     80.0
22777213     PURCH           FULL     $388,500      359     80.0
22777445     R/T REFI        FULL     $510,000      358     54.8
22777783     PURCH           FULL     $362,000      359     72.2
22777841     R/T REFI        FULL     $435,000      359     79.2
22778013     R/T REFI        FULL     $475,000      358     74.6
22778542     PURCH           FULL     $375,000      358     89.9
22778583     C/O REFI        FULL     $900,000      359     40.0
22778674     PURCH           FULL     $350,000      358     79.9
22778740     R/T REFI        FULL     $500,000      359     66.0
22778831     R/T REFI        FULL     $375,000      358     79.1
22779458     PURCH           FULL     $510,437      358     79.6
22779524     R/T REFI        FULL     $380,000      359     73.1
22779706     R/T REFI        FULL     $650,000      359     70.0
22780167     PURCH           FULL     $350,000      358     79.9
22780175     R/T REFI        FULL     $350,000      358     78.1
22780183     R/T REFI        FULL     $610,000      358     75.9
22780423     R/T REFI        FULL     $438,000      358     73.0
22780787     PURCH           FULL     $511,000      359     79.0
22781116     PURCH           FULL     $885,000      359     79.3
22781298     R/T REFI        FULL     $806,500      359     36.8
22781413     PURCH           FULL     $560,000      359     80.0
22781553     PURCH           FULL     $715,000      358     71.4
22781595     R/T REFI        FULL     $421,000      359     73.9
22781686     R/T REFI        FULL     $425,000      359     77.6
22782247     R/T REFI        FULL     $750,000      359     74.4
22783039     R/T REFI        FULL     $420,000      359     71.4
22783617     PURCH           FULL     $380,000      358     79.9
22783625     C/O REFI        FULL     $520,000      359     70.8
22783823     PURCH           FULL     $400,000      358     67.9
22783898     R/T REFI        FULL     $550,000      359     65.8
22783922     R/T REFI        FULL     $615,000      359     60.7
22783963     PURCH           FULL     $305,000      359     89.9
22784193     R/T REFI        FULL     $850,000      359     61.8
22784284     PURCH           FULL     $462,000      357     79.9
22784391     R/T REFI        FULL     $425,000      359     62.6
22784771     R/T REFI        FULL     $458,000      358     79.4
22785034     R/T REFI        FULL     $322,000      358     89.9
22785158     C/O REFI        FULL     $425,000      358     74.9
22785380     R/T REFI        FULL     $360,000      358     89.9
22785406     PURCH           FULL    $1,160,000     359     56.4
22785620     R/T REFI        FULL     $325,000      358     78.4
22785836     R/T REFI        FULL     $365,000      359     86.8
22786248     PURCH           FULL     $310,000      358     94.9
22787352     C/O REFI        FULL     $420,000      358     74.9
22787444     PURCH           FULL     $520,000      357     79.9
22788178     PURCH           FULL     $342,000      359     73.2
22788228     PURCH           FULL     $331,000      359     80.0
22788822     R/T REFI        FULL     $353,000      359     71.4
22788962     R/T REFI        FULL     $415,000      358     73.9
22789465     C/O REFI        FULL     $535,000      358     74.7
22789911     R/T REFI        FULL     $375,000      359     81.6
22789986     PURCH           FULL     $550,000      358     76.6
22791115     R/T REFI        FULL     $475,000      358     60.1
22791156     PURCH           FULL     $565,000      359     68.1
22791503     PURCH           FULL     $472,000      359     79.9
22791586     C/O REFI        FULL     $470,000      358     65.9
22792162     PURCH           FULL     $287,000      358     94.9
22792824     R/T REFI        FULL     $455,000      358     69.8
22792832     PURCH           FULL     $640,000      359     68.7
22792964     R/T REFI        FULL     $650,000      358     65.3
22793004     R/T REFI        FULL     $910,000      359     68.6
22793152     R/T REFI        FULL     $510,000      358     62.7
22793202     PURCH           FULL     $349,500      358     79.9
22793269     PURCH           FULL     $975,000      358     36.9
22793277     PURCH           FULL     $495,000      359     71.3
22793376     R/T REFI        FULL     $368,000      359     77.4
22793434     PURCH           FULL     $317,000      359     90.0
22794010     R/T REFI        FULL     $390,000      358     72.3
22794044     R/T REFI        FULL     $350,000      359     76.2
22794176     PURCH           FULL     $330,000      358     79.9
22794648     PURCH           FULL     $393,000      358     79.9
22794788     C/O REFI        FULL     $400,000      358     74.9
22795702     R/T REFI        FULL     $615,000      358     60.2
22795785     R/T REFI        FULL     $540,000      359     58.0
22795900     C/O REFI        FULL     $360,000      359     72.8
22795975     R/T REFI        FULL     $458,000      359     75.8
22796155     C/O REFI        FULL     $550,000      358     69.0
22796635     R/T REFI        FULL     $475,000      359     54.5
22796759     PURCH           FULL     $320,000      358     86.8
22797898     PURCH           FULL     $426,000      358     79.9
22798011     PURCH           FULL     $641,000      359     55.0
22798276     R/T REFI        FULL     $474,000      359     58.3
22798664     R/T REFI        FULL     $460,000      358     78.9
22798938     C/O REFI        FULL     $401,000      359     74.8
22799308     PURCH           FULL     $310,000      359     79.9
22799480     R/T REFI        FULL     $745,000      358     59.9
22799738     R/T REFI        FULL     $345,000      358     79.6
22799829     R/T REFI        FULL     $480,000      359     79.4
22799910     PURCH           FULL     $381,000      359     80.0
22800163     PURCH           FULL     $354,800      359     80.0
22800288     R/T REFI        FULL     $410,000      358     89.7
22800296     PURCH           FULL     $499,000      359     80.0
22800510     PURCH           FULL     $382,000      358     79.9
22800551     R/T REFI        FULL     $900,000      359     34.4
22801054     C/O REFI        FULL     $595,000      358     63.0
22801237     R/T REFI        FULL    $1,250,000     358     44.0
22801286     PURCH           FULL     $420,000      359     69.0
22801302     R/T REFI        FULL     $475,000      358     61.1
22801724     PURCH           FULL     $360,000      358     84.9
22801955     PURCH           FULL    $1,000,000     359     68.4
22802060     R/T REFI        FULL     $536,000      358     51.3
22802466     PURCH           FULL     $400,000      359     79.9
22802656     PURCH           FULL     $610,000      358     79.9
22803076     PURCH           FULL     $320,000      359     80.0
22803126     PURCH           FULL     $401,000      359     79.9
22803159     PURCH           FULL     $330,000      358     79.9
22803183     R/T REFI        FULL     $450,000      359     76.8
22803233     R/T REFI        FULL     $400,000      358     67.2
22803407     R/T REFI        FULL    $1,300,000     358     67.5
22803811     PURCH           FULL     $357,000      358     79.9
22803878     PURCH           FULL     $355,000      359     80.0
22804157     PURCH           FULL     $424,000      359     79.9
22804447     R/T REFI        FULL     $335,000      358     88.6
22804579     PURCH           FULL     $335,000      358     79.9
22804678     R/T REFI        FULL     $430,000      358     76.4
22804918     R/T REFI        FULL     $525,000      359     65.0
22805667     R/T REFI        FULL     $615,000      358     79.9
22805949     R/T REFI        FULL     $460,000      358     61.9
22805980     PURCH           FULL     $400,000      359     80.0
22806152     PURCH           FULL     $460,000      359     80.0
22806293     C/O REFI        FULL    $1,000,000     358     55.7
22806319     PURCH           FULL     $357,000      359     79.9
22806459     R/T REFI        FULL     $355,000      359     78.5
22806475     PURCH           FULL     $329,000      358     91.1
22806954     PURCH           FULL     $377,000      359     80.0
22807002     PURCH           FULL     $495,000      358     79.9
22807192     R/T REFI        FULL     $465,000      359     65.2
22807333     PURCH           FULL     $520,000      359     71.8
22807366     R/T REFI        FULL     $450,000      359     74.1
22807432     C/O REFI        FULL     $605,000      359     69.9
22807523     R/T REFI        FULL     $420,000      359     75.2
22807754     PURCH           FULL     $287,000      358     94.9
22808117     R/T REFI        FULL     $700,000      359     43.9
22808216     R/T REFI        FULL     $410,000      359     74.9
22808224     R/T REFI        FULL     $501,000      359     69.9
22808273     R/T REFI        FULL     $555,000      358     66.1
22808422     R/T REFI        FULL     $455,000      359     80.0
22808489     PURCH           FULL     $630,000      358     79.9
22808869     R/T REFI        FULL     $542,000      359     77.4
      2280891R/T REFI        FULL     $546,400      359     70.0
22808935     R/T REFI        FULL     $740,000      359     64.7
22808976     C/O REFI        FULL     $475,000      359     80.0
22809040     PURCH           FULL     $385,000      359     80.0
22809115     PURCH           FULL     $460,000      360     80.0
22809628     PURCH           FULL     $465,000      353     72.8
22810105     R/T REFI        FULL     $445,000      359     75.0
22810196     C/O REFI        FULL     $525,000      359     49.5
22810857     PURCH           FULL     $485,000      359     79.4
22811228     R/T REFI        FULL     $576,000      359     80.0
22811707     R/T REFI        FULL     $352,000      358     70.1
22811863     PURCH           FULL     $307,500      359     88.4
22812291     R/T REFI        FULL     $500,000      358     68.7
22812614     PURCH           FULL     $380,000      358     79.9
22812713     C/O REFI       REDUCED   $435,000      359     69.8
22813000     PURCH           FULL     $330,000      359     84.8
22813174     PURCH           FULL     $350,000      359     79.9
22813208     PURCH           FULL     $350,000      359     77.1
22813349     PURCH           FULL     $810,000      359     74.3
22814776     PURCH           FULL     $432,500      358     79.9
22814834     PURCH           FULL     $345,000      359     76.1
22815088     PURCH           FULL     $380,000      359     80.0
22815153     C/O REFI        FULL    $1,000,000     358     40.0
22815393     PURCH           FULL     $290,000      359     80.0
22815617     R/T REFI        FULL     $480,000      360     80.0
22815716     R/T REFI        FULL    $1,430,000     359     38.2
22816359     R/T REFI        FULL     $395,000      358     72.2
22816631     C/O REFI        FULL     $685,000      358     66.8
22816938     R/T REFI        FULL     $404,000      358     66.8
22817100     PURCH           FULL     $435,000      358     79.9
22817589     R/T REFI        FULL     $685,000      358     64.9
22817852     PURCH           FULL     $600,000      359     80.0
22817886     PURCH           FULL     $855,000      359     55.5
22817944     R/T REFI        FULL     $730,000      359     71.9
22818017     PURCH           FULL     $221,000      358     79.9
22818249     PURCH           FULL     $445,000      359     70.0
22819312     PURCH           FULL     $780,000      359     80.0
22819577     PURCH           FULL     $300,000      359     79.9
22820799     C/O REFI        FULL     $377,000      358     71.5
22820872     PURCH           FULL    $1,040,000     358     65.1
22820922     PURCH           FULL     $276,000      358     94.9
22821367     PURCH           FULL     $523,000      359     80.0
22821466     PURCH           FULL     $298,000      358     79.9
22821532     PURCH           FULL     $330,000      360     80.0
22821722     R/T REFI        FULL     $475,000      359     66.6
22821987     PURCH           FULL     $397,000      358     79.9
22822225     PURCH           FULL     $429,870      358     89.9
22822910     C/O REFI        FULL     $337,000      359     75.0
22823207     PURCH           FULL     $320,000      359     94.4
22824932     PURCH           FULL     $430,000      358     79.8
22825186     R/T REFI        FULL    $1,150,000     359     41.5
22825434     PURCH           FULL     $302,000      359     80.0
22825525     PURCH           FULL     $412,000      358     79.9
22826333     R/T REFI        FULL     $400,000      359     71.7
22826432     R/T REFI        FULL     $322,000      359     90.0
22826796     R/T REFI        FULL     $345,000      359     79.0
22827323     R/T REFI        FULL     $575,000      359     69.6
22827364     R/T REFI        FULL     $720,000      359     44.8
22827570     PURCH           FULL     $560,000      359     79.9
22827653     R/T REFI        FULL     $650,000      359     62.3
22828396     PURCH           FULL     $370,000      359     80.0
22828420     R/T REFI        FULL     $500,000      359     80.0
22828925     PURCH           FULL     $498,000      359     80.0
22829170     C/O REFI        FULL     $492,000      358     68.5
22829220     C/O REFI        FULL     $600,000      359     67.5
22829451     R/T REFI        FULL     $370,000      359     74.1
22829576     R/T REFI       REDUCED   $370,000      359     78.4
22829741     PURCH           FULL     $380,000      358     79.9
22830061     PURCH           FULL     $308,000      359     90.0
22830095     PURCH           FULL     $351,000      358     79.9
22830541     R/T REFI        FULL     $725,000      358     68.2
22830624     PURCH           FULL     $355,000      359     75.0
22830798     C/O REFI        FULL    $1,200,000     359     45.8
22830905     PURCH           FULL     $328,000      358     79.9
22830913     R/T REFI        FULL     $625,000      359     53.8
22831002     PURCH           FULL     $455,000      359     79.2
22831234     PURCH           FULL     $620,000      359     48.6
22831457     C/O REFI        FULL     $380,000      359     72.0
22831630     PURCH           FULL     $346,000      358     84.9
22831689     PURCH           FULL     $595,000      359     80.0
22831812     C/O REFI        FULL     $490,000      358     61.2
22831820     PURCH           FULL     $420,000      359     79.9
22832224     C/O REFI        FULL     $375,000      359     71.7
22832265     PURCH           FULL     $320,000      359     95.0
22832281     R/T REFI        FULL     $405,000      359     63.5
22832489     PURCH           FULL     $640,000      359     79.0
22832562     R/T REFI        FULL    $1,400,000     359     38.6
22832596     C/O REFI        FULL     $465,000      358     64.5
22833032     C/O REFI        FULL     $433,000      359     72.7
22833180     PURCH           FULL     $850,000      359     76.5
22833198     PURCH           FULL     $600,000      358     79.9
22833339     C/O REFI        FULL     $490,000      359     66.3
22833370     R/T REFI        FULL     $385,000      359     80.0
22834386     PURCH           FULL     $132,000      359     79.9
22834691     R/T REFI        FULL     $450,000      359     76.7
22834741     PURCH           FULL     $400,000      359     80.0
22835490     R/T REFI        FULL     $525,000      359     60.1
22835607     R/T REFI        FULL     $850,000      360     68.2
22835961     PURCH           FULL     $480,000      359     79.9
22835995     PURCH           FULL     $539,000      359     74.8
22836092     PURCH           FULL     $350,000      358     79.9
22836324     PURCH           FULL     $385,000      359     80.0
22836431     R/T REFI        FULL     $405,000      359     77.4
22836662     PURCH           FULL     $420,000      359     71.4
22837074     PURCH           FULL     $550,000      359     71.4
22837108     R/T REFI        FULL     $460,000      359     75.9
22837405     R/T REFI        FULL     $362,000      359     79.1
22837439     PURCH           FULL     $390,000      359     75.3
22837488     R/T REFI        FULL     $440,000      360     71.4
22837660     PURCH           FULL     $315,000      358     79.9
22837918     C/O REFI        FULL     $402,000      359     74.6
22838130     R/T REFI        FULL     $280,000      358     89.2
22838148     R/T REFI        FULL     $351,500      359     78.3
22838163     R/T REFI        FULL     $375,000      358     79.2
22838395     R/T REFI        FULL     $895,000      359     47.5
22838866     PURCH           FULL     $425,000      359     79.9
22839419     PURCH           FULL     $468,000      360     80.0
22839625     R/T REFI        FULL     $485,000      358     59.8
22841332     PURCH           FULL     $670,000      359     80.0
22841571     C/O REFI        FULL     $940,000      359     69.1
22842033     PURCH           FULL     $460,000      358     79.9
22842231     PURCH           FULL     $358,000      358     79.9
22842512     PURCH           FULL     $405,000      359     80.0
22842934     PURCH           FULL     $179,000      358     79.9
22843130     PURCH           FULL     $196,000      358     79.9
22843320     R/T REFI        FULL     $512,000      359     68.4
22843502     R/T REFI        FULL     $500,000      358     59.0
22843544     PURCH           FULL     $344,000      359     80.0
22843957     PURCH           FULL     $365,000      359     79.9
22844245     PURCH           FULL     $324,000      359     90.0
22844674     PURCH           FULL     $680,000      359     66.8
22844856     R/T REFI        FULL     $560,000      359     74.1
22845374     R/T REFI        FULL     $450,000      358     76.7
22845424     PURCH           FULL     $320,000      359     95.0
22845556     C/O REFI        FULL     $365,000      358     69.5
22846638     R/T REFI        FULL     $575,000      359     60.0
22846661     R/T REFI        FULL     $475,000      359     68.2
22846687     PURCH           FULL     $502,000      359     80.0
22846711     PURCH           FULL     $320,000      359     95.0
22847362     R/T REFI        FULL     $608,500      358     79.9
22847404     R/T REFI        FULL     $415,000      358     79.9
22847446     PURCH           FULL     $395,000      359     80.0
22847461     PURCH           FULL     $345,000      359     79.9
22848006     PURCH           FULL     $330,000      359     80.0
22848188     R/T REFI        FULL     $575,000      358     79.9
22848212     PURCH           FULL     $282,000      359     80.0
22848733     PURCH           FULL     $325,000      359     79.9
22848766     R/T REFI        FULL     $490,000      359     80.0
22848816     R/T REFI        FULL     $750,000      359     46.5
22848824     PURCH           FULL     $346,000      358     79.9
22848840     PURCH           FULL     $350,000      359     80.0
22849293     PURCH           FULL     $335,000      358     79.9
22849392     C/O REFI        FULL     $485,000      359     61.9
22849400     R/T REFI        FULL     $330,000      359     80.0
22850192     R/T REFI        FULL     $730,000      238     78.6
22850705     R/T REFI        FULL     $850,000      359     45.4
22850960     R/T REFI        FULL     $403,000      359     79.4
22851372     R/T REFI        FULL     $378,000      358     79.9
22851463     PURCH           FULL     $429,000      358     76.0
22851505     R/T REFI        FULL     $462,000      359     64.4
22852008     PURCH           FULL     $331,000      358     79.9
22852362     PURCH           FULL     $483,000      360     80.0
22852560     PURCH           FULL     $328,000      359     79.9
22852743     PURCH           FULL     $283,000      359     88.7
22853105     C/O REFI        FULL     $507,000      359     70.0
22853139     R/T REFI        FULL     $380,000      359     80.0
22853253     PURCH           FULL     $315,000      359     80.0
22853329     R/T REFI        FULL     $615,000      359     79.7
22853519     PURCH           FULL     $339,000      359     80.0
22853873     PURCH           FULL     $455,000      359     88.9
22854145     R/T REFI        FULL     $340,000      358     75.4
22854202     PURCH           FULL     $320,000      359     90.0
22854665     PURCH           FULL     $325,000      359     80.0
22855035     R/T REFI        FULL     $750,000      359     66.4
22855365     C/O REFI        FULL     $505,000      359     75.0
22855423     C/O REFI        FULL     $490,000      359     62.0
22855431     PURCH           FULL     $405,000      359     80.0
22855647     PURCH           FULL     $407,000      359     74.1
22856009     R/T REFI        FULL     $430,000      358     79.9
22856017     R/T REFI        FULL     $499,000      359     77.2
22856041     PURCH           FULL     $465,000      358     79.9
22856975     PURCH           FULL     $935,000      358     69.5
22857163     R/T REFI        FULL     $400,000      359     78.4
22857189     R/T REFI        FULL     $385,000      359     71.2
22857338     PURCH           FULL     $375,000      359     80.0
22857379     PURCH           FULL     $540,000      359     74.1
22857445     PURCH           FULL     $295,000      359     94.9
22857494     PURCH           FULL     $354,000      359     90.0
22857528     PURCH           FULL     $378,000      358     89.8
22857593     PURCH           FULL     $400,000      359     74.9
22857940     R/T REFI        FULL     $937,000      359     38.1
22858724     PURCH           FULL     $415,000      358     79.9
22859086     PURCH           FULL     $420,000      358     79.9
22859698     PURCH           FULL     $550,000      358     79.9
22860019     PURCH           FULL     $391,000      359     79.7
22860407     R/T REFI        FULL     $360,000      358     88.3
22860571     PURCH           FULL      $74,500      359     80.0
22861165     PURCH           FULL     $650,000      359     80.0
22861249     PURCH           FULL     $695,000      359     80.0
22861363     R/T REFI        FULL     $388,000      359     79.9
22861496     C/O REFI        FULL     $475,000      358     66.3
22861520     PURCH           FULL     $280,000      359     92.6
22861561     PURCH           FULL     $380,000      360     80.0
22861868     PURCH           FULL     $390,000      360     80.0
22862205     PURCH           FULL     $370,000      359     79.9
22862221     PURCH           FULL     $505,000      359     80.0
22862288     R/T REFI        FULL     $426,000      359     80.0
22862585     PURCH           FULL     $456,000      358     77.7
22863054     R/T REFI        FULL     $500,000      359     58.0
22863260     PURCH           FULL     $305,000      359     79.9
22863328     PURCH           FULL     $625,000      359     80.0
22863716     PURCH           FULL     $618,000      359     79.9
22863823     PURCH           FULL     $415,000      359     80.0
22864318     R/T REFI        FULL     $535,000      358     63.0
22864359     C/O REFI        FULL     $485,000      358     57.7
22864789     PURCH           FULL     $376,000      359     80.0
22864995     R/T REFI        FULL     $408,000      359     77.2
22865182     R/T REFI        FULL     $362,500      358     79.9
22865760     PURCH           FULL     $470,000      359     79.9
22866271     PURCH           FULL     $385,000      359     80.0
22866289     R/T REFI        FULL     $505,000      359     71.5
22866461     PURCH           FULL     $500,000      358     78.8
22866479     PURCH           FULL     $585,000      359     80.0
22866651     R/T REFI        FULL     $345,000      358     79.9
22867030     R/T REFI        FULL     $623,000      359     46.7
22867253     PURCH           FULL     $322,000      358     89.9
22867394     PURCH           FULL     $382,500      359     73.9
22867527     C/O REFI        FULL     $600,000      358     61.6
22867790     PURCH           FULL     $392,000      359     79.9
22867824     R/T REFI        FULL     $900,000      359     69.1
22867865     PURCH           FULL     $368,000      359     80.0
22868186     C/O REFI        FULL     $550,000      359     72.2
22868293     PURCH           FULL     $364,000      359     90.0
22868418     C/O REFI        FULL     $800,000      359     68.8
22868954     R/T REFI        FULL     $400,000      359     74.8
22869135     R/T REFI        FULL     $350,000      359     77.6
22869432     PURCH           FULL     $530,000      358     76.7
22869796     C/O REFI        FULL     $419,000      359     74.0
22869978     R/T REFI        FULL     $485,000      359     80.0
22870083     PURCH           FULL     $286,000      359     94.3
22870182     PURCH           FULL     $318,000      359     80.0
22870216     PURCH           FULL     $520,500      360     51.3
22870265     C/O REFI        FULL     $750,000      359     69.3
22870869     PURCH           FULL     $365,000      359     80.0
22870950     PURCH           FULL     $398,000      359     79.9
22871222     PURCH           FULL     $275,000      359     90.0
22871545     R/T REFI        FULL     $365,000      359     80.0
22871628     PURCH           FULL     $299,900      358     91.7
22871669     PURCH           FULL     $372,000      359     80.0
22871891     PURCH           FULL     $315,000      359     79.9
22872402     PURCH           FULL     $355,000      359     90.0
22872410     PURCH           FULL     $390,000      359     88.6
22872667     PURCH           FULL     $350,000      358     78.7
22872733     R/T REFI        FULL     $340,000      358     87.5
22872824     PURCH           FULL     $325,000      359     82.5
22873079     PURCH           FULL     $385,000      358     79.9
22873665     PURCH           FULL     $179,000      359     79.9
22873871     PURCH           FULL     $615,000      359     80.0
22873988     PURCH           FULL     $298,000      359     80.0
22874812     PURCH           FULL     $820,000      359     61.7
22874978     R/T REFI        FULL     $400,000      359     74.9
22875082     PURCH           FULL     $325,000      359     84.6
22875090     R/T REFI        FULL    $1,100,000     359     58.6
22875280     PURCH           FULL     $540,000      359     79.9
22875405     PURCH           FULL     $450,000      359     66.7
22875751     PURCH           FULL     $315,000      359     80.0
22875793     R/T REFI        FULL     $370,000      359     67.8
22876015     R/T REFI        FULL     $358,000      359     79.3
22876148     PURCH           FULL     $382,000      359     89.9
22876288     PURCH           FULL     $420,000      357     79.5
22876445     PURCH           FULL     $400,000      358     79.9
22877344     R/T REFI        FULL     $365,000      359     77.3
22877500     PURCH           FULL     $420,000      359     80.0
22877559     PURCH           FULL     $349,000      359     80.0
22877682     PURCH           FULL     $250,000      359     69.7
22877716     PURCH           FULL     $428,000      359     80.0
22877930     PURCH           FULL     $410,000      359     80.0
22878458     PURCH           FULL     $393,000      359     90.0
22878979     PURCH           FULL     $300,000      357     93.8
22879043     R/T REFI        FULL     $358,000      358     78.6
22879381     R/T REFI        FULL     $600,000      357     49.7
22880371     R/T REFI        FULL     $330,000      359     90.0
22880843     PURCH           FULL     $467,000      359     70.0
22884407     PURCH           FULL     $380,000      359     80.0
22884662     R/T REFI        FULL     $450,000      357     79.8
22885065     R/T REFI        FULL     $330,000      359     74.2
22885099     PURCH           FULL     $167,000      359     80.0
22885636     R/T REFI        FULL     $380,000      359     78.9
22888879     PURCH           FULL     $494,000      360     80.0
22889323     R/T REFI        FULL     $360,000      359     88.9
22890263     R/T REFI        FULL     $370,000      359     77.1
22890701     PURCH           FULL     $395,000      359     89.9
22890776     C/O REFI        FULL     $410,000      359     75.0
22890990     PURCH           FULL     $380,000      359     80.0
22891386     PURCH           FULL     $300,000      359     90.0
22891535     R/T REFI        FULL     $375,000      359     79.3
22891550     PURCH           FULL     $343,000      359     90.0
22891675     C/O REFI        FULL     $500,000      359     75.0
22892558     PURCH           FULL     $334,000      359     89.9
22892889     R/T REFI        FULL     $575,000      359     60.4
22892913     C/O REFI        FULL     $655,000      359     72.8
22892921     R/T REFI        FULL     $475,000      359     74.3
22893838     PURCH           FULL     $195,000      359     80.0
22894109     PURCH           FULL     $380,000      359     80.0
22894638     PURCH           FULL     $338,000      359     80.0
22895106     PURCH           FULL     $270,000      359     94.9
22895528     PURCH           FULL     $415,000      359     78.4
22895726     PURCH           FULL     $287,000      359     89.9
22895940     PURCH           FULL     $421,000      359     79.8
22896047     PURCH           FULL     $250,000      359     79.9
22897268     PURCH           FULL     $849,500      359     42.8
22897425     R/T REFI        FULL     $370,800      359     75.0
22897607     PURCH           FULL     $501,000      360     59.9
22897698     PURCH           FULL     $612,000      359     80.0
22897870     PURCH           FULL     $417,000      359     89.9
22898712     PURCH           FULL     $590,000      359     80.0
22898753     PURCH           FULL     $342,000      359     80.0
22898829     PURCH           FULL     $355,000      359     80.0
22899033     PURCH           FULL     $380,000      360     80.0
22899603     C/O REFI        FULL     $325,000      359     75.0
22900310     PURCH           FULL     $346,000      359     80.0
22900419     PURCH           FULL     $585,000      359     51.7
22900773     R/T REFI        FULL     $330,000      359     79.9
22901193     C/O REFI        FULL     $415,000      359     74.2
22901672     PURCH           FULL     $585,000      359     80.0
22901680     R/T REFI        FULL     $450,000      359     76.6
22901979     R/T REFI        FULL     $436,000      359     63.5
22903314     PURCH           FULL     $415,000      359     79.3
22904254     C/O REFI        FULL     $395,000      359     74.9
22904312     PURCH           FULL     $298,000      357     94.8
22904965     R/T REFI        FULL     $415,000      359     66.7
22905285     PURCH           FULL     $490,000      359     80.0
22905467     PURCH           FULL     $620,000      359     80.0
22907539     C/O REFI        FULL     $350,000      359     75.0
22907885     R/T REFI        FULL     $685,000      359     61.2
22908081     PURCH           FULL     $315,000      359     90.0
22908396     R/T REFI        FULL     $360,000      359     76.3
22908537     PURCH           FULL     $375,000      359     89.9
22908586     PURCH           FULL     $440,000      359     79.9
22909154     C/O REFI        FULL     $395,000      359     70.2
22909485     R/T REFI        FULL     $400,000      359     79.0
22909907     C/O REFI        FULL     $400,000      360     75.0
22910137     PURCH           FULL     $320,000      360     95.0
22910152     PURCH           FULL     $280,000      359     94.9
22910228     R/T REFI        FULL     $360,000      359     80.0
22910665     R/T REFI        FULL     $360,000      359     70.8
22910699     C/O REFI        FULL     $395,000      359     75.0
22910814     R/T REFI        FULL     $620,000      357     78.9
22911457     PURCH           FULL     $527,000      359     79.9
22911523     R/T REFI        FULL     $825,000      359     69.9
22911614     R/T REFI        FULL     $915,000      360     43.5
22911663     PURCH           FULL     $442,000      359     72.5
22911861     PURCH           FULL     $385,000      359     77.9
22912026     C/O REFI        FULL     $650,000      359     63.5
22912034     R/T REFI        FULL     $730,000      359     76.3
22912240     R/T REFI        FULL     $344,000      359     75.0
22912596     PURCH           FULL     $305,000      359     90.0
22912950     R/T REFI        FULL     $368,000      360     70.4
22913172     R/T REFI        FULL     $420,000      359     74.2
22913826     PURCH           FULL     $363,000      359     80.0
22914147     R/T REFI        FULL     $355,000      360     70.9
22914444     R/T REFI        FULL     $283,000      359     88.6
22915078     PURCH           FULL     $415,000      359     80.0
22915219     R/T REFI        FULL     $420,000      359     67.0
22915342     R/T REFI        FULL     $525,000      359     70.0
22915532     PURCH           FULL     $440,000      358     79.9
22915557     PURCH           FULL     $449,500      358     79.8
22916225     R/T REFI        FULL     $449,000      359     77.6
22917629     PURCH           FULL     $317,000      359     94.9
22917710     C/O REFI        FULL     $365,000      359     75.0
22918791     PURCH           FULL     $393,000      359     80.0
22918981     PURCH           FULL     $419,000      359     72.0
22919021     PURCH           FULL     $676,000      359     80.0
22919120     PURCH           FULL     $374,000      359     80.0
22919161     PURCH           FULL     $528,000      359     79.9
22919237     PURCH           FULL     $337,000      359     80.0
22919294     PURCH           FULL      $93,000      359     80.0
22919567     R/T REFI        FULL     $480,000      359     76.0
22920359     PURCH           FULL     $350,000      359     80.0
22920664     PURCH           FULL     $420,000      359     90.0
22921027     PURCH           FULL     $480,000      359     80.0
22921290     PURCH           FULL     $670,000      359     80.0
22922082     R/T REFI        FULL     $420,000      359     66.7
22925341     PURCH           FULL     $860,000      360     75.8
22926406     PURCH           FULL     $350,000      359     80.0
22926455     PURCH           FULL     $472,000      359     80.0
22926521     PURCH           FULL     $368,000      359     80.0
22927479     PURCH           FULL     $850,000      359     76.5
22927503     PURCH           FULL     $485,000      360     64.7
22928626     PURCH           FULL     $356,000      359     80.0
22929301     PURCH           FULL     $331,000      360     79.8
22929350     PURCH           FULL     $315,000      359     79.9
22930333     PURCH           FULL     $143,000      359     79.9
22931398     C/O REFI        FULL     $430,000      359     75.0
22932289     PURCH           FULL     $402,000      359     80.0
22932974     PURCH           FULL     $326,000      359     80.0
22933691     PURCH           FULL     $427,000      359     80.0
22934780     PURCH           FULL     $445,000      359     64.0
22936272     PURCH           FULL     $303,000      359     90.0
22936363     C/O REFI        FULL     $400,000      361     76.3
22937031     R/T REFI        FULL     $500,000      359     62.0
22937395     R/T REFI        FULL     $474,000      360     80.0
22937676     PURCH           FULL     $540,000      359     80.0
22937718     PURCH           FULL     $470,000      359     80.0
22937783     PURCH           FULL     $404,500      359     67.8
22937833     PURCH           FULL     $495,000      359     80.0
22937924     PURCH           FULL     $349,000      359     90.0
22942098     PURCH           FULL     $350,000      359     80.0
22942262     C/O REFI        FULL     $630,000      360     68.3
22943484     PURCH           FULL     $316,000      359     80.0
22943492     PURCH           FULL     $570,000      359     80.0
22943542     C/O REFI        FULL     $517,000      359     75.0
22944490     PURCH           FULL     $377,500      360     80.0
22944847     R/T REFI        FULL     $460,000      360     74.4
22945273     R/T REFI        FULL     $485,000      360     73.7
22945281     R/T REFI        FULL     $520,000      359     78.8
22946164     PURCH           FULL     $505,000      359     80.0
22946271     PURCH           FULL     $475,000      360     80.0
22946784     R/T REFI        FULL     $325,000      359     80.0
22946842     PURCH           FULL     $530,000      359     53.9
22946891     PURCH           FULL     $619,000      359     80.0
22947840     PURCH           FULL     $525,000      359     80.0
22948442     R/T REFI        FULL     $340,000      359     80.0
22948798     PURCH           FULL     $450,000      359     74.9
22952477     PURCH           FULL     $326,000      359     80.0
22955561     PURCH           FULL     $301,000      360     95.0
22955777     R/T REFI        FULL     $800,000      359     68.8
22956833     R/T REFI        FULL     $775,000      359     77.4
22957088     R/T REFI        FULL    $1,150,000     359     46.4
22957872     PURCH           FULL     $540,000      359     80.0
22959076     PURCH           FULL     $500,000      359     80.0
22959456     PURCH           FULL     $400,000      360     71.3
22960652     PURCH           FULL     $320,000      360     80.0
22962955     PURCH           FULL     $386,000      360     80.0
22967319     PURCH           FULL     $470,000      359     74.6
22967327     PURCH           FULL     $485,000      359     80.0
22967350     PURCH           FULL     $825,000      359     79.9
22969042     R/T REFI        FULL     $670,000      360     68.7
22969521     PURCH           FULL     $466,000      359     80.0
22969620     PURCH           FULL     $452,000      359     63.5
22970206     PURCH           FULL     $405,000      359     76.0
22971584     R/T REFI        FULL     $400,000      360     76.8
22981740     R/T REFI        FULL     $340,000      358     77.6
22982235     R/T REFI        FULL     $600,000      358     47.8
22982284     R/T REFI        FULL     $325,000      358     79.3
22982375     PURCH           FULL     $560,000      358     64.2
22982458     PURCH           FULL     $425,000      358     73.7
22982490     R/T REFI        FULL     $398,000      359     72.3
22982557     PURCH           FULL     $355,000      357     79.9
22982599     R/T REFI        FULL     $430,000      359     66.3
22983613     PURCH           FULL     $375,000      360     85.0
22984843     C/O REFI        FULL     $465,000      357     73.9
22984959     R/T REFI        FULL     $517,000      359     80.0
22985048     PURCH           FULL     $405,000      357     79.9
22985089     R/T REFI        FULL     $330,000      358     79.9
22985139     R/T REFI        FULL     $292,500      358     89.9
22985154     R/T REFI        FULL     $560,000      359     73.0
22985220     R/T REFI        FULL     $410,000      355     86.6
22985618     PURCH           FULL     $413,000      358     75.7
22985626     R/T REFI        FULL     $490,000      358     69.6
22985634     R/T REFI        FULL     $580,000      358     79.9
22986301     PURCH           FULL     $341,000      357     78.0
22986343     PURCH           FULL     $435,000      358     89.9
22986467     PURCH           FULL     $800,000      358     79.9
22987366     R/T REFI        FULL     $365,000      357     71.8
22987457     R/T REFI        FULL     $410,000      357     72.2
22987507     PURCH           FULL     $390,000      358     79.9
22987523     R/T REFI        FULL     $460,000      358     79.9
22987614     R/T REFI        FULL     $369,000      357     72.0
22987705     C/O REFI        FULL     $375,000      358     74.9
22987754     PURCH           FULL     $340,000      357     79.9
22987788     R/T REFI        FULL     $475,000      357     74.0
22987887     R/T REFI        FULL     $310,000      238     87.1
22987945     R/T REFI        FULL     $350,000      359     75.0
22987986     R/T REFI        FULL     $365,000      359     72.2
22988034     R/T REFI        FULL     $740,000      359     62.8
22988166     PURCH           FULL     $375,000      358     79.9
22988190     C/O REFI        FULL     $440,000      359     73.4
22988208     R/T REFI        FULL     $485,000      359     67.0
22988224     R/T REFI        FULL     $380,000      357     70.4
22988257     PURCH           FULL     $557,000      357     79.9
22988273     R/T REFI        FULL     $320,000      359     80.0
22988315     PURCH           FULL     $342,000      358     79.8
22988323     R/T REFI        FULL     $612,500      359     48.2
22991657     PURCH           FULL     $475,000      359     80.0
22991806     R/T REFI        FULL     $450,000      359     75.0
22991913     R/T REFI        FULL     $328,500      358     74.1
22992010     R/T REFI        FULL     $355,000      358     72.8
22992077     R/T REFI        FULL     $450,000      358     76.2
22992085     C/O REFI        FULL     $410,000      359     73.2
22992119     R/T REFI        FULL     $380,000      359     80.0
22992150     R/T REFI        FULL     $575,000      359     67.8
22992184     R/T REFI        FULL     $353,500      357     74.9
26086389     PURCH          REDUCED   $680,000      360     75.0
27122431     R/T REFI        FULL     $425,000      360     69.3
27134303     PURCH          REDUCED   $729,000      360     58.6
27283761     R/T REFI        FULL     $410,000      360     71.5
27303742     R/T REFI       REDUCED   $480,000      359     61.5
27320605     R/T REFI        FULL     $276,000      360     88.8
27505478     R/T REFI       REDUCED   $445,000      359     56.2
27532233     R/T REFI        FULL     $670,000      359     64.9
27552975     C/O REFI       REDUCED   $675,000      359     69.9
27555366     PURCH           FULL     $480,000      359     74.9
27555887     C/O REFI        FULL     $412,500      360     74.7
27566447     C/O REFI       REDUCED   $965,000      359     67.4
27576537     R/T REFI        FULL     $490,000      359     79.8
27586411     PURCH           FULL     $526,000      359     79.9
27593664     PURCH           FULL     $280,000      359     94.9
27600279     C/O REFI       REDUCED   $495,000      359     64.6
27623073     R/T REFI       REDUCED   $997,000      358     50.1
27625045     R/T REFI        FULL     $390,000      359     79.8
27625060     PURCH          REDUCED   $500,000      359     76.9
27625292     R/T REFI        FULL     $480,000      359     56.8
27625631     R/T REFI        FULL     $450,000      359     57.6
27652346     PURCH          REDUCED   $720,000      359     80.0
27655638     R/T REFI        FULL     $485,000      359     75.5
27657691     C/O REFI       REDUCED   $440,000      359     69.1
27682517     PURCH          REDUCED   $360,000      359     80.0
27688332     C/O REFI       REDUCED   $750,000      359     36.4
27697952     PURCH           FULL     $423,000      359     77.3
27700608     R/T REFI       REDUCED   $830,000      359     43.0
27702539     PURCH           FULL     $290,400      359     89.7
27703040     PURCH          REDUCED   $198,000      359     79.9
27705797     R/T REFI       REDUCED   $500,000      359     75.4
27706399     PURCH           FULL     $300,000      359     95.0
27713635     R/T REFI        FULL     $447,000      359     77.9
27721273     PURCH          REDUCED   $500,000      359     79.9
27725647     C/O REFI        FULL     $460,000      359     75.0
27737188     PURCH          REDUCED   $345,000      359     90.0
27738830     C/O REFI        FULL     $378,000      359     70.0
27742824     R/T REFI        FULL     $410,000      359     75.6
27744465     R/T REFI       REDUCED   $655,000      358     75.9
27744648     R/T REFI        FULL     $525,000      359     80.0
27745751     C/O REFI        FULL     $395,000      359     75.0
27750934     R/T REFI        FULL     $389,000      359     79.9
27756824     R/T REFI       REDUCED   $335,000      359     74.6
27758804     R/T REFI       REDUCED   $515,000      359     62.1
27760149     PURCH           FULL     $340,000      359     80.0
27764927     R/T REFI        FULL     $440,000      359     75.5
27766138     R/T REFI       REDUCED   $330,000      359     77.6
27766690     R/T REFI        FULL     $330,000      360     90.0
27770783     R/T REFI        FULL     $435,000      358     76.6
27771120     PURCH          REDUCED   $360,000      359     90.0
27774033     PURCH          REDUCED   $725,000      359     55.2
27774082     R/T REFI        FULL    $1,000,000     359     55.0
27774413     R/T REFI        FULL     $440,000      359     74.9
27781822     C/O REFI        FULL     $670,000      359     45.5
27782010     R/T REFI       REDUCED   $800,000      359     72.4
27783257     R/T REFI        FULL     $690,000      361     52.3
27783786     PURCH          REDUCED   $300,100      359     79.9
27796937     R/T REFI        FULL     $365,000      359     69.5
27799568     R/T REFI        FULL     $755,000      359     37.3
27800929     PURCH           FULL     $495,000      359     80.0
27802180     PURCH          REDUCED   $326,000      359     80.0
27802966     PURCH           FULL     $700,000      359     80.0
27805084     PURCH          REDUCED   $265,000      359     79.9
27805852     R/T REFI        FULL     $480,000      360     76.3
27806074     PURCH          REDUCED   $590,000      359     65.5
27806116     R/T REFI        FULL     $370,000      359     73.2
27806587     PURCH          REDUCED   $489,000      359     61.3
27809326     PURCH          REDUCED   $640,000      359     78.1
27812551     R/T REFI       REDUCED   $775,000      359     51.4
27817980     PURCH          REDUCED   $355,000      359     80.0
27818509     R/T REFI       REDUCED   $365,000      359     75.4
27820570     R/T REFI        FULL     $540,000      359     74.1
27821321     C/O REFI        FULL    $1,360,000     359     23.9
27822725     C/O REFI       REDUCED  $1,175,000     359     54.1
27823293     PURCH           FULL     $280,000      359     89.9
27823806     R/T REFI       REDUCED   $407,000      359     63.3
27824630     R/T REFI       REDUCED   $395,000      359     64.9
27824705     R/T REFI        FULL     $400,000      359     76.6
27830926     C/O REFI       REDUCED   $910,000      359     54.8
27831064     PURCH          REDUCED   $446,000      359     80.0
27831452     R/T REFI       REDUCED   $450,000      359     79.8
27831551     C/O REFI       REDUCED   $890,000      359     59.0
27832617     C/O REFI       REDUCED   $367,000      359     75.0
27834738     PURCH           FULL     $520,000      359     65.4
27839182     C/O REFI        FULL     $650,000      359     66.1
27839349     PURCH           FULL     $550,000      360     61.5
27841147     R/T REFI       REDUCED   $380,000      359     78.7
27842368     R/T REFI       REDUCED   $315,000      359     78.7
27842590     C/O REFI        FULL     $420,000      359     73.8
27844877     R/T REFI        FULL     $360,000      360     79.2
27845007     PURCH          REDUCED   $615,000      359     80.0
27845866     C/O REFI        FULL     $640,000      359     74.9
27847987     R/T REFI       REDUCED   $390,000      359     79.9
27848548     C/O REFI       REDUCED   $732,000      359     63.3
27848829     C/O REFI        FULL     $535,000      359     69.2
27849447     C/O REFI       REDUCED   $775,000      359     75.0
27850734     PURCH          REDUCED   $530,000      359     62.3
27850999     C/O REFI       REDUCED   $550,000      359     70.0
27851203     R/T REFI       REDUCED   $360,000      359     73.6
27853779     C/O REFI        FULL     $375,000      359     75.0
27854124     R/T REFI       REDUCED   $955,000      360     34.8
27855055     R/T REFI       REDUCED   $420,000      359     61.4
27855139     PURCH          REDUCED   $280,000      359     94.6
27855543     C/O REFI        FULL     $450,000      359     73.3
27856855     PURCH           FULL     $405,000      360     80.0
27856939     R/T REFI       REDUCED   $500,000      359     69.4
27858299     R/T REFI       REDUCED   $500,000      359     64.0
27858356     PURCH          REDUCED   $450,000      360     80.0
27859099     C/O REFI       REDUCED   $890,000      359     69.9
27859453     C/O REFI       REDUCED   $365,000      359     74.9
27859487     R/T REFI       REDUCED   $590,000      359     71.4
27859586     R/T REFI       REDUCED   $315,000      359     87.3
27862705     PURCH           FULL     $340,000      359     90.0
27864685     PURCH           FULL     $470,000      359     79.9
27865146     R/T REFI        FULL     $365,000      359     79.9
27865203     C/O REFI       REDUCED   $400,000      359     75.0
27865393     PURCH          REDUCED   $362,000      360     80.0
27865807     R/T REFI        FULL     $638,000      360     58.8
27866185     PURCH           FULL     $446,000      359     59.8
27867464     C/O REFI       REDUCED   $660,000      359     48.5
27868660     C/O REFI        FULL     $510,000      359     73.5
27869502     R/T REFI       REDUCED   $480,000      359     80.0
27869684     PURCH          REDUCED   $822,000      360     64.5
27869759     R/T REFI       REDUCED   $382,250      359     80.0
27869833     C/O REFI       REDUCED   $500,000      359     72.3
27870195     PURCH           FULL     $335,000      359     80.0
27871268     PURCH          REDUCED   $674,000      360     80.0
27871896     R/T REFI       REDUCED  $1,050,000     359     43.1
27872324     R/T REFI        FULL     $846,000      359     53.7
27873389     R/T REFI        FULL     $322,000      360     79.8
27874064     PURCH          REDUCED   $900,000      359     72.6
27874130     R/T REFI       REDUCED   $625,000      359     55.2
27874767     PURCH          REDUCED   $312,000      359     80.0
27875103     PURCH           FULL     $393,500      359     80.0
27875160     PURCH          REDUCED   $640,000      359     51.3
27875855     PURCH           FULL     $700,000      359     79.9
27876119     PURCH          REDUCED   $355,000      359     79.9
27876192     PURCH          REDUCED   $710,000      360     80.0
27876713     R/T REFI       REDUCED   $490,000      359     74.6
27878024     PURCH          REDUCED   $415,000      359     80.0
27880012     R/T REFI        FULL     $705,000      359     42.3
27880228     PURCH          REDUCED   $825,000      359     78.7
27881267     R/T REFI       REDUCED   $600,000      359     71.1
27881861     PURCH          REDUCED   $508,000      360     80.0
27882794     PURCH          REDUCED   $387,500      359     80.0
27883917     R/T REFI       REDUCED   $460,000      359     69.6
27884261     R/T REFI        FULL    $1,460,000     359     51.0
27884725     PURCH           FULL     $315,000      359     80.0
27886811     PURCH          REDUCED   $395,000      359     79.9
27886878     PURCH           FULL     $830,000      360     79.3
27889898     R/T REFI        FULL     $350,000      359     73.1
27890086     PURCH          REDUCED   $833,371      360     80.0
27890532     R/T REFI       REDUCED   $730,000      359     51.0
27891035     R/T REFI        FULL     $750,000      359     65.1
27891811     R/T REFI       REDUCED   $545,000      359     53.0
27891944     R/T REFI        FULL     $401,500      359     76.2
27892520     R/T REFI       REDUCED  $1,150,000     359     55.8
27893221     PURCH          REDUCED   $370,000      359     80.0
27893510     C/O REFI        FULL    $1,065,000     359     42.3
27893908     R/T REFI        FULL     $640,000      360     74.6
27895853     R/T REFI       REDUCED   $445,000      359     79.2
27896844     R/T REFI        FULL     $800,000      360     68.3
27897941     C/O REFI       REDUCED  $1,000,000     359     65.0
27898048     R/T REFI       REDUCED   $482,000      359     79.8
27898097     R/T REFI       REDUCED   $525,000      359     61.0
27898162     R/T REFI        FULL     $590,000      359     47.8
27898212     R/T REFI        FULL     $750,000      359     67.2
27898360     R/T REFI       REDUCED   $740,000      359     66.8
27898378     C/O REFI       REDUCED   $490,000      359     74.5
27898519     C/O REFI        FULL     $950,000      359     43.6
27899392     PURCH          REDUCED   $750,000      359     54.1
27899525     PURCH          REDUCED   $320,000      359     80.0
27900299     PURCH           FULL     $325,000      359     76.9
27901248     C/O REFI       REDUCED   $475,000      359     75.0
27902485     PURCH          REDUCED   $686,000      359     58.4
27904093     PURCH          REDUCED   $440,000      359     68.2
27904887     C/O REFI        FULL     $710,000      360     70.0
27905421     R/T REFI        FULL     $630,000      360     70.0
27905819     C/O REFI        FULL     $552,000      360     74.3
27906429     PURCH          REDUCED   $288,000      360     95.0
27906528     PURCH           FULL     $560,000      359     72.7
27909191     PURCH          REDUCED   $380,000      359     78.9
27909274     PURCH           FULL     $465,000      359     79.9
27909431     PURCH          REDUCED   $372,000      359     80.0
27910280     PURCH          REDUCED   $453,000      359     80.0
27910405     C/O REFI       REDUCED  $1,280,000     360     41.5
27912138     PURCH           FULL     $380,000      360     80.0
27912351     R/T REFI        FULL     $470,000      359     67.3
27912989     R/T REFI       REDUCED   $501,000      359     79.4
27913029     R/T REFI       REDUCED   $350,000      359     75.4
27913086     R/T REFI       REDUCED   $335,000      359     78.4
27913342     PURCH           FULL     $330,000      359     90.0
27913730     R/T REFI       REDUCED   $372,000      359     79.1
27915453     R/T REFI        FULL     $390,000      359     80.0
27916675     PURCH           FULL     $565,000      359     75.0
27917442     R/T REFI       REDUCED   $350,000      359     79.9
27918317     PURCH          REDUCED   $322,000      359     80.0
27918606     PURCH          REDUCED   $328,000      359     80.0
27918689     R/T REFI       REDUCED   $640,000      359     60.2
27919943     PURCH          REDUCED   $450,000      360     62.2
27920669     PURCH          REDUCED   $671,000      360     80.0
27920917     R/T REFI       REDUCED   $395,000      359     69.9
27921261     PURCH           FULL     $280,000      360     95.0
27921345     C/O REFI        FULL     $530,000      360     56.6
27923861     PURCH          REDUCED   $543,500      360     80.0
27926294     PURCH          REDUCED   $369,000      359     79.9
27926740     R/T REFI       REDUCED   $313,000      359     79.9
27926955     R/T REFI       REDUCED   $723,000      359     74.0
27927391     PURCH          REDUCED   $508,000      360     80.0
27927730     R/T REFI        FULL     $336,000      359     77.4
27928233     PURCH          REDUCED   $816,000      359     80.0
27928506     R/T REFI       REDUCED   $370,000      360     85.0
27930577     PURCH           FULL     $550,000      359     80.0
27933290     R/T REFI        FULL     $405,000      360     77.5
27934983     R/T REFI        FULL     $508,000      359     73.3
27935832     R/T REFI       REDUCED   $655,000      359     74.2
27936178     R/T REFI        FULL     $505,000      359     76.1
27936509     R/T REFI       REDUCED   $630,000      359     79.4
27936517     PURCH          REDUCED   $410,000      359     77.3
27937515     R/T REFI        FULL     $450,000      360     80.0
27939511     R/T REFI       REDUCED   $545,000      359     49.5
27940360     C/O REFI        FULL     $540,000      359     71.3
27941152     R/T REFI       REDUCED   $420,000      359     71.4
27941376     R/T REFI        FULL     $305,000      360     79.8
27942572     R/T REFI       REDUCED   $465,000      359     68.0
27944487     R/T REFI       REDUCED   $486,000      360     72.8
27944917     R/T REFI        FULL     $335,000      359     75.2
27947100     PURCH           FULL     $340,000      359     93.8
27948793     PURCH          REDUCED   $730,783      360     80.0
27949544     PURCH          REDUCED   $895,000      359     73.0
27949577     R/T REFI       REDUCED   $392,000      360     69.6
27950641     C/O REFI       REDUCED   $455,000      299     75.0
27951276     PURCH          REDUCED   $689,000      359     79.9
27951920     PURCH          REDUCED   $480,000      359     80.0
27953181     PURCH          REDUCED   $475,000      359     80.0
27953637     PURCH           FULL     $280,000      359     75.0
27953959     PURCH          REDUCED   $465,000      360     80.0
27954262     PURCH          REDUCED   $400,000      359     80.0
27956580     PURCH          REDUCED   $338,000      359     90.0
27956614     C/O REFI       REDUCED   $435,000      360     74.7
27956846     PURCH          REDUCED   $338,000      359     79.9
27960582     PURCH           FULL     $237,500      359     79.9
27961408     PURCH           FULL     $651,000      360     80.0
27961556     R/T REFI        FULL    $3,100,000     359     25.8
27962356     PURCH          REDUCED   $385,000      359     89.9
27962471     R/T REFI        FULL     $325,000      359     77.1
27962638     C/O REFI       REDUCED   $430,000      359     75.0
27962737     C/O REFI        FULL     $750,000      359     49.1
27963990     R/T REFI       REDUCED   $835,000      359     62.5
27964931     PURCH           FULL     $775,000      359     79.9
27966456     PURCH          REDUCED   $427,000      359     79.9
27967108     R/T REFI        FULL     $791,000      359     75.9
27968106     R/T REFI        FULL     $300,000      359     82.2
27968189     R/T REFI       REDUCED   $400,000      359     80.0
27968411     PURCH           FULL     $545,000      360     74.5
27968429     R/T REFI        FULL     $420,000      359     79.7
27968601     R/T REFI        FULL     $435,000      359     79.9
27969245     PURCH           FULL     $640,000      359     80.0
27969963     PURCH           FULL     $361,116      359     89.7
27970342     PURCH          REDUCED   $510,000      359     78.4
27972017     R/T REFI        FULL     $500,000      359     63.0
27973882     R/T REFI       REDUCED   $420,000      359     58.8
27974153     PURCH          REDUCED   $430,000      359     74.9
27974476     R/T REFI        FULL     $415,000      360     80.0
27974906     PURCH           FULL     $600,000      359     66.7
27975556     R/T REFI       REDUCED  $1,100,000     359     45.5
27975564     PURCH          REDUCED   $690,000      359     80.0
27975630     R/T REFI       REDUCED   $655,000      359     62.2
27975697     PURCH          REDUCED   $340,500      359     79.9
27976133     R/T REFI        FULL    $1,065,000     359     28.6
27979194     R/T REFI       REDUCED   $675,000      359     54.4
27980598     R/T REFI       REDUCED   $365,000      359     74.9
27980655     PURCH          REDUCED   $525,000      360     80.0
27980754     C/O REFI        FULL     $650,000      360     61.5
27980770     PURCH          REDUCED   $550,000      359     79.9
27981026     C/O REFI        FULL    $1,100,000     359     59.1
27981422     PURCH          REDUCED   $475,000      360     79.9
27982230     PURCH           FULL     $500,000      359     80.0
27982503     PURCH          REDUCED   $375,000      359     80.0
27984087     C/O REFI       REDUCED   $785,000      360     47.4
27984335     R/T REFI       REDUCED   $368,000      360     80.0
27984376     R/T REFI        FULL     $522,500      359     76.6
27984566     R/T REFI       REDUCED   $330,000      360     80.0
27984624     R/T REFI       REDUCED   $525,000      359     57.1
27986561     R/T REFI        FULL     $950,000      359     51.6
27986637     PURCH           FULL     $460,000      360     80.0
27988328     C/O REFI        FULL     $360,000      360     75.0
27989466     C/O REFI       REDUCED   $830,000      360     56.0
27989649     R/T REFI       REDUCED   $768,000      359     68.6
27989813     R/T REFI       REDUCED   $360,000      359     78.6
27989961     R/T REFI        FULL     $420,000      359     79.0
27992486     PURCH           FULL     $349,000      360     90.0
27992981     PURCH          REDUCED   $368,000      360     80.0
27993492     C/O REFI       REDUCED   $550,000      360     58.6
27994433     PURCH           FULL     $490,000      359     79.2
27995034     PURCH          REDUCED   $330,000      360     90.0
27996024     PURCH          REDUCED   $847,000      360     75.0
27996156     R/T REFI       REDUCED   $370,000      359     67.6
27996222     PURCH           FULL     $423,000      360     73.3
27996552     R/T REFI       REDUCED   $370,000      360     73.8
27996594     PURCH          REDUCED   $545,000      360     67.9
27998848     C/O REFI       REDUCED   $465,000      359     69.9
27998889     C/O REFI        FULL     $650,000      360     47.7
27999739     C/O REFI        FULL     $430,000      359     72.0
27999788     PURCH          REDUCED   $307,000      359     89.9
28000263     C/O REFI        FULL     $510,000      360     68.5
28000271     PURCH           FULL     $468,000      360     70.0
28001576     PURCH          REDUCED   $600,000      360     69.2
28001733     C/O REFI       REDUCED   $440,000      360     72.7
28001808     R/T REFI       REDUCED   $435,000      360     58.9
28002145     PURCH           FULL     $550,000      360     80.0
28002244     R/T REFI       REDUCED   $403,000      360     76.1
28002459     R/T REFI       REDUCED  $1,013,000     360     41.5
28002558     C/O REFI        FULL     $580,000      360     58.8
28002582     C/O REFI       REDUCED   $450,000      359     70.0
28002608     R/T REFI        FULL     $950,000      359     36.8
28002624     R/T REFI       REDUCED   $415,000      360     71.2
28002632     C/O REFI        FULL     $635,000      359     64.6
28002640     R/T REFI       REDUCED   $385,000      360     79.7
28002665     PURCH           FULL     $439,000      360     89.0
28002707     R/T REFI       REDUCED   $460,000      360     70.9
28002749     R/T REFI        FULL     $420,000      360     74.6
28002798     PURCH          REDUCED   $645,000      360     68.2
28002897     R/T REFI       REDUCED   $625,000      359     51.2
28002905     R/T REFI        FULL     $660,000      360     51.4
28004075     C/O REFI        FULL     $480,000      360     75.0
28004281     PURCH          REDUCED   $387,500      359     80.0
28005239     R/T REFI       REDUCED   $494,000      360     80.0
28005668     PURCH          REDUCED   $825,000      360     62.5
28005841     R/T REFI       REDUCED   $750,000      360     75.0
28006138     R/T REFI       REDUCED   $510,000      360     58.6
28006435     R/T REFI       REDUCED   $369,000      360     71.8
28006567     R/T REFI        FULL     $600,000      359     66.6
28007458     C/O REFI       REDUCED   $725,000      359     69.0
28007789     R/T REFI       REDUCED   $460,000      360     75.0
28007888     R/T REFI        FULL     $925,000      360     70.3
28008068     PURCH          REDUCED   $446,000      359     72.3
28008100     PURCH          REDUCED   $478,000      359     80.0
28008118     R/T REFI       REDUCED   $925,000      359     70.0
28008811     R/T REFI       REDUCED   $305,000      360     89.5
28009090     PURCH          REDUCED   $445,000      359     80.0
28009223     R/T REFI       REDUCED   $475,000      360     60.8
28009231     R/T REFI        FULL     $860,000      360     52.3
28009272     R/T REFI       REDUCED   $503,000      360     58.0
28009298     R/T REFI       REDUCED   $490,000      360     69.0
28009439     R/T REFI        FULL     $515,000      360     66.6
28009603     R/T REFI       REDUCED   $610,000      360     56.6
28009850     R/T REFI        FULL     $515,000      360     77.6
28012029     PURCH          REDUCED   $425,000      359     69.9
28012078     PURCH          REDUCED   $340,000      359     90.0
28012557     PURCH          REDUCED   $555,000      359     63.9
28014116     PURCH          REDUCED   $504,000      360     59.5
28014199     R/T REFI       REDUCED   $415,000      359     88.4
28014645     R/T REFI       REDUCED   $610,000      359     50.5
28015469     R/T REFI       REDUCED   $520,000      359     64.6
28018786     PURCH          REDUCED   $465,000      359     80.0
28020352     PURCH          REDUCED   $325,000      360     80.0
28022648     R/T REFI       REDUCED   $780,000      359     69.9
28022937     C/O REFI       REDUCED   $560,000      359     63.4
28023380     PURCH          REDUCED   $400,000      360     80.0
28025369     PURCH           FULL     $190,000      359     79.9
28027324     PURCH          REDUCED   $815,000      360     44.8
28027571     C/O REFI        FULL     $380,000      359     75.0
28029569     C/O REFI       REDUCED   $535,000      360     67.7
28029650     R/T REFI       REDUCED   $527,000      359     79.9
28032209     PURCH           FULL     $705,000      360     44.7
28034726     C/O REFI        FULL     $565,000      359     51.5
28035723     R/T REFI        FULL     $750,000      360     50.4
28036200     R/T REFI        FULL     $620,000      359     58.7
28048007     R/T REFI       REDUCED   $440,000      360     67.3
28056786     PURCH           FULL     $480,000      360     73.7
28060853     PURCH          REDUCED   $582,000      360     80.0
28064707     C/O REFI        FULL     $520,000      360     62.5

                                  EXHIBIT E

                       REQUEST FOR RELEASE OF DOCUMENTS

                                    [date]


To:   The Bank of New York
      101 Barclay Street - 12 E
      New York, New York 10286
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By:_______________________________________
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer:___________________________________
                                    Address:__________________________________
                                    __________________________________________

                                    Date:_____________________________________

Custodian
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


__________________________________  _______________
Signature                           Date

Documents returned to Custodian:


__________________________________  _______________
Custodian                           Date

                                  EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                    [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as
Trustee.


                               [_______________],

                               By:_______________________________________
                               Name:_____________________________________
                               Title:____________________________________

                                 EXHIBIT G-1

                        FORM OF TRANSFEROR CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-5, Class ___, having an initial aggregate Certificate Balance as of May 25, 1999 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                 EXHIBIT G-2A

                       FORM I OF TRANSFEREE CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-5, Class ___, having an initial aggregate Certificate Balance as of May 25, 1999 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferor)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                            Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________
                                    (Nominee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                                       ANNEX 1 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.


------------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                                                       ANNEX 2 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    __________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    IF AN ADVISER:

                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                    Date:_____________________________________

                                 EXHIBIT G-2B

                      FORM II OF TRANSFEREE CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-5, Class ___, having an initial aggregate Certificate Principal Balance as of May 25, 1999 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                            Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    __________________________________________
                                    (Nominee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                  EXHIBIT H

                   FORM OF TRANSFEREE REPRESENTATION LETTER
                   FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-5, Class ___, having an initial aggregate Certificate Principal Balance as of May 25, 1999 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 25, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    __________________________________________
                                    (Transferee)

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Date:_____________________________________

                                  EXHIBIT I

                   FORM OF AFFIDAVIT REGARDING TRANSFER OF
                RESIDUAL CERTIFICATES PURSUANT TO SECTION 6.02

                  Bank of America Mortgage Securities, Inc.
                     Mortgage Pass-Through Certificates,
                                Series 1999-5

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated May 25, 1999, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Class A-R Certificate or cause the Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

      9. The Transferee's taxpayer identification number is __________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    __________________________________________
                                    Print Name of Transferee

                                    By:_______________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named __________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of __________________, ____






                                    __________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  EXHIBIT J

                   CONTENTS OF EACH SERVICER MORTGAGE FILE
1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6. Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                  EXHIBIT K

           FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ______________, among NationsBanc Mortgage Corporation, Bank of America, FSB (each a "Servicer," and together, the "Servicers") and ______________________ (the "Purchaser").

                            PRELIMINARY STATEMENT

      _________________ is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicers, and The Bank of New York, as Trustee.

      ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that each Servicer will engage in certain special servicing procedures relating to foreclosures of the Mortgage Loans serviced by such Servicer for the benefit of the Purchaser, and that the Purchaser will deposit funds in one or more collateral funds to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicers and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicers and the Purchaser:


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01      Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: Any fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the related Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the related Servicer, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the related Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Servicer servicing such Mortgage Loan as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on such Servicer's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02      Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans serviced by it, each Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), each Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans serviced by such Servicer that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer of such Mortgage Loan shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, each Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan serviced by such Servicer identified in a report under subsection (a) (i)
(B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, each Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan serviced by such Servicer that is at least ninety days delinquent and each Mortgage Loan serviced by such Servicer which has become real estate owned, through the final liquidation thereof; provided, that such Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential; provided, however, that the Purchaser will reimburse each Servicer for any out of pocket expenses.

            Section 2.02      Purchaser's Election to Delay Foreclosure
Proceedings

            (a) The Purchaser shall be deemed to direct the related Servicer that in the event that such Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section 2.01 (a) (ii) subject to extension as set forth in
Section 2.02(b), such Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by such Servicer) or (ii) if such Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, such Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that such Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under
Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the related Servicer with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Servicer servicing the related Mortgage Loan, for deposit in the Collateral Fund maintained by such Servicer, an amount, as calculated by such Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, such Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer servicing the related Mortgage Loan for deposit in the Collateral Fund maintained by such Servicer the amount of each additional month's interest, as calculated by such Servicer, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer of such Mortgage Loan may withdraw from the Collateral Fund maintained by such Servicer from time to time amounts necessary to reimburse such Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by such Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, such Servicer may withdraw the additional amount from the applicable Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the applicable Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from a Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the applicable Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify such Servicer that it believes that it is appropriate to do so, such Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by
(x) applying any balance in the related Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the related Servicer for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, such Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), such Servicer shall withdraw the amount of such excess from the Collateral Fund maintained by such Servicer, and shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03      Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by such Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the related Servicer, for deposit in the related Collateral Fund, an amount, as calculated by such Servicer, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in such Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, such Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the related Collateral Fund as are provided under
Section 2.02(e), and such Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The related Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) such Servicer believes there is a breach of representations or warranties in the Pooling and Servicing Agreement by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) such Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the such Servicer's right not to proceed with the Commencement of Foreclosure, such Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, such Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the related Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and such Servicer shall withdraw the amount of such excess from the related Collateral Fund, shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan) shall be released to the Purchaser.

            Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicers' obligations under Section 2.01 shall terminate
(i) at such time as the Class Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by such Servicer) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that each Servicer estimates through its normal servicing practices will be required to be withdrawn from the related Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds
(z) the then-current Class Balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicers of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicers hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in any Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to any Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                      COLLATERAL FUNDS; SECURITY INTEREST

            Section 3.01      Collateral Funds

            Upon receipt from the Purchaser of the initial amount required to be deposited in any Collateral Fund pursuant to Article II, the related Servicer shall establish and maintain with ________________ as a segregated account on its books and records an account (each, a "Collateral Fund"), entitled "_____________________________________, for the benefit of registered holders of
Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series __________. Amounts held in any Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from such Collateral Fund pursuant to Section 2.02 or 2.03 hereof. Each Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to any Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to any Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicers shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Funds (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Funds, funds in the Collateral Funds shall be applied consistent with the terms of this Agreement.

            Section 3.02      Collateral Fund Permitted Investments.

            Each Servicer shall, at the written direction of the Purchaser, invest the funds in the related Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, a Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in a Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in such Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the related Collateral Fund promptly upon realization. Each Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the related Collateral Fund, equal to the amount by which the balance of such Collateral Fund, after giving effect to all other distributions to be made from such Collateral Fund on such date, exceeds the Required Collateral Fund Balance for such Collateral Fund. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to each Servicer for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the related Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by a Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to each Servicer for filing of appropriate financing statements in accordance with applicable law. Each Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04      Collateral Shortfalls.

            In the event that amounts on deposit in a Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the related Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to such Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and such Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of such Servicer.


                                  ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment.

            This Agreement may be amended from time to time by the Servicers and the Purchaser by written agreement signed by the Servicers and the Purchaser.

            Section 4.02      Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a)   in the case of the Servicers,

            Bank of America, FSB
            555 California Street
            San Francisco, California  94104

            Attention:_______________
            Phone:    _______________
            Fax:      _______________

            NationsBanc Mortgage Corporation
            201 North Tryon Street
            Charlotte, North Carolina  28255

            Attention:_______________
            Phone:    _______________
            Fax:      _______________

      (b)   in the case of the Purchaser,

            _________________________
            _________________________
            _________________________
            Attention:_______________

            Section 4.05      Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicers.

            Section 4.07      Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Servicers pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicers and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Servicers and the Depositor and each person who controls the Servicers and the Depositor and each of their respective officers, directors, affiliates and agents acting at the Servicers' or the Depositor's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicers or the Depositor, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Servicers' or the Depositor's obligations under the Pooling and Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, BA, NMC and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, FSB


                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________



                                          NationsBanc Mortgage Corporation


                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________


                                          [Purchaser]

                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________